fUNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

  INNSUITES HOSPITALITY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy, Subject to Completion, Dated as of April 21, 2014

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2014 Annual Meeting of Shareholders of InnSuites Hospitality Trust (referred to as “we,” “or” or the “Trust”) will be held at the InnSuites Hospitality Trust Corporate Office located at 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020 (phone: 602-944-1500) on Friday, June 27, 2014, at 10:00 A.M., local time, for the purpose of considering and acting upon the following matters:

1.	The election of the Trustees named in this Proxy Statement and recommended by the Board of Trustees (listed as Proposal No. 1 on the Proxy Card);

2.

Approval of the issuance of our Shares of Beneficial Interest as consideration for our acquisition of 51% of the partnership interests of Fort Worth/Dallas Suite Hospitality Partnership operating a hotel in the Fort Worth/Dallas area known as Hotel Trinity (listed as Proposal No. 2 on the Proxy Card).

These items of business are more fully described in our proxy statement accompanying this notice. Shareholders of the Trust of record at the close of business on May 16, 2014 are entitled to vote at the 2014 Annual Meeting of Shareholders and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy card.

By order of the Board of Trustees

/s/ MARC E. BERG
Phoenix, Arizona	Secretary
May 20, 2014

Shareholders are requested to complete, date, sign and return the enclosed Proxy Card in the envelope provided, which requires no postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on June 27, 2014:

The Proxy Statement, Proxy Card and Annual Report on Form 10-K for the fiscal year ended January 31, 2014 are available at our Internet website at www.innsuitestrust.com.

Table of Contents

Proxy Solicitation	5

General Information	5

Electronic Access to Future Proxy Materials	6

Overview of the Acquisition	6

Questions and Answers about the Acquisition and this Meeting	7

Summary Term Sheet regarding the Acquisition	10

Cautionary Statement Regarding Forward-Looking Statements	13

Proposal No. 1 – Election of Trustees	14

Board of Trustees and Executive Officers	15

Board Committees	18

Compensation of Trustees and Executive Officers	20

Certain Transactions	25

Certain Information Concerning the Trust	29

Proposal No. 2 – Approval of Issuance of Our Shares of Beneficial Interest as Consideration for the Acquisition of 51% of the Partnership Interests of Fort Worth/Dallas Partnership Operating Hotel Trinity	32

Material Terms of the Purchase Agreement	39

Comparative Historical and Unaudited Pro Forma Combined Per Share Data	41

Other Matters	42

Other Information	42

Annex A – Partnership Interests Purchase Agreement, dated as of March 24, 2014	A-1

Annex B – Financial Statements of InnSuites Hospitality Trust (the "Trust")	B-1

Annex C – Financial Statements of Fort Worth/Dallas Partnership (Hotel Trinity)	C-1

Annex D – Unaudited ProForma Condensed Consolidated Financial Data of the Trust and Fort Worth/Dallas Partnership (Hotel Trinity)	D-1

Annex E – Appraisal of Hotel Trinity	E-1

Preliminary Copy, Subject to Completion, Dated as of April 21, 2014

InnSuites Hotels Centre

1625 E. Northern Avenue, Suite 105

Phoenix, Arizona  85020

PROXY STATEMENT

Proxy Solicitation

The accompanying proxy is solicited by our Board of Trustees for use at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 27, 2014, and any adjournments or postponements thereof.  In addition to the solicitation of proxies by mail, our Trustees, officers and regular employees may also solicit the return of proxies by regular or electronic mail, facsimile, telephone or personal contact, for which they will not receive additional compensation.  We have retained Georgeson Inc., 480 Washington Blvd., Jersey City, NJ 07310, to assist in the solicitation of proxies for an estimated fee of $1,500.  We will pay all costs of soliciting proxies and will reimburse brokers or other persons holding our Shares of Beneficial Interest, no par value per share (“Shares of Beneficial Interest” or “Shares”), in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners of such Shares.

General Information

Shareholders of record at the close of business on May 16, 2014 (the record date) will be entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.  As of that date, there were 9,068,055 Shares issued and outstanding.  Each outstanding Share is entitled to one vote on all matters that properly come before the Annual Meeting.  A majority of the issued and outstanding Shares must be represented at the Annual Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Shares represented by properly executed proxy cards will be voted in accordance with the specifications made thereon.  If no specification is made, proxies will be voted “FOR” the election of each of the Trustee nominees named herein, “FOR” Proposal No. 2, issuance of our Shares of Beneficial Interest for our acquisition of 51% of the partnership interests of Fort Worth/Dallas Suite Hospitality (“Fort Worth/Dallas Partnership”), and in the discretion of the persons voting the Shares represented by proxies if any other business properly comes before the meeting.  The election of each Trustee requires the affirmative vote of the holders of at least a majority of the issued and outstanding Shares entitled to vote present in person or by proxy at the Annual Meeting. The approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the Shares cast at the Annual Meeting.

Abstentions, but not “broker non-votes,” will be tabulated in determining the votes present at the Annual Meeting for purposes of determining a quorum.  If your Shares are held in street name and you do not provide voting instructions to the brokerage firm that holds your shares, the brokerage firm can, in its discretion, vote your uninstructed Shares only on matters on which it is permitted to exercise authority (“routine” matters). A “broker non-vote” occurs when a broker, bank or other holder of record holding Shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item, or chooses not to vote, and has not received instructions from the beneficial owner. Brokers may not exercise their discretion to vote uninstructed Shares for the election of the Trustees or the approval of Proposal No. 2 because these matters are not considered routine.  Therefore, if your Shares are to be represented by a broker at the Annual Meeting, you must give specific instructions to your broker for your Shares to be voted on the election of the Trustees or Proposal No. 2. On Proposal No. 1, abstentions will have the same effect as votes against a Trustee, as each abstention will be one less vote for the Trustee nominee. “Broker non-votes” will have no effect on the election of Trustees. Abstentions will be counted as votes cast and will count as votes “against” Proposal No. 2; “broker non-votes” will have no effect on Proposal No. 2.

This Proxy Statement and the accompanying form of proxy are first being mailed to our shareholders on or about May 20, 2014.  We are also mailing with this Proxy Statement our Annual Report to Shareholders for the fiscal year ended January 31, 2014.

No appraisal rights are available under Ohio law or under our Declaration of Trust to any shareholder who dissents from any proposal described in this Proxy Statement.

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised.  Revocation may be accomplished by the execution of a later proxy with regard to the same Shares, by giving notice in writing to our Secretary, or at the Annual Meeting.

Electronic Access to Future Proxy Materials

If you are a registered shareholder and would like to reduce the costs incurred by us in mailing proxy materials, you may consent to accessing all future shareholder communications (e.g., proxy materials, annual reports and interim communications) over the Internet instead of receiving copies in the mail.  If you choose electronic access to future shareholder, we will discontinue mailing future shareholder communications to you but you will receive a proxy card in the mail with instructions containing the Internet address to access shareholder communications.  If you provide your consent, there is no cost to you for this service other than charges you may incur from your Internet provider, telephone and/or cable company.  Once you provide your consent, it will remain in effect until you inform us otherwise.  If your Shares are held through a bank, broker, trustee or another nominee, check the information provided by that entity for instructions on how to choose to access future shareholder communications over the Internet.

Overview of the Acquisition

On March 24, 2014, the Trust entered into a Partnership Interests Purchase Agreement (the “Purchase Agreement”) with Suite Hotels, LLC (the “Seller”), an affiliate of James F. Wirth (also referred to in this proxy statement as “Mr. Wirth”), our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder, to purchase 51% of the partnership interests of Fort Worth/Dallas Partnership, upon the terms and conditions set forth in the Purchase Agreement.  Fort Worth/Dallas Partnership is in the hospitality business and operates a 168-suite hotel in the Fort Worth/Dallas area known as Hotel Trinity. The Purchase Agreement and the acquisition contemplated by the Purchase Agreement were unanimously approved by independent trustees of the Trust.

As consideration for the purchase of the 51% of the partnership interests of Fort Worth/Dallas Partnership, the Trust agreed to pay to the Seller an aggregate purchase price of 51% of the book value of the Net Assets of Fort Worth/Dallas Partnership as of January 31, 2014 (the “Purchase Price”).  The “Net Assets” means the total book value of the assets of Fort Worth/Dallas Partnership less any outstanding book value of all of Fort Worth/Dallas Partnership’s liabilities.  The liabilities of $690,453 include a mortgage of $492,184 on Hotel Trinity held by American First National Bank (the “Hotel Trinity Lender”). The Trust agreed to pay to the Seller at the Purchase Price the equivalent value of the Trust’s Shares of Beneficial Interest.  The number of the Trust’s Shares of Beneficial Interest to be issued to the Seller will be determined by dividing the Purchase Price by the average daily closing price of the Shares of Beneficial Interest during the month of January 2014.  The Trust expects to issue approximately 530,791 Shares of Beneficial Interests to the Seller for the purchase of the 51% of the partnership interests of Fort Worth/Dallas Partnership.

The parties to the Purchase Agreement made representations, warranties and covenants that are customary for such agreements.  The consummation of the acquisition depends upon the satisfaction or waiver of a number of certain customary closing conditions, and approvals.  In addition, the consummation of the acquisition is subject to obtaining a consent for the acquisition from the Hotel Trinity Lender and the approval by the Trust’s shareholders of the issuance of Shares of Beneficial Interest as consideration for the acquisition (Proposal No. 2), which approval we are seeking at the Annual Meeting.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety to the full and complete terms of such agreement, which is attached as Annex A to this proxy statement and is incorporated herein by reference. In addition, in connection with the contemplated acquisition described above, on March 24, 2014, the RRF Limited Partnership Agreement was amended to eliminate the requirement for the Trust to contribute its 51% of the partnership interests of Fort Worth/Dallas Partnership, when and if acquired, to RRF Limited Partnership (the “Partnership”) in exchange of additional general partner interests in the Partnership.  As of March 24, 2014, the Trust was the sole general partner and owned a 72.04% general partner interest in the Partnership.

The acquisition is expected to close in late June 2014.  If shareholders do not approve Proposal No. 2, the acquisition will not be consummated, in which case the Trust expects it will be unable to maintain its listing on the NYSE MKT LLC (f/k/a AMEX) (the “NYSE MKT”). If delisted from the NYSE MKT, the Trust does not currently intend to seek listing on any other stock exchange and, in either case, would be unlikely to qualify for such listing.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION AND THIS MEETING

This section provides brief answers to questions you may have about the acquisition and this Annual Meeting. For more complete responses and for additional information, please read this proxy statement in its entirety.

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held on Friday June 27, 2014, at 10:00 A.M, local time, at the InnSuites Hospitality Trust Corporate Office, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020.

Q:	What are shareholders voting on?

A:

Proposal No. 1 — Election of three Trustees (Steven Robson, Pamela Barnhill and Cynthia Ketcherside) whose terms will expire at the 2017 Annual Meeting of Shareholders and election of one Trustee (Larry Pelegrin) whose term will expire at the 2015 Annual Meeting of Shareholders; and

Proposal No. 2 — Approval of Issuance of Our Shares of Beneficial Interest as Consideration for the Acquisition of 51% of the Partnership Interests of Fort Worth/Dallas Partnership Operating Hotel Trinity.

Q:	Why are we seeking shareholder approval for Proposal No. 2?

A:

We are subject to the NYSE MKT’s listing requirements. Under Section 712(a) of the NYSE MKT Company Guide, we must seek shareholder approval as a prerequisite to listing additional shares to be issued as consideration for an acquisition of the securities or assets of another company when (1) any director, officer or 5% or greater shareholder of the Trust has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the acquisition and (2) the potential issuance of our Shares of Beneficial Interest in connection with the acquisition would result in an increase in our outstanding Shares of Beneficial Interest of 5% or more.

Q:	What vote is required to approve Proposal No. 2?

A:	The approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the Shares of Beneficial Interest cast at the Annual Meeting.

Q:	What is the total value of the acquisition consideration for 51% of the partnership interests of Fort Worth/Dallas Partnership?

A:

Under the terms of the Purchase Agreement, we expect to pay the Seller, which is the seller of the 51% of the partnership interests of Fort Worth/Dallas Partnership and an affiliate of Mr. Wirth, Chairman of our Board of Trustees, Chief Executive Officer and largest shareholder, the sum of approximately $847,992 at closing, paid by the issuance of approximately 530,791 Shares of Beneficial Interest of the Trust at an average daily closing price of the Shares of Beneficial Interest during the month of January 2014 of $1.5976 per Share. See “Overview of the Acquisition and the Purchase Agreement” for additional information regarding the consideration for the acquisition.

Q:	How will the share ownership of the Trust’s largest shareholder change in the acquisition?

A:

Mr. Wirth is our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder.  Mr. Wirth and his family members, including Pamela J. Barnhill (also referred to in this proxy statement as “Ms. Barnhill”), our Vice-Chairman of the Board of Trustees, President and Chief Operating Officer, own 100% of the Seller, the seller of the 51% of the partnership interests of Fort Worth/Dallas Partnership.  If the acquisition is completed, we expect the Seller will receive approximately 530,791 Shares of Beneficial Interest of the Trust on the closing date.  Mr. Wirth and his family members would be deemed to be the beneficial owners of all of these Shares as a result of his ownership interest in the Seller. Accordingly, we expect Mr. Wirth’s share ownership in the Trust will increase from approximately 56.13% currently to approximately 58.55% at closing.

Q:	What will happen to the other shareholders of the Trust?

A:

Each Share of Beneficial Interest of the Trust currently outstanding will remain outstanding and you will continue to hold the Shares that you currently own. However, because upon consummation of the acquisition we will be issuing additional Shares of Beneficial Interest of the Trust to the Seller as acquisition consideration, each existing Share of Beneficial Interest will represent a smaller ownership percentage of a larger company. Prior to the consummation of the acquisition, our shareholders, excluding Mr. Wirth, own approximately 43.87% of our outstanding Shares of Beneficial Interest and on the closing date of the acquisition will own approximately 41.45% of our outstanding Shares of Beneficial Interest.

Q:	Has the Board of Trustees made a recommendation on how I should vote on Proposal No. 2?

A:

Yes.  Both the Audit Committee of our Board of Trustees and independent members of our Board of Trustees have reviewed the terms and conditions of this transaction and have recommended to our shareholders that they vote “FOR” the approval of the issuance of Shares of Beneficial Interest of the Trust as acquisition consideration.  The reasons for our Board’s recommendation are discussed in detail in “Proposal No. 2 — Reasons for the Acquisition and Recommendations of Our Board of Trustees.”

Q:	Have the partners and the administrative partner of Fort Worth/Dallas Partnership approved the acquisition?

A:	Yes. The partners and the administrative partner of Fort Worth/Dallas Partnership have approved the acquisition in accordance with its governing documents.

Q:	What approvals are necessary to complete the acquisition?

A:

The acquisition is subject to the filing of this proxy statement with the Securities and Exchange Commission (the “SEC”), the Hotel Trinity Lender’s consent to the acquisition, and your approval of Proposal No. 2. In addition, the Trust may seek approval of the NYSE MKT for the listing of additional Shares to be issued as acquisition consideration on the NYSE MKT.

Q:	When do you expect the acquisition to be completed?

A:

We are working towards completing the acquisition as quickly as possible. If shareholder approval of Proposal No. 2 is obtained at the Annual Meeting and the Hotel Trinity Lender consents to our acquisition, we expect to complete the acquisition in late June 2014, prior to our deadline for regaining compliance with the NYSE MKT’s continued listing requirements on July 8, 2014.

Q:	Where can I find more information about Fort Worth/Dallas Partnership (Hotel Trinity)?

A:

You can find information about Fort Worth/Dallas Partnership under “Information About Fort Worth/Dallas Partnership” in this proxy statement and in Annex C to this proxy statement. Because Fort Worth/Dallas Partnership is a private company that does not file reports with the SEC, there is limited publicly available information about Fort Worth/Dallas Partnership other than what has been provided in this proxy statement.

You can find more information about the Trust under “Information About the Trust” in this proxy statement, in Annex B to this proxy statement, and in the Form 10-K filed with the SEC for the period ended January 31, 2014.

Q:	Are there any risks I should consider in deciding whether to vote to approve the issuance of Shares of Beneficial Interest as acquisition consideration?

A:

Yes. In evaluating the approval of the issuance of our Shares of Beneficial Interest as acquisition consideration, you should carefully consider the information discussed in “Proposal No. 2 – Reasons for the Acquisition and Recommendations of the Board of Trustees” and “Cautionary Statement Regarding Forward-Looking Statements” and other considerations described in this proxy statement.

Q:	Who will be the Board of Trustees and management of the Trust after the acquisition?

A:	We presently have no plans to change the composition of our Board of Trustees or to change any of our executive officers as a result of the acquisition.

Q:	Will shareholders of the Trust have appraisal rights?

A:	Under Ohio law, holders of our Shares of Beneficial Interest are not entitled to dissenters’ or appraisal rights in connection with the acquisition.

Q:	Who is entitled to vote?

A:

Our record date is May 16, 2014. Only holders of our Shares of Beneficial Interest as of the close of business on May 16, 2014 are entitled to vote.  Each Share of Beneficial Interest is entitled to one vote.

Q:	How do I vote?

A:

Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposals. You have the right to revoke your proxy any time before the meeting by:

•	notifying our secretary;

•	voting in person; or

•	returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, our proxy holders Marc Berg or Adam Remis will vote “FOR” the proposals included in this proxy statement on your behalf.

Q:	Who will count the vote?

A:

Representatives of Registrar and Transfer Company, our transfer agent, will tabulate the votes. A designee from Registrar and Transfer Company will be responsible for reviewing the vote count as election inspector.

Q:	What Shares of Beneficial Interest are included on the proxy card and what does it mean if I get more than one proxy card?

A:

The number of Shares of Beneficial Interest printed on your proxy card(s) represents all your Shares under a particular registration. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What is a quorum?

A:

As of the record date, 9,068,055 Shares of Beneficial Interest were outstanding. A majority of the outstanding Shares, present or represented by proxy, constitutes a quorum for the purpose of adopting a proposal at the Annual Meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. “Broker non-votes” will not be part of the voting power present and will not be counted in determining whether or not a quorum is present. A “broker non-vote” occurs when a broker holding stock in “street name” indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

Q:	Who can attend the Annual Meeting?

A:	All shareholders as of the record date, May 16, 2014, can attend.

Q:	What percentage of Shares of Beneficial Interest are our Trustees and executive officers entitled to vote at the Annual Meeting?

A:

Together, they are entitled to vote 5,624,721 shares, or 62.85% of the Shares of Beneficial Interest entitled to vote at the Annual Meeting. Our Trustees and executive officers have indicated their intent to vote all of their Shares of Beneficial Interest “FOR” the approval of the proposals contained in this proxy statement. (Please see “Ownership of Shares” for more details.)

Q:	Who is our largest shareholder?

A:

Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder, owns 5,089,632 Shares of our Beneficial Interest as of the record date, or 56.13% of the Shares entitled to vote at the Annual Meeting.

Q:	Who is sending this proxy statement?

A:	This proxy statement is being mailed in connection with the solicitation of proxies by our Board of Trustees.

SUMMARY TERM SHEET REGARDING

THE ACQUISITION

This summary highlights selected information from this proxy statement concerning our proposed acquisition of 51% of the partnership interests of Fort Worth/Dallas Partnership operating Hotel Trinity and may not contain all of the information that is important to you. To understand the proposed acquisition more fully, including the issuance of our Shares of Beneficial Interest related to the acquisition, and for more complete descriptions of the terms and conditions of the acquisition, you should read carefully this entire proxy statement, including especially the sections in this proxy statement entitled:

•

“Proposal No. 2 — Approval of Issuance of Our Shares of Beneficial Interest as Consideration for the Acquisition of 51% of the Partnership Interests of Fort Worth/Dallas Partnership Operating Hotel Trinity”;

•	“Material Terms of the Purchase Agreement”;

•	“Information About the Trust” below, in Annex B and in the accompanying Form 10-K for the fiscal year ended January 31, 2014;

•	“Information About Fort Worth/Dallas Partnership and Hotel Trinity” below and in Annex C;

•	“Unaudited Pro Forma Consolidated Financial Data of the Trust and Fort Worth/Dallas Partnership (Hotel Trinity)” in Annex D; and

•	“Appraisal of Hotel Trinity” in Annex E;

as well as other sections in this proxy statement related to Proposal No. 2, the Purchase Agreement and other documents attached to this proxy statement as Annexes. For a more complete discussion of any of the following topics, please refer to the sections and annexes indicated above.

Information About the Trust

The Trust owns interests as of January 31, 2014, directly and through the Partnership, in five hotels with an aggregate of 843 suites in Arizona, southern California and New Mexico (the “Hotels”).  The Hotels operate under the trade name “InnSuites Hotels.”

Full service hotels often contain full-service facilities with a large volume of full service accommodations, on-site full service restaurant(s), and a variety of on-site amenities such as swimming pools, a health club, children’s activities, ballrooms and on-site conference facilities. Moderate or limited service hotels are small to medium-sized hotel establishments that offer a limited amount of on-site amenities. Most moderate or limited service establishments may still offer full service accommodations but lack leisure amenities such as an on-site restaurant or a swimming pool. We consider one of our Tucson, Arizona hotels and our hotel located in Albuquerque, New Mexico, a moderate or limited service establishment. All of our other properties are full-service hotels.

The Trust is the sole general partner of the Partnership and owned 72.04% interest in the Partnership as of January 31, 2014 and 2013. The Trust’s weighted average ownership for the years ended January 31, 2014 and 2013 was 72.04%. As of January 31, 2014, the Partnership owned 100% of one InnSuites® hotel located in Tucson, Arizona, owned a 51.00% interest in another InnSuites® hotel located in Tucson, Arizona, and together with the Trust controlled a 61.60% interest in an InnSuites® hotel located in Ontario, California.  The Trust owns and operates a Yuma, Arizona hotel property directly, which it acquired from the Partnership on January 31, 2005, and owns a direct 50.85% interest in an InnSuites® hotel located in Albuquerque, New Mexico.

Our contact information is as follows:

InnSuites Hospitality Trust

1625 E. Northern Avenue, Suite #105

Phoenix, Arizona 85020

(602) 944-1500

www.innsuitestrust.com

Information About Fort Worth/Dallas Partnership and Hotel Trinity

Fort Worth/Dallas Partnership owns and operates a 168-unit boutique studio and suite hotel property (d/b/a Hotel Trinity InnSuites Dallas Fort Worth, “Hotel Trinity”) in Fort Worth, Texas, which offers services such as free hot breakfast buffets and complimentary afternoon social hours plus amenities, such as microwave ovens, refrigerators, free high speed high capacity hard wired and wireless internet access and coffee makers in each studio or two-room suite.

Fort Worth/Dallas Partnership was formed in Arizona in May 2000 for the purpose of purchasing and operating Hotel Trinity. Hotel Trinity is managed by InnSuites Hotels, Inc., with which the Partnership also has a trademark license agreement for the use of the trade name “InnSuites” and “InnSuites Boutique Hotel Collection” (IBC). In addition, InnSuites Hotels, Inc. provides reservations services to the Partnership. Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder, and his family members own a majority of interest in Fort Worth/Dallas Partnership.

Our contact information is as follows:

Fort Worth/Dallas Suite Hospitality Partnership and Hotel Trinity

1625 E. Northern Avenue, Suite #105

Phoenix, Arizona 85020

(602) 944-1500

www.innsuites.com/fortworth

Any information available on the websites referenced in this proxy statement shall not be deemed to be incorporated into this proxy statement.

Reasons for the Proposed Acquisition and Recommendations of our Audit Committee and of our Board of Trustees

The Audit Committee of our Board of Trustees has considered Mr. Wirth’s interest in the acquisition and has unanimously approved the proposed acquisition. In addition, with the exception of Mr. Wirth and Marc E. Berg, who abstained from voting due to Mr. Wirth’s interest in the acquisition and because they are not considered to be independent Trustees of the Trust due to their employment with the Trust, our Board of Trustees has unanimously determined that the terms of the acquisition are fair and reasonable to the Trust and our shareholders and approved the proposed acquisition and the issuance of our Shares of Beneficial Interest as consideration for the acquisition. Our Board recommends that you vote “FOR” the issuance of our Shares of Beneficial Interest as consideration for our acquisition of 51% of the partnership interests of Fort Worth/Dallas Partnership. Subject to shareholder approval of Proposal No. 2 at the Annual Meeting, the Audit Committee and the Board believe that the acquisition will increase our equity, enabling us, together with additional property syndications of our Albuquerque, Tucson and Ontario entities described below, to regain compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide, which requires the Trust to have shareholders’ equity of at least $6.0 million. This is the highest equity threshold required by the NYSE MKT, which applies to the Trust because the Trust had net losses in five consecutive fiscal years as of January 31, 2013. The material factors that our Audit Committee and our independent Trustees relied upon in evaluating the acquisition and making a recommendation to shareholders are described below in this proxy statement.

Overview of the Acquisition and the Purchase Agreement

The purchase agreement is attached as Annex A to this proxy statement. We encourage you to read the purchase agreement because it is the legal document that governs the acquisition.

Transaction Structure. The acquisition will be structured as a purchase of 51% of the partnership interests of Fort Worth/Dallas Partnership. The Seller, which owns 51% of the partnership interests of Fort Worth/Dallas Partnership, will sell all of its interests in Fort Worth/Dallas Partnership to the Trust. The ultimate effect of the acquisition is that we will acquire 51% of Fort Worth/Dallas Partnership.

Consideration to Be Paid. As consideration for the purchase of the 51% of the partnership interests of Fort Worth/Dallas Partnership, we will pay to the Seller an aggregate purchase price of 51% of the book value of the Net Assets of Fort Worth/Dallas Partnership as of the January 31, 2014 (the “Purchase Price”).  The “Net Assets” means the total book value of the assets of Fort Worth/Dallas Partnership less any outstanding book value of all of Fort Worth/Dallas Partnership’s liabilities.  The liabilities of $690,453 include a mortgage of $492,184 on Hotel Trinity held by the Hotel Trinity Lender. We will pay to the Seller at the Purchase Price the equivalent value of the Shares of Beneficial Interest of the Trust.  The number of Shares to be issued will be determined by dividing the Purchase Price by the average daily closing price of the Shares of Beneficial Interest during the month of January 2014 (that is, $1.5976 per Share).  We expect to issue approximately 530,791 Shares of Beneficial Interest to the Seller for the purchase of the 51% of the partnership interests of Fort Worth/Dallas Partnership.

Issuance of Shares. Subject to shareholder approval and the Hotel Trinity Lender’s consent, the consideration for 51% of the partnership interests of Fort Worth/Dallas Partnership, which is to be paid at closing, will be paid by the issuance of approximately 530,791 Shares of Beneficial Interest of the Trust at an average daily closing price of Shares of Beneficial Interest during the month of January 2014 of $1.5976 per share. As of January 31, 2014, the Net Assets of Fort Worth/Dallas Partnership was $1,662,728. The Trust is purchasing 51% of the Net Assets of Fort Worth/Dallas Partnership, so the Purchase Price is $847,991, payable in Shares of Beneficial Interest.

Conditions to the Consummation of the Acquisition. The consummation of the acquisition depends upon the satisfaction or waiver of a number of customary closing conditions, including the Hotel Trinity Lender’s consent to the acquisition and approval of Proposal No. 2 by our shareholders.

Termination of the Purchase Agreement. The Purchase Agreement may be terminated unilaterally under various circumstances. Those circumstances include our failure to obtain shareholder approval or Hotel Trinity Lender’s consent.

Expenses and Termination Fee. The parties will bear their own expenses regardless of whether the acquisition is consummated.

Interests of Certain Persons in Matters to be Acted Upon

Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder, is a managing member of the Seller and with his family members, including Ms. Barnhill, our Vice-Chairman of the Board of Trustees, President and Chief Operating Officer, owns 100% of the Seller. If the acquisition is completed, Mr. Wirth and his family members will receive approximately 530,791 additional Shares of Beneficial Interest of the Trust on the closing date. Mr. Wirth will be deemed to be the beneficial owner of all of these Shares as a result of his ownership interest in the Seller. Mr. Wirth’s share ownership in the Trust will increase from approximately 56.13% currently to approximately 58.55% after completion of the acquisition. As our largest shareholder, Chief Executive Officer and Chairman of the Board, Mr. Wirth will continue to have significant influence over matters requiring approval of our shareholders, including the election and removal of Trustees, and over the outcome of corporate actions, including a change in control of the Trust, a business combination involving the Trust, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends.

Effect on Our Existing Shareholders

Dilution of Pre-Transaction Shareholders. The issuance of the Shares of Beneficial Interest underlying the payment of the consideration amount will result in a dilution in the ownership percentage of Shares of Beneficial Interest held by our current shareholders. As of the record date for this Annual Meeting, there were 9,068,055 Shares of Beneficial Interest issued and outstanding. Based on our outstanding Shares as of the record date and based on the issuance of the number of shares as the acquisition consideration delivered at closing, following the acquisition, Mr. Wirth and his family members will own approximately 68.69%, and our pre-transaction shareholders will own approximately 31.31%, of our outstanding Shares of Beneficial Interest.

Appraisal and Dissenters’ Rights. You have no appraisal or dissenters’ rights with respect to the acquisition.

Management Following the Acquisition

We presently have no plans to change the composition of our Board of Trustees or to change any of our executive officers as a result of the acquisition.

Risk Factors Relating to the Proposed Acquisition and Our Business

You should review carefully various risks relating to the proposed acquisition and our business that are listed under “Proposal No. 2” in this proxy statements. These risks could have a material adverse effect on the Trust and are not the only risks that we face. You should also carefully review “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement, including statements containing the phrases “believes,” “intends,” “expects,” “anticipates,” “predicts,” “projects,” “will be,” “should be,” “looking ahead,” “may” or similar words, constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  We intend that such forward-looking statements be subject to the safe harbors created by such Act.  These forward-looking statements include statements regarding our intent, belief or current expectations, those of our Board of Trustees or our officers in respect of (i) the declaration or payment of dividends; (ii) the leasing, management or operation of the Hotels; (iii) the adequacy of reserves for renovation and refurbishment; (iv) our financing plans; (v) our position regarding investments, acquisitions, developments, financings, conflicts of interest and other matters; (vi) our plans and expectations regarding future sales of hotel properties; (vii) trends affecting our or any Hotel’s financial condition or results of operations; and (viii) the proposed acquisition.

These forward-looking statements reflect our current views in respect of future events and financial performance, but are subject to many uncertainties and factors relating to the operations and business environment of the Hotels that may cause our actual results to differ materially from any future results expressed or implied by such forward-looking statements.  Examples of such uncertainties include, but are not limited to:

●	our ability to integrate Fort Worth/Dallas Partnership’s operations into a cohesive operating unit with ours in a timely manner;
●	the ability of Fort Worth/Dallas Partnership to be profitable;
●	the accuracy of the assumptions underlying the appraisal of Hotel Trinity;
●

local, national or international economic and business conditions, including, without limitation, conditions that may, or may continue to, affect public securities markets generally, the hospitality industry or the markets in which we operate or will operate;

●	fluctuations in hotel occupancy rates and changes in room rental rates that may be charged by us in response to market rental rate changes or otherwise;
●	our ability to timely meet financial obligations, including present and future debt obligations, all refinance due dates and extension of our line of credit;
●	seasonality of our business;
●	our ability to sell any of our Hotels at market value, listed sale price or at all;
●	interest rate fluctuations;
●	changes in governmental regulations, including federal income tax laws and regulations;
●	competition;
●	any changes in our financial condition or operating results due to acquisitions or dispositions of hotel properties;
●	insufficient resources to pursue our current strategy;
●	concentration of our investments in the InnSuites Hotels® brand;
●	the financial condition of franchisors, brand membership companies and travel related companies;
●	our ability to develop and maintain positive relations with current “Best Western Plus” or “Best Western” and potential future franchisors or brand membership companies;
●	real estate and hospitality market conditions and hospitality industry factors;
●	our ability to carry out our strategy, including our strategy regarding IBC Hotels;
●	the Trust’s ability to remain listed on the NYSE MKT;
●	effectiveness of the Trust’s software program and data breaches;
●	terrorist attacks or other acts of war, outbreaks of communicable diseases, natural disasters, epidemics, airline strikes, transportation and fuel price increases and severe weather;
●	loss of key personnel; and
●

other risk factors described under “Risk Factors Relating to the Proposed Acquisition and Our Business” and “Proposal No. 2 – Reasons for the Acquisition and Recommendations of Our Board of Trustees” in this proxy statement.

We do not undertake any obligation to update publicly or revise any forward-looking statements whether as a result of new information, future events or otherwise.  Pursuant to Section 21E (b) (2) (E) of the Securities Exchange Act of 1934, as amended, the qualifications set forth hereinabove are inapplicable to any forward-looking statements relating to the operations of the Partnership.

Copies of our SEC filings are available from the SEC or may be obtained upon request from us. We do not undertake any obligation to update the information contained herein, which speaks only as of this date, other than as required by law.

PROPOSAL NO. 1 – ELECTION OF TRUSTEES

On March 20, 2014, our Board of Trustees expanded the size of the Board to seven Trustees.  Larry Pelegrin, who has served as a Trustee of the Trust since August 2005, has expressed his intention to potentially retire after another year of service as a Trustee.  In light of Mr. Pelegrin’s potential retirement and the Board’s desire to benefit from additional expertise on the Board, on March 24, 2014, the Board appointed two additional Trustees to the Board, effective immediately, and rebalanced the classes of Trustees in an effort to accommodate Mr. Pelegrin’s retirement and to keep the classes of Trustees approximately equal.

On March 24, 2014, effective immediately, the Board appointed Cynthia Ketcherside and Ms. Barnhill, President and Chief Operating Officer of the Trust, as Trustees to the class of Trustees whose terms expire at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”).  Ms. Barnhill was also appointed as Vice Chairperson of the Trust. In addition, on that same day, Mr. Pelegrin resigned from the class of Trustees whose terms expire at the Annual Meeting and was immediately appointed to the class of Trustees whose terms expire at the 2015 Annual Meeting of Shareholders. The Board has determined that Mr. Pelegrin will continue to serve as an “audit committee financial expert.” The Board has further determined Ms. Ketcherside to be an independent Trustee and a committee member in accordance with the NYSE MKT’s listing standards.

At the Annual Meeting, three Trustees (Steven Robson, Pamela Barnhill and Cynthia Ketcherside) will stand for election to serve for terms of three years expiring at the 2017 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.  In addition, following re-balancing of the classes of the Trustees by the Board, Mr. Pelegrin is standing for election to serve as a Trustee for the remainder of his term expiring at the 2015 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Mr. Robson has been a Trustee since June 1998, and both Mses. Barnhill and Ketcherside have been Trustees since March 24, 2014 and are standing for re-election at the Annual Meeting. The Governance and Nominating Committee identified Mses. Barnhill and Ketcherside as Trustee candidates by recommendations from the Chief Executive Officer and members of the Governance and Nominating Committee.

Unless a shareholder requests that a proxy be voted against either of the nominees for Trustees in accordance with the instructions set forth on the proxy card, Shares represented by proxies solicited hereby will be voted “FOR” the election of Messrs. Pelegrin and Robson and Mses. Barnhill and Ketcherside as Trustees.  These nominees have consented to being named in this proxy statement and to serve if elected.  Should any nominee subsequently decline or be unable to accept such nomination or to serve as a Trustee, an event that the Board of Trustees does not currently expect, the persons voting the Shares represented by proxies solicited hereby may vote such Shares for substitute nominee(s) in their discretion.

Our Board of Trustees currently has seven members and is divided into three classes, as follows:

●	three Trustees in the class whose terms expire at the 2014 Annual Meeting of Shareholders;

●	two Trustees in the class whose terms expire at the 2015 Annual Meeting of Shareholders; and

●	two Trustees in the class whose term expires at the 2016 Annual Meeting of Shareholders.

Each of the Trustees serves for three years and until his or her successor is duly elected and qualified.  The Board of Trustees has determined that a majority of the Trustees, Messrs. Kutasi, Robson and Pelegrin and Ms. Ketcherside, are “independent,” as defined by the NYSE MKT’s listing standards, for purposes of serving on the Board of Trustees and each committee of which they are a member.   Messrs. Wirth and Berg and Ms. Barnhill are executive officers of the Trust and are, therefore, not “independent.”  Except as described under “Certain Transactions” below, there were no transactions, relationships or arrangements in fiscal year 2014 that required review by the Board for purposes of determining Trustee independence.  We request that all of our Trustees attend our Annual Meetings of Shareholders.  All then-current directors, Messrs. Wirth, Berg, Kutasi, Pelegrin and Robson, were present at the 2013 Annual Meeting of Shareholders.

Our Board of Trustees recommends that you vote “FOR” the election of Mr. Pelegrin, Mr. Robson, Ms. Barnhill and Ms. Ketcherside.

BOARD OF TRUSTEES AND EXECUTIVE OFFICERS

Nominees, Trustees and Executive Officers

The biographies of Mr. Pelegrin, Mr. Robson, Ms. Barnhill and Ms. Ketcherside and the biographies of each of the Trustees whose terms in office will continue after the Annual Meeting are set forth below.  The information concerning our Trustees and executive officers set forth below is based in part on information received from the respective Trustees and executive officers and in part on our records.  The information below sets forth the name, age, term of office, outside directorships and principal business experience for each nominee for Trustee, continuing Trustee and executive officer of the Trust and includes the specific experience, qualifications, attributes and skills that led to the conclusion that each Trustee should serve on our Board of Trustees, in light of the Trust’s business and structure.

Name	Principal Occupations During Past Five Years, Age as of May 16, 2014 and Directorships Held	Trustee Since
Nominees Whose Terms, if Elected, Will Expire in 2017
Steven S. Robson(1)(2)(3)(5)	Owner of Scott Homes, residential real estate developers. Age: 58.	June 16, 1998

Mr. Robson has strategic leadership and residential real estate development experience as well as experience in negotiating complex transactions and maintaining mission, vision and values. In addition, Mr. Robson has served on our Board for more than 15 years.

Pamela J. Barnhill

Vice-Chairman of the Board of Trustees since March 24, 2014 and President and Chief Operating Officer of the Trust since February 1, 2012. Ms. Barnhill joined the Trust in 2002 as General Manager and progressed with the Trust through roles in revenue management, operations, sales and trademark licensing. Prior to joining the Trust, Ms. Barnhill’s career included roles with Motorola Semiconductor, Franchise Finance Corporation of America (FFCA) and Pittiglio, Rabin, Todd & McGrath (PRTM) Management Consulting. She has served as a Board Member for the Independent Lodging Industry Association since 2011. She earned a Masters of Business Administration (MBA) from Carnegie Mellon University, and a Bachelor of Arts in Economics and Mathematics cum laude with honors from the University of Arizona. Age: 40.

March 24, 2014

Ms. Barnhill was selected to be a Trustee on March 24, 2014 based on her extensive knowledge and expertise in sales, marketing and our operations. As President of the Trust and leading the IBC Hotels efforts, Ms. Barnhill brings a unique perspective to our Board of Trustees.

Cynthia Ketcherside(1)

Ms. Ketcherside has more than 25 years of executive management experience. Experience evolved from sales and marketing management positions into the position as President and Chief Executive Officer of Ms. Ketcherside’s family business, in which role she oversaw the operations and negotiated the sale of the business to a national company. Since September 2011, Ms. Ketcherside has served as Director of Business Development for Vantage Mobility International, a manufacturer of wheelchair van conversions. Prior to Vantage Mobility International, Ms. Ketcherside was the Executive Director and Chief Executive Officer of notMYkid, a non-profit organization. From January 2005 – February 2010, Ms. Ketcherside was Managing Director of JC’s Glass, a family business which was sold to IGD Industries – Safelite. Age: 55.

March 24, 2014

Ms. Ketcherside’s sales and marketing expertise is expected to help us grow IBC Hotels.

Nominee Whose Term, if Elected, Will Expire in 2015

Larry Pelegrin(1)(2)(3)(4)

Retired marketing executive with an extensive background in travel industry automation systems and call center sales. Director of Sales and Marketing of ARINC, a provider of transportation communications services, from 1994 to 2000. Previous employment included senior marketing positions with Best Western International and Ramada Inns.  Age:  76.

August 25, 2005

Mr. Pelegrin has 40 years of operational, marketing and sales, management and financial experience in the hotel, airline, travel and computer industries.

Trustees Whose Terms Expire in 2016

Leslie (Les) T. Kutasi(1)(2)(3)(6)

Founder and President of Trend-Tex International, a multi-line textile sales and marketing company, since 2000. In 1996, Mr. Kutasi founded Pacesetter Fabrics, LLC, a start-up textile importer and converter, and served as its Chief Executive Officer until 2000. Prior to that, he served as President of California Textile Sales from 1990 to 1996 and Director of Sales of Lorber Industries from 1988 to 1989. Mr. Kutasi has been a member of World Presidents Organization Inc. (WPO Arizona) since 2006. Age: 64.

Mr. Kutasi has more than 35 years of residential real estate and investment experience that is valuable to our Board.

January 31, 2013

James F. Wirth

Chairman and Chief Executive Officer of the Trust since January 30, 1998, also serving as President of the Trust until February 1, 2012. Manager and primary owner (together with his affiliates) of Rare Earth Financial, L.L.C. and affiliated entities, owners and operators of hotels, since 1980. Age: 68.

January 30, 1998

Mr. Wirth has significant real estate and hotel industry experience and extensive experience with the Trust. He also has a significant investment in our Shares of Beneficial Interest, which we believe provides him with a strong incentive to advance shareholder interests. In addition, Mr. Wirth has served on our Board for over 15 years.

Trustee Whose Term Expires in 2015

Marc E. Berg	Executive Vice President, Secretary and Treasurer of the Trust since February 10, 1999. Vice President – Acquisitions of the Trust from December 16, 1998 to February 10, 1999. Consultant to InnSuites Hotels since 1989. Age: 61.	January 30, 1998

Mr. Berg has in-depth familiarity with the operations of the Trust and extensive experience in property acquisitions. In addition, Mr. Berg has served on our Board for over 15 years.

1  Member of the Audit Committee.

2  Member of the Compensation Committee.

3   Member of the Governance and Nominating Committee.

4  Chair of the Audit Committee.

5  Chair of the Compensation Committee.

6   Chair of the Governance and Nominating Committee.

Other Current Executive Officer

Adam B. Remis, MSIM, CPA, CISA

Chief Financial Officer of the Trust since March 18, 2013. Mr. Remis has almost 20 years of combined accounting, audit, tax and technology consulting experience. His clients have included Palm, Pioneer North America, Meritage Homes, Mesa Airlines, Choice Hotels and InnSuites. From September 2008 to March 2013, Mr. Remis served as Senior Manager at Khalsa McBrearty Accountancy, LP, where he managed financial audit and tax compliance engagements. From April 2006 to September 2008, he served as Director of Technology – Internal Audit at American Express, leading a team of auditors to review information systems and technology infrastructure controls, and from 2002 to April 2006, Mr. Remis was Engagement Manager at Jefferson Wells, where he managed Sarbanes-Oxley engagements. Prior to that, he was at Deloitte & Touche. Mr. Remis has a Master of Science in Information Management from Arizona State University and a Bachelor of Science degree in Quantitative Economic Decision Sciences from the University of California, San Diego. In February 1997, Mr. Remis became a CPA and was admitted to practice in the State of Arizona. He also holds a Certified Information Systems Auditor (CISA) certification from the Information Systems Audit and Controls Association (ISACA). Mr. Remis has previously served as President of the local Arizona chapter of ISACA and continues to serve as a member of its Board of Directors. Age: 46.

Ms. Barnhill, our Vice-Chairman of the Board, President and Chief Operating Officer, is Mr. Wirth’s daughter.  There are no other family relationships that require disclosure pursuant to the SEC’s rules, and none of our Trustees or executive officers were nominated, elected or appointed to their positions pursuant to any arrangement or understanding between them and any other person.

The Board of Trustees held seven meetings during fiscal year 2014.  Messrs. Pelegrin and Robson, nominees, were members of the Board of Trustees during fiscal year 2014, and Ms. Barnhill, another nominee, attended all Board of Trustees meetings during fiscal year 2014 as the Trust’s President. Ms. Ketcherside did not attend any Board of Trustees meetings until her appointment on March 24, 2014.

Trustee Nominations and Qualifications

The Governance and Nominating Committee expects to identify nominees to serve as our Trustees primarily by accepting and considering the suggestions and nominee recommendations made by members of the Board of Trustees and our management and shareholders.  Nominees for Trustees are evaluated based on their character, judgment, independence, financial or business acumen, diversity of experience, ability to represent and act on behalf of all of our shareholders, and the needs of the Board of Trustees.  In accordance with its charter, the Governance and Nominating Committee discusses diversity of experience as one of many factors in identifying nominees for Trustee, but does not have a policy of assessing diversity with respect to any particular qualities or attributes. Two of the current Trustees are women but the Governance and Nominating Committee has not identified any specific attributes that the Committee would desire to diversify on the Board.  In general, before evaluating any nominee, the Governance and Nominating Committee first determines the need for additional Trustees to fill vacancies or expand the size of the Board of Trustees and the likelihood that a nominee can satisfy the evaluation criteria.  The Governance and Nominating Committee would expect to re-nominate incumbent Trustees who have served well on the Board of Trustees and express an interest in continuing to serve.  Our Board of Trustees is satisfied that the backgrounds and qualifications of our Trustees, considered as a group, provide a mix of experience, knowledge and abilities that allows our Board to fulfill its responsibilities.

The Governance and Nominating Committee will consider shareholder recommendations for Trustee nominees.  A shareholder who wishes to suggest a Trustee nominee for consideration by the Governance and Nominating Committee should send a resume of the nominee’s business experience and background to Les Kutasi, Chairman of the Governance and Nominating Committee, InnSuites Hospitality Trust, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020.  The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board of Trustees Nominee.”

Leadership Structure of the Board of Trustees

Our Second Amended and Restated Declaration of Trust, as amended, provides that the Trustees shall annually elect a Chairman who shall be the principal officer of the Trust.  Mr. Wirth has served as Chairman of our Board of Trustees and our Chief Executive Officer since January 30, 1998.  Our Board of Trustees has determined that the Trust has been well-served by this structure of combined Chairman and Chief Executive Officer positions and that this structure facilitates strong and clear leadership, with a single person setting the tone of the organization and having the ultimate responsibility for all of the Trust’s operating and strategic functions, thus providing unified leadership and direction for the Board of Trustees and the Trust’s executive management.  Our Chairman also has a significant investment in our Shares, which we believe provides him with a strong incentive to advance shareholder interests.

The Trust does not have a lead independent Trustee, but receives strong leadership from all of its members.  Our Board Committees consist of only independent members, and our independent Trustees meet at least annually in executive session without the presence of non-independent Trustees and management.  In addition, our Trustees take active and substantial roles in the activities of our Board of Trustees at the full Board meetings.  Our Trustees are able to propose items for Board meeting agendas, and the Board’s meetings include time for discussion of items not on the formal agenda.  Our Board believes that this open structure, as compared to a system in which there is a designated lead independent trustee, facilitates a greater sense of responsibility among our Trustees and facilitates active and effective oversight by the independent Trustees of the Trust’s operations and strategic initiatives, including any risks.

The Board’s Role in Risk Oversight

Our management devotes significant attention to risk management, and our Board of Trustees is engaged in the oversight of this activity, both at the full Board and at the Board Committee level.  The Board’s role in risk oversight does not affect the Board’s leadership structure.  However, our Board’s leadership structure supports such risk oversight by combining the Chairman position with the Chief Executive Officer position (the person with primary corporate responsibility for risk management).

Our Board’s role in the Trust’s risk oversight process includes receiving reports from members of senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory and strategic risks.  The Board of Trustees requires management to report to the full Board (or an appropriate Committee) on a variety of matters at regular meetings of the Board and on an as-needed basis, including the performance and operations of the Trust and other matters relating to risk management.  The Audit Committee also receives regular reports from the Trust’s independent registered public accounting firm on internal control and financial reporting matters.  In addition, pursuant to its charter, the Audit Committee is tasked with reviewing with the Trust’s counsel major litigation risks as well as compliance with applicable laws and regulations, discussing with management its procedures for monitoring compliance with the Trust’s code of conduct, and discussing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.  These reviews are conducted in conjunction with the Board’s risk oversight function and enable the Board to review and assess any material risks facing the Trust.

Our Board also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management’s implementation of those initiatives.  The Board periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks.  Under the overall supervision of our Board, management has implemented a variety of processes, procedures and controls to address these risks.

Communications with the Board of Trustees

Shareholders and other interested parties who wish to communicate with the Board of Trustees or any individual member thereof may do so by writing to the Secretary, InnSuites Hospitality Trust, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020.  The mailing envelope and letter must contain a clear notation indicating that the enclosed letter is an “Interested Party-Board of Trustees Communication.”  The Secretary will review all such correspondence and regularly forward to the Board of Trustees a log and summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Trustees or Committees thereof or that he otherwise determines requires their attention.  Trustees may at any time review a log of all correspondence received by us that is addressed to members of the Board of Trustees and request copies of any such correspondence.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our accounting department and handled in accordance with procedures established by the Audit Committee for such matters.

BOARD COMMITTEES

All incumbent Trustees attended 100% of the meetings held by the Board of Trustees and the Committees on which the Trustee served during fiscal year 2014. The independent Trustees meet at least annually in executive session without the presence of non-independent Trustees and management.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors, including reviewing the scope and results of audit and non-audit services.  The Audit Committee also reviews internal accounting controls and assesses the independence of our auditors.  In addition, the Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by us regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by our employees of any concerns regarding accounting or auditing matters.  The Audit Committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties.  The Audit Committee met four times during fiscal year 2014.

All members of the Audit Committee are “independent,” as such term is defined by the SEC’s rules and the NYSE MKT’s listing standards.  The Board of Trustees has determined that Mr. Pelegrin, a member of our Audit Committee, qualifies as an “audit committee financial expert” under applicable SEC rules.  We have posted our Amended and Restated Audit Committee Charter on our Internet website at www.innsuitestrust.com.

Audit Committee Report

The Audit Committee of the Board of Trustees has reviewed and discussed the audited financial statements included in the Trust’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014 with the management of the Trust.  In addition, the Audit Committee has discussed with Semple, Marchal & Cooper, LLP (“Semple, Marchal & Cooper”), the independent registered public accounting firm of the Trust, the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also received and reviewed the written disclosures and the letter from Semple, Marchal & Cooper required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with Semple, Marchal & Cooper its independence from the Trust, including the compatibility of any non-audit services with Semple, Marchal & Cooper’s independence.  The Audit Committee has also pre-approved the fees to be charged to the Trust by its independent auditors for audit and non-audit services.

Based on the foregoing, the Audit Committee recommended that such audited financial statements be included in the Trust’s Annual Report for the fiscal year ended January 31, 2014.

By the Audit Committee of the Board of Trustees:

Larry Pelegrin, Chairman

Steven S. Robson

Les T. Kutasi

Cynthia Ketcherside

Compensation Committee

The Compensation Committee has the responsibility of determining the compensation of the Chief Executive Officer and all of our other officers, advising the Board of Trustees on the adoption and administration of employee benefit and compensation plans and administering our 1997 Stock Incentive and Option Plan.  A description of the Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation is included in this Proxy Statement under “Compensation of Trustees and Executive Officers – Executive Compensation Overview.”  The Compensation Committee met one time during fiscal year 2014.

All members of the Compensation Committee are “independent,” as such term is defined by the SEC’s rules and the NYSE MKT’s listing standards.  We have posted our Amended and Restated Compensation Committee Charter on our Internet website at www.innsuitestrust.com.

Governance and Nominating Committee

The Governance and Nominating Committee has the responsibility of screening and nominating candidates for election as Trustees and recommending Committee members for appointment by the Board of Trustees.  See “Board of Trustees and Executive Officers  – Trustee Nominations and Qualifications” above for more information on how shareholders can nominate Trustee candidates, as well as information regarding how Trustee candidates are identified and evaluated.  The Governance and Nominating Committee also advises the Board of Trustees with respect to governance issues and trusteeship practices, including determining whether Trustee candidates and current Trustees meet the criteria for independence required by the NYSE MKT and the SEC.  The Governance and Nominating Committee met once during fiscal year 2014.

All members of the Governance and Nominating Committee are “independent,” as such term is defined by the SEC’s rules and NYSE MKT listing standards.  We have posted our Governance and Nominating Committee Charter on our Internet website at www.innsuitestrust.com.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

Executive Compensation Overview

The following overview relates to the compensation of our executive officers listed in the Summary Compensation Table set forth below during fiscal year 2014.

Overview of the Compensation Committee

The Compensation Committee of the Board of Trustees is comprised of three independent Trustees.  The Committee sets the principles and strategies that serve to guide the design of the compensation programs for our executive officers.  The Committee annually evaluates the performance of our Chief Executive Officer, Chief Financial Officer, Executive Vice President and our President and Chief Operating Officer (our executive officers).  Taking into consideration the factors set forth below, the Committee then approves their compensation levels, including any bonuses.  The Committee does not use an independent compensation consultant to assist it with its responsibilities.  The Committee does consider input from the Chief Executive Officer when determining compensation for the other executive officers.

Compensation Philosophy and Objectives

Under the supervision of the Compensation Committee, we have developed and implemented compensation policies, plans and programs that seek to enhance our ability to recruit and retain qualified management and other personnel.  In developing and implementing compensation policies and procedures, the Compensation Committee seeks to provide rewards for the long-term value of an individual’s contribution to the Trust.  The Compensation Committee seeks to develop policies and procedures that offer both recurring and non-recurring, and both financial and non-financial, incentives.

Compensation for our executive officers has two main monetary components, salary and bonus, as well as a benefits component.  Any bonus generally consists of cash.  This decision was a result of discussions with our executive officers regarding the sufficiency of our executive officers’ current Share ownership and the restrictions upon transfer of Shares held by our executive officers due to their affiliate status.

Our compensation program does not rely to any significant extent on broad-based benefits or perquisites.  The benefits offered to our executive officers are those that are offered to all of our full-time employees. We do not offer our executive officers any perquisites.

Our management and the Compensation Committee work in a cooperative fashion. Management advises the Compensation Committee on compensation developments, compensation packages and our overall compensation program. The Compensation Committee then reviews, modifies, if necessary, and approves the compensation packages for our executive officers.

Elements of Compensation

In setting the compensation for each executive officer, the Compensation Committee considers (i) the responsibility and authority of each position relative to other positions within the Trust, (ii) the individual performance of each executive officer, (iii) the experience and skills of the executive officer, and (iv) the importance of the executive officer to the Trust.

Base Salary

We pay base salaries to our executive officers in order to provide a level of assured compensation reflecting an estimate of the value in the employment market of the executive officer’s skills, the demands of his or her position and the relative size of the Trust.  In establishing base salaries for our executive officers, the Compensation Committee considers our overall performance and the performance of each individual executive officer, as well as market forces and other general factors believed to be relevant, including time between salary increases, promotion, expansion of responsibilities, advancement potential, and the execution of special or difficult projects.  Additionally, the Compensation Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions between and among the executive officers, including between the Chief Executive Officer and the Chief Financial Officer and among the other executive officers.  Although the Compensation Committee considers our financial performance, there is no specific relationship between achieving or failing to achieve budgeted estimates, the performance of our Shares or our financial performance and the annual salaries determined by the Compensation Committee for any of our executive officers.  No specific weight is attributed to any of the factors considered by the Compensation Committee; the Compensation Committee considers all factors and makes a subjective determination based upon the experience of its members and the recommendations of our management.

Based upon a review of Mr. Wirth’s performance and upon the recommendation of the Compensation Committee, for fiscal years 2014 and 2013, Mr. Wirth’s annual base salary remained set at $153,000.  The Compensation Committee does not rely on any particular set of financial or non-financial factors, measures or criteria when determining the compensation offered to Mr. Wirth.  The Compensation Committee does consider Mr. Wirth’s substantial Share ownership when setting his base salary.  During fiscal years in 2014 and 2013, Mr. Wirth voluntarily reduced his salary to $90,818 and $86,437, respectively, in both cases by reducing the number of hours worked per year due to the economic environment.

For fiscal year 2013 and fiscal year 2014 through February 22, 2013, the Compensation Committee set the base salary for Ms. Barnhill, our President and Chief Operating Officer, at $100,000, which was voluntarily reduced to $79,309 in fiscal year 2013 by reducing the number of hours worked per year due to the economic environment.  On February 23, 2013, the Compensation Committee set the base salary for Ms. Barnhill, at $120,000 plus a minimum yearly bonus of $5,000 in recognition of her additional responsibilities. Ms. Barnhill’s expanded responsibilities include continuation of work to increase hotel operations, including continued emphasis on revenue management, cost control and all areas of marketing, including Internet marketing.

Appointed as our Chief Financial Officer on March 18, 2013, Mr. Remis receives an annual base salary of $139,000 and was entitled to a discretionary first fiscal year bonus of at least $5,000 pursuant to an employment offer letter. During fiscal year 2014, Mr. Remis earned $121,625 as his salary was prorated based on his start date. Mr. Remis was paid a discretionary bonus of $4,600 and a quarterly incentive bonus of $400, as described below.

During fiscal years 2014 and 2013, the Compensation Committee kept Mr. Berg’s base salary frozen at $98,000, which was reduced to $58,226 and $79,222, respectively, by reducing the number of hours worked per year due to the economic environment.

Bonuses

Our executive officers are eligible to receive cash bonuses under the General Manager Bonus Plan equal to 10% of the aggregate cash bonuses received by the general managers of all of our hotels, regardless of region.  The general managers receive a bonus based on the achievement of budgeted gross operating profit (total revenues less operating expenses) (“GOP”) at their hotel on a quarterly and annual basis.  Under the plan, if the hotel’s actual quarterly and annual GOP exceeds the budgeted GOP, each general manager is eligible for a potential maximum annual bonus of $20,000, consisting of a potential maximum quarterly bonus of $2,000 per quarter and a potential maximum year-end bonus of $12,000.

Quarterly General Manager GOP Bonus Potential:

Percentage of Budgeted Quarterly GOP Achieved	Cash Bonus

Less than 95%	$0
95%	$500
98%	$1,000
102%	$1,500
106% or more	$2,000

Year-End General Manager GOP Bonus Potential:

Percentage of Budgeted Annual GOP Achieved	Cash Bonus

Less than 95%	$0
95%	$1,000
98%	$2,000
102%	$5,000
106%	$9,000
108% or more	$12,000

In fiscal year 2014, each of our executive officers received an annual cash bonus equal to 10% of the aggregate cash bonuses received by the general managers of all of our hotels, regardless of region. In addition, as a discretionary bonus, Mr. Berg were awarded $10,000 and $500 during fiscal year 2014 and 2013, respectively for successfully negotiating refinances of our properties. The general manager aggregate cash bonuses for fiscal year 2014 were as follows:

Period	GM Aggregate Cash Bonus

First Quarter	$0
Second Quarter	$2,000
Third Quarter	$2,000
Fourth Quarter	$0
Year End	$0

Accordingly, each of our executive officers received a cash bonus of $400 for fiscal year 2014.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life insurance and a 401(k) plan.  We also have a mandatory matching contribution for our 401(k) plan.  We do not have a pension plan.  Our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as our other employees.

Fiscal Year 2014 Summary Compensation Table

The table below shows individual compensation information earned by or paid to our executive officers for our fiscal years ended January 31, 2014 and 2013:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (1)	Total
James F. Wirth	2014	$90,818	$-	$400	$500	$91,718
Chief Executive Officer	2013	$86,437	$-	$1,550	$500	$88,487

Adam B. Remis	2014	$117,788	$4,600	$400	$500	$123,288
Chief Financial Officer	2013	$-	$-	$-	$-	$-

Marc E. Berg,	2014	$58,226	$10,000	$400	$-	$68,626
Executive Vice President	2013	$79,222	$500	$1,550	$-	$81,272

Pamela J. Barnhill (2)	2014	$119,208	$4,600	$400	$3,198	$127,406
Vice Chairperson, President and Chief Operating Officer	2013	$79,309	$-	$1,550	$500	$81,359

(1)	Matching contributions made under our 401(k) plan to our executive officers with a maximum of $500 per calendar year.

(2)

Ms. Barnhill was the guarantor for the Trust’s corporate purchase cards as described in the “Certain Transactions – Guarantees” section below. The corporate purchase cards provide American Express Membership Rewards to Ms. Barnhill. For the fiscal year ended January 31, 2014, Ms. Barnhill received 269,782 American Express Membership Rewards with an estimated value of $ 2,698, which is included in all other compensation.

During fiscal years 2014 and 2013, we did not issue any Shares to our executive officers and did not grant any stock options or any other equity-based awards.  None of our executive officers owned any stock options, or had any outstanding unvested Shares, as of January 31, 2014.

Indemnification Agreements

We have entered into indemnification agreements with all of our executive officers and Trustees.  The agreements provide for indemnification against all liabilities and expenses reasonably incurred by an officer or Trustee in connection with the defense or disposition of any suit or other proceeding, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, because of his or her position at the Trust.  There is no indemnification for any matter as to which an officer or Trustee is adjudicated to have acted in bad faith, with willful misconduct or reckless disregard of his or her duties, with gross negligence, or not in good faith in the reasonable belief that his or her action was in our best interests.  We may advance payments in connection with indemnification under the agreements.  The level of indemnification is to the full extent of the net equity based on appraised and/or market value of the Trust.

Potential Payments Upon Change in Control

We do not have employment agreements with our executive officers.  Upon a change in control, our 1997 Stock Incentive and Option Plan provides for the acceleration of vesting of restricted Shares.   However, if a change in control had occurred on January 31, 2014, none of our executive officers would have received any payment under the Plan upon a change in control because none had any awards outstanding as of that date.

Fiscal Year 2014 Trustee Compensation

The table below shows individual compensation information for our non-employee Trustees for our fiscal year ended January 31, 2014.  Ms. Ketcherside did not serve as a Trustee during our fiscal year 2014. Ms. Barnhill also did not serve as a Trustee during our fiscal year 2014 and, in either case, will not receive additional compensation for her service as a Trustee since she is our executive officer. Compensation information for Messrs. Wirth and Berg, who do not receive additional compensation for their service as Trustees, is included in the Summary Compensation Table above:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Larry Pelegrin	$-	$10,260	$10,260
Steven S. Robson	$-	$10,260	$10,260
Les Kutasi	$-	$10,260	$10,260

(1)

The dollar amounts shown in the Stock Awards column reflect the aggregate grant date fair value of restricted Shares computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718.  For a discussion of assumptions we made in valuing restricted Shares, see Note 2, “Summary of Significant Accounting Policies – Stock-Based Compensation,” in the notes to our consolidated financial statements contained in our Annual Reports on Form 10-K for the fiscal years ended January 31, 2014 and 2013.

We compensate our non-employee Trustees for their services through grants of restricted Shares.  On February 1, 2013, we issued 6,000 restricted Shares (with the aggregate grant date fair value of $10,260 per grant) to each Trustee, other than Messrs. Wirth and Berg, as compensation for services rendered during fiscal year 2014.  The aggregate grant date fair value of these Shares is shown in the table above.  These restricted Shares vested in equal monthly amounts during our fiscal year 2014.  As of January 31, 2014, Messrs. Kutasi, Pelegrin and Robson did not hold any unvested Shares.  As compensation for our fiscal year 2015, on February 3, 2014, we issued 6,000 additional restricted Shares (with the aggregate grant date fair value of $9,060 per grant) to each Messrs. Kutasi, Pelegrin and Robson, which Shares will vest in equal monthly amounts during our fiscal year ending on January 31, 2015.  On March 24, 2014, Ms. Ketcherside was appointed to our Board of Trustees. As compensation for Ms. Ketcherside’s services during our fiscal year 2015, we issued 5,145 restricted Shares with the aggregate grant date fair value of $9,570.

We do not pay our Trustees an annual cash retainer, per meeting fees or additional compensation for serving on a Committee or as a Committee Chair.

CERTAIN TRANSACTIONS

Management and Licensing Agreements

Under its management agreements, InnSuites Hotels, our wholly-owned subsidiary, manages the daily operations of the three hotels owned by affiliates of Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder.  These agreements have no expiration date and may be cancelled by either party with 90-days written notice or 30-days written notice in the event the property changes ownership. In fiscal year 2014, InnSuites Hotels received 2.5% of room revenue (aggregate fees of $189,299) from these hotels in exchange for management services and a monthly accounting fee of $2,000 per hotel.

In fiscal year 2014, InnSuites Hotels also received aggregate reservation fees of $49,358 from the hotels owned by Mr. Wirth’s affiliates. These fees were based on a set dollar amount per reservation for reservations taken at the InnSuites Hotels reservations center for the hotels owned by Mr. Wirth’s affiliates.

Restructuring Agreements

Albuquerque Suite Hospitality Restructuring Agreement – Sale of Ownership Interests

On July 22, 2010, the Board of Trustees unanimously approved, with Mr. Wirth abstaining, for the Partnership to enter into an agreement with Rare Earth Financial, LLC (“Rare Earth”), an affiliate of Mr. Wirth, to sell units in Albuquerque Suite Hospitality, LLC (the “Albuquerque entity”), which owns and operates the Albuquerque, New Mexico hotel property.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase at least 49% of the membership interests in the Albuquerque entity and the parties agreed to restructure the operating agreement of the Albuquerque entity.  A total of 400 units were available for sale for $10,000 per unit, with a two-unit minimum subscription.  On September 24, 2010, the parties revised the Amended and Restated Operating Agreement to name Rare Earth as the administrative member of the Albuquerque entity in charge of the day-to-day management.

On December 9, 2013, the Trust entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Albuquerque entity for $10,000 per unit. Under the updated restructuring agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 150 (and potentially up to 190 if the overallotment is exercised) units. As of January 31, 2014 and per the updated restructuring agreement, the Trust agreed to hold at least 50.1% of the outstanding limited partnership units in the Albuquerque entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on December 9, 2013.  The limited partnership interests in the Albuquerque entity are allocated to three classes with differing cumulative discretionary priority distribution rights through December 31, 2015 at which point it is anticipated the hotel will be owned free and clear. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Trust and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Albuquerque entity. Priority distributions of $700 per unit per year are cumulative until December 31, 2015; however, after December 31, 2015 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

If certain triggering events related to the Albuquerque entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members.  In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth received a restructuring fee of $128,000, conditioned upon and arising from the sale of the first 100 units in the Albuquerque entity following the December 31, 2013 restructuring. Assuming all 150 units are sold from the offering discussed above, discretionary priority distributions to all Classes are projected to be approximately $385,000 annually through December 31, 2015. The Albuquerque entity plans to use its best efforts to pay the discretionary priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative discretionary priority distributions. InnSuites Hotels will continue to provide management, licensing and reservation services to the Albuquerque, New Mexico property.

 At January 31, 2014, the Albuquerque entity had sold 18.5 additional units to unrelated parties at $10,000 per unit totaling $185,000 and the Trust purchased a net of 21 additional units at $10,000 per unit totaling $210,000 under the updated restructuring agreement. As of January 31, 2014, the Trust holds a 50.85% ownership interest, or 223.50 Class B units, Mr. Wirth and his affiliates hold a 0.11% interest through Rare Earth, or 0.50 Class C units, and other parties hold a 49.03% interest, or 215.50 Class A units. As of January 31, 2014, the Albuquerque entity has discretionary Priority Return payments to unrelated unit holders of approximately $151,000, to the Trust of approximately $156,000 and to Rare Earth of approximately $400 per year payable quarterly for calendar year 2015.

Tucson Hospitality Properties Restructuring Agreement – Sale of Partnership Interests

On February 17, 2011, the Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of non-controlling interest units in Tucson Hospitality Properties, LP (the “Tucson entity”), which operates the Tucson Foothills hotel property, which was then wholly-owned by the Partnership.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 250 units, which represents approximately 41% of the outstanding limited partnership units in the Tucson entity, on a post-transaction basis, and the parties agreed to restructure the limited partnership agreement of the Tucson entity. The Board of Trustees approved this restructuring on January 31, 2011.

         On October 1, 2013, the Partnership entered into an updated restructured limited partnership agreement with Rare Earth to allow for the sale of additional interest units in the Tucson entity for $10,000 per unit.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 160 (and potentially up to 200 if the overallotment is exercised) units. As of October 31, 2013 and per the updated restructuring agreement, the Partnership agreed to hold at least 50.1% of the outstanding limited partnership units in the Tucson entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on September 14, 2013.  The limited partnership interests in the Tucson entity are allocated to three classes with differing cumulative discretionary priority distribution rights through June 30, 2016. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Partnership and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Tucson entity. Priority distributions of $700 per unit per year are cumulative until June 30, 2016; however, after June 30, 2016 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

On March 1, 2014, the Trust and Partnership entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Ontario entity for $10,000 per unit. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 235 (and potentially up to 275 if the overallotment is exercised) units. The Trust and Partnership agreed to hold at least 50.1% of the outstanding limited partnership units in the Ontario entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on March 24, 2014. This Trust’s equity is expected to increase by $1,151,500 to $1,347,500 as a result of this offering.

If certain triggering events related to the Tucson entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members.  In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes.  Rare Earth will receive a restructuring fee of $128,000, conditioned upon and arising from the sale of the first 100 units in the Tucson entity following the October 1, 2013 restructuring. Assuming all 160 units are sold from the offering discussed above, discretionary priority distributions to all Classes are projected to be approximately $540,000 annually through June 30, 2016. The Tucson entity plans to use its best efforts to pay the discretionary priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative discretionary priority distributions. InnSuites Hotels will continue to provide management, licensing and reservation services to the Tucson, Arizona property.

As of January 31, 2014, the Trust had sold its entire 11 units in the Tucson entity to the Partnership. At January 31, 2014, the Tucson entity had sold 108.50 units to unrelated parties at $10,000 per unit totaling $1,085,000 and the Partnership purchased a net of 54 additional units at $10,000 per unit totaling $540,000 under the updated restructured limited partnership agreement. As of January 31, 2014, the Trust does not hold any interest in the Tucson entity, the Partnership holds a 51.00% ownership interest, or 395 Class B units, Mr. Wirth and his affiliates hold a 1.55% interest, or 12 Class C units, and other parties hold a 47.45% interest, or 367.50 Class A units. As of January 31, 2014, the Tucson entity has discretionary payments to unrelated unit holders of approximately $257,000, to the Partnership of approximately $277,000 and to Rare Earth of approximately $8,000 per year payable quarterly for calendar years 2015 and 2016.

Ontario Hospitality Properties Restructuring Agreement – Sale of Partnership Interests

On February 29, 2012, the Trust and Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of minority interest units in Ontario Hospitality Properties, LP (the “Ontario entity”) for $10,000 per unit, which operates the Ontario hotel property, which was then wholly-owned by the Partnership.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 250 units, which represents approximately 49% of the outstanding partnership units in the Ontario entity, on a post-transaction basis, and the parties agreed to restructure the limited partnership agreement of the Ontario entity. The Board of Trustees approved this restructuring on February 1, 2012.

Under the restructured limited partnership agreement, Rare Earth became a general partner of the Ontario entity along with the Trust and Partnership.  The limited partnership interests in the Ontario entity are allocated to three classes with differing cumulative discretionary priority distribution rights through March 31, 2017. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Trust and Partnership and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Ontario entity. Priority distributions of $700 per unit per year are cumulative until March 31, 2017; however, after March 31, 2017 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

If certain triggering events related to the Ontario entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members.  In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth also received a formation fee of $320,000, conditioned upon and arising from the sale of the first 160 units in the Ontario entity. Priority distributions to all Classes are projected to be approximately $446,660 for each of the calendar years 2015 through 2017. The Ontario entity is required to use its best efforts to pay the priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative priority distributions. InnSuites Hotels will continue to provide management, licensing and reservation services to the Ontario, California property.

As of January 31, 2014, the Partnership holds a 61.55% ownership interest, or 392.70 Class B units, in the Ontario entity, the Trust holds a 0.05% ownership interest, 0.30 Class B units, Mr. Wirth and his affiliates hold a 1.57% interest through Rare Earth, or 10 Class C units, and other parties hold a 36.83% interest, or 235 Class A units. As of January 31, 2014 the Ontario entity has discretionary Priority Return payments to unrelated unit holders of approximately $165,000, to the Trust of approximately $200, to the Partnership of approximately $275,000 and to Rare Earth of approximately $7,000 per year payable quarterly for calendar year 2015, 2016 and 2017.

Guarantees

As of January 31, 2014, the Trust has a revolving bank line of credit agreement, with a credit limit of $600,000.  The line of credit bears interest at the prime rate plus 1.0% per annum with a 6.0% floor, has no financial covenants and matures on June 23, 2014.  The line is secured by a junior security interest in the Yuma, Arizona property and the Trust’s trade receivables.  Mr. Wirth is a guarantor on the line of credit. As of January 31, 2014, the Trust had drawn approximately $583,000 on this line of credit.  The largest outstanding balance on the line of credit during fiscal years 2014 was $600,000. We are currently in discussions with the bank and anticipate a renewal of this line of credit at least for an additional year. As of April 14, 2014, the outstanding balance on the line of credit is $600,000. The amount of principal and interest paid during fiscal year 2014 was $1,710,299 and $26,408, respectively. The amount of principal and interest paid during fiscal year 2013 was $1,822,948 and $26,408, respectively. The amount of advances on this line of credit during fiscal year 2014 and 2013 was $1,710,299 and $1,822,948, respectively.

Mr. Wirth has also guaranteed 100% of our Tucson St. Mary’s mortgage note payable of $5,039,946 as of January 31, 2014.  The note is due in variable monthly installments ($29,776 as of January 31, 2014), including interest at prime rate (3.25% per year as of January 31, 2014), through January 28, 2015, plus a balloon payment of $4,874,618 in January 2015.  The note is secured by our Tucson St. Mary’s property with a carrying value of $7.5 million as of January 31, 2014. As of April 14, 2014, the outstanding balance was $5,007,157. The amount of principal and interest paid during fiscal year 2014 was $187,889 and $169,412, respectively. The amount of principal and interest paid during fiscal year 2013 was $181,321 and $175,981, respectively.

On July 23, 2013, Ms. Barnhill, our Vice-Chairman of the Board of Trustees, President and Chief Operating Officer and Mr. Wirth’s daughter, personally guaranteed nine corporate purchase cards with an aggregate limit of $300,000 for the Trust. A total of nine purchase cards were issued – one to each of the five respective Hotels, one to the Trust, and one to each of the three respective hotels owned by Mr. Wirth’s affiliates. As of January 31, 2014, the Trust’s portion of the corporate purchase cards balance was $139,000.

Compensation Information

For information regarding compensation of our executive officers, see “Compensation of Trustees and Executive Officers” above.

Proposed Acquisition

On March 24, 2014, we entered into the Purchase Agreement with the Seller, an affiliate of Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder, to purchase 51% of the partnership interests of Fort Worth/Dallas Partnership operating Hotel Trinity. The completion of the acquisition is subject to customary closing conditions, including the Lender’s consent to the acquisition and shareholder approval of Proposal No. 2 at the Annual Meeting. For more information about the acquisition, see Proposal No. 2 in this proxy statement.

Review, Approval or Ratification of Transactions with Related Parties

We have established procedures for reviewing transactions between us and our Trustees and executive officers, their immediate family members and entities with which they have a position or relationship.  These procedures help us evaluate whether any related person transaction could impair the independence of a Trustee or presents a conflict of interest on the part of a Trustee or executive officer.  First, the related party transaction is presented to our executive management, including our Chief Financial Officer.  Our Chief Financial Officer then discusses the transaction with our outside counsel or our independent registered public accountants, if appropriate. Lastly, the Audit Committee and the members of the Board of Trustees who do not have an interest in the transaction review the transaction and, if they approve, pass a resolution authorizing the transaction. Our Related Party Transactions Policy is included in the Corporate Governance portion of our website at www.innsuitestrust.com.

CERTAIN INFORMATION CONCERNING THE TRUST

Ownership of Shares

The following table shows the persons who were known to us to be beneficial owners of more than five percent of our outstanding Shares of Beneficial Interest, together with the number of Shares of Beneficial Interest owned beneficially by each Trustee, nominee and executive officer, and the Trustees, nominees and executive officers as a group.  The percentages in the table are based on 9,068,055 Shares of Beneficial Interest issued and outstanding as of May 16, 2014.  Unless otherwise specified, each person has sole voting and investment power of the Shares of Beneficial Interest that he or she beneficially owns.

Beneficial Ownership of Trustees, Nominees and Executive Officers

Trustees, Nominees and Executive Officers	Shares Beneficially Owned (1)	Percentage of Outstanding Shares
James F. Wirth (2)	5,089,632	56.13%
Pamela J. Barnhill (3)	271,634	3.00%
Marc E. Berg	60,255	*
Adam B. Remis	-	-
Steven S. Robson	97,200	1.07%
Leslie T. Kutasi	12,000	*
Larry Pelegrin (4)	94,000	1.04%
Cynthia Ketcherside	-	*
Trustees and Executive Officers as a group (eight persons)	5,624,721	62.85%

*	Less than one percent (1.0%).
(1)

Pursuant to the SEC’s rules, “beneficial ownership” includes Shares that may be acquired within 60 days following May 16, 2014.  However, none of the individuals listed in the table had the right to acquire any Shares within the 60-day period.

(2)

All Shares are owned jointly by Mr. Wirth and his spouse, except for 1,838,476 Shares that are voted separately by Mr. Wirth and 1,239,078 Shares that are voted separately by Mrs. Wirth.  Mr. Wirth has pledged 1,466,153, and Mrs. Wirth has pledged 300,000, of these Shares as security.  Mr. Wirth, his spouse and children own directly and indirectly all 3,407,938 issued and outstanding Class B limited partnership units in the Partnership, the conversion of which is restricted and permitted only at the discretion of our Board of Trustees.  Mr. Wirth’s business address is 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020.

(3)	Includes 24,098 Shares held by minor children.
(4)	Mr. Pelegrin has shared voting power and shared investment power with respect to all of his Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Trustees, executive officers and beneficial holders of more than 10% of our Shares of Beneficial Interest to file with the SEC initial reports of ownership and reports of subsequent changes in ownership.  The SEC has established specific due dates for these reports, and we are required to disclose in this Proxy Statement any late filings or failures to file.

Based solely on our review of the copies of such forms (and amendments thereto) furnished to us and written representations from reporting persons that no additional reports were required, we believe that all our Trustees, executive officers and holders of more than 10% of the Shares of Beneficial Interest complied with all Section 16(a) filing requirements during the fiscal year ended January 31, 2014, except for Ms. Barnhill’s Form 4 filed with the SEC on April 10, 2014 and reporting 12 purchases on behalf of Ms. Barnhill’s minor children, which was inadvertently filed untimely.

Selection of Independent Auditors

Our consolidated financial statements as of and for the fiscal years ended January 31, 2014 and 2013 were audited by Semple, Marchal & Cooper, LLP.  The Audit Committee has appointed Semple, Marchal & Cooper, LLP to serve as our independent registered public accountants for the fiscal year ending January 31, 2015.

Representatives of Semple, Marchal & Cooper, LLP are expected to be present at the Annual Meeting and, if present, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

(a) Former Independent Registered Public Accounting Firm

On February 6, 2013, Moss Adams notified the Trust that it was resigning as the Trust’s independent registered public accounting firm effective immediately. The Trust’s Board of Trustees has accepted the resignation of Moss Adams.

The reports of Moss Adams on the Trust’s financial statements for the fiscal years ended January 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2012 and 2011, and in the subsequent interim periods through February 6, 2013, there were no disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Moss Adams, would have caused Moss Adams to make reference to the matter in its report.

As of January 31, 2012, the Trust reported a material weakness relating to the internal control over information technology as more fully described in Part II, Item 9A of the Trust’s Annual Report on Form 10-K for the year ended January 31, 2012. The Audit Committee of the Trust’s Board of Directors discussed this subject matter with Moss Adams, and the Trust has authorized Moss Adams to respond fully to the inquiries of the successor accountant concerning this matter.

Except as set forth above, in connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2012 and 2011, and in the subsequent interim periods through February 6, 2013, there were no “reportable events” as that term is defined in Item 304(a)(i)(v) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”).

The Trust provided Moss Adams with a copy of the foregoing disclosures included in the Trust’s Current Report on Form 8-K filed with the SEC on February 12, 2013 (the “Form 8-K”) and requested Moss Adams to furnish the Trust with a letter addressed to the SEC stating whether or not it agrees with those disclosures. A copy of the letter furnished pursuant to that request was filed as Exhibit 16.1 to the Form 8-K.

(b) New Independent Registered Public Accounting Firm

On February 11, 2013, the Trust appointed Semple, Marchal & Cooper, LLP as the Trust’s new independent registered public accounting firm. During the fiscal years ended January 31, 2012 and 2011, and during all subsequent interim periods through February 11, 2013, the Trust did not consult Semple, Marchal & Cooper, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Trust’s financial statements or any matter that was the subject of a “disagreement” with its former accountants or a “reportable event” as those terms are defined in Item 304 of Regulation S-K.

Audit Fees & Services

Audit Fees

For the fiscal year ended January 31, 2014, we expect to pay Semple, Marchal & Cooper, LLP up to $100,000 for professional services rendered for the audit of our annual financial statements and up to $16,000 for the review of our interim financial statements in our Forms 10-Q for fiscal year ended January 31, 2015.

The aggregate fees billed and paid for services rendered by Semple, Marchal & Cooper, LLP for the audit of our fiscal year ended January 31, 2013, the review of our interim financial statements in our Forms 10-Q and services provided in connection with regulatory filings was $145,000. In April 2013, we paid Moss Adams, our prior independent registered public accounting firm, $20,000 for its consent to use their fiscal year 2012 audit opinion in our Form 10-K for the fiscal year ended January 31, 2013.

Audit-Related Fees

The Trust expects to pay Semple, Marchal & Cooper, LLP up to $40,000 for professional services rendered for the audit of Fort Worth/Dallas Partnership’s annual financial statements. No additional fees were billed for audit related services rendered by Moss Adams and Semple, Marchal & Cooper, LLP for the fiscal years ended January 31, 2014 and 2013.

Tax Fees

The aggregate fees billed for tax compliance, tax advice and tax planning services rendered by Semple, Marchal & Cooper, LLP for the fiscal year ended January 31, 2013 was approximately $42,000. Semple, Marchal & Cooper, LLP did not provide any tax compliance, tax advice or tax planning services to us during the fiscal year ended January 31, 2014.

All Other Fees

Moss Adams and Semple, Marchal & Cooper, LLP did not render other services, and there were no other fees billed by these firms for the fiscal years ended January 31, 2014 and 2013.

Our Audit Committee has considered and determined that the provision of these services is compatible with Semple, Marchal & Cooper, LLP maintaining their independence from us.

Policy on Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee pre-approves all fees for services performed by our independent auditors, currently Semple, Marchal & Cooper, LLP.  Unless a type of service our independent auditors provided received general pre-approval, it will require specific pre-approval by the Audit Committee.  Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.  The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.  Since May 6, 2003, the effective date of the SEC’s rules requiring Audit Committee pre-approval of audit and non-audit services performed by our independent auditors, all of the services provided by our independent auditors were approved in accordance with these policies and procedures.

PROPOSAL NO. 2 — APPROVAL OF ISSUANCE OF OUR SHARES OF BENEFICIAL INTEREST

AS CONSIDERATION FOR THE ACQUISITION OF 51% OF THE PARTNERSHIP INTERESTS OF

FORT WORTH/DALLAS PARTNERSHIP OPERATING HOTEL TRINITY

Reason for the Proposal

We are asking you to consider and approve the issuance of Shares of Beneficial Interest of the Trust as consideration for our acquisition of 51% of the partnership interests of Fort Worth/Dallas Partnership on terms and conditions set forth in the Purchase Agreement. Fort Worth/Dallas Partnership is an Arizona general partnership engaged primarily in the operation of a hotel in the Fort Worth, Texas area, known as Hotel Trinity. We are not required to obtain shareholder approval for the acquisition itself, but are required under the NYSE MKT’s listing requirements to obtain your approval for the issuance of our Shares of Beneficial Interest as consideration for this acquisition. Under Section 712(a) of the NYSE MKT Company Guide, we must seek shareholder approval as a prerequisite to listing additional shares to be issued as consideration for an acquisition of the securities or assets of another company when (1) any director, officer or 5% or greater shareholder of the Trust has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the acquisition and (2) the potential issuance of our Shares of Beneficial Interest in connection with the acquisition would result in an increase in our outstanding Shares of Beneficial Interest of 5% or more.

Overview of the Acquisition

On March 24, 2014, the Trust entered into the Purchase Agreement with the Seller, an affiliate of Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder of the Trust, to purchase 51% of the partnership interests of Fort Worth/Dallas Partnership, upon the terms and conditions set forth in the Purchase Agreement.  Fort Worth/Dallas Partnership is in the hospitality business and operates a 168-suite hotel in the Fort Worth/Dallas area known as Hotel Trinity. The Purchase Agreement was unanimously approved by independent trustees of the Trust.

As consideration for the purchase of the 51% of the partnership interests of Fort Worth/Dallas Partnership, the Trust agreed to pay to the Seller an aggregate purchase price of 51% of the book value of the Net Assets of Fort Worth/Dallas Partnership as of the January 31, 2014 (the “Purchase Price”).  The “Net Assets” means the total book value of the assets of Fort Worth/Dallas Partnership less any outstanding book value of all of Fort Worth/Dallas Partnership’s liabilities. The liabilities of $690,453 include a mortgage of $492,184 on Hotel Trinity held by the Hotel Trinity Lender. The Trust agreed to pay to the Seller at the Purchase Price the equivalent value of our Shares of Beneficial Interest.  The number of our Shares of Beneficial Interest to be issued to the Seller will be determined by dividing the Purchase Price by the average daily closing price of the Shares of Beneficial Interest during the month of January 2014.  The Trust expects to issue approximately 530,791 Shares of Beneficial Interests to the Seller for the purchase of the 51% of the partnership interests of Fort Worth/Dallas Partnership.

The parties to the Purchase Agreement made representations, warranties and covenants that are customary for such agreements.  The consummation of the acquisition depends upon the satisfaction or waiver of a number of certain customary closing conditions and approvals.  In addition, the consummation of the acquisition is subject to obtaining the Hotel Trinity Lender’s consent to the acquisition and the approval by the Trust’s shareholders of the issuance of our Shares of Beneficial Interest as consideration for the acquisition (this Proposal No. 2), which approval we are seeking at the Annual Meeting.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety to the full and complete terms of such agreement, which is attached as Annex A to this proxy statement and is incorporated herein by reference. In addition, in connection with the contemplated acquisition described above, on March 24, 2014, the RRF Limited Partnership Agreement was amended to eliminate the requirement for the Trust to contribute its 51% of the partnership interests of Fort Worth/Dallas Partnership, when and if acquired, to the Partnership in exchange of additional general partner interests in the Partnership.  As of March 24, 2014, the Trust was the sole general partners and owned a 72.04% general partner interest in the Partnership.

The acquisition is expected to close in late June 2014. If shareholders do not approve Proposal No. 2, the acquisition will not be consummated, in which case the Trust expects it will be unable to maintain its listing on the NYSE MKT. If delisted from the NYSE MKT, the Trust does not currently intend to seek listing on any other stock exchange and, in either case, would be unlikely to qualify for such listing.

For more information and financial results of the Trust and Fort Worth/Dallas Partnership, please see Annex B and Annex C of this proxy statement.

Background of the Acquisition

On January 8, 2013, the Trust received a letter from the NYSE MKT informing the Trust that the staff of the NYSE MKT’s Corporate Compliance Department has determined that the Trust is not in compliance with Section 1003(a)(ii) of the NYSE MKT Company Guide due to the Trust having shareholders’ equity of less than $4.0 million, which is an equity threshold that applies when a company had net losses in three of its four most recent fiscal years.

On January 31, 2013, the Board of Trustees met and discussed the possible listing for sale of our Ontario, California and our Tucson City Centre properties as opportunities to increase our equity and maintain compliance with the NYSE MKT’s continued listing standards. A plan was reviewed and discussed in depth by the Board of Trustees. The Board of Trustees decided to list both of these properties with the American Motel Hotel Broker Network, a broker who exclusively deals with buying and selling hotels.

The Trust was afforded the opportunity to submit a plan of compliance to the NYSE MKT and submitted its plan on February 5, 2013. The plan described in specific detail a number of possible solutions to increase our equity, which included strategic options, accounting considerations and capital events. Strategic options included sale of one or more of our hotels since we believe that the fair market value of our properties far exceeds the book value, improving our gross operating profits at each of our hotels and a reverse merger. Potential additional capital events included additional syndications, payoff of first mortgages on our hotel properties as soon as possible, and increasing our equity by purchasing another hotel through issuance of the Trust’s equity.

On March 21, 2013, the NYSE MKT notified the Trust that it accepted the Trust’s plan of compliance and granted the Trust an extension until April 30, 2014 to regain compliance with the continued listing standards. The Trust has been under periodic review by the NYSE MKT’s staff during this extension period.

On May 2, 2013, the Trust received another letter from the NYSE MKT informing the Trust that the Trust is not in compliance with an additional continued listing standard of the NYSE MKT, Section 1003(a)(iii) of the NYSE MKT Company Guide, due to the Trust having shareholders’ equity of less than $6.0 million, which is the highest equity threshold that applies when a company had net losses in five consecutive fiscal years as of January 31, 2013.

On May 14, 2013, the Board of Trustees held an offsite strategic session to discuss, in part, our equity compliance with the NYSE MKT’s continued listing standards. At that meeting, the Board of Trustees reviewed our overall operations, IBC Hotels, our current ownership model of part of our hotels owned by third parties and the exchange listing challenges that we are currently facing. The Board of Trustees discussed whether the Trust should remain listed on the NYSE MKT, considered a possibility of our Shares of Beneficial Interest being potentially quoted on the OTC Markets and discussed potentially engaging in a private equity transaction. After careful review and discussion, the Board of Trustees determined that maintaining our Shares of Beneficial Interest listed on the NYSE MKT was in the best interests of the Trust and its shareholders and requested management to implement a plan to regain compliance with the NYSE MKT’s shareholders’ equity requirements.

On July 25, 2013, both our Audit Committee and our Board of Trustees met in different meetings to discuss our progress towards meeting the NYSE MKT’s shareholders’ equity requirements. At that time, the Trust planned on completing upcoming syndications of our Tucson and Albuquerque properties, which were expected to increase our equity.

On September 10, 2013, our Chief Financial Officer provided an updated plan for regaining compliance with the NYSE MKT’s continued listing requirements to the Board of Trustees, which included forecasted shareholders’ equity estimates from July 2013 through April 2014 assuming already planned syndications of our Tucson, Albuquerque and Ontario entities and our estimated financial performance of our hotels. The Trustees discussed the implications of not meeting the NYSE MKT’s shareholders’ equity requirements. The Trustees reviewed each of our potential solutions in detail and concluded that purchasing 51% of the partnership interests of Fort Worth/Dallas Partnership and issuing the Trust’s Shares of Beneficial Interest as acquisition consideration was one of the best financial solutions coupled with completing additional equity syndications in our Tucson, Albuquerque and Ontario entities, which are described below.

On October 1, 2013, the Trust and Partnership entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Tucson entity for $10,000 per unit. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 160 (and potentially up to 200 if the overallotment is exercised) units. The Trust and Partnership agreed to hold at least 50.1% of the outstanding interest units in the Tucson entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of interest units under this offering. The Trust’s equity is expected to increase by $784,000 to $980,000 as a result of this offering.

On December 9, 2013, the Trust and Partnership entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Albuquerque entity for $10,000 per unit. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 150 (and potentially up to 190 if the overallotment is exercised) units. The Trust and Partnership agreed to hold at least 50.1% of the outstanding limited partnership units in the Albuquerque entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Trust’s equity is expected to increase by $1,151,500 to $1,347,500 as a result of this offering.

On December 10, 2013, both our Audit Committee and our Board of Trustees met in different meetings to discuss our progress towards meeting the NYSE MKT’s shareholders’ equity requirements. The Audit Committee recommended to our Board of Trustees our Related Party Transactions Policy, which the Board of Trustees adopted that same day during the Board of Trustees meeting. The Related Party Transactions Policy requires the Audit Committee and the independent members of the Board of Trustees to review each new or proposed related party transaction to ensure the terms and conditions are fair to the Trust and are on the same basis as would apply if the transaction did not involve a related party. The policy is included in the Corporate Governance portion of our website at www.innsuitestrust.com.

On December 16, 2013, the Trust requested from the NYSE MKT an extension of the plan period. Based on a review of information provided by the Trust’s management, including information regarding the seasonal nature of our business, on January 10, 2014, the NYSE MKT granted the Trust an extension of time to regain compliance with the continued listing standards until July 8, 2014.

On January 31, 2014, both the Audit Committee of the Board of Trustees and the independent members of the Board of Trustees met in separate meetings to discuss the potential purchase of 51% of the partnership interests of Fort Worth/Dallas Partnership by our Trust and other potential ideas to increase the Trust’s equity to meet the NYSE MKT“s shareholders’ equity requirements. During both meetings, the participants concluded that the combination of our 51% purchase of Fort Worth/Dallas Partnership and additional syndication of our Tucson, Albuquerque and Ontario entities was the most cost effective way to meet the NYSE MKT’s shareholders’ equity requirements.

On February 3, 2014, the Audit Committee of the Board of Trustees met to review and discuss the draft Purchase Agreement and the implications of this purchase to our shareholders. Due to Mr. Wirth’s and his family members’ interests in the Seller, the Audit Committee of the Board of Trustees concluded that this transaction was a related party transaction, considered such transaction in accordance with our Related Party Transactions Policy, and determined that it was fair to the Trust and its shareholders. The independent Trustees of our Board also met on February 3, 2014. Both the Audit Committee and the independent Trustees of our Board concluded that purchase price of Fort Worth/Dallas Partnership, which is based on the audited book value as of January 31, 2014, is significantly less than the market value of the Hotel Trinity property. The Audit Committee of the Board of Trustees recommended, by unanimous vote, to our Board of Trustees to approve our purchase of 51% of the partnership interests of Fort Worth/Dallas Partnership recognizing that the transaction is with a related party. On February 3, 2014, the independent members of our Board of Trustees voted unanimously to approve this acquisition, subject to the Lender’s consent to the acquisition and shareholder approval of the issuance of our Shares of Beneficial Interest as consideration for the acquisition (this Proposal No. 2).

On February 12, 2014, a lender-ordered third-party appraisal was completed on Hotel Trinity. Singleton & Lee Real Estate Appraisers and Consultants determined the fair market value of the property to be $3,800,000. Completed by a Certified General Real Estate Appraiser, the appraisal report was prepared in conformity to the Uniform Standards of Professional Appraisal Practice (USPAP), as established by the Appraisal Foundation and with the requirements of the Code of Ethics and Standards of Professional Practice of the Appraisal Institute. In completing the appraiser, Singleton & Lee assumed that all information provided by management was deemed reliable and accurate. The market value of Hotel Trinity of $3,800,000 does not take into account Fort Worth/Dallas Partnership’s liabilities of $690,453, including a mortgage of $492,184 on Hotel Trinity held by the Hotel Trinity Lender.

On March 1, 2014, the Trust and Partnership entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Ontario entity for $10,000 per unit. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 235 (and potentially up to 275 if the overallotment is exercised) units. The Trust and Partnership agreed to hold at least 50.1% of the outstanding limited partnership units in the Ontario entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on March 24, 2014. This Trust’s equity is expected to increase by $1,151,500 to $1,347,500 as a result of this offering.

On March 24, 2014, both our Audit Committee and our Board of Trustees met to discuss the appraisal and the overall proposed acquisition transaction, determined that the value of the property exceeded our purchase price, and, therefore, believed that transaction was in the best interests of our shareholders, enabling the Trust, together with our Albuquerque, Tucson and Ontario syndications, to increase its shareholders’ equity to meet the NYSE MKT’s requirements. The independent Trustees of the Board also met to discuss the transaction and reached the same determination.

On March 24, 2014, the Trust entered into the Purchase Agreement with the Seller, an affiliate of Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder, to purchase 51% of the partnership interests of Fort Worth/Dallas Partnership, upon the terms and conditions set forth in the Purchase Agreement. The Purchase Agreement was unanimously approved by our Audit Committee and by our independent Trustees. In addition, the RRF Limited Partnership Agreement was amended to facilitate this acquisition by eliminating the requirement for the Trust to contribute its 51% of the partnership interests of Fort Worth/Dallas Partnership, when and if acquired, to the Partnership in exchange of additional general partner interests in the Partnership. In this proxy statement, we are seeking shareholder approval for the issuance of our Shares of Beneficial Interest in connection with this acquisition.

Reasons for the Acquisition and Recommendations of Our Board of Trustees

As explained above, on January 8, 2013, the Trust received a letter from the NYSE MKT informing the Trust that the staff of the NYSE MKT’s Corporate Compliance Department has determined that the Trust is not in compliance with Section 1003(a)(ii) of the NYSE MKT Company Guide due to the Trust having stockholders’ equity of less than $4.0 million, which is an equity threshold that applies when a company had net losses in three of its four most recent fiscal years. On May 2, 2013, the Trust received another letter from the NYSE MKT informing the Trust that the Trust is not in compliance with an additional continued listing standard of the NYSE MKT, Section 1003(a)(iii) of the NYSE MKT Company Guide, due to the Trust having stockholders’ equity of less than $6.0 million, which is the highest equity threshold that applies when a company had net losses in five consecutive fiscal years as of January 31, 2013. The Trust submitted a plan to the NYSE MKT setting forth how it intended to regain compliance with the NYSE MKT’s continued listing standards.

On September 10, 2013, our Chief Financial Officer provided an updated plan for regaining compliance with the NYSE MKT’s continued listing requirements to the Board of Trustees, which included forecasted shareholders’ equity estimates from July 2013 through April 2014 assuming already planned syndications of our Tucson and Albuquerque properties and our estimated financial performance of our hotels. The Trustees discussed the implications of not meeting the NYSE MKT’s shareholders’ equity requirements. The Trustees reviewed each of our potential solutions in detail and concluded that purchasing 51% of the partnership interests of Fort Worth/Dallas Partnership and issuing the Trust’s Shares of Beneficial Interest as acquisition consideration was one of the best financial solutions coupled with completing additional equity syndications.

The Audit Committee and the Board believe, together with additional Albuquerque, Tucson and Ontario equity syndications planned by the Trust, the acquisition, if completed, will increase our equity enabling us to regain compliance with Section 1003(a)(iii) of the NYSE MKT Company Guide, which requires the Trust to have shareholders’ equity of at least $6.0 million, the highest equity threshold required by the NYSE MKT, because the Trust had net losses in five consecutive fiscal years as of January 31, 2013.

If we fail to comply with the NYSE MKT’s shareholders’ equity requirements by July 8, 2014, the Trust will likely be delisted by the NYSE MKT, and, as a result, our Shares of Beneficial Interest could potentially lose significant value.

In evaluating the acquisition and arriving at their determinations, both the Audit Committee of the Board of Trustees and our Board of Trustees consulted with management and legal advisors, reviewed an appraisal of Hotel Trinity, and gave significant consideration to a number of factors bearing on their decision. In assessing the acquisition and reaching its determinations, the Board of Trustees considered the following material factors and risks:

●

If the acquisition is not completed, we will most likely not be able to maintain sufficient shareholders’ equity to regain compliance with the NYSE MKT’s continued listing standards and to maintain our listing on the NYSE MKT.

●

If we fail to comply with Section 1003(a)(iii) of the NYSE MKT Company Guide, requiring that we have at least $6 million in shareholders’ equity, by July 8, 2014, the Trust will likely be delisted from the NYSE MKT and the overall market value of the Trust could significantly decrease, thereby reducing the market value of your Shares of Beneficial Interest.

●	The potential benefits sought in the acquisition might not be fully realized, including the potential impact on the Trust’s shareholders’ equity.

●

Even if the acquisition is completed, we may be unable to regain compliance with the NYSE MKT’s shareholders’ equity requirements if our planned equity syndication of our Albuquerque, Tucson and Ontario entities are not successful or are less successful than expected.

●	Even if the acquisition is completed, it may not be a long-term solution to our NYSE MKT’s shareholders’ equity issues if Fort Worth/Dallas Partnership continues to be unprofitable.

●

If we are unable to integrate the combined operations into a cohesive operating unit in a timely manner, or if Fort Worth/Dallas Partnership has net losses in future years, the anticipated benefits of the acquisition may not be realized in a timely fashion, or at all, the anticipated benefits may not last as long as expected, and our existing business may be adversely affected.

●

Appraised Value of Property. Based on accounting rules, the Trust is purchasing 51% of Fort Worth/Dallas Partnership from the Seller at Net Book value, not the appraisal value of the property. A recent third-part appraisal of the property is included in Annex E. The appraisal value of Hotel Trinity was $3,800,000, which exceeds the Net Book value of $1,662,728. The appraisal value of Hotel Trinity does not take into account Fort Worth/Dallas Partnership’s liabilities of $690,453, including a mortgage of $492,184 held by the Hotel Trinity Lender. There is no assurance, however, that the property has not and/or will not decrease in value. Cash flow assumptions used in the appraisal indicate estimates for net operating income. Actual results will vary.

●	The ownership of our existing shareholders will be diluted by the issuance of additional Shares of Beneficial Interest in connection with the acquisition.

●

Our ability to pay future cash dividends to our shareholders, if any, and their amounts, will be dependent in part to our overall market value, which may be impacted by issuance of additional Shares of Beneficial Interest as consideration for the acquisition. The market value of the Trust is also likely to decrease significantly if the Trust is delisted from the NYSE MKT as we are unlikely to be able to list on another stock exchange.

●	Our Shares of Beneficial Interest to be issued to the Seller will be entitled to receive any dividends that we declare on our Shares of Beneficial Interest.

●

The acquisition will further increase the influence of Mr. Wirth and his family members over the Trust as we will issue additional Shares of Beneficial Interest as acquisition consideration to the Seller, Mr. Wirth’s affiliate.

●

Due to Mr. Wirth’s and his family members’ interests in the Seller, Mr. Wirth and his family members have interests in this acquisition that are in addition to the interests of our other shareholders, which may influence them to support the acquisition.

●

Although concentration of share ownership by Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder, may prevent other shareholders from influencing significant corporate decisions, Mr. Wirth already owns 56.13% of our outstanding Shares of Beneficial Interest and exercises substantial influence over significant corporate decisions.

●

The market price of our Shares of Beneficial Interest may be negatively impacted, and there may be a potential dilutive effect on the price, if revenue expectations of Fort Worth/Dallas Partnership are not met or if the net losses incurred by Fort Worth/Dallas Partnership are greater than expected.

●

The market price and trading volume of our Shares of Beneficial Interest may fluctuate significantly between the measurement date of the Purchase Agreement and the completion of the acquisition. These variations may be caused by, among other factors, responses to the risks described in this proxy statement, market expectations of the likelihood that the acquisition will be completed and its timing, and the market’s perception of the merits of the acquisition or the prospects for the combined company’s post-acquisition operations.

●

Fort Worth/Dallas Partnership has not previously had to evaluate and publicly report on its internal control over financial reporting. If our management identifies any material weakness in Fort Worth/Dallas Partnership’s internal controls that are not remedied, we will be unable to assert that our internal controls are effective. Any failure to have effective internal control over financial reporting or disclosure controls and procedures covering the combined business post-acquisition could cause investors to lose confidence in the accuracy and completeness of our financial reports or otherwise result in a material adverse effect on our business or decline in the market price of our Shares of Beneficial Interest post-acquisition.

●

The acquisition will result in significant costs to us, whether or not it is completed, which could result in a reduction in our income and cash flows. We will be required to pay our costs related to the acquisition even if the acquisition is not completed, such as amounts payable to legal advisors, third-party appraisers and independent accountants, and such costs will be significant.

In addition, the Audit Committee and the Board considered that we and Fort Worth/Dallas Partnership are subject to various risks associated with our respective businesses and operational risks common in the hospitality industry, which include the following:

●	Our ability to timely meet financial obligations, including present and future debt obligations, all refinance due dates and extension of our line of credit;

●	Changes in occupancy and room rates achieved by our hotels and by competitive area hotels;

●	Desirability of a hotel’s geographic location and changes in traffic patterns;

●	Changes in general and local economic and market conditions, which can adversely affect the level of business and leisure travel, and therefore the demand for lodging and related services;

●	Changes in the number of hotels operating under specific franchised brands;

●	Increases in costs due to inflation may not be able to be totally offset by increases in room rates;

●	Over-building in our sectors of the hotel industry and/or in our geographic region, which could lead to excess supply compared to demand, and to decreases in hotel occupancy and/or room rates;

●	Changes in travel patterns and travel costs affected by fuel prices;

●	Changes in governmental regulations that influence or determine wages, prices travel costs or construction costs;

●

Other unpredictable external factors, such as natural disasters, war, terrorist attacks, epidemics, airline strikes, transportation and fuel price increases and severe weather, which may reduce business and leisure travel;

●	The need to periodically repair and renovate our hotels at a cost at or in excess of our standard 4% reserve;

●	Increases in the cost of labor, energy, healthcare, insurance and other operating expenses resulting in lower operating margins;

●	Our ability to retain key personnel;

●	The financial condition of franchisors, brand membership companies and travel related companies; and

●	Our ability to develop and maintain positive relations with current “Best Western Plus” or “Best Western” and potential future franchisors or brand membership companies.

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that management is not aware of or focused on or that management currently deems immaterial may also impair our business operations and negatively affect us.

Appraisal of Hotel Trinity

On February 12, 2014, a lender-ordered third-party appraisal was completed on Hotel Trinity. Singleton & Lee Real Estate Appraisers and Consultants determined the fair market value of the property was $3,800,000. Completed by a Certified General Real Estate Appraiser, the appraisal report was prepared in conformity to the Uniform Standards of Professional Appraisal Practice (USPAP), as established by the Appraisal Foundation and with the requirements of the Code of Ethics and Standards of Professional Practice of the Appraisal Institute. In completing the appraiser, Singleton & Lee assumed that all information provided by Management was deemed reliable and accurate. The fair market value of the property does not take into account Fort Worth/Dallas Partnership’s liabilities of $690,453, including a mortgage of $492,184 on Hotel Trinity held by the Hotel Trinity Lender.

The appraiser assumed that that all information that management provided was complete, accurate and correct. The valuation conclusions contained in the appraisers’ report assumed that the property is immediately available for sale and that a detailed professional marketing package would be prepared and distribute regionally and nationally. In addition, the appraiser assumed the property was free and clear of any encumbrances and ground leases. The appraiser inspected a total of nine guest suites representing the hotel’s different room types.

Our Board of Trustees

The independent members of our Board of Trustees believe that the Purchase Agreement and the acquisition contemplated by the Purchase Agreement, including the issuance of our Shares of Beneficial Interest to the Seller, an affiliate of Mr. Wirth, as the consideration, is fair to and in the best interests of the Trust and its shareholders. In reaching these conclusions, our Board considered the unanimous recommendation of the Audit Committee of the Board of Trustees and the factors described above.

We do not intend this discussion of the information and factors considered our Board of Trustees to be exhaustive, although this discussion does include all material factors considered by the Audit Committee of the Board of Trustees and the independent members of our Board of Trustees. In reaching their determination to approve the acquisition, the Audit Committee of the Board of Trustees and the independent members of our Board of Trustees did not assign any relative or specific weights to the factors considered, and individual Trustees might have weighted factors differently. In addition, there can be no assurance that the potential synergies, opportunities or other benefits considered by either the Audit Committee of the Board of Trustees and/or the independent members of our Board of Trustees will be achieved by the completion of the acquisition of Fort Worth/Dallas Partnership.

Management Following the Acquisition

We presently have no plans to change the composition of our Board of Trustees or to change any of our executive officers as a result of the acquisition.

Effect on Our Existing Shareholders

The issuance of the Shares of Beneficial Interest underlying the payment of the consideration amount will result in a dilution in the ownership percentage of Shares of Beneficial Interest held by our current shareholders. As of the record date for this Annual Meeting, there were 9,068,055 Shares of Beneficial Interest issued and outstanding. Based on our outstanding Shares as of the record date and based on the issuance of the number of shares as the acquisition consideration to be delivered at closing, following the acquisition, Mr. Wirth and his family members will own approximately 68.69%, and our pre-transaction shareholders will own approximately 31.31%, of our outstanding Shares of Beneficial Interest.

The Seller is an “accredited investor” as that term is defined in Regulation D under the Securities Act. The Seller is acquiring the Shares of Beneficial Interest under the Purchase Agreement solely for the Seller’s respective account and for investment and not with a view toward the distribution thereof. The Shares of Beneficial Interest issued to the Seller under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

For information regarding Mr. Wirth’s stock ownership in our Trust, please see the section titled “Interests of Certain Persons in Matter to be Acted Upon below.”

Interests of Certain Persons in Matter to be Acted Upon

Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder, is a managing member of the Seller and with his family members, including Ms. Barnhill, our Vice-Chairman of the Board, President and Chief Operating Officer, owns 100% of the Seller. If the acquisition is completed, Mr. Wirth and his family members will receive approximately 530,791 additional Shares of Beneficial Interest of the Trust on the closing date. Mr. Wirth will be deemed to be the beneficial owner of all of these Shares as a result of his ownership interest in the Seller.

Mr. Wirth’s share ownership in the Trust will increase from approximately 56.13% currently to approximately 58.55% after completion of the acquisition. As our largest shareholder, Chief Executive Officer and Chairman of the Board, Mr. Wirth will continue to have significant influence over matters requiring approval of our shareholders, including the election and removal of Trustees, and over the outcome of corporate actions, including a change in control of the Trust, a business combination involving the Trust, the incurrence of indebtedness, the issuance of equity securities and the payment of dividends.

No Appraisal or Dissenters’ or Preemptive Rights for Our Shareholders

Under Ohio law, holders of our Shares of Beneficial Interest are not entitled to dissenters’ or appraisal rights in connection with the acquisition. Neither Ohio law nor our Declaration of Trust provide preemptive rights to our shareholders with respect to the Shares of Beneficial Interest that we will issue to the Seller in the acquisition.

Approvals

The acquisition is subject to the filing of this proxy statement with the SEC, shareholder approval of Proposal No. 2 and the Hotel Trinity Lender’s consent to the acquisition. In addition, the Trust may seek approval of the NYSE MKT for the listing of additional Shares of Beneficial Interest to be issued as acquisition consideration on the NYSE MKT.

Status of Shares Issued in the Acquisition

Our Shares of Beneficial Interest issued to the Seller as consideration for the acquisition of 51% of the partnership interests of Fort Worth/Dallas Partnership will not be registered under the Securities Act in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act for the issuance of shares not involving a public offering. Accordingly, SEC rules provide that the shares may not be resold in the public market for at least six months after the acquisition. Thereafter, any sales of those shares in the public market by a shareholder who is a director, executive officer or controlling shareholder of the Trust will be subject to public availability of certain financial and other information about us, and the volume and manner of sale limitations set forth in SEC Rule 144.

Estimated Fees and Expenses of the Acquisition

Whether or not the acquisition is completed, generally, each party to the Purchase Agreement will pay its own costs and expenses. If either party elects to not complete the acquisition as outlined in the Purchase Agreement and described in “Material Terms of the Purchase Agreement — Termination of the Purchase Agreement,” that party will not be required to pay any termination fees.

The additional estimated total fees and expenses to be incurred by us and Fort Worth/Dallas Partnership in connection with the acquisition are approximately as follows (all of which amounts are based on estimates available to us or Fort Worth/Dallas Partnership, as the case may be, as of the date of this proxy statement and remain subject to change):

Description	Trust	Hotel Trinity
Legal Fees and Expenses	85,000	-
Audit and Accounting Fees and Expenses	-	40,000
Printing and Mailing Costs	5,000	-
Total:	90,000	40,000

The Trust has agreed to reimburse Fort Worth/Dallas Partnership for any audit and accounting fees relating to this acquisition as Fort Worth/Dallas Partnership would not have otherwise needed to audit its financial statements.

Required Vote

The approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the Shares of Beneficial Interest cast at the Annual Meeting.

If our shareholders do not approve Proposal No. 2, we will not be able to complete the acquisition on the terms currently contemplated by the Purchase Agreement.

Recommendation of Our Board of Trustees

The Audit Committee and independent members of our Board of Trustees unanimously approved the Purchase Agreement and the acquisition pursuant to the terms of the Purchase Agreement, including the issuance of our Shares of Beneficial Interest to the Seller, an affiliate of Mr. Wirth, as the consideration, and believe that the acquisition pursuant to the terms of the Purchase Agreement is in our and our shareholders’ best interests. For a description of the factors considered by the Audit Committee and our Board in making their determination with respect to the acquisition, please see the section titled “Reasons for the Acquisition and Recommendations of Our Board of Trustees” above.

Our Board of Trustees recommends that you vote “FOR” the proposal to approve the issuance of our Shares of Beneficial Interest as consideration for our acquisition of 51% of the partnership interests of Fort Worth/Dallas Partnership.

MATERIAL TERMS OF THE PURCHASE AGREEMENT

The following is a brief summary of the material terms of the Purchase Agreement. This summary is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this proxy statement as Annex A. We urge you to read the Purchase Agreement carefully.

General

On March 24, 2014, the Trust entered into the Purchase Agreement with the Seller, an affiliate of Mr. Wirth, our Chairman of the Board of Trustees, Chief Executive Officer and largest shareholder, to purchase 51% of the partnership interests of Fort Worth/Dallas Partnership, upon the terms and conditions set forth in the Purchase Agreement.  Fort Worth/Dallas Partnership is in the hospitality business and operates a 168-suite hotel in the Fort Worth/Dallas area known as Hotel Trinity.  The Purchase Agreement was unanimously approved by our independent Trustees.

If at the Annual Meeting shareholders approve Proposal No. 2 included in this proxy statement, the acquisition is expected to close in late June 2014.

Consideration

As consideration for the purchase of the 51% of the partnership interests of Fort Worth/Dallas Partnership, we will pay to the Seller an aggregate purchase price of 51% of the book value of the Net Assets of Fort Worth/Dallas Partnership as of the January 31, 2014 (the “Purchase Price”).  The “Net Assets” means the total book value of the assets of Fort Worth/Dallas Partnership less any outstanding book value of all of Fort Worth/Dallas Partnership’s liabilities.  The liabilities of $690,453 include a mortgage of $492,184 on Hotel Trinity held by the Hotel Trinity Lender. We will pay to the Seller at the Purchase Price the equivalent value of the Shares of Beneficial Interest of the Trust.  The number of Shares to be issued will be determined by dividing the Purchase Price by the average daily closing price of the Shares of Beneficial Interest during the month of January 2014 (that is, $1.5976 per Share).  We expect to issue approximately 530,791 Shares of Beneficial Interest to the Seller for the purchase of the 51% of the partnership interests of Fort Worth/Dallas Partnership.

Representations and Warranties

The Purchase Agreement contains customary representations and warranties by us and the Seller regarding Fort Worth/Dallas Partnership, relating to, among other things, corporate organization and similar corporate matters, capitalization and authority to enter into the Purchase Agreement and the transactions contemplated by the Purchase Agreement. We also provided representations and warranties regarding our Shares of Beneficial Interest. In addition, the Purchase Agreement includes representations and warranties to us by the Seller as to:

●	material changes or events affecting Fort Worth/Dallas Partnership;
●	disputes with any significant customers or vendors of Fort Worth/Dallas Partnership;
●	title to, claims regarding, and maintenance of business assets of Fort Worth/Dallas Partnership, including its real property;
●	whether the acquisition or the Purchase Agreement will result in any conflict with or violation of any organizational documents or material agreements of Fort Worth/Dallas Partnership and the Seller;
●	litigation matters regarding Fort Worth/Dallas Partnership, including environmental claims;
●	required consents and approvals for entering into the Purchase Agreement and consummating the acquisition;
●	broker or finder’s fees payable by Fort Worth/Dallas Partnership in connection with the acquisition; and
●	compliance with securities laws by the Seller in connection with the acquisition consideration.

The representations and warranties are, in many respects, qualified by materiality and were made only for the purposes of the Purchase Agreement and as of specific dates but their accuracy forms the basis of one of the conditions to our obligation to complete the acquisition. Any claim for a breach of the representations and warranties related to the organization of Fort Worth/Dallas Partnership, the capitalization of Fort Worth/Dallas Partnership, the enforceability and authority of Fort Worth/Dallas Partnership and the Seller to consummate the acquisition, the consents and approvals, and no conflicts and defaults will survive indefinitely. The remainder of the Seller’s representations and warranties survive the acquisition for a twelve-month period following the closing date.

Conduct of the Business Pending the Consummation of the Acquisition

The Purchase Agreement contains covenants and agreements that govern the actions of Fort Worth/Dallas Partnership and the Seller until the acquisition is consummated or the Purchase Agreement is terminated. These covenants and agreements provide that, unless otherwise agreed by the parties, Fort Worth/Dallas Partnership will conduct its business in the ordinary course of business consistent with past practices.

Pursuant to the terms of the Purchase Agreement, Fort Worth/Dallas Partnership, in effect, will operate its business in substantially the same manner as it operated its business prior to the signing of the Purchase Agreement, including, without limitation, by undertaking normal efforts to collect accounts receivable and pay accounts payable and other obligations of Fort Worth/Dallas Partnership and to maintain its real property in the ordinary course of business consistent with past practices.

Closing Date and Effective Time

The closing of the acquisition will take place as soon as practicable but no later than five business days after shareholder and approval of Proposal No. 2 and the NYSE MKT’s approval is obtained (the “Closing Date”), unless the parties otherwise agree. The acquisition is also subject to obtaining the Hotel Trinity Lender’s consent to the acquisition. The closing will be effective as of the Closing Date and only after the satisfaction of the conditions of closing set forth in the Purchase Agreement.

Termination of the Purchase Agreement

At any time before the closing of the acquisition, we, on the one hand, and the Seller, on the other hand, may terminate the Purchase Agreement without completing the acquisition by mutual consent in writing. Each of us also can, unilaterally, terminate the Purchase Agreement under various circumstances. In addition, if the acquisition is not closed by July 31, 2014, then, subject to certain conditions set forth in the Purchase Agreement, either we or the Seller may withdraw from the Purchase Agreement with a 30-day advance written notification to the other party.

Expenses

Each party will pay its own costs and expenses incurred in connection with the Purchase Agreement regardless of whether the acquisition is consummated.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA

COMBINED PER SHARE DATA

The information below reflects the historical net income per Share of our Shares of Beneficial Interest and the unaudited pro forma net income per Share of the Trust after giving effect to the acquisition of 51% of the partnership interests of Fort Worth/Dallas Partnership.

You should read the tables below in conjunction with:

•	Our historical audited financial statements of the Trust, and the related notes, in the accompanying Form 10-K for the year ended January 31, 2014, attached to this proxy statement as Annex B;

•	The historical financial statements of Fort Worth/Dallas Partnership and the related notes, attached to this proxy statement as Annex C; and

•	The unaudited pro forma condensed consolidated financial information attached to this proxy statement as Annex D.

	Historical Pro Forma		Combined
	Twelve Months		Twelve Months
	Ended		Ended
	January 31, 2014		January 31, 2014
	InnSuites Hospitality	Fort Worth/Dallas
	Trust	Suite Hospitality Partnership	Combined
Basic net loss per share(1)	$(0.12)	$-	$(0.13)
Diluted net loss per share	$(0.12)	$-	$(0.13)
Shares used in the computation of basic net loss per share(2)	8,368,416	-	8,899,207
Shares used in the computation of diluted net loss per share(2)	8,368,416	-	8,899,207

(1)	Net loss per share – basic is computed by dividing consolidated net loss by the weighted average number of Class A Units available for beneficial interest during the period.

(2)

Pro forma combined net loss per share reflects a pro forma adjustment that are set forth in the footnotes to the Unaudited Pro Forma Condensed Consolidated Statements of Income in Annex D. This adjustment, in total, increases the consolidated pro forma net loss by $52,892 basic and diluted net loss per share, for the fiscal year ended January 31, 2014.

OTHER MATTERS

The Trustees know of no matters to be presented for action at the Annual Meeting other than those described in this proxy statement.  Should other matters properly come before the Annual Meeting, the Shares of Beneficial Interest represented by proxies solicited hereby will be voted with respect thereto in accordance with the best judgment of the proxy holders.

OTHER INFORMATION

Shareholder Proposals

If a shareholder intends to present a proposal at the 2015 Annual Meeting of Shareholders, it must be received by us for consideration for inclusion in our proxy statement and form of proxy relating to that meeting on or before January 20, 2015 unless the date of the next year’s annual meeting changes by more than 30 days from the date of this year’s meeting, in which case the deadline for submission of shareholder proposals will be a reasonable time before we begin to print and send proxy materials.  A shareholder who wishes to present a proposal at the 2015 Annual Meeting, but does not wish to have that proposal included in our proxy statement and form of proxy relating to that meeting, must notify us of the proposal before April 5, 2014 unless the date of the next year’s annual meeting changes by more than 30 days from the date of this year’s meeting, in which case we must receive a notice of the proposal a reasonable time before we send proxy materials.  Shareholders should submit their proposals to InnSuites Hospitality Trust, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020, Attention: Secretary.  If notice of the proposal is not received by us by the date specified herein, then the proposal will be deemed untimely and we will have the right to exercise discretionary voting authority and vote proxies returned to us with respect to that proposal.

By order of the Board of Trustees

/s/ MARC E. BERG
May 20, 2014	Secretary

 Annex A

Partnership Interests Purchase Agreement,

dated as of March 24, 2014

Stock during the month of January 2014 as published on The Wall Street Journal's website www.wsj.com.

2.2 Company Financials. Within (30) days following the Measurement Date, the Buyer shall prepare or cause to be prepared a balance sheet of the Company as of the Measurement Date and an income statement of the Company for the twelve-month period ending on the Measurement Date (the "Draft Company Financials") and shall deliver the Draft Company Financials to the Seller. The Buyer agrees to have a Certified Public Accounting Firm registered with Public Company Accounting Oversight Board (the "CPA Firm") audit the Draft Company Financials. Any adjustments found by the CPA Firm or adjustments discovered by the Buyer during the CPA's financial audit ("financial adjustments") shall adjust the Purchase Price. The Buyer shall adjust the Draft Company Financials by the financial adjustments and notify the Seller immediately of any financial adjustments. Once the financial audit has been completed, the Seller shall, within five (5) days following receipt of the audited Draft Company Financials, notify the Buyer in writing whether the Seller disputes any item set forth in the audited Draft Company Financials that impacts the Purchase Price, providing reasonable details with respect to each such disputed item. If the Seller does not timely notify the Buyer of a dispute, the Draft Company Financials shall be deemed agreed to by the Seller and shall be final and binding on the parties. Each party shall provide to the other party all documents, information and assistance that may be reasonably requested in connection with the preparation of the Draft Company Financials or the review thereof. Within ten (10) business days after the submission by the Seller of any notice of dispute, the parties will attempt in good faith to resolve any disputed items. If they are unable to do so, the remaining disputed items will be referred to an accounting firm of regional standing (other than the CPA Firm) agreed to by the parties (the "Accountants"). If the Accountants find in favor of one party on all items in dispute, the other party shall bear the entire cost of the Accountants. In all other cases, the parties will share the cost of the Accountants in inverse proportion to the extent to which the resolution by the Accountants corresponds with the position taken by each party, all as determined by the Accountants. The determination by the Accountants of the disputed items (and of the manner in which the cost of the Accountants shall be shared) will be binding on the parties.

2.3 Legend. Each certificate evidencing any Stock issued to the Seller pursuant to this Agreement shall bear the following legend, or a legend of similar effect:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL, SATISFACTORY TO INNSUITES HOSPITALITY TRUST, THAT THERE IS AN AVAILABLE EXEMPTION FROM REGISTRATION.

The legend set forth above shall be removed and the Buyer shall promptly issue a certificate without such legend to the Seller if: (i) such shares of Stock are registered for resale

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under the Securities Act of 1933, as amended (the "Securities Act"); (ii) in connection with a sale transaction, the Seller provides the Buyer with an opinion of counsel reasonably acceptable to the Buyer to the effect that a public sale, assignment or transfer of such shares of Stock may be made without registration under the Securities Act; or (iii) the Seller provides the Buyer with reasonable assurances that such shares have been or are being sold in compliance with Rule 144.

2.4 NYSE MKT Listing of Stock. The Buyer shall use its commercially reasonable efforts to cause all Stock issued to the Seller as of the Closing Date to be listed on the NYSE MKT, subject to any requirements of the NYSE MKT.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyer, as of the date of this Agreement and the Closing Date, as follows:

3.1 Organization. The Company is a general partnership duly organized in the State of Arizona, validly existing and in good standing under the laws of Maricopa County and the State of Arizona, and is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its Business requires such qualification.

3.2 Authority. The Company has all power and authority necessary to conduct its Business as presently and ordinarily conducted. The Seller has the requisite power and authority to enter into and perform its obligations under this Agreement, the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Seller, and this Agreement and the other documents executed by the Seller that are to be delivered on the Closing Date will, when executed, constitute valid and binding obligations of the Seller in accordance with their respective terms.

3.3 Capitalization. The Seller owns 51% of the Partnership Interests of the Company free and clear of any and all Encumbrances. All of the issued and outstanding Partnership Interests of the Company are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding warrants, options or other rights to purchase, or rights under debentures or other instruments for conversion into, any Partnership Interests of the Company or any other equity securities of the Company.

3.4 No Material Adverse Change; Customers; Vendors. There has been no material adverse change in the assets, financial condition or performance of the Business since January 31, 2014 and there are no material outstanding disputes with any significant customers or vendors of the Company.

3.5 Business Assets. The Company, in the operation of the Business, has good and marketable title to the real property (the "Real Property"), personal property, furniture, fixtures, equipment and all other assets (collectively, the "Business Assets") used by it in the operation of the Business. The Business Assets have been properly maintained in a manner consistent with reasonable business practices and are in good condition and repair, normal wear and tear excepted. The Business Assets, including, without limitation, all building mechanical systems,

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and information technology systems, are not in need of any material repairs. The Business Assets constitute all of the physical assets that are necessary to operate the Business as it has been conducted during the past one (1) year prior to the Closing Date. The Seller further represents the following:

(a) To the knowledge of the Seller, all utility services required by applicable law for the normal operations of the Business, including electric, gas, water supply, storm and sanitary sewer facilities, telephone lines and fire protection facilities, currently serve the Real Property;

(b) The Seller has received no outstanding written notice from any governmental authority having jurisdiction over any portion of the Real Property that the Real Property or the present use of the Real Property currently fails to comply with any applicable laws, orders, permits or restrictions of any governmental authority having jurisdiction over any portion of the Real Property;

(c) There are no pending or, to the knowledge of the Seller, threatened condemnation, fire, health, safety, environmental, building, zoning or other land use actions relating to any portion of the Real Property that would adversely affect the current use or occupancy thereof, nor has the Seller received written notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property; and

(d) The Seller has performed routine maintenance of the Real Property consistent with past practices.

3.6 No Defaults. Neither the execution and delivery by the Seller of this Agreement nor the consummation by the Seller of the transactions contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, constitutes a violation of or will conflict with or result in breach of or any default under the terms, conditions or provisions of any applicable law, or of the certificate of formation, partnership agreement or limited liability company agreement, as applicable, of the Company or the Seller, or of any agreement or instrument to which the Company or the Seller is a party or by which either of them is bound or that affects the Real Property, or result in any Encumbrance on any of the assets, properties or rights of the Company or result in the acceleration of the due date of any obligation of the Company or could reasonably be expected to have a material adverse effect on the Business of the Company.

3.7 Litigation. There is no material action, suit, proceeding, order or investigation pending or, to the knowledge of the Seller, threatened by or against the Company or the Seller related to the Business, including any claims related to environmental matters. In the past one (1) year, there has been no material action, suit, proceeding, order or, to the knowledge of the Seller, investigation by or against the Company or the Seller, including any claims related to environmental matters.

3.8 Consents and Approvals. The Seller has obtained all required consents and approvals for entering into this Agreement and consummating all transactions contemplated by this Agreement, including without limitation (a) approval of this Agreement and the sale of the

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Seller's 51% of the Partnership Interests of the Company to the Buyer by the requisite percentage of the Seller's members and (b) approval of this Agreement and the sale of the Seller's 51% of the Partnership Interests of the Company to the Buyer by all partners of the Company.

3.9 Brokers. There is no broker or finder or similar person who would have any valid claim against the Buyer or any of its subsidiaries or shareholders for a fee or brokerage commission in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by the Seller or the Company.

3.10 Securities Law Compliance. The Seller is an "accredited investor" as that term is defined in Regulation D under the Securities Act. The Seller is acquiring the Stock under this Agreement solely for the Seller's respective account and for investment and not with a view toward the distribution thereof. The Seller understands that the Stock issued to the Seller under this Agreement will not be registered under the Securities Act or any state securities laws and that the Buyer will have no obligation to register such Stock.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller, as of the date of this Agreement and the Closing Date, as follows:

4.1 Organization. The Buyer is a business trust duly organized, validly existing and in good standing under the laws of the State of Ohio, with the requisite power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

4.2 Authority. Subject to Sections 6.4 and 6.5, (a) the Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement; (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Buyer; and (c) assuming the due authorization, execution and delivery by the Seller, this Agreement and the other documents executed by the Buyer that are to be delivered on the Closing Date will, when executed, constitute valid and binding obligations of the Buyer in accordance with their respective terms.

4.3 Buyer Capitalization. The Buyer currently has an unlimited number of shares of Stock available for issuance under its declaration of trust. As of the date hereof, the Buyer has 9,068,055 shares of Stock issued and outstanding.

4.4 Buyer Stock. Subject to the Shareholder Approval and the NYSE MKT Approval, in each case as hereinafter defined, the Stock issuable to the Seller pursuant to this Agreement has been duly authorized and, when issued to the Seller pursuant to this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any and all Encumbrances (other than restrictions upon transfer imposed generally by applicable securities laws and restrictions set forth in any shareholder or similar agreement entered into by the Seller). Assuming the accuracy of the representations set forth in Section 3.10, the Stock issuable to the

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Seller hereunder will be issued in compliance with all applicable federal and state securities laws.

5. COVENANTS.

5.1 Commercially Reasonable Efforts to Satisfy Conditions to Closing. The Buyer and the Seller shall use their respective commercially reasonable efforts to satisfy the conditions to closing set forth in Sections 6 and 7 that are applicable to them.

5.2 Affirmative Covenants. From the date hereof until the Closing Date, except as otherwise expressly provided herein, the Seller will cause the Company to conduct the Business only in the ordinary course of business consistent with past practices, including, without limitation, by undertaking normal efforts to collect accounts receivable and pay accounts payable and other obligations of the Company and to maintain the Real Property in the ordinary course of business and in accordance with past practices.

6. CONDITIONS TO OBLIGATIONS OF THE BUYER. The Buyer's obligation to complete the transactions contemplated by this Agreement is subject to the satisfaction on or before the Closing Date of all of the following conditions:

6.1 Performance of Agreements. The Seller shall have performed all of the obligations to be performed by it under this Agreement.

6.2 Representations and Warranties. The representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects.

6.3 No Injunction. No temporary restraining order or preliminary or final injunction prohibiting the completion of the transactions contemplated by this Agreement shall have been issued and be in effect. No action, suit, proceeding, order or investigation shall be pending or threatened before any court or other governmental authority that, if adversely determined, would prevent the consummation of the transactions contemplated hereby, have a material adverse effect on the Business or impair the ability of the Buyer, after the Closing Date, to operate the Business.

6.4 Third Party Consents and Approvals. The following consents and approvals must be obtained:

(a) Approval of the issuance of Stock to the Seller pursuant to this Agreement by the requisite percentage of the Buyer's shareholders (the "Shareholder Approval"); and

(b) Approval by the NYSE MKT of the listing of the Stock issuable to the Seller pursuant to this Agreement (the "NYSE MKT Approval").

6.5 Appraisal. The independent third-party appraisal of the Real Property obtained by the Buyer shall demonstrate that the Purchase Price is at or below 50% of the fair market value of the Real Property.

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6.6 Documents Delivered. The Seller shall have delivered to the Buyer all of the documents required under Section 8.2.

7. CONDITIONS TO OBLIGATIONS OF THE SELLER. The Seller's obligations to complete the transactions contemplated by this Agreement is subject to the satisfaction on or before the Closing Date of all of the following conditions:

7.1 Performance of Agreements. The Buyer shall have performed all of the obligations to be performed by it under this Agreement.

7.2 Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects.

7.3 No Injunction. No temporary restraining order or preliminary or final injunction prohibiting the completion of the transactions contemplated by this Agreement shall have been issued and be in effect. No action, suit, proceeding, order or investigation shall be pending or threatened before any court or other governmental authority that, if adversely determined, would prevent the consummation of the transactions contemplated hereby.

7.4 Third Party Consents and Approvals. The following consents and approvals must be obtained: (a) the Shareholder Approval and (b) the NYSE MKT Approval.

7.5 Documents Delivered. The Buyer shall have delivered to the Seller all of the documents required under Section 8.3.

8. THE CLOSING.

8.1 Time and Location. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of the Buyer at 1625 E. Northern Avenue, Suite #105 as soon as practicable but no later than five (5) business days after the Shareholder Approval and the NYSE MKT Approval shall have been obtained (the "Closing Date"). The Closing will be effective as of the Closing Date and only after the satisfaction of the conditions of closing set forth in Sections 6 and 7. Subject to Section 9.5(c), if the transactions contemplated by this Agreement are not closed by July 31, 2014, then either the Buyer or the Seller may withdraw from this Agreement with a thirty (30)-day advance written notification to the other party.

8.2 Deliveries by the Seller. At the Closing, the Seller will deliver or cause to be delivered to the Buyer the following:

(a) Certificate as of a recent date from the Arizona Secretary of State attesting to the Company's existence and good standing;

(b) Copies of minute books and equity transfer records of the Company;

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(c) Instruments of assignment and any applicable certificates transferring the 51% of the Partnership Interests of the Company to the Buyer, duly executed by the Seller; and

(d) A certificate of the Seller to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

8.3 Deliveries by the Buyer. At the Closing, the Buyer will deliver or cause to be delivered to the Seller the following:

(a) A share certificate representing the number of shares of Stock issuable to the Seller pursuant to Section 2.1 of this Agreement, registered in the name of the Seller and bearing the legend required by Section 2.3 of this Agreement; and

(b) A certificate of an officer of the Buyer to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

8.4 Further Assurances. Each of the Buyer and the Seller agrees that it will, from time to time after the Closing Date, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by either party to carry out and fully effectuate the transactions contemplated by this Agreement.

9. SURVIVAL; INDEMNIFICATION; TERMINATION.

9.1 Survival of Representations and Warranties. The representations and warranties made by the Seller and the Buyer in this Agreement will survive the Closing Date and any investigation or inquiry made by either of them. However, any claim for the incorrectness or breach of the representations or warranties contained in this Agreement must be brought within the following periods: (a) with respect to the representations and warranties in Section 3.1 (Organization), Section 3.2 (Authority), Section 3.3 (Capitalization), Section 3.6 (No Defaults), Section 3.8 (Consents and Approvals), Section 4.1 (Organization) and Section 4.2 (Authority), without limitation as to time; and (b) with respect to all representations and warranties not referred to in clause (a) of this Section 9.1, as of the date that is twelve (12) months following the Closing Date.

9.2 Indemnification by the Seller. Subject to Section 9.1, the Seller will indemnify the Buyer and its subsidiaries, parent companies, affiliates, successors and assigns, for any loss, cost, liability, diminution in value, claim or expense (including reasonable attorneys' fees and expenses) ("Losses") that may be incurred by them as a result or arising out of (a) the incorrectness or breach of any of the representations or warranties made by the Seller in this Agreement or (b) the breach of any of the covenants made by the Seller in this Agreement. Subject to Section 10.10, this Section 9.2 shall be Buyer's sole recourse for any breach of this Agreement by the Seller.

9.3 Indemnification by the Buyer. Subject to Section 9.1, the Buyer will indemnify the Seller, and its successors and assigns, for any Losses that may be incurred by the Seller as a result or arising out of (a) the incorrectness or breach of any of the representations or warranties

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made by the Buyer in this Agreement or (b) the breach of any of the covenants made by the Buyer in this Agreement.

9.4 Notice and Defense of Claims. A party claiming indemnification under this Section 9 (the "Asserting Party") will give prompt written notice of the claim to the party from whom indemnification is being sought (the "Indemnifying Party") of the nature and basis of the claim. If the claim for indemnification arises out of a claim, action, suit or proceeding by a third party (a "Third Party Claim"), the Indemnifying Party may elect to assume the defense of the Third Party Claim at its own expense with counsel selected by the Indemnifying Party, which shall be reasonably satisfactory to the Asserting Party. If the Indemnifying Party assumes the defense of the Third Party Claim, the Indemnifying Party will not be liable for any fees or expenses of counsel for the Asserting Party incurred in connection with the Third Party Claim, unless there is a conflict of interest between the Asserting Party and the Indemnifying Party in connection with the Third Party Claim or the Indemnifying Party fails to reasonably pursue the defense of such Third Party Claim. If the Indemnifying Party does not assume the defense of the Third Party Claim, the Asserting Party will have the right to defend and settle the Third Party Claim. The Asserting Party and the Indemnifying Party will cooperate in the defense of any claim, action, suit or proceeding covered by this Section 9.4. The Asserting Party will make available to the Indemnifying Party all records and other materials reasonably required by the Indemnifying Party for use in contesting the Third Party Claim.

9.5 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time on or prior to the Closing Date: (a) by the written consent of the Buyer and the Seller; (b) by the Buyer or the Seller if any of the conditions of the other party set forth in Section 6 or Section 7, as applicable, have not been fulfilled or have become incapable of fulfillment on or before the Closing Date, and the other party has failed to cure such matter within thirty (30) days of notice of the same (and the terminating party is not otherwise in material default of its obligations under this Agreement); or (c) subject to Section 8.1, by the Buyer or the Seller if the Closing has not occurred on or before July 31, 2014 (and the terminating party (i) has not failed to satisfy the conditions or make the deliveries applicable to such party under Section 6 or Section 7, as applicable, and (ii) is not otherwise in material default of its obligations under this Agreement). If this Agreement is terminated in a manner permitted by this Section 9.5, this Agreement will become void and of no further force and effect, and neither party will have any liability to the other party in respect of such termination of this Agreement; provided that nothing in this Section 9.5 shall relieve either party from liability it may have hereunder for a breach of this Agreement prior to such termination.

10. MISCELLANEOUS PROVISIONS.

10.1 Expenses. Each of the Buyer and the Seller will bear their own fees and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

10.2 Waiver and Amendment. Any provision of this Agreement may be waived in writing by the party that is entitled to the benefit of that provision. This Agreement may be

9

amended or supplemented at any time, although no such amendment or supplement will be effective unless it is in writing and signed by all of the parties.

10.3 Entire Agreement; No Rights or Remedies to Other Persons; Assignment. This Agreement, including the schedules to this Agreement, if any: (a) constitutes the entire agreement among the parties on its subject matter and supersedes all prior agreements, both written and oral; (b) is not intended to confer any rights or remedies upon any individual or organization other than the parties hereto, except as set forth in Section 9; and (c) may not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party; except that the Buyer may assign its rights and obligations under this Agreement to any of its subsidiaries or affiliates.

10.4 Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any conflict or choice of law provision to the contrary. The parties irrevocably (a) submit themselves to the exclusive jurisdiction of the state and federal courts sitting in the State of Arizona and (b) waive the right and agree not to assert by way of motion, as a defense or otherwise in any action, suit or proceeding brought in any such court, any claim that it is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each party also irrevocably consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 10.5.

10.5 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to be given (a) when delivered in person, (b) one (1) day after being sent by overnight courier, or (c) five (5) business days after being sent by registered or certified mail (return receipt requested), addressed in each case as follows:

If to the Buyer:

Pamela Barnhill, President
InnSuites Hospitality Trust
1625 E. Northern Ave, Suite #105
Phoenix, Arizona 85020

With an additional copy to:

Adam Remis, Chief Financial Officer
InnSuites Hospitality Trust
1625 E. Northern Ave, Suite #105
Phoenix, Arizona 85020

10

If to the Seller:

James Wirth, Manager
Suite Hotels, LLC
1625 E. Northern Ave, Suite #105
Phoenix, Arizona 85020

Either party may change the address to which notices or other communications are to be given by furnishing the other party with written notice of the change.

10.6 Headings. The headings contained in this Agreement are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement.

10.7 Definitions. When used in this Agreement, the phrase "to the knowledge of the Seller" means the actual knowledge of the manager or any members of the Seller and the knowledge that the manager or any members of the Seller would have after due and diligent inquiry into the relevant subject matter.

10.8 Facsimiles/PDFs/Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Facsimile copies and electronic Portable Document Format files of executed signature pages transmitted by electronic mail shall be deemed to be originals for all purposes.

10.9 Severability. The invalidity of any provision or provisions of this Agreement will not affect the validity of any other provision of this Agreement, which will remain in full force and effect.

10.10 Specific Performance. The parties acknowledge that the Business carried on by the Company is of a unique and extraordinary character and that money damages would not be a sufficient remedy for any breach by the Seller of the Seller's obligations under this Agreement; therefore, in addition to any other rights or remedies the Buyer may have, the Buyer shall be entitled to the remedies of specific performance or injunctive relief in connection with a breach by the Seller of the Seller's obligations contained in this Agreement.

10.11 Public Releases. Neither of the parties to this Agreement shall make any public announcement or release regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided that (a) the Buyer may issue a press release regarding this Agreement and the transactions contemplated hereby promptly after the date hereof, which press release shall be reasonably acceptable to the Seller, (b) the Buyer may disclose this Agreement and the transactions contemplated hereby in one or more Forms 8-K filed with the SEC as required by applicable law and may file a copy of this Agreement as an exhibit to such Form(s) 8-K, and (c) the Buyer may disclose this Agreement and the transactions contemplated hereby as may be required or deemed by it to be appropriate in connection with the obtaining the Shareholder Approval and the NYSE MKT Approval.

[signature page follows]

11

IN WITNESS WHEREOF, the parties have executed this Agreement by their respective duly authorized representatives as of the date first above written.

BUYER:

By: 
Name: MARC E. BERG
Title: EXECUTIVE V.P.

SELLER:

Suite Hotels Hotels, LLC

By: 
Name: James Wirth
Title: Manager

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Annex B

Financial Statements of the Trust

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended January 31, 2014.

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to .

Commission File No. 1-7062

InnSuites Hospitality Trust
(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-6647590
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

InnSuites Hotels Centre, 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona	85020
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: (602) 944-1500

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered
Shares of Beneficial Interest, without par value	NYSE MKT

Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐  No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.  Yes ☐  No ☒

Indicate by check mark whether the registrant:  (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐        Accelerated Filer  ☐             Non-Accelerated Filer  ☐        Smaller reporting company  ☒

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐  No ☒

Aggregate market value of Shares of Beneficial Interest held by non-affiliates of the registrant as of July 31, 2013, based upon the closing sales price of the registrant’s Shares of Beneficial Interest on that date, as reported on the NYSE MKT:  $5,366,115.

Number of Shares of Beneficial Interest outstanding as of April 18, 2014: 9,068,055.

Documents incorporated by reference:  Portions of the following documents are incorporated by reference:  Proxy Statement for 2014 Annual Meeting of Shareholders (portions of which are incorporated by reference into Part III hereof).

PART I

Item 1.    BUSINESS

INTRODUCTION TO OUR BUSINESS

InnSuites Hospitality Trust (the “Trust”) is headquartered in Phoenix, Arizona and is an unincorporated Ohio real estate investment trust formed June 21, 1979; however, the Trust is not a real estate investment trust for federal taxation purposes. The Trust, with its affiliates RRF Limited Partnership, a Delaware limited partnership (the “Partnership”), and InnSuites Hotels, Inc., a Nevada corporation (“InnSuites Hotels”), owns and operates five hotels, provides management services for eight hotels, and provides trademark license services for nine hotels.  On January 31, 2014, the Trust owned a 72.04% sole general partner interest in the Partnership, which wholly-owned one InnSuites® hotel located in Tucson, Arizona, controlled a 51.00% interest in another InnSuites® hotel located in Tucson, Arizona and together with the Trust controlled a 61.60% interest in one InnSuites® hotel located in Ontario, California.  The Trust also owned a direct 99.9% interest in one InnSuites® hotel located in Yuma, Arizona and owned a direct 50.85% interest in one InnSuites® hotel located in Albuquerque, New Mexico (all five InnSuites® hotels are hereinafter referred to as the “Hotels”).  InnSuites Hotels, a wholly-owned subsidiary of the Trust, provides management services for the Hotels and three hotels owned by affiliates of James F. Wirth, the Trust’s Chairman and Chief Executive Officer.  InnSuites Hotels also provides trademark and licensing services to the Hotels, three hotels owned by affiliates of Mr. Wirth and one unrelated hotel property.  In addition, InnSuites Hotels provides reservations services for 3,100 unrelated hotel properties. The Trust has approximately 300 employees.

The Hotels have an aggregate of 843 hotel suites and operate as moderate and full-service hotels that apply a value studio and two-room suite operating philosophy formulated in 1980 by Mr. Wirth.  The Trust owns and operates hotels as studio and two-room suite hotels that offer services such as free hot breakfast buffets and complimentary afternoon social hours plus amenities, such as microwave ovens, refrigerators, free high-speed hard wired and wireless internet access and coffee makers in each studio or two-room suite.

On March 24, 2014, the Trust entered into a Partnership Interests Purchase Agreement (the “Purchase Agreement”) with Suite Hotels, LLC (the “Seller”), an affiliate of James F. Wirth, Chairman and Chief Executive Officer of the Trust, to purchase 51% of the partnership interests of Fort Worth/Dallas Suite Hospitality Partnership, an Arizona general partnership (the “Company”), upon the terms and conditions set forth in the Purchase Agreement. The Company is in the hospitality business and owns and operates a 168-suite hotel in the Fort Worth/Dallas area known as Hotel Trinity. The Purchase Agreement was unanimously approved by independent trustees of the Trust.

As consideration for the purchase of 51% of the partnership interests of the Company, the Trust agreed to pay to the Seller an aggregate purchase price of 51% of the book value of the Net Assets of the Company as of January 31, 2014 (the “Purchase Price”). The “Net Assets” means the total book value of the assets of the Company less any outstanding book value of all of the Company’s liabilities. The Company’s “Net Assets” were approximately $1,700,000 as of January 31, 2014. The Trust agreed to pay to the Seller at the Purchase Price the equivalent value of the Trusts’ shares of beneficial interest, no par value per share (“Stock”). The number of the Trust’s shares of Stock to be issued to the Seller will be determined by dividing the Purchase Price by the average daily closing price of the Stock during the month of January 2014. The Trust expects to issue approximately 530,791 shares of Stock to the Seller for the purchase of the 51% partnership interests of the Company.

The consummation of the transaction depends upon the satisfaction or waiver of a number of certain customary closing conditions and approvals. In addition, the consummation of the transaction is subject to the approval of the Trust’s shareholders.

The transaction is expected to close in June 2014 but there can be no assurances that the transaction will be completed on the proposed terms or at all. The Trust expects to hold its annual meeting of shareholders in June 2014 where the Trust’s shareholders will vote on the issuance of shares of Stock as consideration for the transaction.

The Trust believes that a significant opportunity for revenue growth and profitability will arise from the skillful management of the Trust’s Hotels or managed hotel properties for both increased occupancy and rates.  The Trust’s primary business objective is to maximize returns to its shareholders through increases in asset value and long-term total returns to shareholders.  The Trust seeks to achieve this objective through participation in increased revenues from the Hotels as a result of intensive management and marketing of the InnSuites® hotels and the “InnSuites Boutique Hotel Collection” brands in the southwestern region of the United States.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations -- Future Positioning” for a more detailed discussion of the Trust’s strategic objectives.

The Trust has a single class of Shares of Beneficial Interest, without par value, that are traded on the NYSE MKT under the symbol “IHT.”  The Partnership has two outstanding classes of limited partnership interests, Class A and Class B, which are identical in all respects.  However, each Class A Partnership unit is convertible, at the option of the Class A holder, into one newly-issued Share of Beneficial Interest of the Trust and each Class B Partnership unit is convertible, upon approval of the Board of Trustees of the Trust, into one newly-issued Share of Beneficial Interest of the Trust.  The Partnership Agreement of the Partnership subjects both general and limited partner units to certain restrictions on transfer.

MANAGEMENT AND LICENSING CONTRACTS

The Trust directly manages the Hotels through the Trust’s wholly-owned subsidiary, InnSuites Hotels.  Under the management agreements, InnSuites Hotels manages the daily operations of the Hotels and the three hotels owned by affiliates of Mr. Wirth.  All Trust managed Hotel expenses, revenues and reimbursements among the Trust, InnSuites Hotels and the Partnership have been eliminated in consolidation.  The management fees for the Hotels are 2.5% of room revenue and a monthly accounting fee of $2,000 per hotel. Prior to October 1, 2013, the management fees for the three hotels owned by affiliates of Mr. Wirth were 2.5% of room revenue and an annual accounting fee of $27,000, payable $1,000 per month with an additional payment of $15,000 for annual accounting closing activities. This practice was ceased as of October 1, 2013, and replaced with management fees for the three hotels owned by Mr. Wirth at 2.5% of room revenue and a monthly accounting fee of $2,000 per hotel.   These agreements have no expiration date and may be cancelled by either party with 90-days written notice in the event the property changes ownership.

The Trust also provides the use of the “InnSuites” trademark to the Hotels and the three hotels owned by affiliates of Mr. Wirth through the Trust’s wholly-owned subsidiary, InnSuites Hotels.  From January 1, 2012 through December 31, 2012, InnSuites collected $10 per month per room for the first 100 rooms and $2 per month per room for the number of rooms exceeding 100. As of January 1, 2013, these fees were discontinued.

MEMBERSHIP AGREEMENTS

InnSuites Hotels has entered into membership agreements with Best Western International, Inc. (“Best Western”) with respect to four of the Hotels.  In exchange for use of the Best Western name, trademark and reservation system, the participating Hotels pay fees to Best Western based on reservations received through the use of the Best Western reservation system and the number of available suites at the participating Hotels.  The agreements with Best Western have no specific expiration terms and may be cancelled by either party.  Best Western requires that the participating hotels meet certain requirements for room quality, and the Hotels are subject to removal from its reservation system if these requirements are not met.  The Hotels with third-party membership agreements received significant reservations through the Best Western reservation system.  Under these arrangements, fees paid for membership fees and reservations were approximately $310,000 and $313,000 for fiscal years January 31, 2014 and 2013, respectively.

COMPETITION IN THE HOTEL INDUSTRY

The hotel industry is highly competitive.  The Trust expects the major challenge for fiscal year 2015 to be continued upgrade and market of the Hotels in the overall economy with competition for all business in the markets in which the Trust operates, which may affect the Trust’s ability to increase room rates while maintaining and/or building market share.  Each of the Hotels experiences competition primarily from other mid-market hotels located in its immediate vicinity, but also competes with hotel properties located in other geographic markets.  While none of the Hotels’ competitors dominate any of the Trust’s geographic markets, some of those competitors may have greater marketing and financial resources than the Trust.

Certain additional hotel property developments and/or hotel refurbishments have recently been completed by competitors in a number of the Hotels’ markets, and additional hotel property developments may be built in the future.  Such hotel developments have had, and could continue to have, an adverse effect on the revenue of our Hotels in their respective markets.

The Trust has chosen to focus its hotel investments in the southwest region of the United States.   The Trust has a concentration of assets in the southern Arizona market.  In the markets in which the Trust operates, in particular, the Yuma, Arizona and Ontario, California markets, supply has increased during the past several years.  In the Tucson, Arizona market, demand has increased during fiscal year 2014 based on an increase in tourism.  Either an increase in supply or a decline in demand could result in increased competition, which could have an adverse effect on the revenue of our Hotels in their respective markets.

The Trust may also compete for investment opportunities with other entities that have greater financial resources.  These entities also may generally accept more risk than the Trust can prudently manage.  Competition may generally reduce the number of suitable future investment opportunities available to the Trust and increase the bargaining power of owners seeking to sell their properties.

REGULATION

The Trust is subject to numerous federal, state and local government laws and regulations affecting the hospitality industry, including usage, building and zoning requirements.  A violation of any of those laws and regulations or increased government regulation could require the Trust to make unplanned expenditures which may result in higher operating costs.  In addition, the Trust’s success in expanding our hotel operations depends upon its ability to obtain necessary building permits and zoning variances from local authorities.  Compliance with these laws is time intensive and costly and may reduce the Trust’s revenues and operating income.

Under the Americans with Disabilities Act of 1990 (the “ADA”), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons.  In addition to ADA work completed to date, the Trust may be required to remove additional access barriers or make unplanned, substantial modifications to its Hotels to comply with the ADA or to comply with other changes in governmental rules and regulations, which could reduce the number of total available rooms, increase operating costs and have a negative impact on the Trust’s results of operations.

In addition, our Hotels, like all real property, are subject to governmental regulations designed to protect the environment.  If the Trust fails to comply with such laws and regulations, it may become subject to significant liabilities, fines and/or penalties, which could adversely affect its financial condition and results of operations.

The Trust is also subject to laws governing our relationship with employees, including minimum or living wage requirements, overtime, working conditions and work permit requirements. Additional increases to the state or federal minimum wage rate, employee benefit costs including health care or other costs associated with employees could increase expenses and result in lower operating margins.

Lastly, the Trust collects and maintains information relating to its guests for various business purposes, including maintaining guest preferences to enhance the Trust’s customer service and for marketing and promotional purposes.  The collection and use of personal data are governed by privacy laws and regulations.  Compliance with applicable privacy regulations may increase the Trust’s operating costs and/or adversely impact its ability to service its guests and market its products, properties and services to its guests. In addition, non-compliance with applicable privacy regulations by the Trust (or in some circumstances non-compliance by third parties engaged by the Trust) could result in fines or restrictions on its use or transfer of data.

SEASONALITY OF THE HOTEL BUSINESS

The Hotels’ operations historically have been somewhat seasonal.  The three southern Arizona hotels experience their highest occupancy in the first fiscal quarter and, to a lesser extent, the fourth fiscal quarter.  The second fiscal quarter tends to be the lowest occupancy period at the three southern Arizona hotels.  This seasonality pattern can be expected to cause fluctuations in the Trust’s quarterly revenues.  The two hotels located in California and New Mexico historically experience their most profitable periods during the second and third fiscal quarters (the summer season), providing some balance to the general seasonality of the Trust’s hotel business.

The seasonal nature of the Trust’s business increases its vulnerability to risks such as labor force shortages and cash flow issues.  Further, if an adverse event such as an actual or threatened terrorist attack, international conflict, data breach, regional economic downturn or poor weather conditions should occur during the first or fourth fiscal quarters, the adverse impact to the Trust’s revenues could likely be greater as a result of its southern Arizona seasonal business.

OTHER AVAILABLE INFORMATION

We also make available, free of charge, on our Internet website at www.innsuitestrust.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we file such material with, or furnish it to, the Securities and Exchange Commission (the “SEC”).

Item 1A.  RISK FACTORS

Not required for smaller reporting companies.

Item 1B.  UNRESOLVED STAFF COMMENTS

Not required for smaller reporting companies.

Item 2.     PROPERTIES

The Trust maintains its administrative offices at the InnSuites Hotels Centre, at 1625 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020 in a space leased by the Trust from a third party.   All of the Hotels are operated as InnSuites® Hotels, while four Hotels are also marketed as Best Western® Hotels.  All of the Hotels operate in the following locations:

PROPERTY	NUMBER OF SUITES	YEAR OF CONSTRUCTION / ADDITION	MOST RECENT RENOVATION (1)	PERCENT OWNERSHIP BY THE TRUST

InnSuites Hotel and Suites Airport
Albuquerque Best Western Hotel	101	1975/1985	2004	50.85% (2)

InnSuites Hotel and Suites Tucson
Foothills Best Western Hotel	159	1981/1983	2005	36.74% (3)

InnSuites Hotels and Suites Yuma Best
Western Hotel	166	1982/1984	2012	99.9% (4)

InnSuites Hotels and Suites Ontario Airport
Best Western Hotel	150	1990	2012	44.39% (5)

InnSuites Hotels and Suites Tucson St.
Mary's Hotel	267	1960/1971	2012	72.04% (6)

Total Suites	843

(1) The Trust defines a renovation as the remodeling of more than 10% of a property’s available suites.

(2) The Trust owns a direct 50.85% interest in the InnSuites Hotel and Suites Airport Albuquerque Best Western Hotel.

(3) The Partnership owns a 51.00% interest in the InnSuites Hotel and Suites Tucson Foothills Best Western Hotel.  The Trust owns a 72.04% general partner interest in the Partnership.

(4) The Trust holds a direct 99.9% ownership interest in the InnSuites Hotels and Suites Yuma Best Western Hotel.

(5) The Trust holds a direct 0.05% interest and the Partnership owns a 61.55% interest in the InnSuites Hotel and Suites Ontario Airport Best Western Hotel.  The Trust owns a 72.04% general partner interest in the Partnership.

(6) The Partnership owns a 100% interest in the InnSuites Hotels and Suites Tucson St. Mary’s Hotel. The Trust owns a 72.04% general partner interest in the Partnership.

See “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – General” herein for a discussion of occupancy rates at the Hotels.

See Note 9 to the Trust’s Consolidated Financial Statements – “Mortgage Notes Payable” herein for a discussion of mortgages encumbering the Hotels.

See Note 18 to the Trust’s Consolidated Financial Statements – “Commitments and Contingencies” for a discussion of the lease for our corporate headquarters.

Item 3.     LEGAL PROCEEDINGS

The Trust is not a party to, nor are any of its properties subject to, any material litigation or environmental regulatory proceedings. See Note 18 to Trust’s Consolidated Financial Statements – “Commitments and Contingencies”.

Item 4.     MINE SAFETY DISCLOSURES

None.

PART II

Item 5.     MARKET FOR THE TRUST’S SHARES, RELATED SHAREHOLDER MATTERS AND TRUST REPURCHASES OF SHARES

The Trust’s Shares of Beneficial Interest are traded on the NYSE MKT under the symbol “IHT.” On April 18, 2014, the Trust had 9,068,055 shares outstanding.

The following table sets forth, for the periods indicated, the high and low sales prices of the Trust’s Shares of Beneficial Interest, as reported on the NYSE MKT, as well as dividends declared thereon:

Fiscal Year 2014	High	Low	Dividends
First Quarter	$1.93	$1.55	-

Second Quarter	$1.98	$1.41	-

Third Quarter	$1.99	$1.25	-

Fourth Quarter	$2.00	$1.45	$0.01

Fiscal Year 2013	High	Low	Dividends
First Quarter	$2.41	$2.00	-

Second Quarter	$2.35	$1.93	-

Third Quarter	$2.35	$1.98	-

Fourth Quarter	$2.20	$1.53	$0.01

The Trust intends to maintain a conservative dividend policy to facilitate the reduction of debt and internal growth.  In fiscal years 2014 and 2013, the Trust paid dividends of $0.01 per share in the fourth quarter of each year.  The Trust has paid dividends each fiscal year since its inception in 1971 and the Trust expects comparable cash dividends will continue to be paid in the future.

On January 2, 2001, the Board of Trustees approved a share repurchase program under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, for the purchase of up to 250,000 Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions.  On September 10, 2002, August 18, 2005 and September 10, 2007, the Board of Trustees approved the purchase of up to 350,000 additional Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions. Additionally, on January 5, 2009, September 15, 2009 and January 31, 2010, the Board of Trustees approved the purchase of up to 300,000, 250,000 and 350,000, respectively, additional Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions.  Acquired Shares of Beneficial Interest will be held in treasury and will be available for future acquisitions and financings and/or for awards granted under the InnSuites Hospitality Trust 1997 Stock Incentive and Option Plan.  During the three months ended January 31, 2014, the Trust acquired 7,874 Shares of Beneficial Interest in open market transactions at an average price of $1.84 per share.  The average price paid includes brokerage commissions. The Trust intends to continue repurchasing Shares of Beneficial Interest in compliance with applicable legal and NYSE MKT requirements.  The Trust remains authorized to repurchase an additional 227,816 Partnership units and/or Shares of Beneficial Interest pursuant to the publicly announced share repurchase program, which has no expiration date.

	Issuer Purchases of Equity Securities
Period	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans	Maximum Number of Shares that May Be Yet Purchased Under the Plan

November 1 - November 30, 2013	3,574	$1.99	3,574	232,116
December 1 - December 31, 2013	-	$-	-	232,116
January 1 - January 31, 2014	4,300	$1.70	4,300	227,816
Total	7,874		7,874

See Part III, Item 12 for information about our equity compensation plans.

See Note 2 to our Consolidated Financial Statements – “Summary of Significant Accounting Policies” for information related to grants and restricted shares.

Item 6.     SELECTED FINANCIAL DATA

Not required for smaller reporting companies.

 Item 7.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

We are engaged in the ownership and operation of hotel properties. At January 31, 2014, the Trust had five moderate and full-service hotels with 843 hotel suites. Four of our Hotels are branded through membership agreements with Best Western.  All five Hotels are trademarked as InnSuites Hotels. We are also involved in various operations incidental to the operation of hotels, such as the operation of restaurants, meeting/banquet room rentals and the operation of a reservation system.

Our operations consist of one reportable segment, hotel ownership, which derives its revenue from the operation of the Hotels.  We provide management services for the Hotels and three hotels owned by affiliates of James F. Wirth, the Trust’s Chairman and Chief Executive Officer.  We also provide trademark and licensing services to the Hotels, three hotels owned by affiliates of Mr. Wirth and one unrelated hotel property.  In addition, we provide reservations services for 3,100 unrelated hotel properties.

Our results are significantly affected by occupancy and room rates at the Hotels, our ability to manage costs, and changes in the number of available suites caused by acquisition and disposition activities.  Results are also significantly impacted by overall economic conditions and conditions in the travel industry. Unfavorable changes in these factors could negatively impact hotel room demand and pricing, which would reduce our profit margins on rented suites.  Additionally, our ability to manage costs could be adversely impacted by significant increases in operating expenses, resulting in lower operating margins.  Management expects greater demand and steady supply to continue. However, either a further increase in supply or a further decline in demand could result in increased competition, which could have an adverse effect on the revenue of the Hotels in their respective markets.

Weak economic conditions, both generally and specifically in the travel industry, had a negative impact on our operations in fiscal years 2014 and 2013.  We anticipate moderate improvement in these conditions during fiscal year 2015. We expect moderate improvements in the overall economic conditions to result in improved business and leisure travel and relatively steady room rates.  We expect the major challenge for fiscal year 2015 to be the continuation of strong competition for corporate leisure group and government business in the markets in which we operate, which may affect our ability to increase room rates while maintaining market share.  We believe that we have positioned the hotels to remain competitive through selective refurbishment, by carrying a relatively large number of two-room suites at each location and by maintaining a robust guest internet access system.

To combat the weak economic conditions during fiscal years 2014 and 2013, we have significantly expanded InnDependent Boutique Collection (IBC Hotels), a wholly owned subsidiary of InnSuites Hospitality Trust, which has approximately 3,100 properties. During the fiscal year ended January 31, 2014, IBC Hotels formed a marketing alliance with the Independent Lodging Industry Association (ILIA). We believe this new hotel network provides independent hotel owners a competitive advantage against traditional franchised brands in their markets. The network provides a booking system and loyalty program, IBC Hotels charges a 10% booking fee which increases the independent hotel profits. InnDependent InnCentives, IBC’s loyalty program, allows hoteliers to benefit from guests who frequently stay at IBC independent hotels. Revenue and expenses of IBC Hotels are not significant and not separately recorded to date.

GENERAL

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto appearing elsewhere in this Form 10-K.

At January 31, 2014, through our sole general partner’s interest in the Partnership, we owned a 72.04% interest in the Tucson, Arizona Hotel, direct 50.85% interest in the Albuquerque, New Mexico Hotel, and a 99.9% direct interest in the Yuma, Arizona Hotel.  Additionally, at January 31, 2014, we, together with the Partnership, owned a 51.00% interest in another hotel located in Tucson, Arizona and a 61.60% interest in a hotel located in Ontario, California. At January 31, 2013, through our sole general partner’s interest in the Partnership, we owned a 72.04 % interest in the Tucson, Arizona Hotel, direct 50.13% interest in the Albuquerque, New Mexico Hotel, and a 99.9% direct interest in the Yuma, Arizona Hotel.  Additionally, at January 31, 2013, we together with the Partnership owned a 55.72% interest in another hotel located in Tucson, Arizona and a 61.84% interest in a hotel located in Ontario, California. We purchased 0 and 7,631 Partnership Class A units during the years ended January 31, 2014 and 2013, respectively.

 Our expenses consist primarily of property taxes, insurance, corporate overhead, interest on mortgage debt, professional fees, depreciation of the Hotels and hotel operating expenses. Hotel operating expenses consist primarily of payroll, guest and maintenance supplies, marketing and utilities expenses.  Under the terms of its Partnership Agreement, the Partnership is required to reimburse us for all such expenses.  Accordingly, management believes that a review of the historical performance of the operations of the Hotels, particularly with respect to occupancy, which is calculated as rooms sold divided by total rooms available, average daily rate (“ADR”), calculated as total room revenue divided by number of rooms sold, and revenue per available room (“REVPAR”), calculated as total room revenue divided by number of rooms available, is appropriate for understanding revenue from the Hotels.  In fiscal year 2014, occupancy increased 1.06% to 65.65% from 64.59% in the prior year.  ADR decreased by $0.88 or 1.31% to $66.55 in fiscal year 2014 from $67.43 in fiscal year 2013. The increased occupancy resulted in an increase in REVPAR of $0.14 or 0.32% to $43.69 in fiscal year 2014 from $43.55 in fiscal year 2013.  The increased occupancy and continued pressure on rates reflect the slowly improving economy and travel industry during fiscal year 2014. We have accepted slightly reduced rates to increase our occupancy.

The following table shows certain historical financial and other information for the periods indicated:

	For the Years Ended January 31,
	2014	2013
Occupancy	65.65%	64.59%
Average Daily Rate (ADR)	$66.55	$67.43
Revenue Per Available Room (REVPAR)	$43.69	$43.55

No assurance can be given that occupancy, ADR and REVPAR will not increase or decrease as a result of changes in national or local economic or hospitality industry conditions.

We enter into transactions with certain related parties from time to time.  For information relating to such related party transactions see the following:

•	For a discussion of management and licensing agreements with certain related parties, see “Item 1 – Business – Management and Licensing Contracts.”

•	For a discussion of guarantees of our mortgage notes payable by certain related parties, see Note 9 to our Consolidated Financial Statements – “Mortgage Notes Payable.”

•	For a discussion of our equity sales and restructuring agreements involving certain related parties, see Notes 3, 4 and 5 to our Consolidated Financial Statements – “Sale of Ownership Interests in Albuquerque Subsidiary,” “Sale of Ownership Interests in Tucson Hospitality Properties Subsidiary,” and “Sale of Ownership Interests in Ontario Hospitality Properties Subsidiary,” respectively.

•	For a discussion of other related party transactions, see Note 15 to our Consolidated Financial Statements – “Other Related Party Transactions.”

Results of operations of the Trust for the year ended January 31, 2014 compared to the year ended January 31, 2013.

Overview

A summary of operating results for the fiscal years ended January 31, 2014 and 2013 is:

	2014	2013	Change	% Change
Total Revenues	$14,884,642	$14,977,619	$(92,977)	(0.62% )
Operating Expenses	(14,871,754)	(15,100,697)	228,943	1.52%
Operating Income (Loss)	12,888	(123,078)	135,966	110.47%
Interest Income	5,610	8,937	(3,327)	(37.23% )
Interest Expense	(822,581)	(961,709)	139,128	14.47%
Income Tax Provision	(37,148)	-	(37,148)	(100.00% )
Consolidated Net Loss	$(841,231)	$(1,075,850)	$234,619	21.81%

Our overall results in fiscal year 2014 were positively affected by our ability to control operating and interest expenses.

Revenue:

For the twelve months ended January 31, 2014, we had total revenue of approximately $14,885,000 compared to $14,978,000 for the twelve months ended January 31, 2013, a small decrease of approximately $93,000. The combination of Room revenue, Other and Management and Trademark Fees were relatively flat for the twelve months ended January 31, 2014 compared to the twelve months ended January 31, 2013. With continued pressure on the economy, we realized a 7.1% decrease in Food and Beverage revenues during fiscal year 2014 as Food and Beverage revenues were approximately $992,000 for fiscal year 2014 as compared to approximately $1,068,000 during fiscal year 2013. During fiscal year 2015, we expect improvements in occupancy, modest improvements in rates and steady Food and Beverage revenues.

Expenses:

Total expenses, including interest and taxes, of approximately $15,731,000 for the twelve months ended January 31, 2014 reflects a decrease of $331,000 compared to total expenses of approximately $16,062,000 for the twelve months ended January 31, 2013.  The decrease was primarily due to a decrease in operating expenses and interest expense.

Room expense consisting of salaries and related taxes for property management, front office, housekeeping personnel, reservation fees and room supplies decreased slightly to approximately $3,667,000 for the fiscal year ended January 31, 2014 compared to approximately $3,760,000 in the prior year period for approximately a $93,000, or 2.5%, decrease in costs. The decrease directly corresponded to continued operational efficiencies gained.

Food and Beverage expenses included food and beverage costs, personnel and miscellaneous costs to provide banquet events. For the fiscal year ended January 31, 2014, Food and Beverage expenses were approximately $928,000 as compared to approximately $1,007,000 for the fiscal year ended January 31, 2013, a savings of approximately $79,000, or 7.9%. These costs decreased slightly during fiscal year 2014 as compared to fiscal year 2013, which corresponded directly with the decrease in Food and Beverage revenues over the same period.

Telecommunications expense consisting of telephone and internet costs, decreased approximately $24,000, or 46%, from $52,000 for the twelve months ended January 31, 2013 to approximately $28,000 for the twelve months ended January 31, 2014. The decrease corresponded to the consolidation of telephone and internet service providers.

General and administrative expenses include overhead charges for management, accounting, shareholder and legal services.  General and administrative expenses of approximately $3,139,000 for the twelve months ended January 31, 2014 increased approximately $161,000 from approximately $2,978,000 for the twelve months ended January 31, 2013 primarily due to increased professional fees at the corporate office.

Sales and Marketing expense increased approximately $28,000, or 2.6%, from $1,084,000 for the twelve months ended January 31, 2013 to approximately $1,112,000 for the twelve months ended January 31, 2014. The increase was primarily due to the additional use of online booking agencies.

Repairs and Maintenance expenses decreased approximately $205,000 from approximately $1,431,000 reported for the twelve months ended January 31, 2013 compared with approximately $1,226,000 for the twelve months ended January 31, 2014. The decrease was due to additional cost savings initiatives around repairs and maintenance.

Hospitality expense increased approximately $29,000, or 3.6%, from $808,000 for the twelve months ended January 31, 2013 to approximately $837,000 for the twelve months ended January 31, 2014. The increase was primarily due to additional product mix provided during the Hotels’ complimentary happy hour.

Utility expenses decreased approximately $62,000 from approximately $1,264,000 reported for the twelve months ended January 31, 2013 compared with approximately $1,202,000 for the twelve months ended January 31, 2014. After guests at our properties checkout, housekeeping staff has been instructed to turn up the thermostats in the rooms to conserve energy. This policy has decreased our energy costs and management continues to look for additional operational efficiencies.

Hotel Property Depreciation expense increased approximately $30,000, or 1.7%, from $1,754,000 for the twelve months ended January 31, 2013 to approximately $1,784,000 for the twelve months ended January 31, 2014.

Real Estate and Personal Property Taxes, Insurance and Ground Rent expense decreased approximately $16,000, or 1.7%, from $954,000 for the twelve months ended January 31, 2013 to approximately $938,000 for the twelve months ended January 31, 2014.

Interest expenses were approximately $823,000 for the twelve months ended January 31, 2014, a decrease of approximately $139,000 from the prior year total of approximately $962,000. Management continues to work with its lenders to refinance the property loans. The decrease was primarily due to the restructuring of the Ontario mortgage note payable.

Net Loss:

We had a consolidated net loss before income taxes of approximately $804,000 for the twelve months ended January 31, 2014, compared to approximately $1,076,000 in the prior year.  After deducting income tax provision of approximately $37,000 and the net income attributable to non-controlling interest of approximately $181,000, we had a net loss attributable to controlling interests of approximately $1,022,000 for fiscal year 2014, which represented approximately $16,000 in additional loss attributable to controlling interests, as compared to the fiscal year 2013. Basic and diluted net loss per share was $(0.12) for both the twelve months ended January 31, 2014 and 2013.

LIQUIDITY AND CAPITAL RESOURCES

Overview

Our principal source of cash to meet our cash requirements, including distributions to our shareholders, is our share of the Partnership’s cash flow, quarterly distributions from the Albuquerque, New Mexico property and through the Partnership and our direct ownership of the Yuma, Arizona property.  The Partnership’s principal source of revenue is hotel operations for the one hotel property it owns and quarterly distributions from the Tucson, Arizona and Ontario, California properties.  Our liquidity, including our ability to make distributions to our shareholders, will depend upon our ability, and the Partnership’s ability, to generate sufficient cash flow from hotel operations and to service our debt.

Hotel operations are significantly affected by occupancy and room rates at the Hotels. We anticipate occupancy and ADR will be improved in the coming year, capital improvements are expected to be similar from the prior year. As of January 31, 2014, the Trust had approximately $583,000 drawn on its line of credit. Our credit line matures on June 23, 2014 and we are currently in discussions with the bank and anticipate a renewal of at least an additional year on this line of credit. As of April 18, 2014, the outstanding balance on the line of credit was $600,000.

With the refinance or extension of two of our mortgage note payables which management expects to occur, management believes that it will have enough cash on hand to meet all of our financial obligations as they become due. Management is actively discussing with the bank an extension of the line of credit which matures on June 23, 2014. In addition, our management is analyzing other strategic options available to us, including the refinancing of another property or raising additional funds through additional non-controlling interest sales.

We anticipate a moderate improvement in the weak overall economic situation that negatively affected results in fiscal year 2013 and 2014, which could result in higher revenues and operating margins.  Challenges in fiscal year 2015 are expected to include continued competition for all types of business in the markets in which we operate and our ability to maintain room rates while maintaining market share.

Net cash provided by operating activities totaled approximately $720,000 and $868,000 for the years ended January 31, 2014 and 2013, respectively.  The decrease in net cash provided by operating activities was due in part to an approximate $96,000 increase in Accounts Receivable and an approximate $77,000 decrease in Accounts Payable.

Net cash used by investing activities totaled approximately $862,000 and $1,142,000 for the years ended January 31, 2014 and 2013, respectively.  The decrease in net cash used in investing activities during fiscal year 2014 was due to our decreased spending for capital expenditures beyond our 4% reserve for refurbishments and replacements that is set aside annually as described below offset by the increase of restricted cash from January 31, 2013 to January 31, 2014.

Net cash provided by financing activities totaled approximately $44,000 for the year ended January 31, 2014, compared to cash used in financing activities of approximately $216,000 for the year ended January 31, 2013. The increase of approximately $260,000 was primarily due to a decrease of approximately $849,000 of principal payments on mortgage notes payable, approximately $500,000 of proceeds from refinancing of mortgage notes payable in fiscal year 2013 that did not occur in fiscal year 2014, a decrease of approximately $1,102,000 of proceeds from the sale of non-controlling ownership interest in a subsidiary partially offset by a net increase in borrowings on notes with related parties of approximately $361,000, comprised of approximately $3,035,000 of borrowing and approximately $2,674,000 of repayments, an increase of borrowings of notes payable to banks of approximately $112,000, an increase of approximately $315,000 of repurchase of subsidiary equity from a related party, a decrease of approximately $133,000 to repurchase treasury stock and approximately $27,000 of deferred loan fees that occurred in fiscal year 2013 but did not occur in fiscal year 2014.

We continue to contribute to a Capital Expenditures Fund (the “Fund”) an amount equal to 4% of the InnSuites Hotels’ revenues from operation of the Hotels. The Fund is restricted by the mortgage lender for four of our properties.  As of January 31, 2014, $114,337 was held in these accounts and is reported on our Consolidated Balance Sheet as “Restricted Cash.”  The Fund is intended to be used for capital improvements to the Hotels and refurbishment and replacement of furniture, fixtures and equipment.  During the twelve months ended January 31, 2014 and 2013, the Hotels spent approximately $761,000 and $1,265,000, respectively, for capital expenditures.  We consider the majority of these improvements to be revenue producing.  Therefore, these amounts are capitalized and depreciated over their estimated useful lives.  For fiscal year 2015 capital expenditures, we plan on spending approximately the same amount as we did during fiscal year 2014. Repairs and maintenance were charged to expense as incurred and approximated $1,226,000 and $1,431,000 for fiscal years 2014 and 2013, respectively.

We have minimum debt payments of approximately $13,192,000 and approximately $854,000 due during fiscal years 2015 and 2016, respectively. Minimum debt payments due during fiscal year 2015 include approximately $11,756,000 of mortgage notes payable and $583,000 drawn on our line of credit due during fiscal year 2015. Management is actively working with our lenders and expects that we will be able to either extend or refinance our mortgage note payables and extend our line of credit.

We have a $600,000 line of credit that bears interest at the prime rate plus 1.0% per annum with a 6.0% rate floor, has no financial covenants and matures on June 23, 2014. The line is secured by a junior security interest in the Yuma, Arizona property and our trade receivables.  Mr. Wirth is a guarantor on the line of credit.  On January 31, 2014, the Trust had drawn $583,000 under the line of credit. The largest outstanding balance on the line of credit during fiscal year 2014 was $600,000.

In addition to our line of credit as of January 31, 2014, we had mortgage notes payable of approximately $18,747,000 outstanding with respect to the Hotels, approximately $436,000 in short term secured promissory notes with a credit card merchant processor, approximately $331,000 in an unsecured demand/revolving line of credit/promissory note and approximately $188,000 of secured promissory notes outstanding to unrelated third parties arising from the Shares of Beneficial Interest and Partnership unit repurchases.

We may seek to negotiate additional credit facilities or issue debt instruments.  Any debt incurred or issued by us may be secured or unsecured, long-term, medium-term or short-term, bear interest at a fixed or variable rate and be subject to such other terms as we consider prudent.

SALE OF OWNERSHIP INTERESTS IN ALBUQUERQUE SUBSIDIARY

On July 22, 2010, the Board of Trustees unanimously approved, with Mr. Wirth abstaining, for the Partnership to enter into an agreement with Rare Earth Financial, LLC (“Rare Earth”), an affiliate of Mr. Wirth, to sell units in Albuquerque Suite Hospitality, LLC (the “Albuquerque entity”), which owns and operates the Albuquerque, New Mexico hotel property.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase at least 49% of the membership interests in the Albuquerque entity and the parties agreed to restructure the operating agreement of the Albuquerque entity.  A total of 400 units were available for sale for $10,000 per unit, with a two-unit minimum subscription.  On September 24, 2010, the parties revised the Amended and Restated Operating Agreement to name Rare Earth as the administrative member of the Albuquerque entity in charge of the day-to-day management.

On December 9, 2013, the Trust entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Albuquerque entity for $10,000 per unit. Under the updated restructuring agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 150 (and potentially up to 190 if the overallotment is exercised) units. As of January 31, 2014 and per the updated restructuring agreement, the Trust agreed to hold at least 50.1% of the outstanding limited partnership units in the Albuquerque entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on December 9, 2013.  The limited partnership interests in the Albuquerque entity are allocated to three classes with differing cumulative discretionary priority distribution rights through December 31, 2015 at which point it is anticipated the hotel will be owned free and clear. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Trust and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Albuquerque entity. Priority distributions of $700 per unit per year are cumulative until December 31, 2015; however, after December 31, 2015 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

If certain triggering events related to the Albuquerque entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members.  In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth received a restructuring fee of $128,000, conditioned upon and arising from the sale of the first 100 units in the Albuquerque entity following the December 31, 2013 restructuring. Assuming all 150 units are sold from the offering discussed above, discretionary priority distributions to all Classes are projected to be approximately $385,000 annually through December 31, 2015. The Albuquerque entity plans to use its best efforts to pay the discretionary priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative discretionary priority distributions. InnSuites Hotels will continue to provide management, licensing and reservation services to the Albuquerque, New Mexico property.

 At January 31, 2014, the Albuquerque entity had sold 18.5 additional units to unrelated parties at $10,000 per unit totaling $185,000 and the Trust purchased a net of 21 additional units at $10,000 per unit totaling $210,000 under the updated restructuring agreement. As of January 31, 2014, the Trust holds a 50.85% ownership interest, or 223.50 Class B units, Mr. Wirth and his affiliates hold a 0.11% interest through Rare Earth, or 0.50 Class C units, and other parties hold a 49.03% interest, or 215.50 Class A units. As of January 31, 2014, the Albuquerque entity has discretionary Priority Return payments to unrelated unit holders of approximately $151,000, to the Trust of approximately $156,000 and to Rare Earth of approximately $400 per year payable quarterly for calendar year 2015.

SALE OF PARTNERSHIP INTERESTS IN TUCSON HOSPITALITY PROPERTIES SUBSIDIARY

On February 17, 2011, the Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of non-controlling interest units in Tucson Hospitality Properties, LP (the “Tucson entity”), which operates the Tucson Foothills hotel property, which was then wholly-owned by the Partnership.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 250 units, which represents approximately 41% of the outstanding limited partnership units in the Tucson entity, on a post-transaction basis, and the parties agreed to restructure the limited partnership agreement of the Tucson entity. The Board of Trustees approved this restructuring on January 31, 2011.

On October 1, 2013, the Partnership entered into an updated restructured limited partnership agreement with Rare Earth to allow for the sale of additional interest units in the Tucson entity for $10,000 per unit.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 160 (and potentially up to 200 if the overallotment is exercised) units. As of October 31, 2013 and per the updated restructuring agreement, the Partnership agreed to hold at least 50.1% of the outstanding limited partnership units in the Tucson entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on September 14, 2013.  The limited partnership interests in the Tucson entity are allocated to three classes with differing cumulative discretionary priority distribution rights through June 30, 2016. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Partnership and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Tucson entity. Priority distributions of $700 per unit per year are cumulative until June 30, 2016; however, after June 30, 2016 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

If certain triggering events related to the Tucson entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members.  In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes.  Rare Earth will receive a restructuring fee of $128,000, conditioned upon and arising from the sale of the first 100 units in the Tucson entity following the October 1, 2013 restructuring. Assuming all 160 units are sold from the offering discussed above, discretionary priority distributions to all Classes are projected to be approximately $540,000 annually through June 30, 2016. The Tucson entity plans to use its best efforts to pay the discretionary priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative discretionary priority distributions. InnSuites Hotels will continue to provide management, licensing and reservation services to the Tucson, Arizona property.

As of January 31, 2014, the Trust had sold its entire 11 units in the Tucson entity to the Partnership. At January 31, 2014, the Tucson entity had sold 108.50 units to unrelated parties at $10,000 per unit totaling $1,085,000 and the Partnership purchased a net of 54 additional units at $10,000 per unit totaling $540,000 under the updated restructured limited partnership agreement. As of January 31, 2014, the Trust does not hold any interest in the Tucson entity, the Partnership holds a 51.00% ownership interest, or 395 Class B units, Mr. Wirth and his affiliates hold a 1.55% interest, or 12 Class C units, and other parties hold a 47.45% interest, or 367.50 Class A units. As of January 31, 2014, the Tucson entity has discretionary payments to unrelated unit holders of approximately $257,000, to the Partnership of approximately $277,000 and to Rare Earth of approximately $8,000 per year payable quarterly for calendar years 2015 and 2016.

SALE OF PARTNERSHIP INTERESTS IN ONTARIO HOSPITALITY PROPERTIES SUBSIDIARY

On February 29, 2012, the Trust and Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of minority interest units in Ontario Hospitality Properties, LP (the “Ontario entity”) for $10,000 per unit, which operates the Ontario hotel property, which was then wholly-owned by the Partnership.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 250 units, which represents approximately 49% of the outstanding partnership units in the Ontario entity, on a post-transaction basis, and the parties agreed to restructure the limited partnership agreement of the Ontario entity. The Board of Trustees approved this restructuring on February 1, 2012.

Under the restructured limited partnership agreement, Rare Earth became a general partner of the Ontario entity along with the Trust and Partnership.  The limited partnership interests in the Ontario entity are allocated to three classes with differing cumulative discretionary priority distribution rights through March 31, 2017. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Trust and Partnership and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Ontario entity. Priority distributions of $700 per unit per year are cumulative until March 31, 2017; however, after March 31, 2017 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

If certain triggering events related to the Ontario entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members.  In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth also received a formation fee of $320,000, conditioned upon and arising from the sale of the first 160 units in the Ontario entity. Priority distributions to all Classes are projected to be approximately $446,660 for each of the calendar years 2015 through 2017. The Ontario entity is required to use its best efforts to pay the priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative priority distributions. InnSuites Hotels will continue to provide management, licensing and reservation services to the Ontario, California property.

As of January 31, 2014, the Partnership holds a 61.55% ownership interest, or 392.70 Class B units, in the Ontario entity, the Trust holds a 0.05% ownership interest, 0.30 Class B units, Mr. Wirth and his affiliates hold a 1.57% interest through Rare Earth, or 10 Class C units, and other parties hold a 36.83% interest, or 235 Class A units. As of January 31, 2014 the Ontario entity has discretionary Priority Return payments to unrelated unit holders of approximately $165,000, to the Trust of approximately $200, to the Partnership of approximately $275,000 and to Rare Earth of approximately $7,000 per year payable quarterly for calendar year 2015, 2016 and 2017.

COMPLIANCE WITH CONTINUED LISTING STANDARDS OF NYSE MKT

On January 8, 2013, the Trust received a letter from the NYSE MKT LLC (f/k/a AMEX) (the "NYSE MKT") informing the Trust that the staff of the NYSE MKT’s Corporate Compliance Department has determined that the Trust is not in compliance with Section 1003(a)(ii) of the NYSE MKT Company Guide due to the Trust having stockholders' equity of less than $4.0 million and losses from continuing operations in three of its four most recent fiscal years.

The Trust was afforded the opportunity to submit a plan of compliance to the NYSE MKT and submitted its plan on February 5, 2013. On March 21, 2013, the NYSE MKT notified the Trust that it accepted the Trust’s plan of compliance and granted the Trust an extension until April 30, 2014 to regain compliance with the continued listing standards.

On May 2, 2013, the Trust received another letter from the NYSE MKT informing the Trust that the Trust is not in compliance with an additional continued listing standard of the NYSE MKT, Section 1003(a)(iii) of the NYSE MKT Company Guide, due to the Trust having stockholders’ equity of less than $6.0 million and net losses in five consecutive fiscal years as of January 31, 2013. The plan submitted in response to the first letter received increased stockholders’ equity in excess of $6.0 million before the April 30, 2014 deadline; therefore, the Trust was not required to submit an additional plan to regain compliance with the continued listing standards.

The Trust is undertaking efforts, as outlined in its plan, to regain compliance with the NYSE MKT continued listing standards.

On December 16, 2013, the Trust requested an extension of the plan period. Based on a review of information provided by the Trust, on January 10, 2014, the NYSE MKT granted the Trust an extension of time to regain compliance with the NYSE MKT continued listing standards until July 8, 2014. The Trust will be subject to periodic review by the NYSE MKT’s staff during this extension period. Failure to make progress consistent with the plan or to regain compliance with continued listing standards by the end of the extension period could result in the Trust being delisted from the NYSE MKT.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP presentations of earnings before interest taxes depreciation and amortization (“EBITDA”) and funds from operations (“FFO”) are made to assist our investors in evaluating our operating performance.

Adjusted EBITDA is defined as earnings before minority interest, interest expense, amortization of loan costs, interest income, income taxes, depreciation and amortization, and non-controlling interests in the Trust. We present Adjusted EBITDA because we believe these measurements (a) more accurately reflect the ongoing performance of our hotel assets and other investments, (b) provide more useful information to investors as indicators of our ability to meet our future debt payment and working capital requirements, and (c) provide an overall evaluation of our financial condition. Adjusted EBITDA as calculated by us may not be comparable to Adjusted EBITDA reported by other companies that do not define Adjusted EBITDA exactly as we define the term. Adjusted EBITDA does not represent cash generated from operating activities determined in accordance with GAAP and should not be considered as an alternative to (a) GAAP net income or loss as an indication of our financial performance or (b) GAAP cash flows from operating activities as a measure of our liquidity.

A reconciliation of Adjusted EBITDA to net loss attributable to controlling interests for the twelve months ended January 31, 2014 and 2013 follows:

	Twelve Months Ended January 31,
	2014	2013
Net loss attributable to controlling interests	$(1,021,823)	$(1,006,145)
Add back:
Depreciation	1,783,595	1,754,289
Interest expense	822,581	961,709
Non-controlling interest	180,592	(69,705)
Taxes	37,148	-
Less:
Interest income	5,610	8,937
ADJUSTED EBITDA	$1,796,483	$1,631,211

FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts (“NAREIT”), which is net income (loss) attributable to common shareholders, computed in accordance with GAAP, excluding gains or losses on sales of properties, asset impairment adjustments, and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated joint ventures and non-controlling interests in the operating partnership. NAREIT developed FFO as a relative measure of performance of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined by GAAP. The Trust is an unincorporated Ohio real estate investment trust; however, the Trust is not a real estate investment trust for federal taxation purposes. Management uses this measurement to compare itself to REITs with similar depreciable assets. We consider FFO to be an appropriate measure of our ongoing normalized operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other companies that either do not define the term in accordance with the current NAREIT definition or interpret the NAREIT definition differently than us. FFO does not represent cash generated from operating activities as determined by GAAP and should not be considered as an alternative to (a) GAAP net income or loss as an indication of our financial performance or (b) GAAP cash flows from operating activities as a measure of our liquidity, nor is it indicative of funds available to satisfy our cash needs, including our ability to make cash distributions. However, to facilitate a clear understanding of our historical operating results, we believe that FFO should be considered along with our net income or loss and cash flows reported in the consolidated financial statements.

A reconciliation of FFO to net loss attributable to controlling interests for twelve months ended January 31, 2014 and 2013 follows:

	Twelve Months Ended January 31,
	2014	2013
Net loss attributable to controlling interest	$(1,021,823)	$(1,006,145)
Add back:
Loss on Disposal of Assets	15,010	-
Depreciation	1,783,595	1,754,289
Non-controlling interest	180,592	(69,705)
FFO	$957,374	$678,439

FUTURE POSITIONING

In viewing the hotel industry cycles, the Board of Trustees determined that 2008 may have been the high point of the current hotel industry cycle and further determined it was appropriate to actively seek buyers for our properties.  We engaged the services of several hotel brokers and began independently advertising our Hotels for sale.  We continue to independently advertise our Hotels for sale, including on our website (www.suitehotelsrealty.com).

The table below lists our hotel properties, their respective book values, mortgage balance and the listed asking price for the hotel properties.

Hotel Property	Net Book Value	Mortgage Balance	Listed Asking Price
InnSuites Hotels and Suites Airport Albuquerque Best Western Hotel	$1,253,496	$1,126,983	$5,900,000

InnSuites Hotels and Suites Ontario Airport Best Western Hotel	5,668,413	5,983,480	15,900,000

InnSuites Hotels and Suites Tucson Foothills Best Western Hotel	4,022,139	1,241,111	12,500,000

InnSuites Hotels and Suites Tucson St. Mary's Hotel	7,490,789	5,039,946	10,500,000

InnSuites Hotels and Suites Yuma Best Western Hotel	5,237,878	5,355,051	14,000,000
	$23,672,715	$18,746,571	$58,800,000

The listed asking price is the amount at which we would sell each of the Hotels and is based on the original listed selling price adjusted to reflect recent hotel sales in the Hotels’ areas of operation and current earnings of each of the Hotels. The listed asking price is not based on appraisals of the properties.

We may be unable to realize the listed sales price for the individual Hotel properties or to sell them at all. However, we believe that the listed values are reasonable based on local market conditions and comparable sales. Changes in market conditions have in part resulted, and may in the future result, in our changing one or all of the listed asking prices.

Our long-term strategic plan is to obtain the full benefit of our real estate equity and to migrate our focus from a hotel owner to a hospitality service company by expanding our trademark license, management, reservation, and advertising services, through InnDependent Boutique Collection (IBC Hotels), a wholly owned subsidiary of the Trust. As of January 31, 2013, IBC Hotels had approximately 1,000 hotels and has expanded its membership to 3,100 hotels as of January 31, 2014. As of April 15, 2014, IBC Hotels has approximately 2,600 hotels. During the fiscal year ending January 31, 2014 IBC Hotels formed a marketing alliance with the Independent Lodging Industry Association (ILIA). Revenues and expenses of IBC Hotels are not significant and not separately recorded.

We are planning significant expansion of IBC Hotels during the next couple of fiscal years as we concentrate our sales and marketing efforts towards consumers.  We anticipate the IBC Hotels sales and marketing efforts to increase our revenues and decrease our consolidated net loss over the next couple of fiscal years. For each reservation, IBC Hotels receives a 10% transactional fee plus reimbursement of our credit card processing fees associated with the reservation.

This plan is similar to strategies followed by internationally diversified hotel industry leaders, which over the last several years have reduced real estate holdings and concentrated on hospitality services. We began our long-term corporate strategy when we relinquished our REIT income tax status in January 2004, which had previously prevented us from providing management services to hotels. In June 2004, we acquired our trademark license and management agreements and began providing management, trademark and reservations services to our Hotels.

SHARE REPURCHASE PROGRAM

For information on the Trust’s Share Repurchase Program, see Part II, Item 5. “MARKET FOR THE TRUST’S SHARES, RELATED SHAREHOLDER MATTERS AND TRUST REPURCHASES OF SHARES.”

OFF-BALANCE SHEET ARRANGEMENTS

Other than lease commitments and legal contingencies incurred in the normal course of business, we do not have any off-balance sheet financing arrangements or liabilities.  We do not have any majority-owned or controlled subsidiaries that are not included in our consolidated financial statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We believe that the policies we follow for the valuation of our hotel properties, which constitute the majority of our assets, are our most critical policies.  The Financial Accounting Standards Board (“FASB”) has issued authoritative guidance related to the impairment or disposal of long-lived assets, codified in ASC Topic 360-10-35, which we apply to determine when it is necessary to test an asset for recoverability.  On an events and circumstances basis, we review the carrying value of our hotel properties.  We will record an impairment loss and reduce the carrying value of a property when anticipated undiscounted future cash flows and the current market value of the property do not support its carrying value.  In cases where we do not expect to recover the carrying cost of hotel properties held for use, we will reduce the carrying value to the fair value of the hotel, as determined by a current appraisal or other acceptable valuation methods. We did not recognize an impairment loss in fiscal years 2014 or 2013.  As of January 31, 2014, our management does not believe that the carrying values of any of our hotel properties are impaired. For recent accounting pronouncements, see Note 2 to our Consolidated Financial Statements – “Summary of Significant Accounting Policies”.

INFLATION

We rely entirely on the performance of the Hotels and InnSuites Hotels’ ability to increase revenue to keep pace with inflation.  Operators of hotels in general and InnSuites Hotels in particular can change room rates quickly, but competitive pressures may limit InnSuites Hotels’ ability to raise rates as fast as or faster than inflation.  Revenue per available room increased $2.88 in the fiscal year ended January 31, 2014.

FORWARD-LOOKING STATEMENTS

Certain statements in this Form 10-K, including statements containing the phrases “believes,” “intends,” “expects,” “anticipates,” “predicts,” “projects,” “will be,” “should be,” “looking ahead,” “may” or similar words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  We intend that such forward-looking statements be subject to the safe harbors created by such Acts.  These forward-looking statements include statements regarding our intent, belief or current expectations, those of our Board of Trustees or our officers in respect of (i) the declaration or payment of dividends; (ii) the leasing, management or operation of the Hotels; (iii) the adequacy of reserves for renovation and refurbishment; (iv) our financing plans; (v) our position regarding investments, acquisitions, developments, financings, conflicts of interest and other matters; (vi) our plans and expectations regarding future sales of hotel properties; and (vii) trends affecting our or any Hotel’s financial condition or results of operations.

These forward-looking statements reflect our current views in respect of future events and financial performance, but are subject to many uncertainties and factors relating to the operations and business environment of the Hotels that may cause our actual results to differ materially from any future results expressed or implied by such forward-looking statements.  Examples of such uncertainties include, but are not limited to:

● local, national or international economic and business conditions, including, without limitation, conditions that may, or may continue to, affect public securities markets generally, the hospitality industry or the markets in which we operate or will operate;

● fluctuations in hotel occupancy rates;

● changes in room rental rates that may be charged by InnSuites Hotels in response to market rental rate changes or otherwise;

● seasonality of our business;

● our ability to sell any of our Hotels at market value, listed sale price or at all;

● interest rate fluctuations;

● changes in governmental regulations, including federal income tax laws and regulations;

● competition;

● any changes in our financial condition or operating results due to acquisitions or dispositions of hotel properties;

● insufficient resources to pursue our current strategy;

● concentration of our investments in the InnSuites Hotels® brand;

● loss of membership contracts;

● real estate and hospitality market conditions;

● hospitality industry factors;

● our ability to carry out our strategy, including our strategy regarding IBC Hotels;

● the Trust’s ability to remain listed on the NYSE MKT;

● effectiveness of the Trust’s software program;

● our ability to meet present and future debt service obligations;

● our ability to extend our line of credit;

● our inability to refinance or extend the maturity of indebtedness at, prior to, or after the time it matures;

● terrorist attacks or other acts of war;

● outbreaks of communicable diseases;

● natural disasters;

● data breaches; and

● loss of key personnel.

We do not undertake any obligation to update publicly or revise any forward-looking statements whether as a result of new information, future events or otherwise.  Pursuant to Section 21E(b)(2)(E) of the Securities Exchange Act of 1934, as amended, the qualifications set forth hereinabove are inapplicable to any forward-looking statements in this Form 10-K relating to the operations of the Partnership.

Item 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required for smaller reporting companies.

Item 8.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INNSUITES HOSPITALITY TRUST

LIST OF CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

The following consolidated financial statements of InnSuites Hospitality Trust are included in Item 8:

The following financial statement schedules of InnSuites Hospitality Trust are included in Item 8:

Schedule III – Real Estate and Accumulated Depreciation	B-40

Schedule IV – Mortgage Loans on Real Estate	B-42

All other schedules are omitted, as the information is not required or is otherwise furnished.

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of

InnSuites Hospitality Trust

Phoenix, AZ

We have audited the accompanying consolidated balance sheets of InnSuites Hospitality Trust and subsidiaries (the “Trust”) as of January 31, 2014 and January 31, 2013, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years ended January 31, 2014 and January 31, 2013. In connection with our audit of the consolidated financial statements, we have also audited the financial statement schedules listed in Item 15(a). These consolidated financial statements and schedules are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InnSuites Hospitality Trust at January 31, 2014, and January 31, 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, AZ

April 21, 2014

INNSUITES HOSPITALITY TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	JANUARY 31,
	2014	2013

ASSETS
Current Assets:
Cash and Cash Equivalents	$395,903	$493,953
Restricted Cash	114,337	13,783
Accounts Receivable, including $55,873 and $81,176 from related parties and net of Allowance for Doubtful Accounts of $23,593 and $34,415, as of January 31, 2014 and 2013, respectively	644,566	568,186
Prepaid Expenses and Other Current Assets	384,059	268,399
Total Current Assets	1,538,865	1,344,321
Hotel Properties, net	23,672,715	24,686,780
Property, Plant and Equipment, net	89,348	112,977
Deferred Finance Costs and Other Assets	107,575	137,884
TOTAL ASSETS	$25,408,503	$26,281,962

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable and Accrued Expenses	$2,221,638	$2,298,497
Current Portion of Mortgage Notes Payable	11,753,088	1,208,365
Current Portion of Notes Payable to Banks	1,018,925	450,000
Line of Credit - Related Party	331,390	-
Current Portion of Other Notes Payable	81,461	189,799
Total Current Liabilities	15,406,502	4,146,661
Mortgage Notes Payable	6,993,483	18,746,559
Other Notes Payable	106,106	162,457

TOTAL LIABILITIES	22,506,091	23,055,677

COMMITMENTS AND CONTINGENCIES (SEE NOTE 18)

SHAREHOLDERS' EQUITY
Shares of Beneficial Interest, without par value, unlimited authorization; 16,822,746 and 16,804,746 shares issued and 8,341,899 and 8,375,207 shares outstanding at January 31, 2014 and 2013, respectively	14,024,668	14,940,048
Treasury Stock, 8,480,847 and 8,429,539 shares held at January 31, 2014 and 2013, respectively	(11,973,459)	(11,877,886)
TOTAL TRUST SHAREHOLDERS' EQUITY	2,051,209	3,062,162
NON-CONTROLLING INTEREST	851,203	164,123
TOTAL EQUITY	2,902,412	3,226,285
TOTAL LIABILITIES AND EQUITY	$25,408,503	$26,281,962

See accompanying notes to

consolidated financial statements

INNSUITES HOSPITALITY TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED
	JANUARY 31,
	2014	2013
REVENUE
Room	$13,442,254	$13,436,362
Food and Beverage	991,867	1,068,025
Management and Trademark Fees, including $189,299 and $248,234 from related parties for 2014 and 2013, respectively	194,605	262,662
Other	255,916	210,570
TOTAL REVENUE	14,884,642	14,977,619

OPERATING EXPENSES
Room	3,667,492	3,759,867
Food and Beverage	927,887	1,006,975
Telecommunications	28,243	51,607
General and Administrative	3,139,064	2,977,901
Sales and Marketing	1,111,912	1,083,503
Repairs and Maintenance	1,225,997	1,430,524
Hospitality	837,371	808,064
Utilities	1,202,371	1,263,748
Hotel Property Depreciation	1,783,595	1,754,289
Real Estate and Personal Property Taxes, Insurance and Ground Rent	938,345	954,232
Other	9,477	9,987
TOTAL OPERATING EXPENSES	14,871,754	15,100,697
OPERATING INCOME (LOSS)	12,888	(123,078)
Interest Income	5,610	8,937
TOTAL OTHER INCOME	5,610	8,937
Interest on Mortgage Notes Payable	757,316	909,366
Interest on Notes Payable to Banks	26,408	17,613
Interest on Other Notes Payable	28,496	34,730
Interest on Line of Credit - Related Party	10,361	-
TOTAL INTEREST EXPENSE	822,581	961,709
CONSOLIDATED NET LOSS BEFORE INCOME TAX PROVISION	(804,083)	(1,075,850)
Income Tax Provision	(37,148)	-
CONSOLIDATED NET LOSS	$(841,231)	$(1,075,850)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$180,592	$(69,705)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTERESTS	$(1,021,823)	$(1,006,145)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.12)	$(0.12)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -	8,368,416	8,415,542
BASIC AND DILUTED
CASH DIVIDENDS PER SHARE	$0.01	$0.01

 See accompanying notes to

consolidated financial statements

INNSUITES HOSPITALITY TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED JANUARY 31, 2014 and 2013

	Total Equity
	Shares of Beneficial Interest		Treasury Stock		Trust Shareholder	Non- Controlling
	Shares	Amount	Shares	Amount	Equity	Interest	Amount
Balance, January 31, 2102	8,442,338	$14,646,261	8,344,408	$(11,682,575)	$2,963,686	$181,901	$3,145,587

Net Loss	-	(1,006,145)	-	-	(1,006,145)	(69,705)	(1,075,850)
Dividends	-	(83,846)	-	-	(83,846)	-	(83,846)
Purchase of Treasury Stock	(85,131)	-	85,131	(195,311)	(195,311)	-	(195,311)
Repurchase of Partnership Units		(16,025)			(16,025)	-	(16,025)
Shares of Beneficial Interest Issued for Services Rendered	18,000	39,600	-	-	39,600	-	39,600
Sales of Ownership Interests in Subsidiary	-	1,672,342	-	-	1,672,342	546,252	2,218,594
Repurchase of Ownership Interest in Subsidiary	-	(305,734)	-	-	(305,734)	(9,266)	(315,000)
Distribution to Non-Controlling Interests	-	(14,875)	-	-	(14,875)	(476,589)	(491,464)
Reallocation of Non-Controlling Interests	-	8,470	-	-	8,470	(8,470)	-
Balance, January 31, 2013	8,375,207	14,940,048	8,429,539	(11,877,886)	3,062,162	164,123	3,226,285

Net (Loss) Income	-	(1,021,823)	-	-	(1,021,823)	180,592	(841,231)
Dividends		(83,449)	-	-	(83,449)	-	(83,449)
Purchase of Treasury Stock	(51,308)	-	51,308	(95,573)	(95,573)	-	(95,573)
Shares of Beneficial Interest Issued for Services Rendered	18,000	30,960	-	-	30,960	-	30,960
Sales of Ownership Interests in Subsidiary	-	(52,880)	-	-	(52,880)	1,169,816	1,116,936
Distribution to Non-Controlling Interests	-	-	-	-	-	(462,778)	(462,778)
Reallocation of Non-Controlling Interests and Other	-	211,812	-	-	211,812	(200,550)	11,262
Balance, January 31, 2014	8,341,899	$14,024,668	8,480,847	$(11,973,459)	$2,051,209	$851,203	$2,902,412

See accompanying notes to

consolidated financial statements

INNSUITES HOSPITALITY TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	YEARS ENDED JANUARY 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated Net Loss	$(841,231)	$(1,075,850)
Adjustments to Reconcile Consolidated Net Loss to Net Cash Provided by Operating Activities:
Stock-Based Compensation	30,960	39,600
Provision for Uncollectible Receivables	(10,822)	(3,745)
Hotel Property Depreciation	1,783,595	1,754,289
Loss on Disposal of Assets	15,010	1,956
Amortization of Deferred Loan Fees	59,400	91,988
Changes in Assets and Liabilities:
Prepaid Expenses and Other Assets	(144,751)	(120,001)
Accounts Receivable	(95,558)	55,475
Accounts Payable and Accrued Expenses	(76,859)	124,436
NET CASH PROVIDED BY OPERATING ACTIVITIES	719,744	868,148

CASH FLOWS FROM INVESTING ACTIVITIES
Improvements and Additions to Hotel Properties	(761,433)	(1,264,878)
Change in Restricted Cash	(100,554)	123,025
NET CASH USED IN INVESTING ACTIVITIES	(861,987)	(1,141,853)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred Loan Fees	-	(27,285)
Principal Payments on Mortgage Notes Payable	(1,208,352)	(2,057,032)
Proceeds from Refinancing of Mortgage Notes Payable	-	500,000
Payments on Notes Payable to Banks	(1,805,313)	(1,812,432)
Borrowings on Notes Payable to Banks	2,374,238	2,262,432
Payments on Line of Credit -Related Party	(2,673,866)	-
Borrowings on Line of Credit - Related Party	3,035,256	-
Proceeds from Sale of Non-Controlling Ownership Interest in Subsidiary	1,116,936	2,218,594
Repurchase of Subsidiary Equity from Related Party	-	(315,000)
Distributions to Minority Interest Holders	(462,778)	(491,464)
Repurchase of Partnership Units	-	(525)
Repurchase of Treasury Stock	(54,430)	(187,311)
Payment of Dividends	(83,449)	(83,846)
Payments on Other Notes Payable	(194,049)	(221,897)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	44,193	(215,766)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(98,050)	(489,471)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	493,953	983,424
CASH AND CASH EQUIVALENTS AT END OF YEAR	$395,903	$493,953

See Note 17 for Supplemental Cash Flow Disclosures

See accompanying notes to

consolidated financial statements

INNSUITES HOSPITALITY TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED JANUARY 31, 2014 and 2013

1.  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As of January 31, 2014, InnSuites Hospitality Trust (the “Trust”, “we” or “our”) owns interests in directly and through a partnership interest, five hotels with an aggregate of 843 suites in Arizona, southern California and New Mexico (the “Hotels”).  The Hotels operate under the trade name “InnSuites Hotels.”

Full service hotels often contain upscale full-service facilities with a large volume of full service accommodations, on-site full service restaurant(s), and a variety of on-site amenities such as swimming pools, a health club, children’s activities, ballrooms and on-site conference facilities. Moderate or limited service hotels are small to medium-sized hotel establishments that offer a limited amount of on-site amenities. Most moderate or limited service establishments may still offer full service accommodations but lack leisure amenities such as an on-site restaurant or a swimming pool. We consider one of our Tucson, Arizona hotels and our hotel located in Albuquerque, New Mexico a moderate or limited service establishment. All of our other properties are full service hotels.

The Trust is the sole general partner of RRF Limited Partnership, a Delaware limited partnership (the “Partnership”), and owned 72.04% interest in the Partnership as of January 31, 2014 and 2013. The Trust’s weighted average ownership for the years ended January 31, 2014 and 2013 was 72.04%. As of January 31, 2014, the Partnership owned 100% of one InnSuites® hotel located in Tucson, Arizona, owned a 51.00% interest in another InnSuites® hotel located in Tucson, Arizona, and together with the Trust controlled a 61.60% interest in an InnSuites® hotel located in Ontario, California.  The Trust owns and operates a Yuma, Arizona hotel property directly, which it acquired from the Partnership on January 31, 2005, and owns a direct 50.85% interest in an InnSuites® hotel located in Albuquerque, New Mexico.

Under certain management agreements, InnSuites Hotels, our subsidiary, manages the Hotels’ daily operations.  The Trust also provides the use of the “InnSuites” trademark to the Hotels through wholly-owned InnSuites Hotels.  All such expenses and reimbursements between the Trust, InnSuites Hotels and the Partnership have been eliminated in consolidation.

InnDependent Boutique Collection (IBC Hotels), a wholly owned subsidiary of InnSuites Hospitality Trust, has approximately 3,100 properties. During the fiscal year ended January 31, 2014 IBC Hotels formed a marketing alliance with the Independent Lodging Industry Association (ILIA). Revenues and expenses of IBC Hotels are not significant and not separately recorded.

PARTNERSHIP AGREEMENT

The Partnership Agreement of the Partnership provides for the issuance of two classes of Limited Partnership units, Class A and Class B.  Class A and Class B Partnership units are identical in all respects, except that each Class A Partnership unit is convertible into one newly-issued Share of Beneficial Interest of the Trust at any time at the option of the particular limited partner.  The Class B Partnership units may only become convertible, each into one newly-issued Share of Beneficial Interest of the Trust, with the approval of the Board of Trustees, in its sole discretion.  On January 31, 2014 and 2013, 286,034 Class A Partnership units were issued and outstanding, representing 2.17% of the total Partnership units.  Additionally, as of both January 31, 2014 and 2013, 3,407,938 Class B Partnership units were outstanding to James Wirth, the Trust’s Chairman and Chief Executive Officer, and Mr. Wirth’s affiliates. If all of the Class A and B Partnership units were converted on January 31, 2014, the limited partners in the Partnership would receive 3,693,972 Shares of Beneficial Interest of the Trust.  As of January 31, 2014 and 2013, the Trust owns 9,517,545 general partner units in the Partnership, representing 72.04% of the total Partnership units.

LIQUIDITY

Our principal source of cash to meet our cash requirements, including distributions to our shareholders, is our share of the Partnership’s cash flow, quarterly distributions from the Albuquerque, New Mexico property, and through the Partnership and our direct ownership of the Yuma, Arizona property.  The Partnership’s principal source of revenue is hotel operations for the one hotel property it owns and quarterly distributions from the Tucson, Arizona and Ontario, California properties.  Our liquidity, including our ability to make distributions to our shareholders, will depend upon our ability and the Partnership’s ability to generate sufficient cash flow from hotel operations.

Hotel operations are significantly affected by occupancy and room rates at the Hotels. We anticipate occupancy and ADR will be improved in the coming year, capital improvements are expected to be similar from the prior year. As of January 31, 2014, the Trust had $583,000 drawn on our $600,000 line of credit. Our credit line matures on June 23, 2014 and we are currently in discussions with the bank and anticipate a renewal of at least an additional year on this line of credit. As of April 18, 2014, the outstanding balance on the line of credit was $600,000.

With the expected continued availability of the $600,000 bank line of credit which management expects to timely renew, the refinance or extension of two of our mortgage note payables which management expects to occur, management believes that it will have enough cash on hand to meet all of our financial obligations as they become due. Management is actively discussing with the bank an extension of the line of credit. In addition, our management is analyzing other strategic options available to us, including the refinancing of another property or raising additional funds through additional non-controlling interest sales.

There can be no assurance that we will be successful in raising additional or replacement funds, or that these funds may be obtainable on terms that are favorable to us. If we are unable to raise additional or replacement funds, we may be required to sell certain of our assets to meet our liquidity needs, which may not be on terms that are favorable.

BASIS OF PRESENTATION

As sole general partner of the Partnership, the Trust exercises unilateral control over the Partnership, and the Trust owns all of the issued and outstanding classes of shares of InnSuites Hotels. Therefore, the financial statements of the Partnership and InnSuites Hotels are consolidated with the Trust, and all significant intercompany transactions and balances have been eliminated.

SEASONALITY OF THE HOTEL BUSINESS

The Hotels’ operations historically have been somewhat seasonal.  The three southern Arizona hotels experience their highest occupancy in the first fiscal quarter and, to a lesser extent, the fourth fiscal quarter.  The second fiscal quarter tends to be the lowest occupancy period at those three southern Arizona hotels.  This seasonality pattern can be expected to cause fluctuations in the Trust’s quarterly revenues.  The two hotels located in California and New Mexico historically experience their most profitable periods during the second and third fiscal quarters (the summer season), providing some balance to the general seasonality of the Trust’s hotel business.

The seasonal nature of the Trust’s business increases its vulnerability to risks such as labor force shortages and cash flow issues.  Further, if an adverse event such as an actual or threatened terrorist attack, international conflict, data breach, regional economic downturn or poor weather conditions should occur during the first or fourth fiscal quarters, the adverse impact to the Trust’s revenues could likely be greater as a result of its southern Arizona seasonal business.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Trust’s operations are affected by numerous factors, including the economy, competition in the hotel industry and the effect of the economy on the travel and hospitality industries.  The Trust cannot predict if any of the above items will have a significant impact in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Trust’s operations and cash flows.  Significant estimates and assumptions made by management include, but are not limited to, the estimated useful lives of long-lived assets and estimates of future cash flows used to test a long-lived asset for recoverability and the fair values of the long-lived assets.

PROPERTY, PLANT AND EQUIPMENT AND HOTEL PROPERTIES

Furniture, fixtures, building improvements and hotel properties are stated at cost and are depreciated using the straight-line method over estimated lives ranging up to 40 years for buildings and 3 to 10 years for furniture and equipment.

Management applies guidance issued by the Financial Accounting Standards Board ("FASB"), codified in Accounting Standards Codification Topic 360-10-35 (“ASC 360-10-35”), to determine when it is required to test an asset for recoverability of its carrying value and whether an impairment exists. Under ASC 360-10-35, the Trust is required to test a long-lived asset for impairment when there is an indicator of impairment. Impairment indicators may include, but are not limited to, drop in the performance of a long-lived asset, a decline in the hospitality industry or a decline in the economy. If an indicator of potential impairment is present, then an assessment is performed of whether the carrying amount of an asset exceeds its estimated undiscounted future cash flows over its estimated remaining life.

The estimated undiscounted future cash flows of a property is determined based on third party property appraisals, third party broker opinions of value and Management’s combined real estate expertise. Management believes that third party property appraisals and third party broker opinions of value are useful because they consider historical occupancy, average rate levels and cash flows in determining fair value.

If the estimated undiscounted future cash flows over the asset’s estimated remaining life are greater than the asset’s carrying value, no impairment is recognized; however, if the carrying value of the asset exceeds the estimated undiscounted future cash flows, then the Trust would recognize an impairment expense to the extent the asset’s carrying value exceeds its fair value, if any.  The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance, and may differ from actual cash flows.  Long-lived assets evaluated for impairment are analyzed on a property-specific basis independent of the cash flows of other groups of assets.  Evaluation of future cash flows is based on historical experience and other factors, including certain economic conditions and committed future bookings.  Management has determined that no impairment of long-lived assets exists during the Trust’s fiscal years ending January 31, 2014 and 2013.

 CASH AND CASH EQUIVALENTS

The Trust considers all highly liquid short-term investments with maturities of three months or less at the time of purchase to be cash equivalents. The Trust places its cash and cash equivalents only with high credit quality financial institutions.

RESTRICTED CASH

Restricted cash consists of amounts held in reserve by lenders to fund capital improvements to the properties.

REVENUE RECOGNITION

Room, food and beverage, management and licensing fees, and other revenue are recognized as earned as services are provided and items are sold. Sales taxes collected are excluded from gross revenue.

ACCOUNTS RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are carried at original amounts billed less an estimate made for doubtful accounts based on a review of outstanding amounts on a quarterly basis.  Management generally records an allowance for doubtful accounts for 50% of balances over 90 days and 100% of balances over 120 days.  Accounts receivable are written off when deemed uncollectible.  Recoveries, if any, of receivables previously written off are recorded when received.  The Trust does not charge interest on accounts receivable balances and these receivables are unsecured.

Fiscal Year	Balance at the Beginning of Year	Charged to Expense	Deductions	Balance at the End of Year
2013	$38,159	$3,831	$(7,575)	$34,415
2014	$34,415	$5,061	$(15,883)	$23,593

STOCK-BASED COMPENSATION

We have an employee equity incentive plan, which is described more fully in Note 19 - “Share-Based Payments.”  Restricted shares granted from the plan are measured based on the fair value of the underlying shares on the date of grant.  We use the straight-line attribution method to recognize share-based compensation over the service period of the award.

For fiscal year 2014 and 2013, the Trust has paid the annual fees due to its Trustees using newly created Shares of Beneficial Interest. Upon issuance, the Trust recognizes the shares as outstanding.  The Trust recognizes expense related to the issuance based on the fair value of the shares upon the date of the restricted share grant and amortizes the expense equally over the period during which the shares vest to the Trustees.

During fiscal year 2014, the Trust granted restricted stock awards of 18,000 Shares to members of the Board of Trustees, all of which vested in fiscal year 2014 resulting in stock-based compensation of $30,960. During fiscal year 2013, the Trust granted restricted stock awards of 18,000 Shares to members of the Board of Trustees, all of which vested in fiscal year 2013 resulting in stock-based compensation of $39,600.

The following table summarizes restricted share activity during fiscal years 2014 and 2013.

	Restricted Shares
	Shares	Weighted-Average Per Share Grant Date Fair Value

Balance at January 31, 2012	-	—
Granted	18,000	$2.20
Vested	(18,000)	$2.20
Forfeited	-	—
Balance of unvested awards at January 31, 2013	-	$0.00

Granted	18,000	$1.72
Vested	(18,000)	$1.72
Forfeited	-	—
Balance of unvested awards at January 31, 2014	-	$0.00

TREASURY STOCK

Treasury stock is carried at cost, including any brokerage commissions paid to repurchase the shares.  Any shares issued from treasury stock are removed at cost, with the difference between cost and fair value at the time of issuance recorded against common stock.

INCOME TAXES

The Trust is subject to federal and state corporate income taxes, and accounts for deferred taxes utilizing an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when it is determined to be more likely than not that some portion, or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

DIVIDENDS AND DISTRIBUTIONS

In fiscal years 2014 and 2013, the Trust paid dividends of $0.01 per share in the fourth quarter of each year, or total dividends of $83,449 and $83,846, respectively.  The Trust’s ability to pay dividends is largely dependent upon the operations of the Hotels.

NON-CONTROLLING INTEREST

Non-controlling interest in the Partnership represents the limited partners’ proportionate share of the capital and earnings of the Partnership.  Income or loss is allocated to the non-controlling interest based on a weighted average ownership percentage in the Partnership throughout the period, and capital is allocated based on the ownership percentage at year-end.  Any difference between the weighted average and point-in-time allocations is presented as a reallocation of non-controlling interest as a component of shareholders’ equity.

INCOME (LOSS) PER SHARE

Basic and diluted income (loss) per Share of Beneficial Interest is computed based on the weighted-average number of Shares of Beneficial Interest and potentially dilutive securities outstanding during the period. Dilutive securities are limited to the Class A and Class B units of the Partnership, which are convertible into 3,693,972 Shares of the Beneficial Interest, as discussed in Note 1.

For the fiscal years ended January 31, 2014 and 2013, there were Class A and Class B Partnership units outstanding, which are convertible into Shares of Beneficial Interest of the Trust.  Assuming conversion at the beginning of each period, the aggregate weighted-average of these Shares of Beneficial Interest would have been 3,693,972 and 3,694,431 in addition to the basic shares outstanding for fiscal year 2014 and 2013, respectively.  These Shares of Beneficial Interest issuable upon conversion of the Class A and Class B Partnership units were anti-dilutive during both fiscal year 2014 and 2013 and are excluded from the calculation of diluted earnings per share for those years due to the Trust’s losses, and accordingly, no reconciliation is provided of basic earnings per share to diluted earnings per share.

ASSETS HELD FOR SALE

The trust considers assets held for sale when management approves and commits to a formal plan to actively market a property or group of properties for sale and a signed sales contract and significant non-refundable deposit or contract break-up fee exists. Upon designation as an asset held for sale, the Trust records the carrying value of each property or group of properties at the lower of its carrying value or its estimated fair value, less estimated costs to sell, and we cease the recognition of depreciation expense. Any gain realized in connection with the sale of a property for which the Trust has significant continued involvement (such as through a long-term management agreement) is deferred and recognized over the initial term of the related agreement. The operations of the properties held for sale prior to the sale date are recorded in discontinued operations unless the Trust will have continuing involvement (such as through a management agreement) after the sale. No assets were deemed held for sale as of January 31, 2014 or 2013.

SEGMENT REPORTING

The Trust views its operations as one operating business segment, a hospitality company that has ownership interest in five hotel properties with an aggregate of 843 suites in Arizona, southern California and New Mexico. The Trust has a concentration of assets in the southwest United States, and the southern Arizona market.

ADVERTISING COSTS

Amounts incurred for advertising costs are expensed as incurred.  Advertising expense totaled approximately $624,000 and $559,000 for the years ended January 31, 2014 and 2013, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For disclosure purposes, fair value is determined by using available market information and appropriate valuation methodologies.  Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. The fair value framework specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The fair value hierarchy levels are as follows:

●

Level 1 – Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured;

●

Level 2 – Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and / or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are level 2 valuation techniques.

●

Level 3 – Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect a company’s own judgments about the assumptions that market participants would use in pricing an asset or liability.

The Trust has no assets or liabilities that are carried at fair value on a recurring basis and had no fair value re-measurements during the years ended January 31, 2014 and 2013. The Trust’s financial instruments utilize level 3 inputs in the determination of fair value and consist of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, advances to related parties and debt.

Due to their short maturities, the carrying value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses approximates fair value. The fair value of mortgage notes payable, notes payable to banks and notes and advances payable to related parties is estimated by using the current rates which would be available for similar loans having the same remaining maturities and are based on level 3 inputs.  See Note 16 – “Fair Value of Financial Instruments.”

3.   SALE OF OWNERSHIP INTERESTS IN ALBUQUERQUE SUBSIDIARY

On July 22, 2010, the Board of Trustees unanimously approved, with Mr. Wirth abstaining, for the Partnership to enter into an agreement with Rare Earth Financial, LLC (“Rare Earth”), an affiliate of Mr. Wirth, to sell units in Albuquerque Suite Hospitality, LLC (the “Albuquerque entity”), which owns and operates the Albuquerque, New Mexico hotel property.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase at least 49% of the membership interests in the Albuquerque entity and the parties agreed to restructure the operating agreement of the Albuquerque entity.  A total of 400 units were available for sale for $10,000 per unit, with a two-unit minimum subscription.  On September 24, 2010, the parties revised the Amended and Restated Operating Agreement to name Rare Earth as the administrative member of the Albuquerque entity in charge of the day-to-day management.

On December 9, 2013, the Trust entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Albuquerque entity for $10,000 per unit. Under the updated restructuring agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 150 (and potentially up to 190 if the overallotment is exercised) units. As of January 31, 2014 and per the updated restructuring agreement, the Trust agreed to hold at least 50.1% of the outstanding limited partnership units in the Albuquerque entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on December 9, 2013.  The limited partnership interests in the Albuquerque entity are allocated to three classes with differing cumulative discretionary priority distribution rights through December 31, 2015 at which point it is anticipated the hotel will be owned free and clear. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Trust and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Albuquerque entity. Priority distributions of $700 per unit per year are cumulative until December 31, 2015; however, after December 31, 2015 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

If certain triggering events related to the Albuquerque entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members.  In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth received a restructuring fee of $128,000, conditioned upon and arising from the sale of the first 100 units in the Albuquerque entity following the December 31, 2013 restructuring. Assuming all 150 units are sold from the offering discussed above, discretionary priority distributions to all Classes are projected to be approximately $385,000 annually through December 31, 2015. The Albuquerque entity plans to use its best efforts to pay the discretionary priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative discretionary priority distributions. InnSuites Hotels will continue to provide management, licensing and reservation services to the Albuquerque, New Mexico property.

 At January 31, 2014, the Albuquerque entity had sold 18.5 additional units to unrelated parties at $10,000 per unit totaling $185,000 and the Trust purchased a net of 21 additional units at $10,000 per unit totaling $210,000 under the updated restructuring agreement. As of January 31, 2014, the Trust holds a 50.85% ownership interest, or 223.50 Class B units, Mr. Wirth and his affiliates hold a 0.11% interest through Rare Earth, or 0.50 Class C units, and other parties hold a 49.03% interest, or 215.50 Class A units. As of January 31, 2014, the Albuquerque entity has discretionary Priority Return payments to unrelated unit holders of approximately $151,000, to the Trust of approximately $156,000 and to Rare Earth of approximately $400 per year payable quarterly for calendar year 2015.

4.   SALE OF OWNERSHIP INTERESTS IN TUCSON HOSPITALITY PROPERTIES SUBSIDIARY

On February 17, 2011, the Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of non-controlling interest units in Tucson Hospitality Properties, LP (the “Tucson entity”), which operates the Tucson Foothills hotel property, which was then wholly-owned by the Partnership.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 250 units, which represents approximately 41% of the outstanding limited partnership units in the Tucson entity, on a post-transaction basis, and the parties agreed to restructure the limited partnership agreement of the Tucson entity. The Board of Trustees approved this restructuring on January 31, 2011.

         On October 1, 2013, the Partnership entered into an updated restructured limited partnership agreement with Rare Earth to allow for the sale of additional interest units in the Tucson entity for $10,000 per unit.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 160 (and potentially up to 200 if the overallotment is exercised) units. As of October 31, 2013 and per the updated restructuring agreement, the Partnership agreed to hold at least 50.1% of the outstanding limited partnership units in the Tucson entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on September 14, 2013.  The limited partnership interests in the Tucson entity are allocated to three classes with differing cumulative discretionary priority distribution rights through June 30, 2016. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Partnership and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Tucson entity. Priority distributions of $700 per unit per year are cumulative until June 30, 2016; however, after June 30, 2016 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

If certain triggering events related to the Tucson entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members.  In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes.  Rare Earth will receive a restructuring fee of $128,000, conditioned upon and arising from the sale of the first 100 units in the Tucson entity following the October 1, 2013 restructuring. Assuming all 160 units are sold from the offering discussed above, discretionary priority distributions to all Classes are projected to be approximately $540,000 annually through June 30, 2016. The Tucson entity plans to use its best efforts to pay the discretionary priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative discretionary priority distributions. InnSuites Hotels will continue to provide management, licensing and reservation services to the Tucson, Arizona property.

As of January 31, 2014, the Trust had sold its entire 11 units in the Tucson entity to the Partnership. At January 31, 2014, the Tucson entity had sold 108.50 units to unrelated parties at $10,000 per unit totaling $1,085,000 and the Partnership purchased a net of 54 additional units at $10,000 per unit totaling $540,000 under the updated restructured limited partnership agreement. As of January 31, 2014, the Trust does not hold any interest in the Tucson entity, the Partnership holds a 51.00% ownership interest, or 395 Class B units, Mr. Wirth and his affiliates hold a 1.55% interest, or 12 Class C units, and other parties hold a 47.45% interest, or 367.50 Class A units. As of January 31, 2014, the Tucson entity has discretionary payments to unrelated unit holders of approximately $257,000, to the Partnership of approximately $277,000 and to Rare Earth of approximately $8,000 per year payable quarterly for calendar years 2015 and 2016.

5.   SALE OF OWNERSHIP INTERESTS IN ONTARIO HOSPITALITY PROPERTIES SUBSIDIARY

On February 29, 2012, the Trust and Partnership entered into a restructuring agreement with Rare Earth to allow for the sale of minority interest units in Ontario Hospitality Properties, LP (the “Ontario entity”) for $10,000 per unit, which operates the Ontario hotel property, which was then wholly-owned by the Partnership.  Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 250 units, which represents approximately 49% of the outstanding partnership units in the Ontario entity, on a post-transaction basis, and the parties agreed to restructure the limited partnership agreement of the Ontario entity. The Board of Trustees approved this restructuring on February 1, 2012.

Under the restructured limited partnership agreement, Rare Earth became a general partner of the Ontario entity along with the Trust and Partnership.  The limited partnership interests in the Ontario entity are allocated to three classes with differing cumulative discretionary priority distribution rights through March 31, 2017. Class A units are owned by unrelated third parties and have first priority for distributions. Class B units are owned by the Trust and Partnership and have second priority for distributions. Class C units are owned by Rare Earth or other affiliates of Mr. Wirth and have the lowest priority for distributions from the Ontario entity. Priority distributions of $700 per unit per year are cumulative until March 31, 2017; however, after March 31, 2017 Class A unit holders continue to hold a preference on distributions over Class B and Class C unit holders.

If certain triggering events related to the Ontario entity occur prior to the payment of all accumulated distributions to its members, such accumulated distributions will be paid out of any proceeds of the event before general distribution of the proceeds to the members.  In the event that funds generated from a triggering event are insufficient to pay the total amount of all such accumulated distributions owed to the members, all Class A members will participate pro rata in the funds available for distribution to them until paid in full, then Class B, and then Class C. After all investors have received their initial capital plus a 7% per annum simple return, any additional profits will be allocated 50% to Rare Earth, with the remaining 50% allocated proportionately to all unit classes. Rare Earth also received a formation fee of $320,000, conditioned upon and arising from the sale of the first 160 units in the Ontario entity. Priority distributions to all Classes are projected to be approximately $446,660 for each of the calendar years 2015 through 2017. The Ontario entity is required to use its best efforts to pay the priority distributions. The Trust does not guarantee and is not otherwise obligated to pay the cumulative priority distributions. InnSuites Hotels will continue to provide management, licensing and reservation services to the Ontario, California property.

As of January 31, 2014, the Partnership holds a 61.55% ownership interest, or 392.70 Class B units, in the Ontario entity, the Trust holds a 0.05% ownership interest, 0.30 Class B units, Mr. Wirth and his affiliates hold a 1.57% interest through Rare Earth, or 10 Class C units, and other parties hold a 36.83% interest, or 235 Class A units. As of January 31, 2014 the Ontario entity has discretionary Priority Return payments to unrelated unit holders of approximately $165,000, to the Trust of approximately $200, to the Partnership of approximately $275,000 and to Rare Earth of approximately $7,000 per year payable quarterly for calendar year 2015, 2016 and 2017.

6.   PROPERTY, PLANT, AND EQUIPMENT AND HOTEL PROPERTIES

As of January 31 2014 and 2013, property, plant and equipment consisted of the following:

	2014	2013
Land	$7,005	$7,005
Building and improvements	75,662	75,662
Furniture, fixtures and equipment	380,846	370,408
Total property, plant and equipment	463,513	453,075
Less accumulated depreciation	(374,165)	(340,098)
Property, Plant and Equipment, net	$89,348	$112,977

As of January 31 2014 and 2013, hotel properties consisted of the following:

	2014	2013
Land	$3,034,150	$2,817,515
Building and improvements	34,236,297	34,016,176
Furniture, fixtures and equipment	5,167,117	4,990,808
Total hotel properties	42,437,564	41,824,499
Less accumulated depreciation	(18,767,369)	(17,230,102)
Hotel Properties in Service, net	23,670,195	24,594,397
Construction in progress	2,520	92,383
Hotel properties, net	$23,672,715	$24,686,780

7.   PREPAID EXPENSES AND OTHER CURRENT ASSETS

	2014	2013
Prepaid Insurance	$87,492	$51,089
Tax and Insurance Escrow	125,353	110,422
Other Prepaid Expenses and Current Assets	171,214	106,888
Total Prepaid Expenses and Current Assets	$384,059	$268,399

Prepaid expenses and other current assets are carried at historic cost and expect to be consumed within one year. As of January 31 2014 and 2013, prepaid expenses and other current assets consisted of the following:

8.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of January 31 2014 and 2013, accounts payable and accrued expenses consisted of the following:

	2014	2013
Accounts Payable	$954,776	$757,086
Accrued Salaries and Wages	134,222	180,895
Accrued Vacation	13,334	144,552
Sales Tax Payable	341,909	314,605
Income Tax Payable	48,715	25,355
Accrued Interest Payable	52,852	49,579
Advanced Customer Deposits	68,912	181,093
Accrued Property Taxes	250,393	248,012
Accrued Land Lease	95,957	108,437
Accrued Other	260,568	288,883
Total Accounts Payable and Accrued Liabilities	$2,221,638	$2,298,497

9.  MORTGAGE NOTES PAYABLE

At January 31, 2014 and 2013, the Trust had mortgage notes payable outstanding with respect to each of the Hotels.  The mortgage notes payable have various repayment terms and have scheduled maturity dates ranging from January 2015 to August 2022.  Weighted average interest rates on the mortgage notes payable for the fiscal years ended January 31, 2014 and 2013 were 4.89% and 4.97%, respectively.

The following table summarizes the Trust’s mortgage notes payable as of January 31:

	2014	2013
Mortgage note payable, due in monthly installments of $32,419, including interest at the prime rate plus one percentage point over the index, with a floor of 5.0% per year, through August 1, 2022 plus a balloon payment of $4,112,498 in September 2022, secured by the Yuma property with
a carrying value of $5.2 million at January 31, 2014.	$5,355,051	$5,469,475

Mortgage note payable, due in monthly installments of $48,738, including interest at 8.0% per year, through May 1, 2016, secured by the Tucson Foothills property with a carrying value of $4.0
million at January 31, 2014.	1,241,111	1,706,278

Mortgage note payable, due in monthly installments of $31,701, including interest at 5.0% per year, through January 14, 2015, plus a balloon payment of $5,630,315 in January 2015, secured by
the Ontario property with a carrying value of $5.7 million at January 31, 2014.	5,983,480	6,323,592

Mortgage note payable, due in monthly installments of $16,032 including interest at 7.75% per year, through November 1, 2021, secured by the Albuquerque property with a carrying value of $1.3
million at January 31, 2014.	1,126,983	1,227,744

Mortgage note payable, due in variable monthly installments ($29,776 as of January 31, 2014)
including interest at the prime rate (3.25% per year as of January 31, 2014), through January 28,
2015, plus a balloon payment of $4,874,618 in January 2015, secured by the Tucson St. Mary's
property with a carrying value of $7.5 million at January 31, 2014.	5,039,946	5,227,835

Totals:	$18,746,571	$19,954,924

The mortgage notes payable secured by the Albuquerque and Tucson St. Mary’s hotel properties are recourse to the Partnership and Trust as full guarantors.  The mortgage note payable secured by the Yuma hotel property is recourse to the Trust as a full guarantor. None of the other mortgage notes are recourse to the Partnership or the Trust.

The non-recourse mortgage note payable relating to our Ontario property, which is secured by the property and the rents, revenues and profits from the property, matured on May 11, 2011 and was modified on February 14, 2012. The lender reduced the principal balance by $500,000 and waived all penalties and accumulated interest in exchange for a $1.0 million pay down of the principal balance by the Trust. The interest rate was lowered from 8.28% to 5.0% reducing the monthly principal and interest payments to $31,700 from $71,100. The note was extended for three years to January 14, 2015. The Trust accounted for the modification as a troubled debt restructuring. Based on the terms of the modified mortgage note payable, the total future cash payments of $7,795,006 consists of $6,905,289 in principal payments and $889,717 interest payments. As such, total future cash payments exceeded the carrying value of the note payable (including accrued interest) of $7,646,030 at the date of restructure by $148,976. As a result, there was no gain or loss recorded during the period. In addition, no adjustment was made to the carrying value of the note at the date of restructure. Instead this requires the Trust to recognize interest expense using an effective interest rate on the debt after the restructuring, which results in $148,976 of interest expense being recognized over the remainder of the term.

See Note 12 – “Minimum Debt Payments” for scheduled minimum payments on the mortgage notes payable.

10.  NOTES PAYABLE TO BANKS

On September 24, 2013, Ontario Hospitality Properties, LP (“Ontario”), a subsidiary of the Trust, entered into a $168,540 business loan, including $9,540 of loan fees, with American Express Bank, FSB (the “Ontario Merchant Agreement”) with a maturity date of September 23, 2014. The Ontario Merchant Agreement includes a loan fee of 6% of the original principal balance of the loan with acceleration provisions upon default. The business loan is secured and paid back with 30% of the Ontario American Express merchant receipts received during the loan period. As of January 31, 2014, the business loan balance was approximately $123,000.

On November 25, 2013, Yuma Hospitality Properties Limited Partnership, a subsidiary of the Trust, entered into a $362,520 business loan, including $20,520 of loan fees, with American Express Bank, FSB (the “Yuma Merchant Agreement”) with a maturity date of November 24, 2014. The Yuma Merchant Agreement includes a loan fee of 6% of the original principal balance of the loan with acceleration provisions upon default. The business loan is secured and paid back with 30% of the Yuma American Express, VISA and MasterCard merchant receipts received during the loan period. As of January 31, 2014, the business loan balance was approximately $313,000.

As of January 31, 2014, the Trust has a revolving bank line of credit agreement, with a credit limit of $600,000.  The line of credit bears interest at the prime rate plus 1.0% per annum with a 6.0% floor, has no financial covenants and matures on June 23, 2014.  The line is secured by a junior security interest in the Yuma, Arizona property and the Trust’s trade receivables.  Mr. Wirth is a guarantor on the line of credit.  The Trust had approximately $583,000 drawn on this line of credit as of January 31, 2014.

11. LINE OF CREDIT – RELATED PARTY

As of January 31, 2014, the Trust had a $331,390 Demand/Revolving Line of Credit/Promissory Note outstanding with Rare Earth Financial, LLC. The Demand/Revolving Line of Credit/Promissory Note bears an interest of 7% per year and is due in full, on or before January 31, 2015. The total line of credit available for use by the Trust is $1,000,000.

12.  OTHER NOTES PAYABLE

As of January 31, 2014, the Trust had $187,567 in secured promissory notes outstanding to unrelated third parties arising from the repurchase of 145,564 Class A Partnership units and the repurchase of 132,051 Shares of Beneficial Interest in privately negotiated transactions.  These promissory notes bear interest at 7% per year and are due in varying monthly payments through October 2016.  The repurchased Class A Partnership units and Shares of Beneficial Interest secure the notes.  As of January 31, 2013, the Trust had $348,696 in secured promissory notes outstanding to unrelated third parties arising from the repurchase of 145,564 Class A Partnership units and the repurchase of 384,727 Shares of Beneficial Interest in privately negotiated transactions.

13.  MINIMUM DEBT PAYMENTS

Scheduled minimum payments of debt as of January 31, 2014 are as follows in the respective fiscal years indicated:

FISCAL YEAR	MORTGAGES	NOTES PAYABLE TO BANK	LINE OF CREDIT - RELATED PARTY	OTHER NOTES PAYABLE	TOTAL

2015	$11,753,088	$1,018,925	$331,390	$81,461	$13,184,864
2016	793,135	-	-	67,984	861,119
2017	451,232	-	-	38,122	489,354
2018	277,300	-	-	-	277,300
2019	295,591	-	-	-	295,591
Thereafter	5,176,225	-	-	-	5,176,225
	$18,746,571	$1,018,925	$331,390	$187,567	$20,284,453

14. DESCRIPTION OF CAPITAL STOCK

Holders of the Trust’s Shares of Beneficial Interest are entitled to receive dividends when and if declared by the Board of Trustees of the Trust out of funds legally available therefore.  The holders of Shares of Beneficial Interest, upon any liquidation, dissolution or winding-down of the Trust, are entitled to share ratably in any assets remaining after payment in full of all liabilities of the Trust.  The Shares of Beneficial Interest possess ordinary voting rights, each share entitling the holder thereof to one vote.  Holders of Shares of Beneficial Interest do not have cumulative voting rights in the election of Trustees and do not have preemptive rights.

On January 2, 2001, the Board of Trustees approved a share repurchase program under Rule 10b-18 of the Securities Exchange Act of 1934, as amended, for the purchase of up to 250,000 Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions.  On September 10, 2002, August 18, 2005 and September 10, 2007, the Board of Trustees approved the purchase of up to 350,000 additional Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions. Additionally, on January 5, 2009, September 15, 2009 and January 31, 2010, the Board of Trustees approved the purchase of up to 300,000, 250,000 and 350,000, respectively, additional Partnership units and/or Shares of Beneficial Interest in open market or privately negotiated transactions.  Acquired Shares of Beneficial Interest will be held in treasury and will be available for future acquisitions and financings and/or for awards granted under the InnSuites Hospitality Trust 1997 Stock Incentive and Option Plan.  During the three months ended January 31, 2014, the Trust acquired 7,874 Shares of Beneficial Interest in open market transactions at an average price of $1.84 per share.  The average price paid includes brokerage commissions. The Trust intends to continue repurchasing Shares of Beneficial Interest in compliance with applicable legal and NYSE MKT requirements.  The Trust remains authorized to repurchase an additional 227,816 Partnership units and/or Shares of Beneficial Interest pursuant to the publicly announced share repurchase program, which has no expiration date.

For the years ended January 31, 2014 and 2013, the Trust repurchased 51,308 and 85,131 Shares of Beneficial Interest at an average price of $1.86 and $2.29 per share, respectively.  Repurchased Shares of Beneficial Interest are accounted for as treasury stock in the Trust’s Consolidated Statements of Shareholders’ Equity.

15. FEDERAL INCOME TAXES

The Trust and its subsidiaries have income tax net operating loss carry forwards of approximately $10.1 million at January 31, 2014.  The Trust periodically has ownership changes within the meaning of Internal Revenue Code Section 382.  However, the Trust determined that such ownership changes would not have a material impact on the future use of the net operating losses. Generally, the Trust is no longer subject to income tax examinations prior to 2011 for federal and 2010 for state purposes.

The Trust and subsidiaries have federal and state net operating loss carry forwards of approximately $10.1 million at January 31, 2014, having expiration dates ranging from fiscal years 2018 to 2031.

Total and net deferred income tax assets at January 31,	2014	2013
Net operating loss carryforwards	$3,349,000	$4,622,000
Bad debt allowance	(16,000)	(17,000)
Accrued expenses	1,537,000	1,496,000
Prepaid insurance	1,000	13,000
Alternative minimum tax credit	61,000	61,000
Total deferred income tax assets	4,932,000	6,175,000
Deferred income tax liability associated with book/tax differences in hotel properties	(2,195,000)	(2,263,000)
Net deferred income tax asset	2,737,000	3,912,000
Valuation allowance	(2,737,000)	(3,912,000)
Net deferred income tax asset	$-	$-

 The differences between the statutory and effective tax rates are as follows for the year ended January 31, 2014:

Federal statutory rates	$(295,000)	(34%)
State income taxes	(64,000)	(7%)
Sale of syndication units	345,000	40%
True-ups to prior year return, net	51,000	40%
Effective rate	$37,000	6%

The true-ups to prior year return related primarily to the sale of syndication units in the Company’s subsidiaries which are treated as equity transactions in the Company’s financial statements but are taxed as capital gain transactions and totaled $1,232,000, causing the utilization of net operating loss carryforwards totaling $1,175,000, which were then offset by the release of valuation allowances.

 The differences between the statutory and effective tax rates are as follows for the year ended January 31, 2013:

Federal statutory rates	$(406,000)	(34%)
State income taxes	(88,000)	(7%)
Change in valuation allowance	718,000	60%
True-ups to prior year return	(237,000)	(20%)
Other	13,000	1%
Effective rate	$-	0%

The valuation allowance increased by approximately $718,000 in the year ended January 31, 2013 primarily due to a reduction in deferred tax liabilities associated with hotel properties due to timing differences in depreciation recognition.

The Trust's practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Trust had no accrued interest or penalties at January 31, 2014 and 2013.

16. OTHER RELATED PARTY TRANSACTIONS

The Partnership is responsible for all operating expenses incurred by the Trust in accordance with the Partnership Agreement.

As of January 31, 2014 and 2013, Mr. Wirth and his affiliates held 3,407,938 Class B Partnership units, which represented 25.8% of the total outstanding Partnership units.  As of January 31, 2014 and 2013, Mr. Wirth and his affiliates held 6,055,376 and 5,573,624, respectively, Shares of Beneficial Interest in the Trust, which represented 72.6% and 66.6%, respectively, of the total issued and outstanding Shares of Beneficial Interest.

As of January 31, 2014 and 2013, the Trust owned 72.04% of the Partnership. As of January 31, 2014, the Partnership owned 100% of one InnSuites® hotels located in Tucson, Arizona, a 51% interest in another InnSuites® hotel located in Tucson, Arizona and together with the Trust a 61.60% interest in an InnSuites® hotel located in Ontario, California.  The Trust owns and operates the Yuma, Arizona hotel property directly, which it acquired from the Partnership on January 31, 2005, and owns a direct 50.85% interest in one InnSuites® hotel located in Albuquerque, New Mexico.

The Trust directly manages the Hotels through the Trust’s wholly-owned subsidiary, InnSuites Hotels.  Under the management agreements, InnSuites Hotels manages the daily operations of the Hotels and the three hotels owned by affiliates of Mr. Wirth. Revenues and reimbursements among the Trust, InnSuites Hotels and the Partnership have been eliminated in consolidation.  The management fees for the Hotels are set at 2.5% of room revenue and a monthly accounting fee of $2,000 per hotel. Prior to October 1, 2013, the management fees for the three hotels owned by affiliates of Mr. Wirth were set at 2.5% of room revenue and an annual accounting fee of $27,000, payable $1,000 per month with an additional payment of $15,000 due at year-end for annual accounting closing activities. This practice was ceased as of October 1, 2013, and replaced with management fees for the three hotels owned by Mr. Wirth of 2.5% of room revenue and a monthly accounting fee of $2,000 per hotel   These agreements have no expiration date and may be cancelled by either party with 90-days written notice or 30-days written notice in the event the property changes ownership.

On July 23, 2013, the Trust entered into a Corporate Card Agreement (“Corporate Purchase Cards”) with American Express Travel Related Services Company, Inc. The Corporate Card Agreement distributed a total of nine purchase cards - one to each of the five respective Hotels, one to the Trust, and one to each of the three respective hotels owned by affiliates of James F. Wirth. The Corporate Card Agreement, with a total limit of $300,000, includes insignificant annual fees and $0 of interest per annum. Payments are due monthly. The Corporate Card Agreement may be cancelled by either party with 30-days written notice. Pamela J. Barnhill, the Trust’s President and Vice Chairperson and daughter of Mr. Wirth, personally guaranteed the nine purchase cards. As of January 31, 2014, the Trust’s portion of the Corporate Purchase Cards balance was approximately $139,000.

The Trust has an unsecured demand/revolving line of credit/promissory note as described in Note 11 – Line of Credit - Related Party with Rare Earth Financial, LLC.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Yuma, Arizona and Tucson St. Mary’s Hotels’ mortgage notes payable approximate fair value because interest rates are primarily variable and, accordingly, approximate current market rates for instruments with similar risk and maturities. The fair value of remaining notes payable and long-term debt was estimated based on the borrowing rates currently available to the Trust for bank loans with similar terms and maturities.

The following table presents the estimated fair values of the Trust’s debt instruments and the associated carrying value recognized in the accompanying consolidated balance sheets at January 31 2014 and 2013:

	2014		2013
	CARRYING AMOUNT	FAIR VALUE	CARRYING AMOUNT	FAIR VALUE

Mortgage notes payable	$18,746,571	$18,642,765	$19,954,924	$18,390,891

Notes payable to banks	$1,018,925	$1,018,925	$450,000	$450,000

Other notes payable	$187,567	$181,454	$352,256	$354,308

18.  SUPPLEMENTAL CASH FLOW DISCLOSURES

	2014	2013
Cash paid for interest	$754,919	$961,709

Promissory notes issued by the Trust to acquire Class A Partnership units	$-	$15,500

Promissory notes issued by the Trust to acquire Shares of Beneficial Interest	$29,360	$8,000

19.  COMMITMENTS AND CONTINGENCIES

The Tucson Foothills and the Albuquerque Hotels are subject to non-cancelable ground leases. The Tucson Foothills non-cancelable ground lease expires in 2050. The Albuquerque Hotel non-cancelable ground lease was extended on January 14, 2014 and expires in 2058. Total expense associated with the non-cancelable ground leases for the fiscal years ended January 31, 2014 and 2013 was $212,236 and $210,501, respectively, plus a variable component based on gross revenues of each property that totaled approximately $88,000 and $73,000, respectively.

During 2010, the Trust entered into a five-year office lease for its corporate headquarters.  The Trust recorded $45,021 and $30,718 of general and administrative expense related to the lease during fiscal year 2014 and 2013, respectively.  The lease included a base rent charge of $24,000 for the first lease year with annual increases to a final year base rent of $39,600.  The Trust has the option to cancel the lease after each lease year for penalties of four months’ rent after the first year with the penalty decreasing by one month’s rent each successive lease year.  It is the Trust’s intention to remain in the office for the duration of the five-year lease period.

Future minimum lease payments under these non-cancelable ground leases and office lease are as follows:

Fiscal Year Ending
2015	$235,670
2016	213,508
2017	213,508
2018	213,508
2019	213,508
Thereafter	9,085,678

Total	$10,175,380

The Trust is obligated under loan agreements relating to four of its hotels to deposit 4% of the individual hotel’s room revenue into an escrow account to be used for capital expenditures.  The escrow funds applicable to the four hotel properties for which a mortgage lender escrow exists are reported on the Trust’s Consolidated Balance Sheet as “Restricted Cash.”

InnSuites Hotels has entered into membership agreements with Best Western International, Inc. (“Best Western”) for four of the hotel properties.  In exchange for use of the Best Western name, trademark and reservation system, the participating Hotels pay fees to Best Western based on reservations received through the use of the Best Western reservation system and the number of available suites at the participating Hotels.  The agreements with Best Western have no specific expiration terms and may be cancelled by either party.  Best Western requires that the participating hotels meet certain requirements for room quality, and the Hotels are subject to removal from its reservation system if these requirements are not met.  The Hotels with third-party membership agreements received significant reservations through the Best Western reservation system.  Under these arrangements, fees paid for membership fees and reservations were approximately $310,000 and $313,000 for fiscal years 2014 and 2013, respectively.

The nature of the operations of the Hotels exposes them to risks of claims and litigation in the normal course of their business.  Although the outcome of these matters cannot be determined and is covered by insurance, management does not expect that the ultimate resolution of these matters will have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Trust.

The Trust is involved from time to time in various other claims and legal actions arising in the ordinary course of business.  In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Trust’s consolidated financial position, results of operations or liquidity.

On January 8, 2013, the Trust received a letter from the NYSE MKT LLC (f/k/a AMEX) (the "NYSE MKT") informing the Trust that the staff of the NYSE MKT’s Corporate Compliance Department has determined that the Trust is not in compliance with Section 1003(a)(ii) of the NYSE MKT Company Guide due to the Trust having stockholders' equity of less than $4.0 million and losses from continuing operations in three of its four most recent fiscal years.

The Trust was afforded the opportunity to submit a plan of compliance to the NYSE MKT and submitted its plan on February 5, 2013. On March 21, 2013, the NYSE MKT notified the Trust that it accepted the Trust’s plan of compliance and granted the Trust an extension until April 30, 2014 to regain compliance with the continued listing standards.

On May 2, 2013, the Trust received another letter from the NYSE MKT informing the Trust that the Trust is not in compliance with an additional continued listing standard of the NYSE MKT, Section 1003(a)(iii) of the NYSE MKT Company Guide, due to the Trust having stockholders’ equity of less than $6.0 million and net losses in five consecutive fiscal years as of January 31, 2013. The plan submitted in response to the first letter received increased stockholders’ equity in excess of $6.0 million before the April 30, 2014 deadline; therefore the Trust was not required to submit an additional plan to regain compliance with the continued listing standards.

The Trust is undertaking efforts, as outlined in its plan, to regain compliance with the NYSE MKT continued listing standards.

On December 16, 2013, the Trust requested an extension of the plan period. Based on a review of information provided by the Trust’s, on January 10, 2014, the NYSE MKT granted the Trust an extension of time to regain compliance with the continued listing standards until July 8, 2014. The Trust will be subject to periodic review by the NYSE MKT’s staff during this extension period. Failure to make progress consistent with the plan or to regain compliance with the NYSE MKT continued listing standards by the end of the extension period could result in the Trust being delisted from the NYSE MKT.

20.  SHARE-BASED PAYMENTS

During fiscal year 1999, the shareholders of the Trust adopted the 1997 Stock Incentive and Option Plan (the “Plan”).  Pursuant to the Plan, the Compensation Committee may grant options to the Trustees, officers, other key employees, consultants, advisors and similar employees of the Trust and certain of its subsidiaries and affiliates.  The number of options that may be granted in a year is limited to 10% of the total Shares of Beneficial Interest and Partnership units in the Partnership (Class A and Class B) outstanding as of the first day of such year.

Generally, granted options expire 10 years from the date of grant, are exercisable during the optionee’s lifetime only by the recipient and are non-transferable.  Unexercised options held by employees of the Trust generally terminate on the date the individual ceases to be an employee of the Trust.

There were no options granted in fiscal year 2014 or 2013, and no options outstanding as of January 31, 2014 and 2013.  The Plan currently has 1,000,000 options available to grant.  The Plan also permits the Trust to award stock appreciation rights, none of which, as of January 31, 2014, have been issued.

See Note 2 – "Summary of Significant Accounting Policies" for information related to grants of restricted shares.

21.  SUBSEQUENT EVENTS

ADDITIONAL SALE OF OWNERSHIP INTERSTS

On March 1, 2014, the Trust and Partnership entered into an updated restructuring agreement with Rare Earth to allow for the sale of additional interest units in the Ontario entity for $10,000 per unit. Under the agreement, Rare Earth agreed to either purchase or bring in other investors to purchase up to 235 (and potentially up to 275 if the overallotment is exercised) units. The Trust and Partnership agreed to hold at least 50.1% of the outstanding limited partnership units in the Ontario entity, on a post-transaction basis and intends to maintain this minimum ownership percentage through the purchase of units under this offering. The Board of Trustees approved this restructuring on March 24, 2014. As of April 18, 2014, we have continued to sell units under our Ontario entity, Tucson entity and Albuquerque entity offerings and have raised approximately $80,000, $80,000 and $437,000, respectively, through the sale of approximately 8, 8 and 44 units, respectively, to unrelated parties at $10,000 per unit.

51% PRUCHASE OF PARTNERSHIP INTERESTS OF FORT WORTH/DALLAS SUITE HOSPITALITY PARTNERHSIP

On March 24, 2014, the Trust entered into a Partnership Interests Purchase Agreement (the “Purchase Agreement”) with Suite Hotels, LLC (the “Seller”), an affiliate of James F. Wirth, Chairman and Chief Executive Officer of the Trust, to purchase 51% of the partnership interests of Fort Worth/Dallas Suite Hospitality Partnership, an Arizona general partnership (the “Company”), upon the terms and conditions set forth in the Purchase Agreement. The Company is in the hospitality business and owns and operates a 168-suite hotel in the Fort Worth/Dallas area known as Hotel Trinity. The Purchase Agreement was unanimously approved by independent trustees of the Trust.

As consideration for the purchase of 51% of the partnership interests of the Company, the Trust agreed to pay to the Seller an aggregate purchase price of 51% of the book value of the Net Assets of the Company as of January 31, 2014 (the “Purchase Price”). The “Net Assets” means the total book value of the assets of the Company less any outstanding book value of all of the Company’s liabilities. The Company’s “Net Assets” were approximately $1,700,000 as of January 31, 2014. The Trust agreed to pay to the Seller at the Purchase Price the equivalent value of the Trusts’ shares of beneficial interest, no par value per share (“Stock”). The number of the Trust’s shares of Stock to be issued to the Seller will be determined by dividing the Purchase Price by the average daily closing price of the Stock during the month of January 2014. The Trust expects to issue approximately 530,791 shares of Stock to the Seller for the purchase of the 51% partnership interests of the Company.

The consummation of the transaction depends upon the satisfaction or waiver of a number of certain customary closing conditions and approvals. In addition, the consummation of the transaction is subject to the approval of the Trust’s shareholders.

The transaction is expected to close in June 2014 but there can be no assurances that the transaction will be completed on the proposed terms or at all. The Trust expects to hold its annual meeting of shareholders in June 2014 where the Trust’s shareholders will vote on the issuance of shares of Stock as consideration for the transaction.

SCHEDULE III

INNSUITES HOSPITALITY TRUST AND SUBSIDIARY

REAL ESTATE AND ACCUMULATED DEPRECIATION

AS OF JANUARY 31, 2014

		Initial Cost of Tenant		Cost Capitalized Subsequent to Acquisition		Gross Amounts at Which Carried at Close of Period
Properties	Encumbrances	Land	Building and Improvements	Land	Building and Improvements	Land	Buildings and Improvements

InnSuites Hotels and Suites Tuscon Foothills Best Western Hotel	$1,241,111	$-	$4,220,820	$-	$2,353,546	$-	$6,574,366

InnSuites Hotels and Suites Yuma Best Western Hotel	5,355,051	251,649	4,983,292	53,366	2,632,306	305,015	7,615,598

InnSuites Hotels and Suites Ontario Airport Best Western Hotel	5,983,480	1,633,064	5,450,872	-	1,605,547	1,633,064	7,056,419

InnSuites Hotels and Suites Tucson St. Mary's Hotel	5,039,946	900,000	9,166,549	196,071	1,650,293	1,096,071	10,816,842

InnSuites Hospitality Trust Phoenix, Arizona	-	7,005	75,662	-	-	7,005	75,662

	$18,746,571	$2,791,718	$25,801,165	$249,437	$8,510,794	$3,041,155	$34,311,959

Properties	Gross Land and Building	Accumulated Depreciation	Net Book value Land and Buildings and Improvements	Date of Construction	Date of Acquisition	Depreciation in Income Statements is Computed

InnSuites Hotels and Suites Tucson Foothills Best Western Hotel	$6,574,366	$2,785,659	$3,788,707	1981	1998	5-40 years

InnSuites Hotels and Suites Yuma Best Western Hotel	7,920,613	3,079,448	4,841,165	1982	1998	5-40 years

InnSuites Hotels and Suites Ontario Airport Best Western Hotel	8,689,483	3,325,375	5,364,108	1990	1998	5-40 years

InnSuites Hotels and Suites Tucson St. Mary's Hotel	11,912,913	4,724,454	7,188,459	1960	1998	5-40 years

InnSuites Hospitality Trust Phoenix, Arizona	82,667	24,590	58,077	2004	2004	33 years

	$37,353,114	$14,984,390	$22,368,724

Reconciliation of Real Estate:

Balance at January 31, 2012	$37,467,448
Improvement to Hotel Properties	$447,289
Disposal of Property Improvements	$(998,379)

Balance at January 31, 2013	$36,916,358
Improvement to Hotel Properties	$566,049
Disposal of Property Improvements	$(129,293)

Balance at January 31, 2014	$37,353,114

 SCHEDULE IV

MORTGAGE LOANS ON REAL ESTATE

				Face Amount of	1/31/14 Carrying
Description	Interest Rate	Maturity Date	Periodic Payment Term	Mortgages	Amount

Mortgage Note Secured by
the Albuquerque property	7.75%	11/1/2021	144 monthly installments	$1,500,000	$1,126,983

Mortgage Note Secured by			35 monthly installments, with balloon
the Ontario property	5.00%	1/14/2015	payment of $5,630,315 due at maturity	9,000,000	5,983,480

Mortgage Note Secured by	Prime Rate plus 1		119 monthly installments, with balloon
the Yuma property	point over index,		payment of $4,112,4618 due at
	floor of 5%	8/1/2022	maturity	5,500,000	5,355,051

Mortgage Note Secured by			83 monthly installments, with balloon
the Tucson St. Mary's			payment of $4,874,618 due at
property	Prime Rate	1/28/2015	maturity	6,050,000	5,039,946

Mortgage Note Secured by
the Tucson Foothills
property	8.00%	5/1/2016	180 monthly installments	5,100,000	1,241,111

				$27,150,000	$18,746,571

MORTGAGE NOTE RECONCILIATION

Balance at January 31, 2012	$21,271,256

Additions during period:

Proceeds from refinancing	$500,000
Accrued interest reclassified to note payable	$240,700

Deductions during period

Principal payments	$(2,057,032)

Balance at January 31, 2013	$19,954,924

Additions during period:

Proceeds from refinancing	$-
Accrued interest reclassified to note payable	$-

Deductions during period

Principal payments	$(1,208,353)

Balance at January 31, 2014	$18,746,571

Item 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A.  CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, we conducted an evaluation under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. The term "disclosure controls and procedures," as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by the company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Based on this evaluation, our principal executive officer and our principal financial officer concluded that our disclosure controls and procedures were effective as of January 31, 2014.

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls and procedures or our internal controls will prevent all error or fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs.  Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected.

Management's Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of our internal control over financial reporting as of January 31, 2014.  In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") in Internal Control — Integrated Framework.

Based on our assessment using those COSO criteria, our management concluded that at January 31, 2014 the Trust’s internal control over financial reporting was effective.

Changes in Internal Control over Financial Reporting

Management believes that our consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended January 31, 2014 fairly present, in all material respects, our financial position, results of operations and cash flows for the periods presented.

There were no changes in our internal control over financial reporting during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item  9B.  OTHER INFORMATION

None.

 PART III

Item 10.  TRUSTEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Information required by this Item 10 as to our Trustees and Executive Officers is incorporated herein by reference to the information set forth under the caption “Election of Trustees” in our definitive proxy statement for our 2014 Annual Meeting of Shareholders to be held on June 27, 2014 (the “Proxy Statement”), which is expected to be filed with the SEC pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, within 120 days after the end of our fiscal year.

The information regarding the Audit Committee of our Board of Trustees and the information regarding the “audit committee financial expert” are incorporated herein by reference to the information set forth under the caption “Board Committees—Audit Committee” in the Proxy Statement.

Information required by Item 405 of Regulation S-K is incorporated herein by reference to the information set forth under the caption “Certain Information Concerning the Trust—Section 16(a) Beneficial Ownership Reporting Compliance” in the Proxy Statement.

Code of Ethics for Senior Financial Officers

We have adopted a Code of Ethics that applies to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions.  We have posted our Code of Ethics on our website at www.innsuitestrust.com.  We intend to satisfy all SEC and NYSE MKT disclosure requirements regarding any amendment to, or waiver of, the Code of Ethics relating to our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, by posting such information on our website unless the NYSE MKT requires a Form 8-K.  In addition, we have adopted a Code of Conduct and Ethics that applies to all of our employees, officers and Trustees.  It is also available on our website at www.innsuitestrust.com.

Item 11.  EXECUTIVE COMPENSATION

The information required by this Item 11 is incorporated herein by reference to the information set forth under the caption “Compensation of Trustees and Executive Officers” in the Proxy Statement.

Item 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED           SHAREHOLDER MATTERS

The information required by this Item 12 is incorporated herein by reference to the information set forth under the caption “Certain Information Concerning the Trust—Ownership of Shares” in the Proxy Statement.

The following table provides information about our equity compensation plans (other than qualified employee benefits plans and plans available to shareholders on a pro rata basis) as of January 31, 2014:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	0	$ N/A	1,000,000 (1)

Equity compensation plans not approved by security holders	None	None	None

______________

(1)  We have 1,000,000 options available for future grants under our 1997 Stock Incentive and Option Plan.

Item 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND TRUSTEE  INDEPENDENCE

The information required by this Item 13 is incorporated herein by reference to the information set forth under the captions “Certain Transactions,” “Election of Trustees” and “Board Committees” in the Proxy Statement.

Item 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required by this Item 14 is incorporated by reference to the information set forth under the caption “Certain Information Concerning the Trust—Audit Fees & Services” in the Proxy Statement.

PART IV

Item 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(3)	Exhibit List

Exhibit No.	Exhibit
3.1

Second Amended and Restated Declaration of Trust of InnSuites Hospitality Trust dated June 16, 1998, as further amended on July 12, 1999 (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2005 filed with the Securities and Exchange Commission on May 16, 2005).

10.1

Second Amended and Restated Agreement of Limited Partnership of RRF Limited Partnership dated March 24, 2014 (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 26, 2014).

10.2*

Form of Indemnification Agreement between InnSuites Hospitality Trust and each Trustee and executive officer (incorporated by reference to Exhibit 10.3 of the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2006 filed with the Securities and Exchange Commission on May 12, 2006).

10.3*

InnSuites Hospitality Trust 1997 Stock Incentive and Option Plan (incorporated by reference to Exhibit 4(a) of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 19, 2000).

10.4

Line of Credit Agreement, dated August 1, 2010, by and between RRF Limited Partnership and Rare Earth Financial, LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010 filed with the Securities and Exchange Commission on September 3, 2010).

10.5

Revolving Bank Line of Credit Promissory Note, dated November 23, 2010, executed by InnSuites Hospitality Trust, Yuma Hospitality Properties Limited Partnership and RRF Limited Partnership, as Borrowers, in favor of RepublicBankAZ, N.A., as Lender (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2010 filed with the Securities and Exchange Commission on December 9, 2010).

10.6

Revolving Bank Line of Credit Business Loan Agreement, dated November 23, 2010, by and among InnSuites Hospitality Trust, Yuma Hospitality Properties Limited Partnership and RRF Limited Partnership, as Borrowers, and RepublicBankAZ, N.A., as Lender (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2010 filed with the Securities and Exchange Commission on December 9, 2010).

10.7

Change in Terms Agreement for Bank Line of Credit, dated May 12, 2011, executed by InnSuites Hospitality Trust, Yuma Hospitality Properties Limited Partnership and RRF Limited Partnership, as Borrowers, and James F. Wirth, as Guarantor, in favor of RepublicBankAZ N.A., as Lender (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2011 filed with the Securities and Exchange Commission on June 3, 2011).

10.8	Change in Terms Agreement for Bank Line of Credit, dated May 25, 2012, executed by InnSuites Hospitality Trust, Yuma Hospitality Properties Limited Partnership and RRF Limited Partnership, as Borrowers, and James F. Wirth, as Guarantor, in favor of RepublicBankAZ, N.A., as Lender (incorporated by reference to Exhibit 10.11 of the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2012 filed with the Securities and Exchange Commission on May 30, 2012).

10.9

Change in Terms Agreement for Bank Line of Credit, dated June 22, 2012, executed by InnSuites Hospitality Trust, Yuma Hospitality Properties Limited Partnership and RRF Limited Partnership, as Borrowers, and James F. Wirth, as Guarantor, in favor of RepublicBankAZ, N.A., as Lender (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on June 25, 2012).

10.10

Addendum, dated August 27, 2012, to Business Loan Agreement, dated November 23, 2010, by and among InnSuites Hospitality Trust, Yuma Hospitality Properties Limited Partnership and RRF Limited Partnership, as Borrowers, and RepublicBankAZ, N.A., as Lender (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2012 filed with the Securities and Exchange Commission on September 14, 2012).

10.11

Change in Terms Agreement for Bank Line of Credit, dated September 14, 2012, executed by InnSuites Hospitality Trust, Yuma Hospitality Properties Limited Partnership and RRF Limited Partnership, as Borrowers, and James F. Wirth, as Guarantor, in favor of RepublicBankAZ, N.A., as Lender (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2012 filed with the Securities and Exchange Commission on December 17, 2012).

10.12

Change in Terms Agreement for Bank Line of Credit, dated June 11, 2013, executed by InnSuites Hospitality Trust, Yuma Hospitality Properties Limited Partnership and RRF Limited Partnership, as Borrowers, and Republic Bank AZ, N.A., as Lender (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2013 filed with the Securities and Exchange Commission on September 11, 2013).

10.13

Business Loan Agreement, dated as of August 24, 2012, by and among Yuma Hospitality Properties Limited Partnership, as Borrower, and 1st Bank Yuma, as Lender, guaranteed by InnSuites Hospitality Trust (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2012 filed with the Securities and Exchange Commission on December 17, 2012).

10.14

Business Loan and Security Agreement, dated November 25, 2013, by and between Yuma Hospitality Properties Limited Partnership, as Borrower, and American Express Bank FSB, as Lender (incorporated by reference to Exhibit 10.3 of the Registrant’s quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2013 filed with the Securities and Exchange Commission on December 6, 2013).

10.15

Promissory Note, dated as of August 24, 2012, issued by Yuma Hospitality Properties Limited Partnership, as Borrower, in favor of 1st Bank Yuma, as Lender, executed by Yuma Hospitality Properties Limited Partnership and InnSuites Hospitality Trust (incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2012 filed with the Securities and Exchange Commission on December 17, 2012).

10.16

Business Loan and Security Agreement dated September 23, 2013, by and between Ontario Hospitality Properties, LP, as Borrower and American Express Bank, FSB, as Lender (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2013 files with the Securities and Exchange Commission on December 6, 2013).

10.17

Albuquerque Suite Hospitality, LLC Restructuring Agreement, dated August 30, 2010, by and among RRF Limited Partnership, Rare Earth Financial, LLC, InnSuites Hospitality Trust, James F. Wirth, and Albuquerque Suite Hospitality, LLC (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010 filed with the Securities and Exchange Commission on September 3, 2010).

10.18

Tucson Hospitality Properties LP Restructuring Agreement, dated February 17, 2011, by and among Rare Earth Financial, LLC, RRF Limited Partnership, InnSuites Hospitality Trust, Tucson Hospitality Properties LP, and James F. Wirth (incorporated by reference to Exhibit 10.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011 filed with the Securities and Exchange Commission on April 29, 2011).

10.19

Albuquerque Suite Hospitality, LLC Restructuring Agreement, dated December 9, 2013, by and among RRF Limited Partnership, Rare Earth Financial, LLC, InnSuites Hospitality Trust, James F. Wirth, and Albuquerque Suite Hospitality, LLC (incorporated by reference to Exhibit 10.19 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014 filed with the Securities and Exchange Commission on April 21, 2014).

10.20	Tucson Hospitality Properties LP updated Restructuring Agreement, dated as of October 1, 2013, by and among Rare Earth Financial, LLC, RRF Limited Partnership, InnSuites Hospitality Trust, and Tucson Hospitality Properties LP (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2013 filed with Securities and Exchange Commission on December 6, 2013).

10.21

Ontario Hospitality Properties LP Restructuring Agreement, dated February 29, 2012, by and among Rare Earth Financial, LLC, RRF Limited Partnership, InnSuites Hospitality Trust, Ontario Hospitality Properties LP, and James F. Wirth (incorporated by reference to Exhibit 10.10 of the Registrant’s Annual report on Form 10-K for the fiscal year ended January 31, 2012 filed with the Securities and Exchange Commission on April 30, 2012).

10.22

Partnership Interest Purchase Agreement, dated March 24, 2014, by and between InnSuites Hospitality Trust and Suite Hotels, LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K files with he Securities and Exchange Commission on March 26, 2014).

10.23

Employment Offer Letter from InnSuites Hospitality Trust to Adam B. Remis (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 18, 2013).

21	Subsidiaries of the Registrant.

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive Officer required by Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Chief Financial Officer required by Section 906 of the Sarbanes-Oxley Act of 2002.

101	XBRL Exhibits

101.INS	XBRL Instance Document

101.SCH	XBRL Schema Document

101.CAL	XBRL Calculation Linkbase Document

101.LAB	XBRL Labels Linkbase Document

101.PRE	XBRL Presentation Linkbase Document

101.DEF	XBRL Definition Linkbase Document

*                         Management contract or compensatory plan or arrangement.

 SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of Securities Exchange Act of 1934, as amended, the Trust has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNSUITES HOSPITALITY TRUST

Dated: April 21, 2014	By:	/s/ James F. Wirth
James F. Wirth, Chairman and Chief Executive Officer (Principal Executive Officer)

Dated: April 21, 2014	By:	/s/ Adam B. Remis
Adam B. Remis, Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Trust and in the capacities and on the dates indicated.

Dated: April 21, 2014	By:	/s/ James F. Wirth
James F. Wirth, Chairman and Chief Executive Officer (Principal Executive Officer)

Dated: April 21, 2014	By:	/s/ Adam B. Remis
Adam B. Remis, Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: April 21, 2014	By:	/s/ Marc E. Berg
Marc E. Berg, Trustee

Dated: April 21, 2014	By:	/s/ Steven S. Robson
Steven S. Robson, Trustee

Dated: April 21, 2014	By:	/s/ Les Kutasi
Les Kutasi, Trustee

Dated: April 21, 2014	By:	/s/ Larry Pelegrin
Larry Pelegrin, Trustee

Dated: April 21, 2014	By:	/s/ Cynthia Ketcherside
Cynthia Ketcherside, Trustee

Dated: April 21 , 2014	By:	/s/ Pamela Barnhill
Pamela Barnhill, Trustee

Annex C

Financial Statements of Fort Worth/Dallas Partnership (Hotel Trinity)

Fort Worth/Dallas Suite Hospitality

Partnership

Consolidated Financial Statements

01.31.2014

FORT WORTH/DALLAS SUITE HOSPITALITY PARTNERSHIP

Report of Independent Registered Public Accounting Firm

The Board of Trustees of

Fort Worth/Dallas Suite Hospitality Partnership

Phoenix, AZ

We have audited the accompanying consolidated balance sheet of Fort Worth/Dallas Suite Hospitality Partnership (the “Partnership”) as of January 31, 2014 and the related consolidated statement of operations and partners’ capital, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fort Worth/Dallas Suite Hospitality Partnership at January 31, 2014, and the results of its operations and its cash flows for then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, AZ

April 21, 2014

FORT WORTH/DALLAS SUITE HOSPITALITY PARTNERSHIP

CONSOLIDATED BALANCE SHEET

January 31, 2014

ASSETS
Current Assets:
Cash and Cash Equivalents	$27,842
Accounts Receivable, net of Allowance for Doubtful Accounts of $614	8,121
Prepaid Expenses and Other Current Assets	6,854
Total Current Assets	42,817
Hotel Property, net	2,303,664
Other Assets	6,700
TOTAL ASSETS	$2,353,181

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES
Current Liabilities:
Accounts Payable and Accrued Expenses	$179,697
Current Portion of Mortgage Note Payable	234,123
Line of Credit - Related Party	18,572
Total Current Liabilities	432,392
Mortgage Note Payable	258,061
TOTAL LIABILITIES	690,453

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL	1,662,728
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$2,353,181

See accompanying notes to the

consolidated financial statements

FORT WORTH/DALLAS SUITE HOSPITALITY PARTNERSHIP

CONSOLDIATED STATEMENT OF OPERATIONS AND PARTNERS’ CAPITAL

Year Ended January 31, 2014
REVENUE
Room	$1,122,848
Food and Beverage	169,818
Other	28,605
TOTAL REVENUE	1,321,271

OPERATING EXPENSES
Room	429,760
Food and Beverage	128,106
Telecommunications	2,747
General and Administrative	192,713
Sales and Marketing	107,127
Repairs and Maintenance	206,871
Hospitality	92,642
Utilities	163,336
Hotel Property Depreciation	223,903
Real Estate Taxes and Insurance	127,333
Gain on Disposal of Assets	(136,231)
Other	139
TOTAL OPERATING EXPENSES	1,538,446
OPERATING LOSS	(217,175)
Interest on Mortgage Note Payable	38,379
Interest on Line of Credit - Related Party	18,222
TOTAL INTEREST EXPENSE	56,601
NET LOSS	(273,776)

PARTNERS' CAPITAL
Balance - February 1, 2013	1,085,005
Contributions Paid from Partners	851,499
Balance - February 1, 2014	$1,662,728

See accompanying notes to the

consolidated financial statements

FORT WORTH/DALLAS SUITE HOSPITALITY PARTNERSHIP

CONSOLDIATED STATEMENT OF CASH FLOWS

Year Ended January 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(273,776)
Adjustments to Reconcile Consolidated Net Loss to Net Cash Used In Operating Activities:
Provision for Uncollectible Receivables	43
Non-cash Interest	17,690
Hotel Property Depreciation	223,903
Gain on Disposal of Assets	(136,231)
Changes in Assets and Liabilities:
Prepaid Expenses and Other Assets	(6,854)
Accounts Receivable	(661)
Accounts Payable and Accrued Expenses	(11,756)
NET CASH USED IN OPERATING ACTIVITIES	(187,642)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from Disposal of Assets	136,872
Improvements and Additions to Hotel Property	(199,742)
NET CASH USED IN INVESTING ACTIVITIES	(62,870)

CASH FLOWS FROM FINANCING ACTIVITIES
Principle Payments on Mortgage Note Payable	(220,497)
Contributions Paid from Partners	851,499
Cash Paid to Line of Credit - Related Party	(820,395)
Cash Received from Line of Credit - Related Party	468,927
NET CASH PROVIDED BY FINANCING ACTIVITIES	279,534
NET INCREASE IN CASH AND CASH EQUIVALENTS	29,022
CASH AND CASH EQUIVALENTS AT FEBRUARY 1, 2013	(1,180)
CASH AND CASH EQUIVALENTS AT JANUARY 31, 2014	$27,842

See accompanying notes to the

consolidated financial statements

FORT WORTH/DALLAS SUITE HOSPITALITY PARTNERSHIP

NOTES TO CONSOLDIATED FINANCIAL STATEMENTS

1.  BUSINESS

INTRODUCTION TO OUR BUSINESS

Fort Worth/Dallas Suite Hospitality Partnership (the “Partnership”) owns and operates a 168-unit boutique studio and suite hotel property (the “Hotel”, dba Hotel Trinity InnSuites Dallas Fort Worth) in Fort Worth, Texas that offers services such as free hot breakfast buffets and complimentary afternoon social hours plus amenities, such as microwave ovens, refrigerators, free high speed high capacity hard wired and wireless internet access and coffee makers in each studio or two-room suite.

The Partnership was formed in Arizona in May 2000 for the purpose of purchasing and operating the Hotel. The Hotel is managed by InnSuites Hotels, Inc., with whom the Partnership also has a trademark license agreement for the use of the trade name “InnSuites” and “InnSuites Boutique Hotel Collection” (IBC). In addition, InnSuites Hotels, Inc. provides reservations services for the Partnership. James Wirth and his affiliates own a 99.5% interest in the Partnership and a 72.6% interest in InnSuites Hospitality Trust, Inc., which consolidates InnSuites Hotels, Inc as a wholly owned subsidiary.

The Partnership is the sole shareholder of Plaza Beverage Company, which is consolidated with the results of the Partnership. Plaza Beverage Company holds the liquor license for the Hotel and based on local laws and regulations, is responsible for alcoholic beverage dispensing at the Hotel. Under management agreements, the Partnership manages Plaza Beverage Company’s operations. All significant intercompany transactions and balances between the Partnership and Plaza Beverage Company have been eliminated.

Both the Partnership and Plaza Beverage Company have selected January 31 as their fiscal year end.

LIQUIDITY

Recently, the Partnership’s principal source of cash to fund its negative cash flows from operations and debt payments, is cash provided by our members. The Partnership’s principal source of revenue is its hotel operations. The Partnership’s liquidity will depend upon its ability to generate sufficient cash flow from hotel operations. When additional cash is required, the partners of the Partnership will provide cash advances as needed.

We anticipate a moderate improvement in the weak overall economic situation that negatively affected results in fiscal year 2014 and prior, which could result in higher revenues and operating margins.  Challenges in fiscal year 2015 are expected to include continued competition for all types of business in the market in which we operate and our ability to maintain room rates while maintaining market share.

Certain additional hotel property developments and/or hotel refurbishments have recently been completed by competitors in the Partnership’s market, and additional hotel property developments may be built in the future.  Such hotel developments have had, and could continue to have, an adverse effect on the revenue of the Partnership.

We rely entirely on the performance of the Partnership’s ability to increase revenues to keep pace with inflation.  Operators of hotels in general and the Hotel in particular can change room rates quickly, but competitive pressures may limit the Hotel’s ability to raise rates as fast as or faster than inflation.

There can be no assurance that we will be successful in raising additional or replacement funds, or that these funds may be obtainable on terms that are favorable to us. If we are unable to raise additional or replacement funds, we may be required to sell certain of our assets to meet our liquidity needs, which may not be on terms that are favorable.

REGULATION

The Partnership is subject to numerous federal, state and local government laws and regulations affecting the hospitality industry, including usage, building and zoning requirements.  A violation of any of those laws and regulations or increased government regulation could require the Partnership to make unplanned expenditures which may result in higher operating costs. Compliance with these laws is time intensive and costly and may reduce the Partnership’s revenues and operating income.

Under the Americans with Disabilities Act of 1990 (the “ADA”), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons.  In addition to ADA work completed to date, the Partnership may be required to remove additional access barriers or make unplanned, substantial modifications to the Hotel to comply with the ADA or to comply with other changes in governmental rules and regulations, which could reduce the number of total available rooms, increase operating costs and have a negative impact on the Partnership’s results of operations.

In addition, the Hotel, like all real property, is subject to governmental regulations designed to protect the environment.  If the Partnership fails to comply with such laws and regulations, it may become subject to significant liabilities, fines and/or penalties, which could adversely affect its financial condition and results of operations.

The Partnership is also subject to laws governing our relationship with employees, including minimum or living wage requirements, overtime, working conditions and work permit requirements. Additional increases to the state or federal minimum wage rate, employee benefit costs including health care or other costs associated with employees could increase expenses and result in lower operating margins.

SEASONALITY OF THE HOTEL BUSINESS

The Hotel’s operations historically have been somewhat seasonal.  The Hotel historically experiences increased revenues during the second and third fiscal quarters (the summer season).

The seasonal nature of the Partnership’s business increases its vulnerability to risks such as labor force shortages and cash flow issues.  Further, adverse events such as an actual or threatened terrorist attack, international conflict, data breach, regional economic downturn or poor weather during the second and third fiscal quarters (the summer season), could adversely impact the Partnership’s revenues.

OFF-BALANCE SHEET FINANCINGS AND LIABILITIES

  Other than legal contingencies incurred in the normal course of business, we do not have any off-balance sheet financing arrangements or liabilities.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Partnership’s operations are affected by numerous factors, including the economy, competition in the hotel industry and the effect of the economy on the travel and hospitality industries.  The Partnership cannot predict if any of the above items will have a significant impact in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Partnership’s operations and cash flows.  Significant estimates and assumptions made by management include, but are not limited to, the estimated useful lives of long-lived assets and estimates of future cash flows used to test a long-lived asset for recoverability and the fair values of the long-lived assets.

HOTEL PROPERTY

Hotel property includes land, building, improvements, furniture, fixtures and equipment. The Hotel property is stated at cost and is depreciated using the straight-line method over estimated lives ranging up to 40 years for buildings and 3 to 10 years for furniture and equipment.

Management applies guidance issued by the Financial Accounting Standards Board ("FASB"), codified in Accounting Standards Codification Topic 360-10-35 (“ASC 360-10-35”), to determine when it is required to test an asset for recoverability of its carrying value and whether an impairment exists. Under ASC 360-10-35, the Partnership is required to test a long-lived asset for impairment when there is an indicator of impairment. Impairment indicators may include, but are not limited to, drop in the performance of a long-lived asset, a decline in the hospitality industry or a decline in the economy. If an indicator of potential impairment is present, then an assessment is required of whether the carrying amount of an asset exceeds its estimated undiscounted future cash flows over its estimated remaining life.

The estimated undiscounted future cash flows of a property is determined based on third party property appraisals, third party broker opinions of value and Management’s combined real estate expertise. Management believes that third party property appraisals and third party broker opinions of value are useful because they consider historical occupancy, average rate levels and cash flows in determining fair value.

If the estimated undiscounted future cash flows over the asset’s estimated remaining life are greater than the asset’s carrying value, no impairment is recognized; however, if the carrying value of the asset exceeds the estimated undiscounted future cash flows, then the Partnership would recognize an impairment expense to the extent the asset’s carrying value exceeds its fair value, if any.  The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance, and may differ from actual cash flows.  Long-lived assets evaluated for impairment are analyzed on a property-specific basis independent of the cash flows of other groups of assets.  Evaluation of future cash flows is based on historical experience and other factors, including certain economic conditions and committed future bookings.  Management has determined that no impairment of long-lived assets exists during the Partnership’s fiscal year ended January 31, 2014.

 CASH AND CASH EQUIVALENTS

The Partnership considers all highly liquid short-term investments with maturities of three months or less at the time of purchase to be cash equivalents. The Partnership places its cash and cash equivalents only with high credit quality financial institutions.

REVENUE RECOGNITION

Room, food and beverage and other revenues are recognized as earned as services are provided and items are sold. Sales taxes collected are excluded from gross revenue.

RECEIVABLES AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are carried at original amounts billed less an estimate made for doubtful accounts based on a review of outstanding amounts on a quarterly basis.  Management generally records an allowance for doubtful accounts for 50% of balances over 90 days and 100% of balances over 120 days.  Accounts receivable are written off when deemed uncollectible.  Recoveries, if any, of receivables previously written off are recorded when received.  The Partnership does not charge interest on accounts receivable balances and these receivables are unsecured. The following table provides information on the activity of the Partnership’s allowance for doubtful accounts for the year ended January 31, 2014:

Fiscal Year	February 1, 2013	Charged to Expense	Deductions	January 31, 2014
2014	$571	$973	$(930)	$614

INCOME TAXES

Plaza Beverage Corporation is a disregarded entity for income tax purposes and its activities are included in the Partnerships’ tax returns. Tax returns are filed on a calendar basis. The partners of the Partnership separately account for their share of the Partnership’s income, losses, deductions and credits. Accordingly, no provision for income taxes related to the Partnership has been included in these financial statements. Generally, the Partnership is no longer subject to income tax examinations prior to 2011 for federal and 2010 for state purposes.

ASSETS HELD FOR SALE

The Partnership considers assets held for sale when management approves and commits to a formal plan to actively market a property for sale and a signed sales contract and significant non-refundable deposit or contract break-up fee exists. Upon designation as an asset held for sale, the Partnership records the carrying value of the property at the lower of its carrying value or its estimated fair value, less estimated costs to sell, and the Partnership ceases the recognition of depreciation expense. The operations of the property held for sale prior to the sale date are recorded in discontinued operations. No assets were deemed held for sale as of January 31, 2014.

ADVERTISING COSTS

Amounts incurred for advertising costs are expensed as incurred.  Advertising expense totaled approximately $23,000 for the year ended January 31, 2014.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For disclosure purposes, fair value is determined by using available market information and appropriate valuation methodologies.  Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability. The fair value framework specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The fair value hierarchy levels are as follows:

●

Level 1 – Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured;

●

Level 2 – Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and / or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are level 2 valuation techniques.

●

Level 3 – Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect a company’s own judgments about the assumptions that market participants would use in pricing an asset or liability.

The Partnership has no assets or liabilities that are carried at fair value on a recurring basis and had no fair value re-measurements during the year ended January 31, 2014. The Partnership’s financial instruments utilize level 3 inputs in the determination of fair value and consist of cash and cash equivalents, accounts receivable, accounts payable, line of credit with related party and debt.

Due to their short maturities, the carrying value of cash and cash equivalents, accounts receivable, accounts payable and line of credit with related party reasonably approximates fair value. The fair value of mortgage notes payable is estimated by using the current rates which would be available for similar loans having the same remaining maturities and are based on level 3 inputs.

3.   HOTEL PROPERTY

As of January 31, 2014, hotel property consisted of the following:

Land	$208,761
Building and improvements	3,231,451
Furniture, fixtures and equipment	1,240,891
Total hotel property	4,681,103
Less accumulated depreciation	(2,377,439)
Hotel property, net	$2,303,664

4.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

As of January 31 2014, accounts payable and accrued expenses consisted of the following:

Accounts Payable	$106,277
Accrued Salaries and Wages	11,219
Accrued Vacation	1,716
Sales Tax Payable	11,958
Accrued Interest Payable	1,041
Advanced Customer Deposits	6,322
Accrued Property Taxes	4,161
Accrued Property Insurance	32,388
Accrued Other	4,615
Total Accounts Payable and Accrued Expenses	$179,697

5.  MORTGAGE NOTE PAYABLE

At January 31, 2014, the Partnership had a mortgage note payable outstanding with a principal balance of $492,184, which is due in July 2016. This mortgage note payable is due in monthly installments of $21,619, bears interest at a rate of prime plus 3.000% per year, with a minimum rate of 6.25% per year (which was the rate in place for the mortgage note payable at January 31, 2014).

The mortgage note payable is secured by the hotel property and is recourse to the Partnership. James Wirth, Chief Executive Officer of the Partnership has personally guaranteed 100% of the property’s mortgage note payable. The guarantee started at the inception of the note payable and is dissolved at the maturity date of the loan or payoff, whichever is earlier.

6.  LINE OF CREDIT – RELATED PARTY

As of January 31, 2014, the Partnership had an $18,572 Demand/Revolving Line of Credit/Promissory Note outstanding with Mr. Wirth, Chief Executive Officer of the Partnership. The Demand/Revolving Line of Credit/Promissory Note bears an interest of 3.25% per year and is due in full, on or before March 31, 2014. The total line of credit available for use by the Partnership is $1,000,000. The Line of Credit – Related Party was paid in full subsequent to January 31, 2014.

7.  MINIMUM DEBT PAYMENTS

Scheduled minimum payments of debt as of January 31, 2014 are as follows in the respective fiscal years indicated:

FISCAL YEAR	MORTGAGES	LINE OF CREDIT - RELATED PARTY	TOTAL

2015	$234,123	$18,572	$252,695
2016	249,075	-	249,075
2017	8,986	-	8,986
	$492,184	$18,572	$510,756

8. OTHER RELATED PARTY TRANSACTIONS

The Partnership has an unsecured demand/revolving line of credit / promissory note as described in Note 6 – Line of Credit - Related Party with Mr. Wirth, Chief Executive Officer of the Partnership. The Line of Credit – Related Party was paid in full as of February 25, 2014.

InnSuites Hospitality Trust (the “Trust”) directly manages the Hotel through the Trust’s wholly-owned subsidiary, InnSuites Hotels.  Under the management agreements, InnSuites Hotels manages the daily operations of the Hotel.  The management fee for the Hotel is set at 2.5% of room revenue and a monthly accounting fee of $2,000. The agreement has no expiration date and may be cancelled by either party with 90-days written notice or 30-days written notice in the event the property changes ownership. For the year ended January 31, 2014, the Partnership’s expenses incurred under the management agreement were $43,616.

Additionally, InnSuites Hotels provides reservation services for a flat 10% of the value of the reservation received by the Hotel. For the year ended January 31, 2014, the Partnership’s reservation fees incurred were $9,276.

9.  PARTNERS’ CAPITAL

The Partnership operates pursuant to a Partnership Agreement dated May 8, 2000. Under the terms of the Partnership Agreement, the Partnership shall continue until December 31, 2025, unless earlier terminated under the provisions of the Partnership Agreement or as otherwise provided by law. Any cash distributions to the partners will be made pro rata in accordance with each partner’s percentage interests, until such time as all partners have received back the full amount of any capital contributions made, and thereafter such payments shall be paid to the partners in accordance with their percentage interests in the Partnership. As discussed in Note 1, James Wirth and his affiliates own a majority interest in the Partnership.

10.  LIGHTNING STRIKE RECOVERY

In March, 2013, the Hotel was struck by a lighting storm, resulting in a power surge that damaged the building and equipment. The majority of the assets that were damaged or destroyed were fully or nearly fully depreciated. The Partnership received $136,872 from its insurance carrier for the damage that occurred as a result of the lighting strike. For the fiscal year ended January 31, 2014, the Partnership purchased $81,431 of replacement fixed assets and does not expect any additional costs to be incurred.

11.  SUPPLEMENTAL CASH FLOW DISCLOSURES

Year Ended January 31, 2014
Cash Paid For Interest	$38,845

12.  COMMITMENTS AND CONTINGENCIES

The nature of the operations of the Hotel exposes them to risks of claims and litigation in the normal course of their business.  Although the outcome of these matters cannot be determined and is in most cases covered by insurance, management does not expect that the ultimate resolution of these matters will have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Partnership.

The Partnership is involved from time to time in various other claims and legal actions arising in the ordinary course of business.  In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Partnership’s consolidated financial position, results of operations or liquidity.

13.  SUBSEQUENT EVENTS

On March 24, 2014, the Trust entered into a Partnership Interests Purchase Agreement (the “Purchase Agreement”) with Suite Hotels, LLC (the “Seller”), an affiliate of James F. Wirth, Chairman of the Board and Chief Executive Officer of the Trust, to purchase the Seller’s 51% interest in the Partnership, upon the terms and conditions set forth in the Purchase Agreement. The Purchase Agreement was unanimously approved by independent trustees of the Trust.

As consideration for the purchase of this 51% interest in the Partnership, the Trust agreed to pay to the Seller an aggregate purchase price of 51% of the book value of the Net Assets of the Partnership as of January 31, 2014 (the “Purchase Price”). The “Net Assets” means the total book value of the assets of the Partnership less any outstanding book value of all of the Partnership’s liabilities. The Trust agreed to pay the Purchase Price to the Seller with the equivalent value of the Trust’s shares of beneficial interest. The number of the Trust’s shares of Beneficial Interest to be issued to the Seller will be determined by dividing the Purchase Price by the average daily closing price of the Stock during the month of January 2014. The Trust expects to issue approximately 530,791 shares of Stock to the Seller for the purchase of the 51% partnership interests of the Partnership.

The consummation of the transaction depends upon the satisfaction or waiver of a number of certain customary closing conditions and approvals. In addition, the consummation of the transaction is subject to the approval of the Trust’s shareholders and the NYSE MKT LLC (f/k/a Amex) (the “NYSE MKT”) for the Trust to list additional shares to be issued as acquisition consideration of the NYSE MKT.

The transaction is expected to close in June 2014 but there can be no assurances that the transaction will be completed on the proposed terms or at all. The Trust expects to hold its annual meeting of shareholders on June 27, 2014 where the Trust’s shareholders will vote on the issuance of shares of Stock as consideration for the transaction.

Annex D

Unaudited Pro Forma Condensed Consolidated Financial Data of the Trust and

Fort Worth/Dallas Partnership (Hotel Trinity)

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of January 31, 2014	D-2
Unaudited Pro Forma Condensed Consolidated Statement of Income for the twelve months ended January 31, 2014	D-3

 The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition as described in the proxy statement.

The unaudited pro forma condensed consolidated financial statements are based on (1) the historical financial statements and related notes of the Trust for the fiscal year ended January 31, 2014, which are attached to this proxy statement as Annex B and (2) the historical financial statements and related notes of Fort Worth/Dallas Partnership (Hotel Trinity) for the fiscal year ended January 31, 2014, which are attached to this proxy statement as Annex C.

The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition took place on January 31, 2014 and the unaudited pro forma consolidated statement of income assumes that the acquisition took place on January 31, 2013. The unaudited pro forma information is presented for illustration purposes only. This information is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined company.

InnSuites Hospitality Trust and Hotel Trinity

Unaudited Pro Forma

Condensed Consolidated Balance Sheet

	InnSuites Hospitality Trust 1/31/2014 Actual	Fort Worth/Dallas Suite Hospitality Partnership 1/31/2014 Actual	Pro Forma Adjustments	Combined

ASSETS
Current Assets:
Cash and Cash Equivalents	$395,903	$27,842	$-	$423,745
Restricted Cash	114,337	-	-	114,337
Accounts Receivable	644,566	8,121	(21,712)	630,975
Prepaid Expenses and Other Current Assets	384,059	6,854	-	390,913
Total Current Assets	1,538,865	42,817	(21,712)	1,559,970
Hotel Properties, net	23,672,715	2,303,664	-	25,976,379
Property, Plant and Equipment, net	89,348	-	-	89,348
Deferred Finance Costs and Other Assets	107,575	6,700	-	114,275
TOTAL ASSETS	$25,408,503	$2,353,181	$(21,712)	$27,739,972

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable and Accrued Expenses	$2,221,638	$179,697	$(21,712)	$2,379,623
Current Portion of Mortgage Notes Payable	11,753,088	234,123	-	11,987,211
Current Portion of Notes Payable to Banks	1,018,925	-	-	1,018,925
Line of Credit - Related Party	331,390	18,572	-	349,962
Current Portion of Other Notes Payable	81,461	-	-	81,461
Total Current Liabilities	15,406,502	432,392	(21,712)	15,817,182
Mortgage Notes Payable	6,993,483	258,061	-	7,251,544
Other Notes Payable	106,106	-	-	106,106

TOTAL LIABILITIES	22,506,091	690,453	(21,712)	23,174,832

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Shares of Beneficial Interest, without par value, unlimited authorization	14,024,668	1,662,728	(814,737)	14,872,659
Treasury Stock	(11,973,459)	-	-	(11,973,459)
TOTAL TRUST SHAREHOLDERS' EQUITY	2,051,209	1,662,728	(814,737)	2,899,200
NON-CONTROLLING INTEREST	851,203	-	814,737	1,665,940
TOTAL EQUITY	2,902,412	1,662,728	-	4,565,140
TOTAL LIABILITIES AND EQUITY	$25,408,503	$2,353,181	$(21,712)	$27,739,972

InnSuites Hospitality Trust and Hotel Trinity

Unaudited Pro Forma

Condensed Consolidated Statements of Income

	InnSuites Hospitality Trust 1/31/2014 Actual	Fort Worth/Dallas Suite Hospitality Partnership 1/31/2014 Actual	Pro Forma Adjustments	Combined
REVENUE
Room	$13,442,254	$1,122,848	$-	$14,565,102
Food and Beverage	991,867	169,818	-	1,161,685
Management and Trademark Fees	194,605	-	(52,892)	141,713
Other	255,916	28,605	-	284,521
TOTAL REVENUE	14,884,642	1,321,271	(52,892)	16,153,021

OPERATING EXPENSES
Room	3,667,492	429,760	-	4,097,252
Food and Beverage	927,887	128,106	-	1,055,993
Telecommunications	28,243	2,747	-	30,990
General and Administrative	3,139,064	192,713	(52,892)	3,278,885
Sales and Marketing	1,111,912	107,127	-	1,219,039
Repairs and Maintenance	1,225,997	206,871	-	1,432,868
Hospitality	837,371	92,642	-	930,013
Utilities	1,202,371	163,336	-	1,365,707
Hotel Property Depreciation	1,783,595	223,903	-	2,007,498
Real Estate and Personal Property Taxes, Insurance and Ground Rent	938,345	127,333	-	1,065,678
Gain on Disposal of Assets	-	(136,231)	-	(136,231)
Other	9,477	139	-	9,616
TOTAL OPERATING EXPENSES	14,871,754	1,538,446	(52,892)	16,357,308
OPERATING INCOME (LOSS)	12,888	(217,175)	-	(204,287)
Interest Income	5,610	-	-	5,610
TOTAL OTHER INCOME	5,610	-	-	5,610
Interest on Mortgage Notes Payable	757,316	38,379	-	795,695
Interest on Notes Payable to Banks	26,408	-	-	26,408
Interest on Other Notes Payable	28,496	-	-	28,496
Interest on Line of Credit - Related Party	10,361	18,222	-	28,583
TOTAL INTEREST EXPENSE	822,581	56,601	-	879,182
CONSOLIDATED NET LOSS BEFORE INCOME TAX PROVISION	(804,083)	(273,776)	-	(1,077,859)
Income Tax Provision	(37,148)	-	-	(37,148)
CONSOLIDATED NET LOSS	$(841,231)	$(273,776)	$-	$(1,115,007)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	$180,592	$-	$(134,150)	$46,442
NET LOSS ATTRIBUTABLE TO CONTROLLING INTERESTS	$(1,021,823)	$(273,776)	$134,150	$(1,161,449)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.12)	$-	$-	$(0.13)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	8,368,416	-	530,791	8,899,207
CASH DIVIDENDS PER SHARE	$0.01	$-	$-	$0.01

Annex E

Appraisal of Hotel Trinity

Singleton & Lee

REAL ESTATE APPRAISERS AND CONSULTANTS

4400 E. Broadway Blvd., Suite 702
Tucson, Arizona 85711
(520) 881-5984
Fax (520) 881-7438

February 27, 2014

Mr. Thomas P. Keig
Keig Financial Corporation
3309 N. 2nd Street
Phoenix, Arizona 85012

Re: 168-room Hotel Trinity Inn & Suites Fort Worth, located at 2000 Beach Street, Fort Worth, Tarrant County, Texas 76103
S&L File No. 14-4158

Mr. Keig:

At your request, we are transmitting an appraisal of the above-referenced property. The purpose of this appraisal is to opine the *"As Is" Market Value* of the fee simple interest in the subject property as of the date of valuation. Since the subject consists of an intricate going-concern operation, our valuation includes the going-concern and isolates the contributory value of the tangible personal property typically known as the furniture, fixtures and equipment (FF&E), which is needed to continue the operation of a hotel like the subject property. In addition, we have isolated the intangible business interest component of the going-concern, which is a more subjective opinion than the personal property or FF&E. This is due to the intangible nature of the business interests. Deducting these two components from the going-concern valuation isolates the value contributing to just the real estate. Obviously, hotels sell as a going-concern, but due to appraisal standards, Subpart A13, "An appraisal must include a separate assessment of personal property, fixtures, or intangible items that are attached to, or located on, real property if the personal property, fixture or intangible item affects the market value of real property. Any business interest or intangible items should be valued separately within the appraisal".

Therefore, since the intended use is to assist the client in documenting the value for loan underwriting, risk classification or other bank purposes, we have indicated not only the value of the going-concern but also the real estate. The intended user is Keig Financial Corporation and Inn Suites Hospitality Trust. The purpose of this appraisal is for mortgage lending or use by the owners to sell a position to a public company.

Singleton & Lee

Mr. Thomas P. Keig
February 27, 2014
Page 2

Therefore, since the intended use is to assist the client in documenting the value for loan underwriting, risk classification or other bank purposes, we have indicated not only the value of the going-concern but also the real estate. The intended user is Keig Financial Corporation and InnSuites Hospitality Trust. The purpose of this appraisal is for mortgage lending or use by the owners to sell a position to a public company.

As a result of our investigation and analysis of the subject property and current market conditions, it is our opinion that the market value of the going-concern and real estate only of the fee simple interest and the subject property as of February 12, 2014 is as follows:

"AS IS" MARKET VALUE (GOING-CONCERN)	**$3,800,000**
Less Contributory Value of FF&E	**($330,000)**
Less Contributory Value of Business Interest or Intangible Assets	**($ 0)**
"AS IS" MARKET VALUE REAL ESTATE ONLY	**$3,470,000**

The above value opinion is based on an all cash sale within a reasonable exposure period of 12 months or less. The opined value is impacted by the depreciated value of the furniture, fixtures and equipment (FF&E) and the intangible business values as indicated above.

The subject property is valued "as is" fee simple, although technically this is a valuation of the going-concern as explained above. The value of going-concern is the value existing in a proven property operation, considered as an entity with business established. Going-concern value includes an intangible enhancement of the value of an operating business enterprise associated with the process of assembling the land, building, labor, equipment, and marketing operation, all leading to an economically viable business that is expected to continue. As seen herein, there is no measurable business interest or intangible assets given the non-branded operation of the subject.

Typical going-concern properties are hotels and motels, restaurants, bowling facilities, full service car washes, golf courses, and similar property uses. For these property types, the physical real estate assets are integral parts of the ongoing business, such that market values to the land and building are difficult to segregate from the total value of the ongoing business. Although the subject property owns all furniture, fixtures and equipment, for this analysis they are separated from the real estate component.

Singleton & Lee

Mr. Thomas P. Keig
February 27, 2014
Page 3

Given the substantial volatility in the capital markets, it has increased uncertainty in the real estate market. It is difficult to predict what will happen in the capital markets going forward. As a result, it is difficult to predict what might happen to real property values over time. Our valuation utilized the most relevant data that was available at the time of the appraisal. Due to ongoing volatility in the marketplace, users of this appraisal should consider the current market uncertainty when determining the level of confidence they choose to place on these analyses and conclusions. Users are reminded that the appraisal conclusions in this report are effective as of the stated date of valuation.

A summary of limiting conditions is contained herein and is an important part of the appraisal. We certify that the report has been prepared in accordance with, and is subject to, the Uniform Standards of Professional Appraisal Practice (USPAP), as established by the Appraisal Foundation, and relevant sections of the Financial Institution's Reform, Recovery and Enforcement Act (FIRREA) of 1989, as amended June 7, 1994.

The appraisal report was prepared in conformity with the requirements of the Code of Ethics and Standards of Professional Practice of the Appraisal Institute. It has also been written in accordance with our interpretation of Regulation CFR, Parts 208 and 225, of the Federal Reserve System regulation titled *Appraisal Standards for Federally Related Transactions* and the *Uniform Standards of Professional Appraisal Practice* of the Appraisal Standards Board.

The reader is referenced to the Special Limiting Conditions and Assumptions presented in the Summary of Important Data and Conclusions section. The alteration of any item may provide for an adjustment in the values contained herein.

We appreciate the opportunity to have been of service in this matter. If you have any questions or require clarification on any of the points discussed herein, please contact me.

Respectfully submitted,

Charles V. Singleton
Certified General Real Estate Appraiser
Texas Temporary Appraiser License No. TX3302

Singleton & Lee

TABLE OF CONTENTS

TABLE OF CONTENTS

PAGE

ASSUMPTIONS AND GENERAL SCOPE OF WORK i
CERTIFICATION v
SUMMARY OF IMPORTANT DATA AND CONCLUSIONS 1
INTRODUCTION 6
AREA DESCRIPTION 11
PROPERTY DESCRIPTION 14
IMPROVEMENT DESCRIPTION 17
REAL ESTATE TAXES 22
HOTEL MARKET OVERVIEW 23
HIGHEST AND BEST USE ANALYSIS 30
APPRAISAL METHODOLOGY 32
INCOME CAPITALIZATION APPROACH 33
ROOM RATES SURVEY 33
SUBJECT INFORMATION 34
DISCOUNTED CASH FLOW ANALYSIS 47
SALES COMPARISON APPROACH 51
RECONCILIATION AND FINAL VALUE CONCLUSION 55

ADDENDA

ENGAGEMENT LETTER .... A
SUBJECT PROPERTY PHOTOGRAPHS .... B
COMPETITIVE HOTEL PHOTOGRAPHS C
OPERATING STATEMENTS .... D
APPRAISAL EXHIBITS .... E
DALLAS/FORT WORTH AREA ANALYSIS .... F
APPRAISER'S QUALIFICATIONS AND TEMPORARY LICENSE .... G

Singleton & Lee

ASSUMPTIONS AND GENERAL SCOPE OF WORK

ASSUMPTIONS AND GENERAL SCOPE OF WORK

These appraisers are not responsible for any costs incurred to discover or correct any deficiencies of any type present in the property, whether physical, financial, and/or legal. In the case of limited partnerships, real estate investment trust, or syndication offerings, or stock offerings in real estate, the client agrees that in case of a lawsuit (brought by lender, partner or part owner in any form of ownership, tenant or any other party), any and all awards or settlements of any type in such suit, regardless of the outcome, the client and all parties will completely hold harmless the firm of Singleton & Lee, its employees and/or agents in any such action.

The validity of legal, engineering, flood plain maps or accounting records are assumed to be good, and no responsibility is assumed therefore.

Unless otherwise stated, we assume and believe that information furnished to us by others, including all operating statements and rent rolls, is reliable, but we assume no responsibility for its accuracy.

Should this valuation opinion be ascribed in regard to proposed public or private improvements then, in that event, this appraisal is subject to the completion thereof in the manner proposed.

We reserve the right to alter statements, analysis, conclusion or any value opinion in the appraisal if there becomes known to us facts pertinent to the appraisal process, which were unknown to us when the report was finished. The appraisal report and any value opinions are subject to change if physical, legal or economic characteristics are different than described in this report.

The title to the property being appraised is assumed to be marketable and competent management and/or ownership is assumed.

Consideration has been given to the existing or potential financing associated with the subject and the impact of such financing on value.

Unless otherwise noted, we assume the subject property is not negatively impacted by any hazardous construction materials or other detrimental environmental conditions. We assume that no such materials adversely affect the utility, usability, or marketability of the property. The value opinion(s) have been predicated on the assumption that there is no such material on or in the property that would cause a loss in value or utility. No responsibility will be assumed for any such conditions, or for any expertise or engineering knowledge required to discover them.

The building improvements are assumed to have been constructed as generally described in the appraisal report. We have based our opinion on the overall condition of the project on a limited inspection of the property and on any referenced engineering reports. The appraisal assumes that the portions of the property that were not inspected reflect a

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i

ASSUMPTIONS AND GENERAL SCOPE OF WORK

similar overall condition as described for the overall property in the attached appraisal report. All mechanical components are assumed to be in operable condition and status standard for properties of the subject type. The condition of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated.

We have utilized our best efforts to accurately determine and/or report all land, unit and building areas in this report and assume that all are accurate.

This appraisal assumes no structural or soil conditions exist which would affect the subject's value. If such conditions are found to exist in the future, we reserve the right to re-appraise the property for an additional agreed upon fee.

These appraisers have inspected as far as possible, by observation, the land and the improvements; however, it was not possible to personally observe conditions beneath the soil, or hidden structural, mechanical, or other components, and these appraisers shall not be responsible for defects in the property related thereto. We assume that there are no conditions that are not apparent relating to the real estate, sub-soil conditions, or structures located on the real estate, which would affect our analyses, opinions, or conclusions with respect to the real estate.

If we have not been supplied with a termite inspection, survey, or occupancy permit, no responsibility or representation is assumed or made for any costs associated with obtaining same or for any deficiencies discovered before or after they are obtained. No representation or warranties are made concerning obtaining the above-mentioned items.

We assume no responsibility for any costs or consequences arising due to the need, or the lack of need, for flood hazard insurance. An agent for The Federal Flood Insurance Program should be contacted to determine the actual need for Flood Hazard Insurance.

The Americans with Disabilities Act of 1990 (ADA) became effective on January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect on the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible noncompliance with the requirements of ADA in estimating the value of the property.

Maps, drawings, or sketches have been made a part of the report to aid the reader in visualizing the property, neighborhood, and region. We have made no survey of the property and assume no responsibility in connection with such matters.

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ii

ASSUMPTIONS AND GENERAL SCOPE OF WORK

The distribution of the total valuation between land and any improvements applies only under the program of utilization and conditions stated in this report and is invalidated under other programs of utilization, or conditions, if used in making a summation appraisal.

We are not required, because of this appraisal report, to appear or to testify at a public hearing, committee, or corporate meeting, deposition, or legal proceeding of any kind unless satisfactory arrangements have been made in advance for our appearance.

The possession of this appraisal report does not include the right of its publication without our consent, nor may it be used for any purpose other than its intended use.

This report or any portion thereof is for the exclusive use of the client and any specifically identified intended users for the intended use and purpose set forth and is not intended to be used, given, sold, transferred, or relied on by any other entity without the prior, express written permission of the authors. Use of or reliance upon this report by unauthorized parties is specifically prohibited. We assume no responsibility for potential claims arising from unauthorized use of this report, or any portion thereof.

The appraisal report is intended to be used in its entirety; no part may be used without the full or entire report.

Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations, news, sales, or other media, without the written consent and approval of the authors, particularly as to the value conclusions, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute, or to the MAI designation.

Except for data provided by the client, all data gathered in the appraisal process and the appraisal report itself remain our property.

Unless otherwise stated, the present purchasing power of the dollar is the basis for the values ascribed.

The client authorizes disclosure of all or any portion of this appraisal report and the related appraisal data to appropriate representatives of the Appraisal Institute if such disclosure is required, to enable us to comply with the bylaws and regulations of said Institute hereafter in effect.

The appraiser is not a building or environmental inspector. The appraiser provides an opinion of value. The appraisal does not guarantee that the property is free of defects or environmental problems. The appraiser performs an inspection of visible and accessible areas only. Mold may be present in the property in areas that are or are not visible to the appraiser. The appraiser is not qualified to determine the cause of any mold, the type of mold or whether the mold might pose any risk to the property or its inhabitants. Inspection by a qualified professional is recommended. The appraiser is not responsible

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iii

ASSUMPTIONS AND GENERAL SCOPE OF WORK

for a diminution of value, which would not have occurred in whole or in part had there not been actual, alleged or threatened discharge, dispersal, seepage, migration, release or escape of pollutant at any time.

If an "Insurable Value" or "Insurable Replacement Cost" opinion is provided in the appraisal report, the cost amount indicated is for informational purposes only. The appraiser and the review appraiser do not accept or assume any responsibility or liability relating to the amount of insurance that is needed to replace the subject improvements as a result of a covered loss. The advice of a professional insurance agent or broker regarding this or other insurance oriented matters is strongly recommended to ascertain the amount of insurance coverage that would be appropriate.

Acceptance of, and/or use of, this appraisal report by the client or any authorized users constitutes acceptance of the STANDARD ASSUMPTIONS AND LIMITATIONS OF THIS APPRAISAL, as well as any EXTRAORDINARY ASSUMPTIONS FOR THIS APPRAISAL or any HYPOTHETICAL CONDITIONS ASSUMED FOR THIS APPRAISAL.

In this appraisal, the term "inspection" relates to an appraisal inspection, which does not constitute a building inspection. An appraiser is neither trained nor capable of conducting a thorough inspection of structural and mechanical aspects of a property. An appraiser will visually inspect accessible areas of the improvements for any obvious defects and will note finishes and building layout. We did not inspect the building structure, roof, or mechanical systems and have assumed that these are in working condition and structurally sound. The appraisers make no guarantees about the structural integrity of the property and assume no adverse conditions are present. If the client requires a more detailed inspection, we recommend consulting with a qualified building inspector or engineer.

Singleton & Lee

iv

CERTIFICATION

CERTIFICATION:

I certify that, to the best of my knowledge and belief:

1. The statements of fact contained in this report are true and correct.
2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, impartial, and unbiased professional analysis, opinions, and conclusions.
3. I have no present or prospective interest in the property that is the subject of this report and I have no personal interest with respect to the parties involved.
4. I have not performed professional services as an appraiser regarding the property that is the subject of this report within the 3-year period immediately preceding acceptance of this assignment.
5. I have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.
6. My engagement is this assignment was not contingent upon developing or reporting predetermined results.
7. My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
8. My analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the *Uniform Standards of Professional Appraisal Practice.*
9. I have made a personal inspection of the property that is the subject of this report.
10. No one provided significant property appraisal assistance to the person signing this certification. I do acknowledge general assistance from Mr. Mackenzie Bottum, MAI and Mr. Tyler Bean of Marcus & Millichap regarding additional understanding of the local market.
11. The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.
12. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
13. As of the date of this report, I have completed the Standards and Ethics Education Requirement of the Appraisal Institute for Affiliate Members.
14. I am experienced and competent in appraising properties such as the subject.

Charles V. Singleton
Certified General Real Estate Appraiser
Texas Temporary License TX3302

Singleton & Lee v

SUMMARY OF IMPORTANT DATA AND CONCLUSIONS

SUMMARY OF IMPORTANT DATA AND CONCLUSIONS

APPRAISER'S FILE NO.: 14-4158

DATE OF VALUE "AS IS": February 12, 2014

PROPERTY IDENTIFICATION: 168-room Hotel Trinity Inn & Suites located at 2000 Beach Street, Fort Worth, Tarrant County, Texas 76103.

PARCEL SIZE: According to Assessor's records, the site measures 5.241 acres or 228,298 square feet. Excluded from the south central portion of the site is a historical area consisting of a former cemetery site. This area consists of approximately 4,760 square feet of land and is heavily vegetated. Although there are some old gravestones on site, they do not negatively impact the site.

IMPROVEMENTS: Although Assessor records indicate an approximate improvement size of 118,090 square feet, based on previous appraisal reports, the total square footage reported for the subject property is 115,461 square feet. There are four buildings, all approximately two-story in height. The main building includes the lobby, restaurant, lounge and meeting space along with three buildings that house the guestrooms with one building also including a small meeting area, along with exercise, laundry and storage rooms. There are a total of 168 guestrooms broken down as follows, as provided by the manager.

Room Type	# of Rooms
Studio King	61
Studio Queen	73
Executive King	20
Executive Queen	11
1 Bedroom King or Queen	3
Total	168

As seen above, most of the guestrooms are single room in design, although the Executive Rooms are larger and there are three, one-bedroom suites, one that is a King Condo, one King Condo with a

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SUMMARY OF IMPORTANT DATA AND CONCLUSIONS

whirlpool and one Queen Condo. One of the Studio Kings is handicap accessible as is one of the Executive Kings. Six of the Executive Kings include whirlpools.

Meeting rooms consist of the Horizon Ballroom with 3,920 square feet, the Plaza Ballroom of 2,925 square feet which can be divided into three equal sections, the 1,440 square foot Skyline Room and 1,080 square foot Ayres Room and a separate guestroom buildings and a 300 square foot boardroom. Total meeting space is 9,665 square feet. These rooms can seat 745 in theatre style, 320 in classroom style, 530 in banquet configuration and 235 in conference seating. It should be noted at this time the Skyline Room along with one of the condo rooms are in need of renovations.

AGE: The subject was originally constructed in 1973 but has seen several renovations with a substantial renovation in 2000 and continual renovations. Therefore, we estimate an effective age of 20 years and a remaining life of at least 30 years, although life can be extended with proper upgrades as previously shown. The subject was originally developed as a Ramada Inn, then operated as a Holiday Inn followed by a Best Western InnSuites Hotel, currently operating as Hotel Trinity Inn & Suites Fort Worth.

ENVIRONMENTAL HAZARDS: No Environmental Site Assessment reports were available. We assume there are no environmental hazards to the site or the improvements.

INTEREST APPRAISED: Fee simple estate

OWNER OF RECORD: Fort Worth/Dallas Suite Hospitality Partnership.

PROPERTY TAX NUMBER: 6703550

ZONING: G-Intensive Commercial by the City of Fort Worth.

FLOOD ZONE: Zone X per map 48439C 310K, dated September 25, 2009; flood insurance is not required.

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SUMMARY OF IMPORTANT DATA AND CONCLUSIONS

EASEMENTS: None noted.

HIGHEST AND BEST USE: As if Vacant: Commercial development, most likely hotels

As Improved: As developed

MARKETING/EXPOSURE: 12 months or less.

ACTUAL OPERATION:

	2008	2009	2010
ADR	$63.87	$63.48	$63.03
ADO	41.27%	29.55%	29.27%
RevPAR	$26.36	$18.76	$18.45

	2011	2012	2013
ADR	$63.86	$59.81	$58.38
ADO	33.4%	26.74%	32.3%
RevPAR	$21.33	$15.99	$18.86

As seen above, the subject's occupancies started to drop in 2009, although rebounded in 2011. In 2012 occupancies hit an all time low as did rates. The owners stated that they had made arrangements for a lease-purchase option of the subject in mid-2012. It was evident toward the end of 2012 that this tenant was not operating the property to its optimum level and had missed rental payments and the tenant was evicted. 2013 figures show the property starting to rebound back to prior levels.

Our analysis is reflective of the subject in its current condition. We are not recognizing any capital expenditures or any project improvement costs to rebrand the subject, although this would most likely be a logical use for the subject. Without these known costs, we are reflecting the value in its "as is" condition. Our analysis is based on the subject's current and historic operations plus information from the Star Report of competitive properties to be discussed herein.

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SUMMARY OF IMPORTANT DATA AND CONCLUSIONS

APPRAISAL PROJECTION:

	Year 1	Year 2	Year 3	Year 4
ADR	$60.00	$61.80	$63.65	$65.25
ADO	35.0%	38.0%	41.0%	44.0%
RevPAR	$21.00	$23.48	$26.10	$28.71

Based on information from the Star Report relying upon the competitive set information, along with the subject's prior history, future bookings, information from the manager and interviews with a broker knowledgeable of the subject property, we believe the subject can trend back toward stabilized levels similar to levels that were achieved prior to and up to 2008. This is based on reasonable first year projections of average daily rates of $60.00 and an occupancy of 35.0%. Thereafter, room rates are projected at an increase of no more than 3.0% until stabilized year four of 2.5%. Occupancy levels are trended up to a stabilized level of 44.0% below the market and competitive set due to the subject's superior amenities. Room rates are above the competitive set and the overall RevPAR projections are in line with market data.

DELINQUENT TAXES: None.

VALUE INDICATORS

Cost Approach	N/A
Income Capitalization Approach:	$3,800,000
Sales Comparison Approach:	$3,360,000
Value Conclusion "As Is":	$3,800,000

Please note that the above values reflect the going-concern only. Please reference the letter of transmittal and reconciliation, which show the isolation of real estate only.

SPECIAL LIMITING CONDITIONS AND ASSUMPTIONS:

Please refer to the complete list of assumptions and limiting conditions just prior to this document.

1. The adjustments and analysis used herein reflect our opinion of the magnitude of adjustment needed to indicate a value for the subject property. They are not meant to imply that specific comparables were utilized to support these adjustments.

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SUMMARY OF IMPORTANT DATA AND CONCLUSIONS

2. Substantial emphasis is placed upon the written and verbal information obtained directly from the addressee of this report and representatives of the current owner. All information provided is assumed to be correct.

3. The valuation conclusions contained herein assume that the property is immediately available and that a detailed professional marketing package would be prepared and distributed regionally and nationally.

4. A title report was not provided. This appraisal assumes the property is free and clear of any encumbrances, ground leases, mortgages, etc., except where noted.

5. We inspected guest suites 123, 127, 128, 143, 148, 158, 179, 390 and 391. This represents each of the subject's suite types. We have made an extraordinary assumption that the remaining suites in both hotels are in similar condition to those that were inspected.

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INTRODUCTION

INTRODUCTION

Intended Users

Mr. Thomas P. Keig, CMB and
InnSuites Hospitality Trust

Appraiser

Charles V. Singleton

Date of Appraisal

"As Is" Market Value Opinion: February 12, 2014

Date of Report

The date appearing on the transmittal letter.

Property Identification

The subject consists of a 168-room partial full-service hotel operating as Hotel Trinity Fort Worth located at 2000 Beach Street, Fort Worth, Texas 76103.

Property History

According to Assessor's records, the subject property is vested in the name of Fort Worth/Dallas Suites Hospitality Partnership. This ownership has been in control of the property for numerous years. The owners did indicate in mid-2012 they let the property be run by a tenant but are now back in full operation of the facility. The tenant had the option to purchase the subject for $4,000,000 after making annual $200,000 payments for the first four years. The tenant did not make payments and in fact, basically shut the property down from reservations and demolished most meeting rooms and several guestrooms in anticipation of converting the property to a school use.

We were provided a recent market positioning and pricing analysis performed by Marcus & Millichap and discussed the analysis with Associate Broker, Tyler Bean. This well documented analysis set a list price of $3,800,000 with an assumption of $100,000 of improvement costs for a project cost of $3,900,000. It also suggested a marketing or selling range between $3,600,000 to $3,800,000 with the same $100,000 improvement cost assumption. It should be noted that the analysis did not include a franchise fee given the independent operation, a management fee nor reserve for replacement.

At this time, the property is not listed with Marcus & Millichap. In discussing the subject with Mr. Tyler Bean, he felt that although their analysis was in November of 2013, that a

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INTRODUCTION

similar value would probably be relevant today. To our knowledge the subject is not listed for sale. The owners state that there have been no written offers to purchase the subject.

Intended Use

The intended use of this appraisal is for use by Keig Financial Corporation for potential mortgage lending or use by InnSuites Hospitality Trust in possibly selling a position to their public company.

Purpose

The purpose of this appraisal is to opine the *"As Is" Market Value* of the fee simple estate in the subject property as of the date of property inspection.

Scope of the Appraisal

This is a narrative appraisal, which has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice and the Office of the Comptroller of the Currency and the appraisal guidelines of the client. In preparing this appraisal, we have investigated a wide array of market data in the subject's submarket area and have spoken with buyers, sellers, brokers, property developers, and public officials. Additionally, we have investigated the general region and neighborhood economy as well as the specifics of the commercial market of the subject.

The scope of this appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis was intended to be appropriate in relation to the significance of the appraisal issues as presented herein. This data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables utilized herein. The valuation process involved utilizing all market derived and supported techniques and procedures considered appropriate to the assignment. This appraisal report is intended to be an "appraisal assignment," as defined by the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation; i.e., the intention was that the appraisal service was performed in such a manner that the results of the analysis, opinion, or conclusion be that of a disinterested third party.

Date of Value and Property Inspection

The subject was last inspected on February 12, 2014. The date of valuation for *"As Is" Market Value* is February 12, 2014.

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INTRODUCTION

Property Rights Appraised

The property rights appraised in this report consist of fee simple estate, defined as:

> "Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."

Definition of Value and Other Pertinent Terms

The definition of market value was taken from the Office of the Comptroller of the Currency under 12 CFR, Part 34, Subpart C-Appraisals, 34.42 Definitions [g] regulations. Other pertinent terms are taken from the current edition of the *Dictionary of Real Estate Appraisal,* published by the Appraisal Institute.

Definition of Market Value

"'Market value' means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and passing of title from seller to buyer under conditions whereby:

(1) buyer and seller are typically motivated;

(2) both parties are well informed or well advised, and acting in what they consider their own best interests;

(3) a reasonable time is allowed for exposure in the open market;

(4) payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

(5) the price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. "

Market Value "As Is" means an opinion of the market value of a specified interest in the property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of inspection.

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INTRODUCTION

Definition of "Going-Concern Value"

"Going-concern Value" is the value existing in a proven property operation, considered as an entity with business established. Going-concern value includes an intangible enhancement of the value of an operating business enterprise associated with the process of assembling the land, building, labor, equipment, and marketing operation, all leading to an economically viable business that is expected to continue. Typical going-concern properties are hotels and motels, restaurants, bowling centers, industrial enterprises, golf courses, and similar uses. For these property types, the physical real estate assets are integral parts of an ongoing business, such that market values to the land and building are difficult to segregate from the total value of the ongoing business.

Definition of Highest and Best Use

"*The Dictionary of Real Estate Appraisal,*" published by the Appraisal Institute, defines highest and best use as:
"The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."

Highest and Best Use of Land or a Site as though Vacant:

"Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements."

Highest and Best Use of Property as Improved:

"The use that should be made of a property as it exists. An existing property should be renovated or retained as-is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one."

Implied within these definitions is recognition of the contribution of that specific use to community environment or to community development goals, in addition to wealth maximization of individual property owners. Also implied is that the determination of highest and best use results from the appraiser's judgment and analytical skill, i.e., that the use determined from analysis represents an opinion,

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INTRODUCTION

not a fact to be found. In appraisal practice, the concept of highest and best use represents the premise upon which value is based. In the context of most probable selling price (market value), another appropriate term to reflect highest and best use would be "most probable use." In the context of investment value, an alternative term would be "most profitable use."

(Source: The Appraisal Institute, *The Dictionary of Real Estate Appraisal*, 5th *Edition*.)

Legal Description

The subject property is legally described per Assessor's records as: Lot 2R, Block 1, Ramada Inn Central Addition, Fort Worth, Tarrant County, Texas.

Delinquent Taxes

None.

Exposure/Marketing Period

According to interviews with brokers involved with hotel sales in the greater Dallas/Fort Worth market, and after a review of investor surveys and marketing/exposure periods of comparable sales, it is apparent that the subject property should sell within a 12-month exposure period, given our assumptions and valuation criteria.

Competency

The appraiser is experienced and competent in appraising properties such as the subject.

Type of Report

This is an Appraisal Report, prepared in accordance with Standard 2 of USPAP.

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AREA DESCRIPTION

AREA DESCRIPTION

Regional Analysis

The subject property is located approximately two miles east of the Central Business District (CBD) of Fort Worth, Texas. A complete description of the Dallas/Fort Worth (DFW) MetroPlex is contained in the Addenda to this report. This information was provided by MacKenzie S. Bottum, MAI, CRE, and we were given permission to utilize this information.

Neighborhood Description

Given the subject's proximity to the Central Business District to follow is a general description of the Fort Worth Central Business District, along with an immediate area discussion.

NEIGHBORHOOD ANALYSIS

A neighborhood is a group of complementary land uses. The relative uniformity of a neighborhood may result from similarities in: 1) physical features and physical barriers created by either the terrain or the location of major transportation arteries; 2) population characteristics or; 3) factors affecting land use and income-producing potential. The purpose or objective of conducting an analysis of the neighborhood is to observe and/or quantify data indicating a discernible pattern of urban growth, structure and change that may detract from or enhance property values.

The subject's immediate neighborhood is considered to be east of the Fort Worth Central Business District (CBD). The Fort Worth CBD contains the greatest concentration of office space in Tarrant County and is the largest employment district in Tarrant County. Boundaries of the Fort Worth CBD generally include the Clear Fork of the Trinity River to the west, the West Freeway (IH-30) to the south, the North/South Freeway (IH-35W) to the east and Belknap Street to the north.

Access to the Fort Worth CBD and the subject immediate neighborhood is good via IH-30 (the southern boundary), IH-35W (the eastern boundary), U. S. Highway 287 (Martin Luther King Jr. Freeway), and State Highway 121 (Airport Freeway). IH-30 (or the West Freeway) travels east/west and connects Fort Worth with Arlington and Dallas to the east and IH-20 to the west. The freeway is a six lane, limited access freeway that was recently re-constructed to improve access through the area. IH-35W (or the North/South Freeway), is the main north/south route through Fort Worth and merges with IH-35E to the north and south. IH-35 is a main highway from Laredo in south Texas to Minneapolis and Duluth at the Canadian border. IH-35W is a six lane, limited access freeway with entrance ramps at Belknap Street, 5th Street, U.S. Highway 287 and IH-30 in the area. U.S. Highway 287 travels southeast from the Fort Worth CBD to Loop 820 and Mansfield. This limited access freeway is three lanes in each direction. State Highway

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AREA DESCRIPTION

121 is also three lanes in both directions and connects the Fort Worth CBD with the northeast Tarrant County suburbs of Richland Hills, North Richland Hills, Hurst, Bedford, and the north entrance of D/FW International Airport, Lewisville and McKinney.

In 1849, a U.S. Army troop with orders to set up a new outpost west of a settlement along the Trinity River, saw a spot at the confluence of the West Fork and the Clear Fork of the Trinity as a strategic point to locate Fort Worth. The Fort Worth western heritage was ensured with the establishment of the Chisholm Trail cattle drives and the Fort Worth stockyards along with the development of the many railroad spurs through the area connecting the city with major cities to the north. An area known as Hell's Half Acre was a hangout for outlaws, cattlemen, cowboys, gamblers and other legends of the Old West including Wyatt Earp, Doc Holliday, Butch Cassiday and the Sundance Kid. With the support of Fort Worth's Bass family, the area was renovated in the 1980s and today is known as Sundance Square. Downtown Fort Worth has preserved the architecture and rich heritage of its colorful past through development of Sundance Square, a 14-block collection of turn-of-the-century storefronts and brick-paved streets that includes 355,000 square feet of retail space, four live theaters, 16 restaurants, three museums, two AMC movie theaters and new and converted housing. The 175,000 square foot Nancy Lee and Perry R. Bass Performing Hall was completed in Sundance Square in 1998. The Sundance Square development now serves as the focal point of downtown Fort Worth, providing evening and weekend entertainment opportunities as well as residential dwellings.

Property uses in the Fort Worth central business district include high and mid-rise office structures, hotels, government buildings, churches, surface parking lots and other supporting commercial structures. The Fort Worth CBD has approximately 9,084,765 square feet of office space, with a current occupancy rate of 87% (most of the vacant space is in Class C buildings). The downtown area primarily serves the legal, accounting, banking, oil & gas and governmental sectors.

Over the last several years the Fort Worth CBD has enjoyed a renaissance with significant capital investment resulting in civic infrastructure upgrades, the aforementioned expansion of the retail/entertainment amenity base and two new landmark corporate headquarters buildings: RadioShack (875,694 square feet) and Pier 1 (440,000 square feet). With several high-profile, luxury residential developments underway, including the Bank One Building and Trinity Bluffs projects and more planned with the Trinity River Project, downtown Fort Worth is expecting a significant inflow of affluent residents.

The Trinity River Uptown Plan, which will be completed over the next 15 to 20 years, is anticipated to revitalize the aging commercial and industrial area adjacent to downtown, creating a vibrant, live-work-play environment. The 800 acre area will provide a luxury mixed-use waterfront area. By redirecting the Trinity River, the project will create a new urban lake at the base of the RadioShack Riverfront Campus and a series of canals

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AREA DESCRIPTION

throughout the Trinity River Uptown redevelopment. The new water flow and associated landscape is intended to create an urban oasis with twelve miles of waterfront with direct access to many neighborhoods in Fort Worth. The impetus for this project is a corroborative effort from the community, local government and the private sector.

New development is taking place in the CBD at the present time. Several projects are currently underway. These include the downtown Fort Worth branch of the Tarrant County Community College System, the Omni Hotels condominium/hotel complex adjacent to the Tarrant County Convention Center, Canty Hanger Plaza office building and Carnegie, a retail and office complex.

Again, the above reference is mainly the Central Business District which is approximately two miles to the west. The subject is on the fringe of this area. To follow is a more immediate discussion of the subject area.

The immediate area impacting the subject would be just north of Interstate 30, approximately one mile east and west and south of Interstate 30 to Highway 180 or Lancaster. The interchange in this area is Beach Street and I-30, which the subject is the southwest quadrant. The southeast quadrant includes two multi-tenant office buildings, one consisting of 7 stories and over 88,000 square feet anchored by Kaplan College. There is little other commercial development in this area that includes a bank branch, several small offices, etc. Leading south on Beach Street to Lancaster, commercial development is found in the form of older commercial and retail properties along with some mixture of industrial due to the proximity to the railroad tracks. Areas north of Interstate 30 are lightly developed including most areas impacted by low lying areas following the west fork of the Trinity River.

With respect to hospitality, there is little immediate demand as most would be generated from its proximity to the Downtown Business Core and the Convention Center. The majority of the area includes single family residential with one commercial structure found north Interstate 30 which is a former bowling alley now occupied by Hope Community Church. Again, remaining development is limited due to partial flood plain issues.

In summary, the immediate subject neighborhood consists of a mixture of commercial and light industrial uses along the major thoroughfares with low to middle income residential usage in the interior areas. It is considered to be in the stable stage of its lifecycle. Access to the immediate area, as well as the broader area of influence, is considered to be good. The desirability of the immediate neighborhood and the broader area of influence is enhanced by the favorable and convenient location relative to the employment centers and shopping centers, especially considering location within two to three miles east of the Fort Worth Central Business District. Prospects for future development are negatively impacted by the demographics of the immediate area in that it is an older neighborhood with a lack of available land. Based on these factors, it is anticipated that future development in this neighborhood will be very limited in scope.

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PROPERTY DESCRIPTION

PROPERTY DESCRIPTION

SITE DESCRIPTION

Location

The subject property is located at the southwest corner of Interstate 30 and Beach Street. Please reference the neighborhood and plat maps contained in the Addenda (appraisal exhibit section) for the specific location of the subject site.

Land Area

The subject property is irregular in shape, although is afforded frontage on the west side of Beach Street and along the south side of Interstate 30. Additional frontage is found along the north side of Scott Avenue, a minor arterial. According to Assessor's records, the site measures 5.241 acres or 228,298 square feet. Excluded from the south central portion of the site is a historical area consisting of a former cemetery site. This area consists of approximately 4,760 square feet of land and is heavily vegetated. Although there are gravestones on the site, it does not negatively impact the subject site.

Terrain

The subject site is generally level with Scott Avenue and Beach Street and is well above grade of Interstate 30 and the eastbound off-ramp. The site slopes from south to north and from east to west. There would appear to be no drainage problems associated with this site.

Floodplain

According to the most recently published Flood Insurance Rate Map (Community Panel No. 48439C 310K, dated September 25, 2009), the subject property is located in Zone X. Therefore, the property requires no flood insurance.

Zoning

The subject property is zoned "G", an intensive commercial classification by the City of Fort Worth. This zoning classification allows all forms of commercial development. Maximum building height is 12 stories or 120 feet.

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AREA DESCRIPTION

Soil and Subsoil

The actual soil conditions are unknown and no soil tests were provided. It is assumed that no condition exists which would adversely affect development of the site to its highest and best use.

Access

The subject is afforded access from two roadways. The main access is from Beach Street with one curb-cut on the east side of the site. Secondary access is from Scott Avenue where there are two curb-cuts. Access to Beach Street to the subject property is from Interstate 30 adjacent north of the subject. Overall, the subject has good commercial exposure and access.

Easements

None noted.

Utilities

All public utilities are available to the subject including the following:

Electricity:	TU Electric
Telephone:	AT&T
Gas:	Lone Star Gas
Water:	City of Fort Worth
Sewer:	City of Fort Worth

Public services of police and fire protection are provided by both the City of Fort Worth and trash collection is provided by private contract.

Immediate Environs

The uses immediately surrounding the subject include:

East:	7-story office building across Beach Street.
West:	99-room Motel 6.
North:	Interstate 30.
South:	A bank branch and residential uses along Scott Street. One of these older homes is being marketed for office use.

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AREA DESCRIPTION

Site Improvements

The subject site has normal improvements of asphalt paving in average condition, appropriate lighting and adequate landscaping. The number of parking spaces is approximately 300 and the density of improvements is approximately 32 rooms per acre. This is low by today's standards, and permits a large amount of open space along with substantial meeting rooms. The subject is afforded substantial signage exposure to the Interstate 30 freeway system. The height of the sign provides easy visual exposure from both directions of the freeway. Additional signage is found along the frontage of Beach Street. Please see the following Improvements Description for further site improvements or project amenities. Please review Property Photographs in the Addenda for further illustration.

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IMPROVEMENT DESCRIPTION

IMPROVEMENT DESCRIPTION

The following description of the 168-room Hotel Trinity Inn & Suites Hotel Fort Worth located at 2000 Beach Street in Fort Worth, Texas, is based on an appraisal inspection performed February 12, 2014 and information provided by the owner and the Tarrant County Assessor's records. We inspected guest suites 123, 127, 128, 143, 148, 158, 179, 390 and 391. This represents each of the different suites available at the subject. We have made an extraordinary assumption that the remaining suites are in similar condition to those that were inspected. Please see property photographs in the Addenda for further illustration. The basic construction materials are as follows:

AGE: According to Assessor's records, the property was originally constructed in 1973, opening as a Ramada Inn. We are aware that there have been several upgrades and renovations to the subject starting in mid-2000 to date. Given the overall condition of the subject, we estimate an effective age of 20 years and a remaining life of 30 years.

IMPROVEMENTS: Although Assessor records indicate an approximate improvement size of 118,090 square feet, based on previous appraisal reports, the total square footage reported for the subject property is 115,461 square feet. There are four buildings, all approximately two-story in height. The main building includes the lobby, restaurant, lounge and meeting space along with three buildings that house the guestrooms with one building also including a small meeting area, along with exercise, laundry and storage rooms. There are a total of 168 guestrooms broken down as follows, as provided by the manager.

Room Type	# of Rooms
Studio King	61
Studio Queen	73
Executive King	20
Executive Queen	11
1 Bedroom King or Queen	3
Total	168

As seen above, most of the guestrooms are single room in design, although the Executive Rooms are larger and there are three, one-bedroom suites, one that is a King Condo, one King Condo with a

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IMPROVEMENT DESCRIPTION

whirlpool and one Queen Condo. One of the Studio Kings is handicap accessible as is one of the Executive Kings. Six of the Executive Kings include whirlpools.

Meeting rooms consist of the Horizon Ballroom with 3,920 square feet, the Plaza Ballroom of 2,925 square feet which can be divided into three equal sections, the 1,440 square foot Skyline Room and 1,080 square foot Ayres Room and a separate guestroom buildings and a 300 square foot boardroom. Total meeting space is 9,665 square feet. These rooms can seat 745 in theatre style, 320 in classroom style, 530 in banquet configuration and 235 in conference seating. At this time, the Skyline Room is not usable nor is one of the condo suites. This was due to the prior tenant who removed most of the interior of these areas. Although they had also removed portions of the main ballroom, this has since been replaced.

CONSTRUCTION MATERIALS

A general description of the subject's construction materials follows. These descriptions relate to all buildings.

FOUNDATION: Assumed to be reinforced 4- to 6-inch concrete.

FLOORS: A combination of gypcrete and wood frame with plywood.

EXTERIOR WALLS: A combination of stucco, wood and masonry.

ROOF: Built-up tar and gravel. We assume the roof is in adequate condition.

WINDOWS: Single pane glass in aluminum and metal frame.

DOORS: Solid core metal doors with automatic card-key access for all guestrooms. Two separate dual glass in metal frame entrance doors into the lobby. Various glass in metal doors into the common area. Interior doors are hollow core wood in wood frame.

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IMPROVEMENT DESCRIPTION

FLOOR COVERINGS:	Guestrooms have average to good quality residential carpeting over pad. The lobby and a portion of the bar have saltillo tile. The remainder of the public areas (hallways, restrooms and bar) have average-grade commercial carpeting. Restrooms have tile floors and the kitchen and service areas have commercial vinyl and concrete.
CEILINGS:	Blown-on acoustic in all of the guestrooms, some of the corridors and dropped 2x4 acoustic in some of the corridors and most of the common area.
INTERIOR WALLS:	Walls between guestrooms are assumed to be two foot by six foot wood studs with insulation, covered with 5/8-inch gypsum wallboard. These features are covered with attractive wallpaper.
RESTROOMS:	Each guestroom has one tub/shower and commode. Separated from the bathroom is a mirrored wall and vanity with sink. On each floor of the main building are separate men's and women's restrooms servicing the restaurant and bar area and the meeting rooms.
LIGHTING:	Wall mounted lights on either side of the bed and incandescent lighting in the bathrooms. Lamps provide the remainder of lighting in guestrooms. Two by four recessed fluorescent lighting in most common areas and corridors. There are attractive chandeliers in the Horizon meeting room and directional lighting in most other meeting rooms.
HVAC:	Each of the 168 guestrooms are heated and cooled by self-controlled sleeve style heating and cooling units. The commercial area is heated and cooled by numerous roof mounted package units with temperature controls in each area.
FIRE PROTECTION:	Each guestroom is equipped with a hard-wired electric smoke detector. Fire extinguishers are situated in the exterior hallways. All guestrooms and common areas are serviced with a wet sprinkler system.

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IMPROVEMENT DESCRIPTION

ELEVATORS: One 2,100 pound commercial elevator servicing the main building. There is a service elevator in the kitchen servicing the second floor meeting rooms.

ELECTRICAL, GAS, & PLUMBING: This appraisal is based on the assumption that all utility services exceed City of Fort Worth Building Code.

RECREATIONAL AMENITIES: Near the main building is the swimming pool and spa. Guest laundry and exercise room are found near the boardroom in the Ayers building south of the lobby and main building. There is also a business center in the lobby with four computers and a printer.

EQUIPMENT & FURNITURE: Given the somewhat full-service design of the subject, there is adequate kitchen equipment, walk-in coolers and freezers. House laundry includes two dryers and three washers. Guest laundry includes two washers and two dryers and there are numerous furniture and office furniture in the lobby, etc. Guestrooms include either one or two beds along with televisions, microwave ovens, small refrigerators and hair dryers. All King-rooms have sofa-sleepers. Each room has its own armoire, nightstand, dresser, lamps, etc. All of the guestrooms in the Ayers Building include upgraded flat-screen TV's although the sitting area of the Executive Suites include older televisions. Approximately half the guestrooms in the Crestline Building include upgraded televisions, although all of the guestrooms in the University Building include old televisions.

Please see the Reconciliation and Final Value Conclusion at the end of this appraisal which calculates the depreciated value of the furniture, fixtures and equipment.

FUNCTIONAL UTILITY & LAYOUT: The property functions well as an interior corridor, somewhat full-service hotel facility in average condition. The majority of the buildings include interior corridor access except the University

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IMPROVEMENT DESCRIPTION

	Building and the Jacuzzi Suites in the Crestline Building which are accessed on the exterior.
QUALITY & CONDITION:	The overall quality and condition of the property is considered average given its overall age and condition of improvements.
COMPLEX AMENITIES:	As with any complex, a variety of central area amenities are provided. Following is a brief description of the amenities: In addition to the typical amenities of a swimming pool and spa along with a full-service restaurant and bar operation supporting the banquet facilities and meeting rooms, the subject also provides a complementary expanded breakfast and social hour.
FRANCHISE AGREEMENT:	The subject is somewhat of an independent operation run by InnSuites which is a regional brand. Our analysis reflects similar operations as a non-branded facility with no franchise fee costs.
DEMAND SEGMENTATION:	The main demand generators for the subject are nearby businesses and its proximity to the Downtown Business Core and as an overflow property for the Convention Center given its substantial meeting rooms and banquet facilities. Contained in the Addenda are property photographs.

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REAL ESTATE TAXES

REAL ESTATE TAXES

The subject is assessed under Tax Number 6703550. According to the Tarrant County Assessor records, the total appraised value is $1,750,000 for 2013, reduced from 2012 levels of $2,093,300. Total tax levies for the subject in 2013 are $49,671.95. All taxes have been paid and there are no delinquent taxes. There are no nearby facilities that have the same features as the subject. Based on historic tax levels, which have reduced approximately $10,000 from last year, we believe current tax levels are reflective of the recent valuation and this level will be utilized in our analysis.

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HOTEL MARKET OVERVIEW

HOTEL MARKET OVERVIEW

The following document will summarize the national hotel industry statistics, followed by statistics from the metropolitan Fort Worth area. Statistics from the Star Report finishes this section of the analysis. This information will be relied upon for all basic inputting of the Cash Flow Analysis.

National Lodging Highlights

The following information is extractions of "PricewaterhouseCoopers Hospitality Directions – U.S. Edition," dated August 2013 as reported in the 3rd Quarter 2013 Real Estate Investor Survey for the National Lodging Highlights.

The U.S. lodging industry's recovery remains on-course even though economic growth slowed in the first half of the year in the face of stiff fiscal headwinds. Occupancy rates are increasing as demand growth out-paces supply, and higher priced hotels are running at occupancy levels ahead of prior peak levels. In addition, ADR gains are moderate and construction activity is resuming but still below average. As a result, the lodging industry is attracting the attention of investors, sparking sales activity at both single assets and portfolios.

While further progress in the industry hinges on the continued U.S. economic recovery, underlying demand has persisted and many investors are confident that the U.S. economy will regain traction later this year and into 2015. As a result, the outlook for the lodging industry remains positive.

PricewaterhouseCoopers (PwC) anticipates 5.6% RevPAR growth for 2013, increasing to 5.9% in 2014. RevPAR gains are being driven primarily through room rate increases, with expectations of 4.2% growth in ADR for 2013 and 4.7% for 2014, fueling a boost in hotel profits.

One aspect of the U.S. economy that is expected to have a positive impact on the lodging industry, over the near term, is the continued improvement of consumer spending, which has shown considerable resilience. Consumer spending grew at an annualized rate of 2.0% during the first half of 2013 despite a hit to disposable income in the first quarter of the year. Positive wealth effects have played a key role in consumer spending, as strong gains in equities and real estate values are giving consumer spending a healthy lift.

Supply

While hotel development is gradually returning, the level of activity more than four years after the trough of the most recent economic recession remains tepid, relative to similar points in prior recovery. The current pace of construction starts is equivalent to only 1.3% annual supply growth, before removal of closed hotels and approximately 1.0%

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HOTEL MARKET OVERVIEW

after removals. In comparison, lodging starts have picked up to a pace equivalent to 2.6% of existing supply four years after the end of the 2001 recession. And, four years after the 1991 recession, lodging starts averaged 1.9% of existing supply.

The current lack of construction activity does not appear to be due to weak RevPAR levels since real RevPAR has recovered to the levels reached in 2005. Instead, the slower pipeline is more attributed to factors such as limited availability of construction financing, macro-economic uncertainty, and caution among investors. Overall, PwC expects room supply to increase just 0.8% in 2013 and 1.0% in 2014.

Demand

Lodging demand declined more quickly during the recession than the broader economy, but is now recovering at a more rapid pace. The recovery, which in part still represents the resumption of the travel that was suspended or postponed during the recession, is expected to support a 2.2% expansion in demand in 2013. Demand gains are primarily led by the business and leisure transient segments while the group segment continues to lag. Business transient demand has benefited from activity in sectors that are important to lodging, such as technology, health care, bio-technology, and business and professional services. Going forward, reduced business uncertainty and normalizing markets are expected to help boost business travel.

Leisure travel has recovered favorably, with higher income households which are the most important driver of lodging demand, maintaining a greater level of job and income security and experiencing a recovery of household wealth through equity and home value gains. As a result, consumer spending on lodging is receiving a greater share of household budgets. While each segment of the lodging industry is expect to see growing demand in 2013, PwC forecasts lodging demand to be the strongest for the upscale lodging segment (4.1% growth) and the weakest for the economy segment (0.4% growth).

Occupancy

While lodging demand has surpassed its pre-recession peak, additional hotels have opened, leaving occupancy with more room to recover. Occupancy for the U.S. lodging industry was 61.8% for the first half of 2013, a 1.5% increase from the same period in same 2012, according to Smith Travel Research (STR). Occupancy improved in each of STR's chain scale segments over this time period with the luxury chain scale segment posting the largest gain of 2.1%. The upscale and upper mid-scale segments both reported the smallest occupancy gains at 1.1%.

Occupancy for the U.S. lodging industry is forecast to increase 1.4% in 2013. Occupancy increases are forecast for each chain scale segment in 2013 with mid-scale hotels leading with an increase of 1.7%.

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HOTEL MARKET OVERVIEW

Average Daily Rate (ADR)

As lodging demand continues to surpass supply, ADR gains are gradually gaining traction. ADR for the U.S. lodging industry was $109.49 for the first half of 2013, a 4% increase from the same period in 2012, according to STR. ADR grew in each chain scale segment during this period with the luxury (5%), upscale (4.5%), upper-upscale (4.3%) segment surpassing the industry average. For 2013, ADR for the U.S. lodging industry is forecast to increase 4.2%. ADR growth is forecast for each chain scale segment in 2013 with luxury, upper-upscale and upscale hotels each outperforming the industry.

Investment Activity

Sales of significant hotel properties continued to accelerate in the second quarter of 2013, bringing sales volume for the first half of 2013 to $12.8 billion, a 69% year-over-year gain and the highest among all commercial property types, as per Real Capital Analytics. During the first half of 2013, limited-service hotels recorded greater gains in volume (up 136% year-over-year) compared to the full-service segment, which reported sales volume growth of 52% year-over-year.

The West Coast remains a prime target for hotel investors with many areas reporting strong year-over-year sales volume growth, such as Inland Empire, East Bay, and Sacramento. Other top investment locations for hotel acquisitions have been Orlando, Austin and Columbus.

Valuation Issues

As a percentage of sales, survey participants report assumptions for the replacement of fixed assets (FF&E) as shown below.

FF&E Replacement Revenue (Ratio to Sales)

	2012	2011	2010
Full Service	4.3%	4.4%	4.1%
Limited Service	4.7%	4.4%	4.7%

All hotel participants indicate that FF&E replacement reserve is deducted from an NOI before capitalization. For the few survey participants that use an additional structural reserve, 86% indicated that this reserve is also deducted from NOI before capitalization. The remaining 14% do not deduct it.

As the percentage of sales, survey participants report base management fee assumptions as shown below.

Base Management Fee (Ratio to Sales)

	2012	2011	2010
Full Service	3.2%	3.1%	3.2%
Limited Service	3.6%	3.5%	3.7%

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HOTEL MARKET OVERVIEW

Given the subject's design mainly as a full-service hotel, although operating more on a limited-service style basis, we believe the appropriate section of the Investors Survey would be the National Economy/Limited Service Mid-Scale lodging segment which would generally describe the subject, although it is impacted by full-service costs of the meeting rooms and the partial restaurant although not open on a 24-hour basis.

National Economy/Limited-Service Mid-Scale Lodging Segment

For the mid-scale lodging segment, occupancy gains are forecast to outpace the U.S. lodging industry as a whole. Specifically, PwC's outlook has occupancy in the mid-scale segment growing 1.7% in 2013 while the U.S. average is 1.4%. At the same time, however, ADR growth for mid-scale segment is expected to be below that of the U.S. average in 2013.

For the economy segment, RevPAR performance has generally traced a weaker-than-average path as both occupancy and ADR demonstrate growth rates that fall short of the U.S. averages. During the first half of 2013, the economy segment reported a 5.1% RevPAR growth, compared to 5.6% for the entire industry. Over the next twelve months, survey participants expect both occupancy and ADR growth to improve for this lodging market, helping to grow property values and pricing. "Values could increase as much as 5% in this market for the coming year", says an investor, who believes it is a great time to buy limited-service assets.

Below is the lodging forecast table for 2013.

Segment	2013	Change from 2012
Mid Scale Without F&B		
Occupancy	55.8%	1.7%
ADR	$76.75	2.9%
Nominal RevPAR	$42.79	4.7%
Economy		
Occupancy	54.9%	1.2%
ADR	$54.43	3.4%
Nominal RevPAR	$29.83	4.7%

As seen above, annual changes are positive for each category. As indicated in the Investors Survey, property values could increase at least 5% in the limited-service asset segment. Given the subject is more of an economy property it should experience some positive increases in occupancy, rates and values although limited by its overall condition and marginal location.

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HOTEL MARKET OVERVIEW

Fort Worth Metropolitan Area Hotel Statistics

The following document will summarize the hotel industry that has occurred in the past several years in the Fort Worth marketplace. This information is based on our prior appraisals of the subject property and information gathered from several sources including a local MAI Appraiser (Mackenzie Bottum) and Broker (Tyler Bean with Marcus & Millichap).

Reviewing the participation list from Smith Travel Research (STR), the greater Fort Worth/Arlington, Texas marketplace includes over 27,000 guestrooms and 238 facilities. The largest sectors include Arlington and Fort Worth. Isolating Fort Worth, there are approximately 11,076 rooms or 41% of the marketplace. There are 89 facilities or 31% of total properties with an average room size of 124 rooms.

Some of the larger hotels in the Fort Worth area include the 614-room, upper full-service Omni Fort Worth Hotel, the 504-room upper full-service Renaissance The Worthington, the 431-room Sheraton Hotel Fort Worth and Spa and 295-room Marriott Dallas Forth Worth Airport South facility. The subject, of 168-rooms, is above the average of 124 rooms per hotel.

Illustrating Fort Worth overall occupancies and room rates is not necessary as the following information from the directly competitive hotel section from the Star Report gives a clear indication of the subject's current and potential direction.

The following is a more direct market overview of the subject relating to the Star Report provided by the subject. Below is the most recent information from the Star Report for the subject and the competitive set from 2010 through 2013. Please note that the subject's information was taken from property owner records which generally correspond to information in the Star Report. Although we have prior data for the subject, the Star Report for the competitive set only goes back to 2010.

Hotel Trinity Inn & Suites - Fort Worth

	Subject						Competitive Set					
Year	*ADO*	*% Chg*	*ADR*	*% Chg*	*RevPAR*	*% Chg*	*ADO*	*% Chg*	*ADR*	*% Chg*	*RevPAR*	*% Chg*
2010	29.3	-0.1	$63.03	-0.7	$18.45	-1.7	42.9	-0.4	$54.12	-3.4	$23.21	-3.9
2011	33.4	14.0	$63.86	1.3	$21.33	15.6	43.4	1.2	$54.21	0.2	$23.52	1.4
2012	26.7	-20.1	$59.81	-6.3	$15.99	-28.9	42.1	-2.9	$53.31	-1.7	$22.46	-4.5
2013	32.3	20.8	$58.38	-2.4	$18.86	15.2	46.8	11.2	$54.73	2.7	$25.64	14.1

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HOTEL MARKET OVERVIEW

SELECTED HOTEL MARKET STUDY

Name of Establishment	*# of Rooms*	*Comparability to Subject*	*Open Date*
Days Inn West	98	Similar	06/74
Motel 6 South	146	Similar	06/81
Quality Inn & Suites Cattle Baron	109	Superior	02/87
La Quinta Inns & Suites	133	Superior	12/96
Extended Stay America	104	Superior	05/99
	590		

Number of rooms as reported by Smith Travel

Directly above is the list of hotels in the competitive set within the Star report. The Star report was provided by the owner of the subject per the agreement with Smith Travel Research as a benefit for reporting to their program. The manager states that the properties included in this competitive set were the best for the Star Report as more comparable properties do not report to Smith Travel Research. Added to the table of selected hotels is a comparability column that indicates where the comparable is either superior, similar to inferior to the subject.

Although the Days Inn West and Motel 6 South are considered similar, they are inferior physically but superior with respect to location near more employment centers. The remaining three properties are considered superior to the subject with respect to overall age and condition of improvements, and location near larger employment centers. Overall, this data would suggest that the subject would track below the competitive set mainly with respect to occupancies although room rates would be at or above the competitive set. This is shown in historic levels of the subject.

Although as indicated above, the subject would operate at levels below the competitive set with respect to occupancies due to its marginal location, its physical features would support a higher average daily rate than the more limited-service comparables. This is shown in the 2008 operations of the subject where average daily rates were just under $64 with occupancies at approximately 41.3%. The occupancy levels are still just below the competitive set but show the potential of the subject as the RevPAR for 2008 was $26.36 just above current levels with the competitive set. Overall, this data would suggest that the subject should be trend back toward historic stabilized levels wherein stabilized levels mean the optimum levels the subject can obtain given the number of rooms and location. As will be seen herein, our analysis will reflect the subject trending back toward low-$60 average daily rates and low to mid-40% occupancy levels.

In addition to this information, we rely on the 12-month performance figures for not only the subject, but also the overall Fort Worth-Arlington market, the Midscale class (subject classification per Smith Travel Research), along with the tract sector of Downtown/I-820 West, Midscale Chains and the competitive set. This data is summarized below.

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HOTEL MARKET OVERVIEW

12-MONTH PERFORMANCE

January 2013 through December 2013

	% ADO	% Change	ADR	% Change	RevPAR	% Change
Subject	32.3	20.8	$58.38	-2.4	$18.86	15.2
Market: Fort Worth-Arlington	62.4	3.5	$92.93	1.6	$57.99	5.1
Market Class: Midscale	53.3	4.9	$70.16	-0.5	$37.41	4.4
Tract: Downtown/I-820 West	63.3	1.7	$113.50	3.5	$71.81	5.3
Tract Scale: Midscale Chain	57.5	3.9	$94.15	-0.9	$54.11	2.9
Competitive Set: Competitors	46.8	11.2	$54.73	2.7	$25.64	14.1

It's interesting to note in the above table that the tract sector for the subject or the Downtown/I-820 West area shows the highest occupancies and highest average daily rates. This shows the subject being in a strong market, although the majority of the data comes from hotels in the Downtown Business Core. The large increase in occupancy for the subject was due to issues impacting 2012 with the previously mentioned tenant. This tenant basically shut the hotel down for approximately three or four months.

The subject is below all sectors with respect to occupancies and above only the competitive set with respect to average daily rates. Again, this is due to its marginal location and also due to its overall average condition. Although one might assume that the subject could increase rates and occupancies give the strong occupancies and rates in the tract sector, it would still be impacted by its marginal location. Our analysis reflects an "as is" condition for the subject as it is unclear what costs would be needed to upgrade the subject for potential rebranding to a national flag. Although Tyler Bean at Marcus & Millichap said that the subject would be considered a value added type property that could benefit from a flag such as a Comfort Suites, etc., but not knowing the cost to create this situation our analysis is based on an "as is" condition reflective of current and past operations of the subject and the above data, mainly the competitive set information.

Directly Comparable Hotels

In lieu of replicating the information to follow in the Income Capitalization Approach, please reference Income Capitalization Approach for an analysis of the market that competes with the subject. Our analysis will rely on the Star Report information, along with the information provided in the Market Overview and the subject's direct information. As stated previously, our analysis will reflect the subject trending back toward stabilized levels or optimum operating levels shown in 2008 while still tracking below the competitive set mainly with respect to occupancies, although slightly higher room rates.

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HIGHEST AND BEST USE ANALYSIS

HIGHEST AND BEST USE ANALYSIS

Highest and best use is usually referred to as that use or program of future utilization that will create the highest value. The use must be legal and in accordance with local zoning ordinances and other types of governmental regulations.

Highest and best use is considered after analyzing current market conditions relating to the positive and negative attributes of the subject property, significant limitations to future use, and the current relationship to other uses in the immediate neighborhood. The highest and best use must exploit the special marketable characteristics of the subject and operate within the limits of prudent and justifiable investment.

Highest and best use is an important concept in real estate valuation as it represents the premise upon which value is based. A determination of highest and best use will provide criteria for the selection of comparable data to use in the valuation analysis. As used in this report, highest and best use is defined on page 331 of the 14th Edition (2013) of *The Appraisal of Real Estate* as follows: "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value."

This definition applies to vacant land or improved property; the subject has been analyzed on the basis of a vacant site as well as an improved site. The highest and best use of a vacant site could be for immediate development of the property or holding for future development. As applied to improved property, it considers the possibility the highest and best use of an improved site could be for continued operation of the improvements, conversion to some alternative use, or demolition of the existing structure and construction of any improvements. The highest and best use of a property is determined by social, economic, governmental, and environmental forces.

The definition of highest and best use of the site, either improved or vacant, must consider four criteria. These criteria are that the highest and best use must be:

- legally permissible;
- physically possible;
- financially feasible; and
- maximally productive.

These criteria should be considered in this order, because qualification of the latter test does not matter if the use fails the earlier test.

Legally Permissible

Legal permissibility involves public restrictions of zoning and private restrictions of easements and restricted covenants. The subject site is zoned G, which is a commercial

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HIGHEST AND BEST USE ANALYSIS

classification that allows most retail and commercial development, office development, hospitality, etc.

Physically Possible

The physical aspects of a site can impose constraints on possible uses of the property as if vacant. The subject site measures over five acres and has good commercial exposure to Interstate 30 and good access from two roadways. All utilities are available to the subject. There are no drainage issues. Overall, the site could be developed to its highest and best use which would be some form of commercial or hospitality when demand warrants.

Financially Feasible

Any use that returns positive value to the land is financially feasible. As indicated, several uses could be developed. Given the size, shape and location of the site, a hotel use would be the most logical development. This corresponds to its location at the interchange of Beach Street and Interstate 30. As illustrated in the Market Overview section, rates and occupancies per the competitive set, would not justify development. Although the information from the tract sector would suggest development would be feasible, it would not be logical given the subject's marginal location with little demand from businesses. Given overall operating levels and the subject's location, hotel development would not be feasible at the subject site at this time.

Maximally Productive

The question of maximum productivity addresses the best use among those that return positive to the land. Given the subject's location with excellent commercial exposure to Interstate 30, the most maximally productive use of the site would be for hotel followed commercial development, most likely office when demand warrants.

<u>As Improved</u>

As improved, the subject basically meets the test of highest and best use as the improvements generate value above land value.

Conclusion

As a result of our analysis, we are of the opinion that the subject improvements represent the highest and best use of the site. Implicit in this determination is the appropriate management and upkeep of the subject. With proper management and sales activity, along with appropriate maintenance, the subject will fare well in a relatively strong hotel market.

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APPRAISAL METHODOLOGY

APPRAISAL METHODOLOGY

Three approaches to value form the basis for modern appraisal theory. These are the Cost, Income Capitalization, and Sales Comparison approaches. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

The Cost Approach is typically not a relevant valuation technique for management intensive income producing properties like hotels. Given the age and condition of the subject, a Cost Approach becomes irrelevant given the issues of determining depreciation. Rarely is a Cost Approach Analysis performed on a going-concern operation unless the property is proposed. Although a Cost Approach Analysis could be performed, it would be considered academic and of no relevance to supporting a value opinion of the subject property. Therefore, we are excluding the subject depreciated replacement Cost Approach Analysis from this appraisal.

The Income Capitalization Approach is applied in appraising income-producing properties that will likely be acquired by an investor. This approach relies upon market data to establish current economic room rates and expense levels to support the opined net income. We have opined the subject's capacity to produce income through an analysis of the hotel market; appropriate operating expenses were subtracted to yield a net annual income. This anticipated income is converted into a value indication through capitalization. Given the current and expected future operation of the subject, a Discounted Cash Flow Analysis is the most appropriate valuation technique.

The Sales Comparison Approach involves a search for recent sales of comparable properties and an analysis of the data as it relates to the subject property. This approach utilizes the price paid in actual market transactions of similar properties to estimate the market value of the subject. This appraisal technique is dependent upon utilizing truly comparable sales data, which have occurred near enough in time to reflect market conditions relative to the subject. A correlation of data provides a value opinion for the subject via the Sales Comparison Approach, in light of adjustments based on physical and economic characteristics. The Sales Comparison Approach is used to arrive at an indicated sales price per unit of comparison. In the case of a property such as the subject, the appropriate units of comparison are the price per room and the effective gross income multiplier analysis.

In reconciliation, the approaches used to indicate value are considered for their strengths and weaknesses to help support a final value conclusion.

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INCOME CAPITALIZATION APPROACH

INCOME CAPITALIZATION APPROACH

The Income Capitalization Approach reflects the subject's income-producing capabilities and is based on the theory that the value of a property is the present worth of the anticipated future benefits to be derived from the income stream during the ownership period. An analysis is undertaken to determine the expected gross income, then the net operating income is extracted. This is converted into present value by the process of capitalization.

The two most common methods of converting net income into value are the direct capitalization and the discounted cash flow analyses. In the direct capitalization analysis, the net operating income is divided by an overall rate extracted directly from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimated present value.

After considering the subject's current position in the marketplace, we believe a discounted cash flow analysis is more appropriate than the direct capitalization method. The direct capitalization method, typically applied to the first year's net operating income, is not appropriate for the subject, as the subject’s operating levels declined over the past several years due to the economy and most recently due to issues brought on by a former tenant who had the option to purchase the subject. This negatively impacted occupancy levels.

The discounted cash flow analysis correctly analyzes a property that is going through years of inconsistent operation and reflects value after a property has stabilized. This would be considered the future direction and operation of the subject albeit our analysis will not take the subject past prior operating levels that occurred prior to 2008 given lack of support for demand for the subject based on its condition and marginal location.

The data in this section of the report will be organized as follows:

- Room Rate Survey
- Subject Information
- Analysis of Comparables
- Determination of Income
- Determination of Expenses
- Seven-year Discounted Cash Flow Analysis

ROOM RATE SURVEY

In order to support appropriate projections for average daily rates and occupancy for the subject property, we will summarize information from the STAR Report. We do note that this information will be used cautiously, as the subject's more up-to-date information reflects its current position and will be given most weight. We will rely on information

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INCOME CAPITALIZATION APPROACH

from the STAR Report, as managers of the competing hotels are reluctant to give specific information.

The following information includes the five properties utilized within the STAR Report. Below is a summary of this data, along with the subject's information as illustrated previously in the Hotel Market Overview. Photographs and a map of the comparables are contained in the Addenda.

Hotel Trinity Inn & Suites - Fort Worth

	Subject						*Competitive Set*					
Year	*ADO*	*% Chg*	*ADR*	*% Chg*	*RevPAR*	*% Chg*	*ADO*	*% Chg*	*ADR*	*% Chg*	*RevPAR*	*% Chg*
2010	29.3	-0.1	$63.03	-0.7	$18.45	-1.7	42.9	-0.4	$54.12	-3.4	$23.21	-3.9
2011	33.4	14.0	$63.86	1.3	$21.33	15.6	43.4	1.2	$54.21	0.2	$23.52	1.4
2012	26.7	-20.1	$59.81	-6.3	$15.99	-28.9	42.1	-2.9	$53.31	-1.7	$22.46	-4.5
2013	32.3	20.8	$58.38	-2.4	$18.86	15.2	46.8	11.2	$54.73	2.7	$25.64	14.1

SELECTED HOTEL MARKET STUDY

Name of Establishment	*# of Rooms*	*Comparability to Subject*	*Open Date*
Days Inn West	98	Similar	06/74
Motel 6 South	146	Similar	06/81
Quality Inn & Suites Cattle Baron	109	Superior	02/87
La Quinta Inns & Suites	133	Superior	12/96
Extended Stay America	104	Superior	05/99
	590		

Number of rooms as reported by Smith Travel

Illustrated above is the information taken from the Hotel Market Overview replicating the subject information and the competitive set per the STAR Report, along with the list of the properties included in the survey. As indicated previously, the subject would be considered somewhat similar to two of the comparables but inferior to the remaining properties. As stated previously, the subject should track below occupancy levels in the competitive set but above room rates given its more full-service design although operating more as a limited-service facility as the restaurant is not open 24-hours a day nor open to the public and there is minimal usage and demand for the meeting rooms.

SUBJECT INFORMATION

As shown above and as explained in the Market Overview section, the subject's occupancy levels had exceeded 40% back in 2008. Most recent occupancy levels are showing impacts from the shutdown of the hotel by the prior tenant in 2012.

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INCOME CAPITALIZATION APPROACH

Occupancies last year saw a strong rebound of near 21% or back close to levels obtained in 2011.

The subject's room rates have remained fairly constant near $60 a night and above the competitive set as the competitive set consists of properties that are pure limited-service facilities of which most do not have the additional amenities found at the subject.

Overall, the subject's occupancies are expected to trend back toward the 40% to low 40% range over the next several years with room rates staying at and slightly increasing to levels above the competitive set.

Analysis of Comparables

As seen previously, the competitive set experienced a strong rebound in occupancies to near 47% with an increase of over 11% last year. They were able to obtain high occupancies while also maintaining a near 3% increase in room rates at just under $55.

The overall RevPAR levels in the competitive set would show levels that could be obtained at the subject property, albeit the subject having lower occupancies but higher rates. The most current RevPAR for the competitive set is $25.64. Barring any new developments (highly unlikely given the cost to develop) the competitive set shows that the subject should be able to move RevPAR levels to the mid to upper $20 range within the next several years which is reflected in our analysis. In 2008 the subject exceeded $26 in RevPAR which was the start of the decline of the hospitality market brought on by issues in the economy.

Gross Room Revenue Estimate

The following projection of appropriate room revenue and occupancies for the subject for the next several years until stabilization is based on our perception of the marketplace, along with historic and current data for the subject, market statistics, market participant interviews, and information from the STAR Report on the competitors for the subject. In today's market, it is extremely difficult to pinpoint the actual direction of occupancies and room rates, although it is fairly clear that occupancies should increase from low levels created by the near shutdown of the hotel from the prior tenant.

Although the subject's current occupancy is 32.3% on an annual basis for 2013, it is much higher than 2012 levels and just below 2011 levels. With the competitive set showing occupancy levels approaching 47%, the subject should be able to close the gap in occupancies and trend back toward levels achieved in 2008 of over 41%. As will be seen below, our analysis projects occupancies rebounding from current depressed levels to stabilized levels of no more than 44%, which is still below the competitive set levels.

Although we are projecting increases in occupancies, we are also projecting minor increases in average daily rates. Our analysis is based on a first year average daily rate of $60 or just above 2013 levels of $58.30 and near 2012 levels of $59.81. A $60 average daily rate is more than $3.00 below levels achieved in 2010 and 2011. Although above

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the competitive set figures of approximately $55, this is reflective of the subject's additional amenities not found in the competitive set properties that are more limited-service in nature. Our average daily rate projection is forecast to increase 3% per year until stabilized levels which is four years in the future and by the fourth year, average daily rates of $65.25, just above levels achieved in 2008 of near $64.

As stated previously, it is impossible to predict the future operations of not only the subject but the marketplace. Based on market data along with conversations with Tyler Bean of Marcus & Millichap, who is very familiar with the subject and the marketplace, the following forecasts are projected for the subject. For average daily rates after a first year occupancy of 35%, the occupancy level is trended to 38% followed by 41% and then stabilizing and held constant at 44%. After a first year average daily rate of $60, the room rate growth rate is 3% for the following two years and from stabilization and thereon, 2.5%. Based on these forecasts, the following projections for gross room revenue should be achieved in the next four years.

Rentable Rooms	x	Days	x	ADR	x	ADO	=	Potential Room Revenue
168		365		$60.00		.35		$1,287,720
168		365		$61.80		.38		$1,440,039
168		365		$63.65		.41		$1,600,338
168		365		$65.25		.44		$1,760,372

Our first year projection of room revenue is $1,287,720 versus $1,150,867 in 2013 but below 2011 levels of $1,314,166. Levels in 2012 are not relevant as it was negatively impacted due to issues caused by the prior tenant.

On the following page is a summary of the subject's income and expense statements for 2011, 2012 and 2013 statements, along with our projections for first year and stabilized year four. These operating statements along with the following information from the *HOST Study* of comparables will be utilized to help support our projections.

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Hotel Trinity Fort Worth
Operating Statements

	Year End 2011		Year End 2012		Year End 2013		Projected 3/14-2/15		Stabilized 3/17-2/18	
Average Daily Rate	$63.86		$59.81		$58.38		$60.00		$65.25	
Average Daily Occ.	33.40%		26.74%		32.30%		35.00%		44.00%	
RevPAR:	$21.33		$15.99		$18.86		$21.00		$28.71	
# of Occ. Rooms	20,481		16,397		19,806		21,462		26,981	
		Ratio to Dept.Rev		Ratio to Dept.Rev		Ratio to Dept.Rev		Ratio to Dept.Rev		Ratio to Dept.Rev
Revenues:										
Room	1,314,165	81.42%	764,387	57.16%	1,150,867	82.41%	1,287,720	83.63%	1,760,372	86.47%
Food & Beverage	280,242	17.36%	125,387	9.38%	164,816	11.80%	200,000	12.99%	218,545	10.74%
Telecommunications	0	0.00%	0	0.00%	0	0.00%	2,000	0.13%	2,185	0.11%
Other	19,715	1.22%	447,554	33.47%	80,773	5.78%	50,000	3.25%	54,636	2.68%
Gross Revenue	1,614,122	100.00%	1,337,328	100.00%	1,396,456	100.00%	1,539,720	100.00%	2,035,739	100.00%
		Ratio to Gr.Rev		Ratio to Gr.Rev		Ratio to Gr.Rev		Ratio to Gr.Rev		Ratio to Gr.Rev
Dept. Costs & Exps.:										
Room	506,072	31.35%	382,000	28.56%	540,555	38.71%	492,710	32.00%	529,292	26.00%
Food & Beverage	181,305	11.23%	91,651	6.85%	115,051	8.24%	150,000	9.74%	163,909	8.05%
Telecommunications	12,306	0.76%	5,792	0.43%	2,958	0.21%	7,500	0.49%	8,195	0.40%
Other	1,061	0.07%	246	0.02%	218	0.02%	1,500	0.10%	1,639	0.08%
Total Expenses	700,744	43.41%	479,689	35.87%	658,782	47.18%	651,710	42.33%	703,036	34.53%
Gross Operating Inc.	913,378	56.59%	857,639	64.13%	737,674	52.82%	888,010	57.67%	1,332,703	65.47%
Selling General & Administrative Exps:										
Administration	247,632	15.34%	207,021	15.48%	197,428	14.14%	184,766	12.00%	203,574	10.00%
Utilities	189,741	11.76%	167,656	12.54%	159,624	11.43%	169,369	11.00%	203,574	10.00%
Maintenance	144,631	8.96%	119,508	8.94%	208,664	14.94%	130,876	8.50%	142,502	7.00%
Marketing	126,591	7.84%	79,610	5.95%	115,349	8.26%	69,287	4.50%	91,608	4.50%
Franchise Fees	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total S,G & A Exps.	708,595	43.90%	573,795	42.91%	681,065	48.77%	554,299	36.00%	641,258	31.50%
Gross Op. Profit	204,783	12.69%	283,844	21.22%	56,609	4.05%	333,710	21.67%	691,445	33.97%
Fixed Expenses:										
Management Fees	0	0.00%	0	0.00%	0	0.00%	46,192	3.00%	61,072	3.00%
Property Taxes	1,147	0.07%	119,185	8.91%	44,921	3.22%	50,000	3.25%	54,636	2.68%
Insurance	0	0.00%	0	0.00%	65,199	4.67%	35,000	2.27%	38,245	1.88%
Reserves/Replacement	0	0.00%	0	0.00%	0	0.00%	61,589	4.00%	81,430	4.00%
Total Fixed Expenses	1,147	0.07%	119,185	8.91%	110,120	7.89%	192,780	12.52%	235,384	11.56%
Net Operating Income	203,636	12.62%	164,659	12.31%	(53,511)	-3.83%	140,930	9.15%	456,062	22.40%

No insurance costs shown in statements. Owner says current premium is $65,199 which is included for 2013. Coverage based on $9,137,626 replacement value also includes $71 million for a blanket coverage.
2012 room revenue impacted by lease option to purchase
Maintenance & Repair for 2013 above normal due to issues caused by tenant

Following is a discussion of telecommunications revenue and other income. This will be followed by a discussion of expenses. Support for the following revenue categories and expenses is based on the subject's past operating statements (contained on the previous page) along with information from an industry survey, the *HOST Study*, performed by Smith Travel Research. Contained on the following page are income and expense breakdowns on limited service hotels illustrating industry standards for income and expenses. The *HOST Study* information is from the 2013 report for year-end 2012 statistics. Year-end 2013 will not be available until mid-2014.

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The comparable ratios to total revenue surveys will be broken down by location (suburban and Interstate) and class (mid-scale/economy). They were selected for their similar occupancies and rates in comparison to the subject upon stabilization. We are using information from the limited-service sector of this survey versus full-service properties as the subject does not function or operate like a full-service property but has some expenses associated with full-service operation. This will be explained herein. Below are the occupancies, average daily room rates, RevPAR and the number rooms of the three selected markets and those projected for the subject for year one and stabilized year four.

	Suburban	Interstate	Midscale/ Economy	Avg. of 3 Surveys	Projected Year 1	Stabilize d Year 4
ADO	70.0%	67.8%	68.8%	68.9%	35.0%	44.0%
ADR	$79.59	$79.30	$58.60	$72.50	$60.00	$65.25
RevPAR	$55.71	$53.76	$41.00	$49.95	$21.00	$28.71
Avg. # Rms.	111	90	114	105	168	168

Since our analysis pertains to a 7-year discounted cash flow analysis and the first stabilized year is projected at year four, the discussion will pertain to first year through fourth year projections. As will be seen herein, most projections are held fairly constant from year one to year four. Given the current levels of the subject versus stabilized levels, there could be some change in the expense projections for categories such as room, administrative, utility costs, etc. These expense categories are directly related to changes in occupancies. As seen above, the average of the three selected income and expense comparables have an average daily occupancy (68.9%) above our projected year one and stabilized year four levels. Average daily rates from the comparables are $72.50, just above stabilized projections of $65.25 and the average RevPAR for the comparables is $49.95, well above the subject at $28.71 per square foot. The categories selected from this Investor Survey were the lowest operating data although still above the subject due to the age and marginal location of the subject as there is no market evidence that shows that the subject would obtain higher levels than those projected in this analysis.

The subject's total first year projected room revenue is 84.5% of total revenue, versus a stabilized year four ratio of 87.3%. The ratio to revenue from industry surveys range from 98.3% to 98.8%. Our projections are below these levels as the subject does achieve additional revenue from food and beverage that is not found in a more typical limited-service facility.

Below is the summary of the limited service hotel statistics from the Host Report. This will be followed by a discussion of telecommunications and other revenue.

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LIMITED-SERVICE HOTELS – 2012
RATIOS TO TOTAL REVENUES
(By Location and Class)

	Suburban	Interstate	Midscale/ Economy	Stabilized Year 4
Revenues:				
Rooms	98.3%	98.8%	98.4%	86.5%
Food & Beverage	0.0%	0.0%	0.0%	10.7%
Telecommunications	0.1%	0.1%	0.2%	0.1%
Rentals & Other Income	1.6%	1.1%	1.4%	2.7%
Total Revenues	100.0%	100.0%	100.0%	100.0%
Departmental Costs & Expenses:				
Rooms	22.2%	23.8%	20.5%	26.0%
Food & Beverage	0.0%	0.0%	0.0%	8.1%
Telecommunications	0.6%	0.7%	0.6%	0.4%
Other Operated Departments	0.8%	0.6%	0.2%	0.1%
Total Costs & Expenses	23.6%	25.1%	21.3%	34.5%
Total Operated Departmental Income	76.4%	74.9%	78.7%	65.5%
Undistributed Operating Expenses:				
Administrative & General	9.6%	11.0%	9.0%	10.0%
Franchise Fees (Royalty)	2.1%	3.3%	0.6%	0.0%
Marketing & Guest Entertainment	5.6%	4.5%	5.4%	4.5%
Property Maintenance	5.6%	5.5%	5.9%	7.0%
Energy Expense	5.3%	5.1%	6.4%	10.0%
Total Undistributed Expenses	28.2%	29.4%	27.3%	31.5%
Income Before Fixed Charges	48.2%	45.5%	51.4%	34.0%
Mgmt. Fees, Prop. Taxes, Ins. & Reserves:				
Management Fees	3.6%	3.6%	3.6%	3.0%
Property Taxes	4.3%	3.7%	5.7%	2.7%
Insurance	1.2%	1.1%	1.9%	1.9%
Reserves	4.7%	4.7%	4.7%	4.0%
Total Mgmt., Taxes, Ins. & Reserves	13.8%	13.1%	15.9%	11.6%
Income Before Other Fixed Charges*	34.4%	32.4%	35.5%	22.4%
Percentage of Occupancy	70.0%	67.8%	68.8%	44.0%
Average Daily Rate	$79.59	$79.30	$58.80	$65.25
RevPAR	$55.71	$53.76	$41.00	$28.71
Average Number of Rooms	111	90	114	168

* Income before deducting depreciation, rent, interest, amortization, and income taxes.

Note: Franchise fees, management fees, property taxes, insurance, and reserves are based only on those hotels reporting in these expense categories. A 4.7% reserve for replacement and 3.6% management fee is used for these categories based on supplemental information on properties that incurred selected expenses.

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Food and Beverage

Food and beverage is a revenue source of the subject but not of the comparables. The subject's food and beverage revenue has fluctuated from a high of approximately $280,000 in 2011 to a low during 2012 when the tenant basically closed the operation for several months of just over $125,000. 2013 saw levels increase to approximately $165,000. Recognizing prudent operation, we project a revenue source below 2011 or $200,000. This is increased at 3.0% per year, similar to the expense growth rate for this category as will be explained below.

Telecommunications Revenue

Telecommunications income is generated from surcharges passed through to the guests for long distance phone calls. Since the popularity of cell phones, telecommunication revenue industry wide has substantially dropped. This is reflected in the subject's historic levels and the comparables. Comparables suggest approximately 0.1% of total revenue. Per the subject's operating statements no Telecommunication revenue was shown although the owners state there is some minor revenue from telecommunications. For our analysis, we will project a minimal $2,000 with equates to 0.13%. This revenue is also trended at the 3.0% growth rate.

Other Income

The subject generates other income mainly from meeting room rental, guest services, etc. For the past three years, revenue has been between approximately $19,715 to $447,554 per year. On the high side is 2012 which most likely includes the benefit of a pre-payment to the lease/purchase option by the tenant. Based on prior levels, we project revenue of only $50,000 (below 2013 levels of just under $81,000) for this source. This revenue is also increased at 3.0% per year.

Total Gross Revenue

Total gross revenue projections in the first year of our discounted cash flow analysis are $1,539,720. Although above 2013 levels, it is below levels achieved in 2011. By stabilized year four our projection of gross revenue is approximately $2,035,000 or approximately $420,000 above 2011 levels based mainly on market data that suggests the subject can achieve a higher occupancy although our analysis projects a somewhat similar average daily rate.

Departmental Costs and Expenses

Room Expenses

Direct room expenses consist of items related to the sale and upkeep of guestrooms and public or common area space. The largest expense is for cleaning and housekeeping. For the subject an additional expense is cost of the complementary breakfast service. Except

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for 2012, the expense has been from approximately $506,000 to $540,500. The expense ratio has ranged from 31.35% to 38.71% of gross revenue. The expense ratios from the limited-service survey are 20.5% to 23.8%. It does not appear the subject would be able to obtain these levels. For our analysis we are projecting a 32% ratio in year one, trending down by stabilized levels to 26%. The overall expenses range from approximately $493,000 to just over $529,000 for the next four years. This is generally in line with past operations.

Food and Beverage Expense

The food and beverage expense has ranged from approximately $92,000 to $181,000 over the past three years. The ratios ranged from approximately 6.85% to 11.2%. For our analysis, we project a food and beverage expense of $150,000 which equates to 9.74% of gross revenue. Trending this expense at the expense growth rate of 3.0% (to be explained below) by stabilized year four, the expense ratio is 8.05%, generally in line with the expense ratio from 2013 at 8.24%.

Telecommunication Expense

This expense includes all costs associated with out-going calls. Not only does this typically include out-of-state calls made by hotel guests, but sometimes local calls, it typically includes all telephone costs for the sales or marketing staff, office and administration, desk personnel, etc. The comparables suggest between 0.6% to 0.7%. The subject's historic expense ratios have ranged from 0.21% to 0.76%. The high side is from 2011. It is unknown why the expense dropped so much in 2013 as obviously the subject would incur telecommunication expense. Based mainly on 2011 levels but recognizing the possibility that this expense has lowered, we project an overall expense of $7,500 or 0.49% in year one. Trended at the expense growth rate of 3.0% by stabilized year four, the ratio lowers to 0.40%.

Other Expenses

Other expenses as reported in the Operating Statements were very minimal. Some expense should be incurred for operating the meeting rooms. Therefore we budget at least $1,500 and trend it at the 3.0% growth rate by stabilized year four, the expense is just over $1,600 or approximately 0.1%. This is similar to the ratio of the mid-scale/economy sector of 0.2%.

Total Expenses

The total expense ratio in year one is projected at 42.33%, similar to 2011 ratios of 43.41%. By stabilized year four, the ratio drops to 34.53%. This is still above the expense comparables which ranged from 21.3% to 25.1% mainly due to the subject's higher cost for room expense based on historic levels.

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Undistributed Indirect Costs (Selling, General and Administrative)

Administrative

This expense category includes the salaries and benefits of all administrative personnel who are not directly associated with a particular department. The largest components of this line item are salaries, wages, benefits for the manager, office employees, credit card discounts, bad debts, non-sufficient fund expenses, office supplies, licenses, etc. Per the Income and Expense Statements, the subject's overall administrative costs have lowered each year on a total cost basis trending from approximately $247,600 down to $197,428 by 2013. Recognizing this trend, we project an expense at a ratio of 12% which equates to just under $185,000 or following the trend of administrative costs at the subject. By stabilized year four, the expense ratio is lowered to 10% or toward the upper end of the range of the comparables of 9.0% to 11.0%.

Utilities

Like administrative costs, the subject's utilities costs have trended down each year although the ratios ranged from approximately 11.4% to 12.5%. Although the expense comparables suggest between 5.1% to 5.9%, we are basing our projections on historic levels or costs associated with the subject and in year one we project a ratio of 11% trending down slightly to 10% by stabilized year four with the overall cost projections by stabilized year four well above historic levels. This is somewhat reflective of higher projection of occupancies at the subject.

Maintenance and Repairs

This expense is for the general upkeep of the property and repair and maintenance of the facility. It also includes supplies for the property and payroll for the maintenance staff. The maintenance and repairs expense has fluctuated greatly from approximately $119,500 to near $209,000 last year. Last year would be an abnormal expense due to costs associated with fixing the property after several demolition projects by the prior tenant. Based on the prior year's ratios of approximately 9.0%, we project an expense ratio of 8.5% in year one and by stabilized year four, we project a ratio of 7.0%, well above the comparables ranging from 5.4% to 5.6% or reflective of the overall age and condition of the subject.

Marketing

The expense level from the Host Study is typically the national advertising fee or assessment paid to their franchise companies. This is the reason the expense ratios are between 4.5% to 5.6%. The subject would not incur some of these expenses as there is no franchise in place. Historic levels of the subject ranged from a low of approximately $80,000 to a high of approximately $126,500 or a ratio of 6% to 8.3%. Given the

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occupancy levels of the subject, there is no need to have a substantial sales and marketing force for the subject when the property is expected to only achieve approximately 44% of overall occupancy level. Therefore, we will project a lower marketing expense associated with the age, condition and overall operating levels expected and projected for the subject. For our analysis we are projecting a 4.5% marketing expense which shows levels close to the marketing expense that occurred in 2012 and at stabilized year four, an overall level that is still below levels occurring in 2013 but again, more appropriate for the style operation of the subject.

Franchise Fees

The subject is independently operated and therefore there are no management fees.

Total Indirect Costs

The total expense ratio for indirect costs in year one is projected at 36.0%. By stabilized year four, the ratio lowers to 31.5% which is above the industry averages of 27.3% to 29.4%. This is due to the higher costs associated with operating the subject with respect to administrative, utilities, and maintenance.

Fixed Expenses

Management Fee

The management fee is for the management staff that is capable of efficiently operating the property to its maximum potential. Qualified individuals cannot be hired at salaries toward the lower end of the pay scale. Because real estate and business operations of hotels, or the ongoing business concern, are inexplicably tied together, management positions are extremely important to the success of the entire property. Management fees can range anywhere from 2.5% to over 4.0%, depending upon the type of property and the marketplace. The management fee ratio from the HOST Report for Limited Service hotels 3.6%.

We have interviewed several management companies that handle hotel properties. They state that the management fee has come down in the past few years from the standard 4% to near 3%.

There are no management fee costs reported in the prior three years income and expense statements. Although the levels of the subject's revenue would suggest a higher management fee than the above range, we are utilizing the management fee of only 3% as there is little issue with managing the subject given the minimal business that can be achieved based on the marketplace.

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Taxes

As stated in the detailed Real Estate Tax Analysis section, the subject's current levels of approximately $50,000 appear fairly reasonable and based on expected changes in real estate taxes, we are forecasting next year's real estate taxes at $50,000 which equates to 3.3% of gross revenue. This expense is trended to 3% growth rate and by stabilized year four, the ratio is 2.71%.

Insurance

As noted under the summary of the Operating Statements, the subject did not report any building insurance costs. According to the owner, the current premium which we have included in the summary of 2013 statements is $65,199. The owner indicates that this is based on a replacement value of over $9,100,000 and also includes a $71,000,000 blanket coverage for all of their properties. Obviously, a single owner of the subject would not incur the blanket insurance coverage issue and recognizing appropriate replacement value of the subject, we are projecting an insurance cost of $35,000 which equates to 2.3% of projected gross revenue or nearly double the ratio of the expense comparables. Trending this expense at 3.0% per year by stabilized year four, the ratio lowers to 1.9% at the upper end of the range of the comparables that range from 1.1% to 1.9%.

Reserves for Replacement

Usually, at this time a lease and other expense category is calculated. Since the subject property owns all of its equipment, no lease payments are involved.

Next is a reserve for replacement, which is typically included in hotel expense projections to account for the periodic replacement of furniture, fixtures, and equipment (FF&E). Typically, these costs are based on the actual replacement cost of the FF&E and its projected economic life. An alternative method is to estimate FF&E reserves based on a percentage of revenues.

A structural reserve for short-lived items to include the roof and parking lot has been estimated to equal $0.20 per square foot of gross building area. Based on a gross building area of approximately 118,090 square feet, the required structural reserve for the first fiscal year is equal to approximately $23,618. This is included in the total reserve budget below.

Industry norms indicate project reserves for FF&E replacement typically equal 3% to 5% of total revenues. This amount is recommended by most large management contract companies for hotels. In addition, under the chapter "Forecasting Revenues and Expenses" from the *Hotels and Motels, A Guide to Market Analysis, Investment Analysis, and Valuation* by Steven Rushmore, MAI, and printed by The Appraisal Institute, it indicates that a reserve for replacements of 3% to 5% of total revenues is sufficient to provide for the periodic replacement of furniture, fixtures, and equipment. As indicated

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here in the Market Overview, the reserve for replacement for limited service hotels averages 4.7% for those properties that report this expense category.

Given the subject's overall condition and level of revenues, we project a reserve for replacement of 4%, which suggests $61,589 in year one and by stabilized year four $81,430. For the duration of our analysis, the total reserve account (seven years plus eighth year reversion) is $632,882 or $3,767 per room. This would be an adequate reserve amount to replace furnishings, which usually occurs every four to seven years, depending upon occupancy. It is also reflective of the fact that less than half the property is projected to be occupied with stabilized levels of only 44%. This puts less wear and tear on portions of the property. In fact, at this time and probably in the future, there would be few times that the University Building is occupied.

Total Fixed Expenses

Total fixed expenses for the subject are projected at 12.52% in year one, declining to 11.56% by stabilized year four. This is below the range of the comparables of 13.1% to 15.9%, mainly due to the lower property taxes that are incurred with the subject.

Income Before Debt Service or Net Operating Income

This category does not reflect amortization, interest, depreciation, rent or income taxes. The subject's available cash flow before the above noted deductions is projected at $140,930 (9.15% of gross revenue) in year one. By stabilized year four, the percentage of net income versus gross revenue is 22.40%. This is well below industry averages mainly due to low overall revenues that are or can be achieved at the subject.

On the following page is a summary of our Seven Year Discounted Cash Flow Analysis. This is followed by the forecast and projections in support of the Discounted Cash Flow Analysis.

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Seven Year Discounted Cash Flow Analysis Hotel Trinity Fort Worth Texas

										Reversion
Cash Flow Forecasts:	Average Daily Rate:		$60.00	$61.80	$63.65	$65.25	$66.88	$68.55	$70.26	$72.02
	Average Daily Occp.:		35.00%	38.00%	41.00%	44.00%	44.00%	44.00%	44.00%	44.00%
	RevPAR		$21.00	$23.48	$26.10	$28.71	$29.43	$30.16	$30.92	$31.69
Number of Guest Rooms:		168								
Room Rate Growth Rate Years 2-3:		1.03				Stabilized				
Room Rate Growth Rate Years 4-8:		1.025	Start Date			Year				
Fixed Expense Growth Rate:		1.03	3/14-2/15			3/17-2/18				
Revenues:	Actual 2103	Ratio to Dept Rev.								
Room	1,150,867	83.63%	1,287,720	1,440,039	1,600,338	1,760,372	1,804,381	1,849,491	1,895,728	1,943,121
Food & Beverage	164,816	12.99%	200,000	206,000	212,180	218,545	225,102	231,855	238,810	245,975
Telecom munications	0	0.13%	2,000	2,060	2,122	2,185	2,251	2,319	2,388	2,460
Other	80,773	3.25%	50,000	51,500	53,045	54,636	56,275	57,964	59,703	61,494
Gross Revenue	1,396,456	100.00%	1,539,720	1,699,599	1,867,685	2,035,739	2,088,009	2,141,628	2,196,629	2,253,049
Dept. Costs & Expenses:		Ratio to Gross Rev.								
Room	540,555	32.00%	492,710	509,880	522,952	529,292	542,882	556,823	571,124	585,793
Food & Beverage	115,051	9.74%	150,000	154,500	159,135	163,909	168,826	173,891	179,108	184,481
Telecom munications	2,958	0.49%	7,500	7,725	7,957	8,195	8,441	8,695	8,955	9,224
Other	218	0.10%	1,500	1,545	1,591	1,639	1,688	1,739	1,791	1,845
Total Expenses	658,782	42.33%	651,710	673,650	691,635	703,036	721,838	741,148	760,978	781,343
Gross Operating Income	737,674	57.67%	888,010	1,025,949	1,176,050	1,332,703	1,366,171	1,400,480	1,435,651	1,471,706
Selling General & Administrative Expenses:										
Administration	197,428	12.00%	184,766	186,956	186,768	203,574	208,801	214,163	219,663	225,305
Utilities	159,624	11.00%	169,369	178,458	196,107	203,574	208,801	214,163	219,663	225,305
Maintenance	208,664	8.50%	130,876	135,968	140,076	142,502	146,161	149,914	153,764	157,713
Marketing	115,349	4.50%	69,287	76,482	84,046	91,608	93,960	96,373	98,848	101,387
Franchise Fees	0	0.00%	0	0	0	0	0	0	0	0
Totals G & A Expenses	681,065	36.00%	554,299	577,864	606,998	641,258	657,723	674,613	691,938	709,711
Gross Operating Profit	56,609	21.67%	333,710	448,086	569,052	691,445	708,448	725,867	743,713	761,996
Fixed Expenses:										
Management Fees	0	3.00%	46,192	50,988	56,031	61,072	62,640	64,249	65,899	67,591
Property Taxes	44,921	3.25%	50,000	51,500	53,045	54,636	56,275	57,964	59,703	61,494
Insurance	65,199	2.27%	35,000	36,050	37,132	38,245	39,393	40,575	41,792	43,046
Reserves for Replacement	0	4.00%	61,589	67,984	74,707	81,430	83,520	85,665	87,865	90,122
Total Fixed Expenses	110,120	12.52%	192,780	206,522	220,914	235,384	241,829	248,452	255,258	262,253
Net Operating Income	(53,511)	9.15%	140,930	241,564	348,138	456,062	466,619	477,415	488,455	4,897,484
Discount Rate	12.00%		0.8929	0.7972	0.7118	0.6355	0.5674	0.5066	0.4523	0.4523
Discounted Cash Flows			125,830	192,573	247,798	289,836	264,772	241,873	220,952	2,215,373
Sum of Discounted Cash Flows		3,799,007				456,062	Stabilized NOI			Reversion Forecasts
As Is Value		**3,800,000**	**22,619 Per Room**			0.1000	Stabilized Cap Rate			10.00% Cap Rate
Capitalization Rate		**3.71%**				4,560,619				2% Selling Costs
ERRM		**2.95**				4,550,000	Stabilized Value			

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Discounted Cash Flow Analysis

We completed a seven-year discounted cash flow analysis on the subject property. A copy of the cash flow projections is on the previous page. The forecasts utilized in this analysis were mainly supported by the 3rd Quarter 2013 Pricewaterhouse Coopers Real Estate Investor Survey and a Hospitality Investment Survey by PKF and historic rates back to 3rd quarter of 2003. The hospitality section of this survey is presented every first and third quarter and therefore first quarter 2014 would be the next survey period. We also interviewed Mr. Tyler Bean with Marcus and Millichap. The investor surveys support and the broker agreed that the discounted cash flow analysis is the most relevant valuation technique to accurately predict a value opinion for the subject given the current marketplace and downturn in the market with respect to occupancies.

The general consensus is there will be several more years of repositioning to balance occupancy and room rates. During this timeframe there is the possibility of several properties that could be foreclosed or actually closed due to the fixed cost of operating these facilities. Our analysis reflects that within three to four years, the market should be back to a generally stabilized level, albeit at levels below historic levels. The forecasts utilized in this analysis are outlined below following the summary of historic hospitality rates for extended-stay, limited service and full service properties with respect to going-in capitalization rates, terminal or residual capitalization rates and discount rates. The high and low-end of the rates are highlighted (bold print boxed).

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Historic Hospitality Rates									
	Extended Stay*			Limited Service			Full Service		
Qtr/Year	Going in Cap Rate	Terminal Cap Rate	Discount Rate	Going in Cap Rate	Terminal Cap Rate	Discount Rate	Going in Cap Rate	Terminal Cap Rate	Discount Rate
Q3/2003	11.43%	11.79%	13.75%	12.25%	12.29%	13.75%	10.60%	10.73%	13.42%
Q1/2004	11.17%	11.42%	13.63%	12.13%	12.42%	13.60%	10.28%	10.53%	13.20%
Q3/2004	11.35%	11.55%	13.70%	12.04%	12.25%	13.50%	9.88%	10.25%	12.81%
Q1/2005	11.30%	11.35%	13.70%	11.67%	11.96%	13.50%	9.47%	9.78%	12.23%
Q3/2005	11.05%	11.25%	13.70%	11.17%	11.63%	13.20%	9.22%	9.50%	11.84%
Q1/2006	10.85%	10.79%	13.50%	10.46%	10.89%	12.67%	8.88%	9.24%	11.56%
Q3/2006	10.75%	10.63%	13.30%	9.83%	10.21%	12.50%	8.81%	9.13%	11.35%
Q1/2007	10.75%	10.58%	13.30%	9.67%	10.13%	12.40%	8.74%	9.06%	11.26%
Q3/2007	10.75%	10.54%	13.30%	9.58%	10.04%	12.35%	8.30%	8.98%	11.02%
Q1/2008	10.75%	10.46%	13.30%	9.58%	10.04%	12.35%	8.33%	9.08%	10.84%
Q3/2008	10.85%	10.46%	13.30%	9.83%	10.29%	12.35%	8.50%	9.24%	10.98%
Q1/2009	10.88%	11.38%	13.30%	10.75%	11.25%	12.94%	8.61%	9.56%	11.31%
Q3/2009	10.90%	11.23%	12.70%	10.85%	11.25%	13.19%	9.84%	10.22%	11.69%
Q1/2010	10.10%	10.25%	12.30%	10.83%	11.25%	12.75%	10.08%	10.26%	12.43%
Q3/2010	9.70%	10.05%	12.30%	10.20%	10.43%	12.31%	9.50%	9.89%	12.15%
Q1/2011	8.40%	10.05%	11.55%	9.80%	10.00%	11.94%	8.79%	9.79%	10.95%
Q3/2011	8.40%	9.00%	11.55%	9.80%	10.00%	11.38%	7.96%	9.13%	10.75%
Q1/2012	8.50%	8.60%	11.65%	9.75%	9.95%	11.13%	8.04%	8.68%	10.88%
Q3/2012	8.40%	8.50%	11.30%	9.70%	9.85%	10.94%	8.05%	8.64%	11.00%
Q1/2013	8.30%	8.50%	11.10%	9.70%	9.65%	10.81%	8.02%	8.71%	11.00%
Q3/2013	8.35%	8.55%	10.90%	9.60%	9.50%	10.56%	8.02%	8.75%	10.92%
Average	10.14%	10.33%	12.72%	10.44%	10.73%	12.39%	8.95%	9.48%	11.60%
Range	8.3-11.43	8.5-11.79	10.9-13.75	9.58-12.25	9.5-12.29	10.56-13.75	7.96-10.6	8.64-10.73	10.75-13.42

* Category changed to National Select-Service Lodging Segment; upper midscale and extended stay brands.

1. The length of the cash flow analysis is seven years, commencing February 2014, corresponding to the full month after the date of valuation. Considering the subject will not reach stabilization until approximately year four, a seven-year analysis is performed, which assumes sale in the eighth year. The absorption time allows the subject to establish stabilized occupancies of 44.0%. This is highly supportive of the subject's past levels and the competitive set.

2. The basis for all revenue and expense projections in the first four years of the analysis have been detailed in the narrative report sections previously included.

3. Room revenue as stated in the previous section is based on an average occupancy of 35% in year one, increasing to 38% in year two, 41% in year three, and 44% by year four and held constant thereafter. Based on information in the *Hotel Market Overview* and Smith Travel Research Study, this occupancy level appears reasonable. Our analysis is based on the subject's submarket which does not support a higher increase in room rates at this time. The average daily room rate in year one is projected at $60. For the next two years, we increase rates 3.0% followed by 2.5% at stabilization thereafter. The growth rate for average daily rates per the recent National Limited-Service Midscale and Economy Lodging Segment investor survey is 3.4% with a range of 2% to 6%. The growth rate is down from the previous survey of 3.8%. Since the subject is somewhat designed as full-service the growth

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rates from the full-service survey average 3.67%. Our projection of 3% followed by 2.5% at stabilization thereafter is below these levels but reflective of the subject's marketplace.

4. All expenses are projected on a percentage basis of gross revenue. These were discussed herein. A 3% expense growth rate is applied to real estate taxes and insurance. Again, all other expense items are tied to a percentage of gross revenue. The operating expense growth rate per the Pricewaterhouse Coopers Survey ranged from 1% to 3% and averaged 2.75%, supporting our 3% expense growth rate. The expense growth rate for full-service properties averaged 2.96%.

5. Support for the discount rate comes from the most recent 3rd *Quarter 2013 Pricewaterhouse Coopers Survey* for the National Limited-Service Midscale and Economy Lodging Segment. The range in the discount rate was 9% to 12% with an average of 10.56%. This is the lowest discount rate ever recorded in the survey over the past ten years. The discount rate for full-service properties was 10.92%. For our analysis we are using a discount rate above these levels or 12.0%. The discount rate was also supported by an interview with Mr. Tyler Bean. He states that for his current broker opinions of value (BOV) that he is presenting to lending institutions, he is using an internal rate of return or a discount rate in his cash flow analysis of between 10.5% to 13.0%, depending upon the submarket. Although our discount rate selection is slightly above the most recent levels per the investor surveys it is believed reflective of the subject's overall location and market data.

6. The terminal capitalization rate applied to our estimated eighth year net operating income to indicate a reversionary value is 10.0%. Although the terminal capitalization rate for limited-service properties was 9.5% and for full-service properties 8.75%, given the subject's age, condition and marginal location a higher terminal capitalization rate would be appropriate.

7. After applying a terminal capitalization rate to the available net operating income in the eighth year, a 2.0% sales cost is deducted. This is reflective of the overall perceived sale price.

The above forecasts are summarized as follows:

Income growth rate -Years 2-3	3.0%
Income growth rate -Years 4-8	2.5%
Expense growth rate	3.0%
Discount rate	12.0%
Terminal capitalization rate	10.0%
Selling expense	2.0%

Given the above forecasts, the discounted cash flow analysis indicates an "as is" value of \$3,799,007, which is rounded to \$3,800,000. This equates to a per room value of \$22,619. This is based on the above terminal capitalization rate and sales costs applied to the eighth year reversion, which indicated reversionary sales proceeds of \$2,215,373. This figure shows up below the eighth year net operating income line in our cash flow

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projections under the reversion column. Please note that the discount rate applied to the reversion is the same discount rate applied in year seven. This is based on the theory that the property is held for seven years then sold on eighth year projections. The reversionary value is calculated by dividing the projected net operating income in year eight by the terminal capitalization rate of 10.0%. The net operating income in year eight would be based on the gross operating profit of $761,996 less fixed expenses of $262,253 or a net operating income in year eight of $499,743. This net operating income capitalized by a terminal capitalization rate of 10.0% less the 2.0% sales cost indicates the reversionary value of $4,897,484.

Therefore, based on a discounted cash flow analysis, under the premise that the property operates as a non-branded mid-scale limited-service hotel, the "as is" value is $3,800,000 or $22,619 per room and a first year implied effective room revenue multiplier (ERRM) of 2.95. The test of per room value is via the following Sales Comparison Approach analysis. The ERRM of 2.95 generally falls in line with information from Mr. Tyler Bean. He states that for BOVs they are utilizing an ERRM at this time in the range of between 2.5 to 4.5. He states that the range is dependent upon the property's condition and location. The implied first year capitalization rate (first year projected net operating income which is not considered stabilized or $140,930 divided by the value of $3,800,000) is 3.71%.

Although below the range of capitalization rates per the most recent investor survey or 8.0% to 12.0%, the average is 9.6%. The implied capitalization rate is below the range due to the fact that the subject is not yet stabilized further supporting the need of a discounted cash flow analysis versus a direct capitalization analysis. Mr. Bean stated that buyers rarely look at capitalization rates for properties like the subject.

Although not requested, we also calculated the stabilized market value in year four based on a stabilized capitalization rate of 10.0% just above current average rate of 9.6%. The value calculations are illustrated on the previous Discounted Cash Flow Analysis.

"AS IS" MARKET VALUE VIA
INCOME CAPITALIZATION APPROACH (Going Concern)..................$3,800,000

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SALES COMPARISON APPROACH

The Sales Comparison Approach is usually an important indicator of market value for most types of real estate. This approach is based on the analysis of comparable sales, which are adjusted to the subject for differences in physical and economic factors. The units of comparison from hotel/motel sales generally come from two techniques. They are the price per room, which is calculated by dividing the sales price by the number of rooms, and the ERRM or "Effective Room Revenue Multiplier," which is calculated by dividing the sales price by the effective gross room revenue. Although a gross revenue multiplier can be utilized, this sometimes can be misleading if a property has substantial other revenue sources from such items as on-site restaurants, etc., which would reflect a full service property.

The following analysis will be based solely on a per room basis as an effective room revenue multiplier analysis is not appropriate for an unstable property like the subject and there is no multiplier data from the sales. As seen previously, based on the Income Capitalization Approach, a reasonable value on a per room basis was $22,619 per room, which calculated to an ERRM of 2.95. This is reflective of an "as is" value based on a 7-year discounted cash flow analysis.

Given the relatively low value on a per room basis for the subject, we were able to only research a few relevant sales. We are also supplementing this data with some listings. This information was cross-checked with Mr. Tyler Bean who indicates that for valuing the subject property, a Sales Comparison Approach would be of little importance although best if utilizing sales that are underperforming assets like the subject.

To follow, we have summarized five relevant sales and three current listing from the Greater Fort Worth/Dallas metro area. Given the location of the sales, we are excluding a location map and given the amount of sales, we are also excluding photographs. They are available upon request.

No.	Name Location Price	Size/SF # Rooms	Price/Room Price/SF	ERRM Cap Rate	Year Built Condition Type
1 2/12	Crowne Plaza 14315 Midway Road, Addison $20,000,000	334,531 429	$46,620 $59.79	N/Av N/Av	1984 Ave-Good Full Service
2 5/12	Night Hotel 2645 LBJ Fwy, Dallas $6,500,000	217,789 366	$17,760 $29.85	N/Av N/Av	1979 Average Full Service
3 7/13	MCM Grande – Comfort Suites 1515 N. I-35 East, DeSoto $4,600,000	N/Av 149	$30,872 N/Av	N/Av N/Av	1986 Average Full Service
4 8/13	Holiday Inn 1655 N. Central Expressway, Richardson $4,450,000	120,106 220	$20,227 $37.05	N/Av N/Av	1981/07 Ave-Good Full Service

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5 8/13	Fairfield Inn 2697 Lake Vista Drive, Lewisville $2,000,000	35,951 71	$28,169 $55.63	N/Av N/Av	1999 Good Limited Service
6 Listing	Regency Inn Hotel 11350 LBJ Fwy, Dallas $4,950,000	98,544 236	$20,975 $50.23	N/Av N/Av	1974 Average Full Service
7 Listing	America's Best Inn & Suites 1175 N. Watson, Arlington $2,850,000	46,816 104	$27,404 $60.87	N/Av 11.6%	1980/07 Ave-Good Limited/Full Service
8 Listing	Econo Lodge Inn & Suites Six Flags 1075 Wet N Wild Way, Arlington $4,900,000	74,546 130	$37,692 $65.73	N/Av N/Av	1985 Ave-Good Limited Service
Subj	Hotel Trinity Inn & Suites Fort Worth 2000 Beach Street, Fort Worth	115,461 168			1973 Average Limited/Full Service

It should be noted that Sales 1 through 4 were REO transactions which somewhat influenced the price. These sales and Sale 5 also required additional capital expenditures for either deferred maintenance and/or change in brand.

To follow is a narrative discussion and analysis of all five sales and three listings based on a general price per room basis. Although we considered applying a detailed adjustment grid, we find this to be fairly misleading for appraisals of hotel properties. Given the varied differences in the physical features of the hotels, along with different locations, etc., buyers of properties like the subject would not perform a detailed adjustment grid analysis based on different physical and economic characteristics. Therefore, we are attempting to apply an analysis that corresponds to the marketplace and will present our analysis in a narrative format with general superior and inferior adjustments to correlate to a reasonable price per room range.

Comparable Sale 1 is the February, 2012 purchase of the full-service Crowne Plaza Hotel in Addison. The property included deferred maintenance and was sold by the Special Servicer for the lender as this was an REO property. The property had been foreclosed by the lender (US Bank) in March of 2011. The deferred maintenance significantly impacted the price although upon inspection it was evident that this property is in superior condition to the subject regardless of renovations. Although upward adjustments would apply to this sale for deferred maintenance and its REO situation, this would be more than offset by downward adjustments for its overall physical condition considered far superior to the subject. In addition, its location in an area with more substantial business and corporations is considered superior to the subject. Overall, this sale would suggest far less than $46,620 per room.

Comparable Sale 2 is the May, 2012 purchase of a former Holiday Inn converted to Night Hotel, part of the Wyndam Hotel chain. We were able to interview the buyer, John Blomfield, on site at time of inspection. He was not allowed to disclose very much factual information about the transaction but generally confirmed several data points gathered from the CoStar Sales Sheet. It was confirmed that the property was purchased for $6,500,000 and although the data sheet indicated $10,000,000 of needed renovation, Mr. Blomfield indicated that that would be a very reasonable cost suggesting that there

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were additional expenditures. Overall, the physical characteristics of this property would be considered generally similar. This property suffered from high vacancies due to poor condition. This property also suffers from an odd location on a one-directional frontage road generally below several freeways providing very limited commercial exposure and difficult access. All in all, this property is considered a good comparable for the subject suggesting a value of at least $17,760 per room.

Comparable Sale 3 is the July, 2013 purchase of a property originally known as MCM Grande and converted to a Comfort Suites Hotel. This full-service interior corridor hotel is located along the east I-35 freeway in the community of DeSoto. Locationally it would be considered somewhat similar although physically it is superior to the subject. Although needing some renovation (broker indicated approximately $500,000) the overall physical characteristics and condition of this property is far superior to the subject and a value of less than $30,872 per room would be suggested for the subject.

Comparable Sale 4 is the August, 2013 purchase of a Holiday Inn in Richardson along the west side of the Central Expressway (I-75). We attempted to reach the broker who did not return our calls. We did discuss this property with the front desk manager who confirmed most of the details and indicated that there was some need to renovate the guest rooms to maintain the Holiday Inn flag. The current purchase price of $20,227 per room is reflective of this condition and that it was purchased out of receivership or as an REO property. Regardless of condition at time of sale, it would still be considered superior to the subject, which would offset upward adjustments for its REO situation. Overall, this property would suggest a value in the range of $20,000 per room.

Comparable Sale 5 is the August, 2013 purchase of a 1999-built Fairfield Inn in Lewisville. On the surface this property is physically far superior to the subject. In discussing the property with the General Manager, it was evident that this property suffered from several deferred maintenance issues. One was the need to renovate the rooms. Secondly, the property suffered from several structural foundation cracks brought on by a sink-hole underneath the facility. In addition to the $2,000,000 purchase price, the Manager stated that they are budgeting renovation costs of at least another 1.6 million dollars. The overall purchase price of $28,169 per room would be adjusted downward to reflect the subject's larger and older physical features.

Listing 6 is the 236-room non-branded Regency Inn Hotel. This is a full-service property with near 10,000 square feet of meeting space. It has a similar freeway location to the subject. It appears to be physically superior to the subject and therefore the overall value from this Listing for the subject would need to be below $21,000 per room.

Listing 7 consists of a 104-room America's Best Inn & Suites near the Six Flags Amusement Park. It has a frontage road, freeway location like the subject and is in an area that is highly competitive but generates a stronger business demand than the subject. Physically it is considered slightly superior to the subject. Overall, downward adjustments would suggest less than $27,404 per room.

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Lastly, Listing 8 is of the 130-room Econo Lodge Inn & Suites Six Flags facility located approximately two miles west of Listing 7. The property is in relatively good condition and considered superior to the subject. Additional downward adjustments would be for superior location. Overall, a value of less than $37,692 per room would be suggested for the subject.

As seen above, based on the general price per room basis, an "as is" going concern value for the subject based on its condition, design and location would have a value somewhere above $17,000 per room and below $22,000 per room. The majority of the data would suggest somewhere near $20,000 per room. At 168 guestrooms and $20,000 per room this would suggest $3,360,000.

Although we would usually apply an effective room revenue multiplier analysis (ERRM) it is not appropriate to apply to the subject as the subject is not stabilized and more importantly, there was no data derived from the Comparable Sales. Based solely on a price per room analysis, we opine an "as is" market value of the going concern of $3,360,000.

"AS IS" MARKET VALUE VIA SALES COMPARISON APPROACH (Going Concern) $3,360,000

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RECONCILIATION AND FINAL VALUE CONCLUSION

Reconciliation is the process whereby the appraisers evaluate and select from among alternative approaches or indications a single conclusion of value. This requires an examination of specific data, procedures, and techniques within the framework of the approaches used to derive preliminary opinions. Each approach is considered a recognized appraisal technique and is reviewed independently by comparing it to the approaches to value in terms of adequacy, accuracy, completeness of reasoning, and overall reliability.

The indications of value (going concern) from the two applicable approaches are as follows:

	"As Is"
Income Capitalization Approach	$3,800,000
Sales Comparison Approach	$3,360,000

In deriving at the final value of the subject, the Income Capitalization Approach is considered to be the most reliable due to the quality of data available. Also, it indicates the amount by which an investor would receive an appropriate return on their investment in the subject. Given the current economic condition of the subject and the marketplace, a direct capitalization analysis was not performed. The only relevant valuation technique was a Discounted Cash Flow Analysis, which was set up on a 7-year timeframe and assumed eighth year reversion. This allows the subject properties to readjust room rates to help increase occupancies with an expected stabilized level being achieved by the fourth year, albeit at levels below historic levels that were achieved in the general marketplace. The "as is" value of $3,800,000 is based on a market supported 12.0% discount rate and a 10.0% terminal capitalization rate.

The Sales Comparison Approach was based mainly on a price per room basis, utilizing the most relevant recent data from the marketplace. A weakness to this approach is that it does not take into account a prudent investor's motivations for an appropriate way to return on the investment. It is also difficult to relate the subject's current condition to the physical condition of each sale. Although numerous factors skew the dataset, the overall analysis was believed somewhat relevant and based on a Sales Approach analysis, a value of $3,360,000 was indicated.

Therefore, based on the analysis outlined in this report with most support provided by the Income Capitalization Approach, we conclude to $3,800,000 or $22,619 per room. Please note this is the "as is" market value of going concern. It was based mainly on the Income Capitalization Approach as there is limited data of closed transactions and listings in the marketplace.

"AS IS" MARKET VALUE (Going Concern) $3,800,000

Singleton & Lee

Again, the above value recognizes a going-concern. The concept of segregating the various components of a going-concern value is widely considered desirable because of the different levels of risk associated with each component, particularly in hotel valuation. Title XI of the Financial Institutions Reform, Recovery and Enforcement Act has, in fact, mandated such a separate assessment so that the reader and hopefully, the user, of an appraisal will have a better understanding of the real property's market value. According to the Appraisal Standard Subpart A-13, an appraisal must include a separate assessment of personal property, fixtures, or intangible items that are attached to, or located on real property if the personal property fixture or intangible items affects the market value of real property. Any business interest or other intangible item should be valued separately within the appraisal.

Separating the value of the hotel's business from the value of its real estate has been a widely debated topic. Exactly where income attributed to the business stops and the income from the real estate begins is difficult to define. In an appraisal assignment where the market value encompasses the entire property, the business is part of the going-concern value and is not separated from the real estate. However, in today's marketplace and as required as stated above, the three components of a going-concern should be isolated, which is real property, furniture, fixtures and equipment and intangible assets or business value. Here follows our analysis of this allocation.

REAL PROPERTY VALUE ALLOCATION

In certain types of real estate, there is value attributable to specialized personal property, marketing, and/or management skills necessary to operate the real estate as it was designed. In these properties, the personal properly, marketing, and/or management skills are integral to the operation of the real property for its designed use; and these properties are generally marketed and sold inclusive of these items, and therefore the value is reflective of a going concern.

Despite our verification of the hotel sales utilized in this report we were unable to ascertain the buyer's or seller's value allocation for the real property, personal property, and business interest. While it is clear that these components are all present in a hotel, buyer's and seller's do not make a distinction among the various components. There are times that buyers report on the affidavit a separate category for personal property. It is our experience that these figures vary widely and are probably placed at different levels for tax reporting purposes.

As a segregated opinion, the real property value is a requirement under current appraisal guidelines, the contributory value of the tangible personal property and the intangible business interest must be deducted from the previously concluded going concern value, assuming that certain components have not already been removed as a reduction in revenue or profit, as doing so would allocate a component value that is not present in the overall value.

Singleton & Lee

TANGIBLE PERSONAL PROPERTY

Lodging facilities personal property consists of furnishings, fixtures and equipment (FF&E). These assets are difficult to isolate from the value of an operating hotel/motel property. Personal property is an integral part of a lodging facility. Without furniture, fixtures, and equipment, a hotel could not operate its facilities and rent its guestrooms, and thus would not be able to generate any income attributable to real property. Personal property and real property are uniquely combined in a hotel or motel; unlike an office or other commercial building, a hotel would have to close its doors without furniture, fixtures and equipment. The physical separation of personal property from real property in a hotel is a theoretical rather than a practical matter. Lodging facilities are generally sold with their furniture, fixtures, and equipment in place. While a lender may be restricted from financing the purchase of personal property, without personal property, a hotel's real property would have little value.

Several methods are used to determine the value of the furniture, fixtures, and equipment. A recommended approach is to use the depreciated replacement cost. As hotels are typically sold with the FF&E in place, a sale of just the FF&E usually takes place as a salvage or liquidation sale, which results in substantially less value than if in place and contributing to the hotel operation. The opinion of the market value of the tangible personal property is an allocation of the total value and is not likely to be a distinct component of a typical real estate transaction of an ongoing operation. The subject's FF&E is not considered new. As a result, we have indicated the following depreciated value of the FF&E.

FF&E DEPRECIATED COST ESTIMATE

			As Is
FF&E Effective Age (Weighted)			5 Years
MVS Expected Life (Weighted)			8 Years
FF&E Physical Depreciation			62.5%
MVS Salvage Value of FF&E			10%
FF&E Replacement Cost New			$ 756,000
Less: Salvage Value @		10%	(75,600)
Depreciable Cost			$ 680,400
Less Depreciation @	62.5%		(425,250)
Plus Salvage Value			75,600
Depreciated FF&E Cost			$ 330,750
Rounded			$ 330,000
Depreciated FF&E Cost per Guest Room			$ 1,964
Compiled by Singleton & Lee			
Number of Rooms	168		
Cost New per Room	$4,500		

As seen above the depreciated FF&E cost for the subject is $330,000.

Singleton & Lee

INTANGIBLE BUSINESS INTEREST

Opining the intangible business interest value component of a going concern is typically very subjective. This is due to the intangible nature of the business interest. Although typically an intangible business interest value can be isolated for a hospitality property, given the subject's current position in the marketplace, it is our opinion that there is no intangible business interest value which typically is found at a branded facility. Since the subject is an independent operated facility, it is our opinion there is no intangible business interest value.

VALUE ALLOCATION CONCLUSION

The components of going concern value, real property, personal property and business value are rarely quantified individually. Typically a purchaser of a going-concern property relies on the Income Approach which addresses the components in a unified model. The division of the value info parts becomes a theoretical exercise rather than an actual reflection of the market. However, certain distinct value components can be identified and arguably quantified.

Business value is more difficult to isolate and in fact, cannot be readily distinguished from the operating projections which form the basis of the Income Approach. For a branded property, the assumption of an expected owner return for franchise affiliation is reasonable. As the market changes, other methods may present more enlightened conclusions in the future.

Finally, the component values are not to be considered in isolation. The divisions between real property, personal property, and business value (Intangible Personal Property) should be considered in the context of the total asset value as determined by the standard approaches to value. The real property value allocation for the subject property has been derived by subtracting the opined value of the personal property and business interest (Intangible Personal Property) from the market value of the going concern.

Based on the foregoing, the value allocation of the subject has been concluded as follows:

VALUE ALLOCATION OF GOING CONCERN VALUE

Interest Appraised - Allocation	As Is - Going Concern
As Is Value - Going Concern	$3,800,000
Personal Property – FF&E	($ 330,000)
Business Interest or Intangible Assets	($ 0)
Real Property Value	$3,470,000

Compiled by Singleton & Lee

Singleton & Lee

Preliminary Copy, Subject to Completion, Dated as of April 21, 2014

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